EXHIBIT 10.1
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  SUCH PORTIONS ARE DESIGNATED “[***].”

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

dated as of March 2, 2011

among

PHILLIPS-VAN HEUSEN CORPORATION, as U.S. Borrower,

TOMMY HILFIGER B.V., as Foreign Borrower,

CERTAIN SUBSIDIARIES OF PHILLIPS-VAN HEUSEN CORPORATION,

as Guarantors,

VARIOUS LENDERS,

BARCLAYS CAPITAL,

as Lead Arranger,

BARCLAYS CAPITAL, CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and RBC CAPITAL MARKETS, as Joint Lead Bookrunners,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

DEUTSCHE BANK SECURITIES INC., as Syndication Agent,

and

BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and ROYAL BANK OF CANADA,

as Co-Documentation Agents

________________________________________________________

Senior Secured Credit Facilities

________________________________________________________

TABLE OF CONTENTS

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SCHEDULES:                      1.01(a)   Tranche A Term Loan Commitments
1.01(b)  Tranche B Term Loan Commitments
1.01(c)   Revolving Commitments
1.01(d)   Notice Addresses
1.01(e)   Agreed Security Principles
1.01(f)    Mandatory Costs
1.01(g)   Material Companies
1.01(h)   Foreign Guarantors
1.01(i)     Existing Canadian Letters of Credit
1.01(j)     Existing Foreign Letters of Credit
1.01(k)    Existing U.S. Letters of Credit
3.01(c)    Structure Chart
3.01(g)    Closing Date Mortgaged Properties
4.02          Equity Interests and Ownership
4.12          Real Estate Assets
4.21          Intellectual Property
5.12(b)     Excluded Subsidiaries
6.01          Certain Indebtedness
6.02          Certain Liens
6.05          Certain Restrictions on Subsidiaries
6.06          Certain Investments
6.08(d)     Certain Asset Sale
6.11          Certain Affiliate Transactions

EXHIBITS:                           A-1           Borrowing Notice
A-2           Conversion/Continuation Notice
A-3           Issuance Notice
A-4           Restatement Date Conversion Notice
B-1           Tranche A Term Loan Note
B-2           Tranche B Term Loan Note
B-3           Revolving Loan Note
B-4           Swing Line Note
B-5           Incremental Term Loan Note
C-1           Compliance Certificate
C-2           Guarantor Coverage Certificate
D              Certificate re Non-Bank Status
E-1           Restatement Date Certificate
E-2           Solvency Certificate
F-1           Guarantor Counterpart Agreement
F-2           Ancillary Borrower Counterpart Agreement
G              [Intentionally Omitted]
H              Mortgage
I                Landlord Waiver and Consent Agreement
J               Joinder Agreement
K              U.S. Reaffirmation Agreement

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v

L           U.S. Pledge Reaffirmation  Agreement
M           U.S. CKI Reaffirmation Agreement

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AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of March 2, 2011, is entered into by and among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the “U.S. Borrower”), TOMMY HILFIGER B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), CERTAIN SUBSIDIARIES OF THE U.S. BORROWER, as Guarantors, the Lenders party hereto from time to time, and BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), with DEUTSCHE BANK SECURITIES INC. (“DBSI”), as Syndication Agent (together with its permitted successors in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A. (“BANA”), CREDIT SUISSE SECURITIES (USA) LLC (“CS Securities”) and ROYAL BANK OF CANADA (“Royal Bank”), as Co-Documentation Agents (the “Co-Documentation Agents”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, pursuant to that certain Credit and Guaranty Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of July 26, 2010, the “Original Credit Agreement”), by and among the Borrowers, certain subsidiaries of the U.S. Borrower as guarantors, the lenders party thereto from time to time (the “Original Lenders”) and Barclays Bank, as administrative agent and collateral agent, with DBSI, as syndication agent, and CS Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) (as successor by merger to Banc of America Securities LLC) and Royal Bank, as co-documentation agents, the Original Lenders have extended certain credit facilities to the Borrowers;

WHEREAS, the Borrowers have requested that the Original Credit Agreement be amended and restated on the Restatement Date as set forth herein, which amendment and restatement shall become effective upon the Restatement Date;

WHEREAS, effective as of the Restatement Date, the credit facilities outstanding under this Agreement shall consist of (i) $640,000,000 aggregate principal amount of U.S. Tranche A Term Loans, (ii) €86,757,741 aggregate principal amount of Foreign Tranche A Term Loans, (iii) $400,000,000 aggregate principal amount of U.S. Tranche B Term Loans, (iv) €260,273,223 aggregate principal amount of Foreign Tranche B Term Loans, (v) up to $265,000,000 aggregate principal amount of U.S. Revolving Commitments, (vi) up to $10,000,000 aggregate principal amount of Canadian Revolving Commitments and (vii) up to €132,275,132 aggregate principal amount of Foreign Revolving Commitments;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Original Credit Agreement and that this Agreement amend and restate in its entirety the Original Credit Agreement and re-evidence the “Obligations” (under, and as defined in, the Original Credit Agreement) outstanding on the Restatement Date as contemplated hereby; and

WHEREAS, all Obligations are and shall continue to be secured by all Collateral on which a Lien is granted to the Collateral Agent pursuant to any Loan Document.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree to amend and restate the Original Credit Agreement, and the Original Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01                           Definitions

.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2020 Notes” means the 7.375% senior unsecured notes due 2020 issued by the U.S. Borrower pursuant to the 2020 Notes Indenture.

“2020 Notes Documents” means the 2020 Notes, the 2020 Notes Indenture and all other instruments, agreements and other documents evidencing or governing the 2020 Notes or providing for any guarantee or other right in respect thereof.

“2020 Notes Indenture” means that certain Indenture dated as of the Original Closing Date, between the U.S. Borrower and U.S. Bank National Association, as trustee.

“2023 Debentures” means the 7-3/4% debentures due 2023 issued by the U.S. Borrower pursuant to the 2023 Debentures Indenture.

“2023 Debentures Indenture” means that certain Indenture dated as of November 1, 1993, between the U.S. Borrower and the 2023 Debentures Trustee.

“2023 Debentures Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Original Closing Date between the U.S. Borrower, the Collateral Agent and The Bank of New York Mellon, as trustee under the 2023 Debentures Indenture.

“2023 Debentures Obligations” means all obligations of every nature of any Group Member under or with respect to the 2023 Debentures.

“2023 Debentures Trustee” means The Bank of New York, as trustee under the 2023 Debentures Indenture, and its successors in such capacity.

“Acceptable Bank” means (i) any bank or financial institution that has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency or (ii) any bank that is credit insured by a United States, United Kingdom, Swiss,

Danish, Japanese or Canadian or member state of the European Union government agency (including the Federal Deposit Insurance Company in the United States).

“Acquired Business” means Tommy Hilfiger B.V., a Dutch limited liability company, which was acquired by the U.S. Borrower pursuant to the Acquisition.

“Acquired Permitted CapEx Amount” has the meaning set forth in Section 6.07(c).

“Acquisition” means that certain acquisition pursuant to the Acquisition Agreement whereby the U.S. Borrower acquired all of the equity interests of Tommy Hilfiger U.S.A., Inc. and the Acquired Business on the Original Closing Date.

“Acquisition Agreement” means that certain Purchase Agreement, dated as of March 15, 2010, by and among the U.S. Borrower, Seller, the Acquired Business and the other parties thereto.

 “Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by any Group Member in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

“Additional Assets” means (a) any property, plant or equipment used in any business in which any Group Member was engaged on the Original Closing Date and any extension of such businesses consistent with industry developments and any business ancillary, complementary or related to any of the foregoing, (b) the Equity Interests of a Person that becomes a Subsidiary as a result of the acquisition of such Equity Interests by (including by merger or consolidation with or into) any Group Member or (c) Equity Interests constituting a minority interest in any Person that at such time is a Subsidiary.

 “Adjusted Eurocurrency Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1.00%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1.00%) equal to the rate determined by the Administrative Agent to be the applicable Screen Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in the relevant currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rates referenced in the preceding clause (a) are not available, the rate per annum (rounded to the nearest 1/100 of 1.00%) equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in such currency of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.  Notwithstanding the foregoing, with respect to any determination of the Adjusted Eurocurrency Rate with respect to Tranche B Term Loans, the Adjusted Eurocurrency Rate shall not be less than 0.75% per annum.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means any action, suit or proceeding at law or in equity or, to the knowledge of any Authorized Officer of any Borrower, any hearing (whether administrative, judicial or otherwise), investigation before or by any Governmental Authority or arbitration (whether or not purportedly on behalf of any Group Member) against or affecting any Group Member or any property of any Group Member.

“Affected German Guarantor” has the meaning set forth in Section 7.13(a).

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10.0% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.

“Agent” means each of the Administrative Agent, the Syndication Agent, the Collateral Agent and the Co-Documentation Agents.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).

“Aggregate Amounts Due” has the meaning set forth in Section 2.17.

“Aggregate Payments” has the meaning set forth in Section 7.02(b).

“Agreed Security Principles” means the security principles applicable to Foreign Loan Parties as set forth on Schedule 1.01(e).

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.25.

“ALTA” means American Land Title Association, and any successor thereto.

“Ancillary Borrower” means, with respect to an Ancillary Facility, any Borrower or any Group Member that shall have acceded as a Borrower to this Agreement and become a Borrower under the Ancillary Facility pursuant to Section 10.26.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Foreign Revolving Commitment Period.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the Euro Equivalent of the maximum amount of Approved Currency which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorized as such under Section 2.26, to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by any Ancillary Lender in accordance with Section 2.26.

“Ancillary Lender” means each Lender (or Affiliate of a Lender) that makes available an Ancillary Facility in accordance with Section 2.26.

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force, the aggregate of the Euro Equivalent of the following amounts outstanding under such Ancillary Facility: (a) the principal amount under each overdraft facility and on-demand short term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available such Ancillary Facility to the extent that the credit balances are freely available to be set off by such Ancillary Lender against liabilities owed to it by that Borrower under such Ancillary Facility); (b) the face amount of each guaranty, bond and letter of credit under such Ancillary Facility and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of such Ancillary Lender under each other type of accommodation provided under such Ancillary Facility, in each of clauses (a) through (c), as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Applicable Margin” means (i) (a) with respect to U.S. Tranche B Term Loans that are Eurocurrency Rate Loans, 2.75% per annum, (b) with respect to U.S. Tranche B Term Loans that are Base Rate Loans, 1.75% per annum and (c) with respect to Foreign Tranche B Term Loans, 3.00% per annum, (ii) with respect to Tranche A Term Loans and Revolving Loans that are Eurocurrency Rate Loans, (a) from the Restatement Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Restatement Date occurs, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were 2.50:1.00, and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Margin for U.S. Tranche A Term Loans and U.S. Revolving Loans and Canadian Revolving Loans that are Eurocurrency Rate Loans	Applicable Margin for Foreign Tranche A Term Loans and Foreign Revolving Loans
>2.50:1.00	2.50%	2.75%
<2.50:1.00 >2.00:1.00	2.25%	2.50%
<2.00:1.00	2.00%	2.25%

and (iii) with respect to Swing Line Loans and U.S. Tranche A Term Loans and Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, an amount equal to (a) the Applicable Margin for U.S. Tranche A Term Loans that are Eurocurrency Rate Loans as set forth in clause (ii)(a) or (ii)(b) above, as applicable, minus (b) 1.00% per annum.  No change in the Applicable Margin for Tranche A Term Loans and Revolving Loans shall be effective until three (3) Business Days after the date on which the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(c) calculating the Leverage Ratio.  At any time the Borrower Representative has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(c), the Applicable Margin for Tranche A Term Loans and Revolving Loans shall be determined as if the Leverage Ratio were in excess of 2.50:1.00.  Promptly following receipt of the applicable information under Section 5.01(c), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin for Tranche A Term Loans and Revolving Loans in effect from such date.  In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for Tranche A Term Loans and Revolving Loans for any period (an “Applicable Period”) than the Applicable Margin for Tranche A Term Loans and Revolving Loans applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.01 for such Applicable Period, (ii) the Applicable Margin for Tranche A Term Loans and Revolving Loans shall be recalculated with the Leverage Ratio at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for Tranche A Term Loans and Revolving Loans for such Applicable Period.  Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.

“Applicable Period” has the meaning set forth in the definition of “Applicable Margin”.

“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator.  The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Commitment Fee Percentage” means (a) from the Restatement Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Restatement Date occurs, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were 2.50:1.00, and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

Leverage Ratio	Applicable Revolving Commitment Fee Percentage for U.S. Revolving Loans and Canadian Revolving Loans	Applicable Revolving Commitment Fee Percentage for Foreign Revolving Loans
>2.50:1.00	0.75%	1.10%
<2.50:1.00 >2.00:1.00	0.50%	1.00%
<2.00:1.00	0.50%	0.90%

No change in the Applicable Revolving Commitment Fee Percentage shall be effective until three (3) Business Days after the date on which the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(c) calculating the Leverage Ratio.  At any time the Borrower Representative has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(c), the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 2.50:1.00.  Promptly following receipt of the applicable information under Section 5.01(c), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from such date.  In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Commitment Fee Percentage for any Applicable Period than the Applicable Revolving Commitment Fee Percentage applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.01 for such Applicable Period, (ii) the Applicable Revolving Commitment Fee Percentage shall be recalculated with the

Leverage Ratio at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Revolving Commitment Fee Percentage for such Applicable Period.  Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.

“Appointer” has the meaning set forth in Section 9.13.

“Approved Currency” means each of Dollars, Euros, Canadian Dollars or any Other Foreign Currency.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.01(b).

“Arranger” means Barclays Capital, in its capacity as lead arranger.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than (a) any Loan Party or (b) any Restricted Subsidiary in the ordinary course of business), in one transaction or a series of transactions, of all or any part of any Group Member’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the U.S. Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold, leased, licensed out or otherwise disposed of in the ordinary course of business, (ii) sales, leases, licenses out or other dispositions of worn out, obsolete, scrap or surplus assets or assets no longer useful in the conduct of the business of any Group Member, in each case, in the ordinary course of business and (iii) sales, leases, licenses out or other dispositions of other assets for aggregate consideration of less than $7,500,000 with respect to any transaction or series of related transactions.

 “Assignment Agreement” means an assignment agreement in the form agreed to by the Administrative Agent and the Lenders on the Original Closing Date, with such amendments or modifications solely to reflect market practice as may be approved in writing by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“Attributable Indebtedness” means, in respect of any Sale and Lease-Back, as at the time of determination, the present value (discounted at the interest rate borne by the 2020 Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the Capital Lease included in such Sale and Lease-Back (including any period for which such Capital Lease has been extended).

“Auditor’s Determination” has the meaning set forth in Section 7.13(f).

“Authorized Officer” means, as applied to any Person, the chairman of the board (if an officer), principal executive officer, president or any corporate vice president (or the equivalent thereof), principal financial officer, principal accounting officer or any director of such Person. Unless otherwise specified, an Authorized Officer shall refer to an Authorized Officer of the Borrower Representative.

“Available Amount” means, as of any date, the sum, without duplication, of: (i) the aggregate cumulative amount of any Consolidated Excess Cash Flow to the extent not otherwise required to be applied pursuant to Section 2.14(d), beginning with the Fiscal Year ending January 30, 2011, (ii) the Net Cash Proceeds received after the Original Closing Date and on or prior to the date of such determination of the Available Amount, of any sale of Equity Interests by, or capital contribution to, the U.S. Borrower (which, in the case of any such sale of Equity Interests, are not Disqualified Equity Interests and are not issued in connection with the Original Closing Date Transactions), and (iii) an amount equal to any returns (including dividends, interest, distributions, returns on principal, profits on sale, repayments, income and similar amounts) actually received in cash and Cash Equivalents by any Loan Party in respect of any Investments made or owned pursuant to Section 6.06(m), less, the sum of any Available Amount used to make (w) Restricted Payments pursuant to Section 6.04(f) and 6.04(g), (x) Investments permitted by Section 6.06(m) and (y) below par purchases of Term Loans in accordance with Section 2.13(c).  For the avoidance of doubt, any Net Cash Proceeds from the sale of Equity Interests or any cash returns received in respect of any Investment pursuant to Section 6.06(m)(ii) or (n)(ii) received by any Group Member shall not be included in the Available Amount to the extent such Net Cash Proceeds or cash returns are utilized to make Restricted Payments pursuant to Section 6.04(f)(ii) or Investments pursuant to Section 6.06(m)(ii) or (n)(ii), as applicable, which are not specifically tied to the Available Amount.

“BANA” has the meaning specified in the preamble hereto.

“Bank Guarantee” means a direct guaranty issued for the account of the Foreign Borrower pursuant to this Agreement by an Issuing Bank, in form acceptable to such Issuing Bank, ensuring that a liability of the Foreign Borrower acceptable to such Issuing Bank and owing to a third party will be met.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays Bank” has the meaning specified in the preamble hereto.

“Barclays Capital” means Barclays Capital, the investment banking division of Barclays Bank.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%,  and (iii) the Adjusted Eurocurrency Rate that would be payable on such day for a Eurocurrency Rate Loan with a one-month Interest Period plus 1.00%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.  Notwithstanding the foregoing, with respect to any determination of the Base Rate with respect to Tranche B Term Loans, the Base Rate shall not be less than 1.75% per annum.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Board of Directors” means with respect to any Person, the board of directors, the board of managers or similar governing body of such Person, or if such Person is owned and/or managed by a single entity, the board of directors or similar governing body of such entity.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunners” means each of Barclays Capital, CS Securities, DBSI, MLPF&S and RBC Capital Markets in its capacity as joint lead bookrunner.

“Borrower Representative” means the U.S. Borrower in its capacity as representative of the other Borrowers as set forth in Section 2.25.

“Borrowers” means the Persons identified as the “Borrowers” in the preamble hereto or any other Person that may accede to this Agreement as an Ancillary Borrower hereunder.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Principal Office with respect to the Obligations denominated in Dollars is located and:

(a)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer which utilizes a single shared platform and which was launched on 19 November 2007 (TARGET 2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro;

(c)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(d)           if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;

(e)           if such day relates to any interest rate settings, funding, disbursement, settlements and payments in Canadian Dollars, means any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close; and

(f)           if such day relates to any actions, omissions or obligations pursuant to Section 7.13, means any day other than a Saturday, Sunday or other day on which banks in Düsseldorf, Germany, are closed.

“Canadian Dollars” means the lawful money of Canada.

“Canadian Issuing Bank” means an Issuing Bank that has agreed to issue Canadian Letters of Credit.

“Canadian Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(iii) of this Agreement, and any letter of credit listed on Schedule 1.01(i) issued and outstanding as of the Restatement Date.  Each such letter of credit listed on Schedule 1.01(i) shall be deemed to constitute a Canadian Letter of Credit and a Letter of Credit issued hereunder on the Restatement Date for all purposes under this Agreement and the other Loan Documents.

“Canadian Letter of Credit Sublimit” means the lesser of (a) $5,000,000 and (b) the aggregate unused amount of the Canadian Revolving Commitments then in effect.

“Canadian Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Canadian Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Canadian Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the U.S. Borrower.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means, at any time, the greater of (i) the average of the rates of interest per annum equal to the per annum rate of interest quoted, published and commonly known in Canada as the “prime rate” or which Royal Bank of Canada establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the U.S. Borrower or any other Person and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by the Administrative Agent), and (y) 1.00%.

“Canadian Prime Rate Loans” means Loans for which the applicable rate of interest is based upon the Canadian Prime Rate.

“Canadian Reaffirmation Agreement” means a Canadian law governed reaffirmation agreement, substantially similar to the form of U.S. Reaffirmation Agreement.

“Canadian Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“Canadian Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Canadian Revolving Loan and to acquire participations in Canadian Letters of Credit and Swing Line Loans hereunder and “Canadian Revolving Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Canadian Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Canadian Revolving Commitments as of the Restatement Date is $10,000,000.

“Canadian Revolving Commitment Period” means the period from the Restatement Date to but excluding the Canadian Revolving Commitment Termination Date.

“Canadian Revolving Commitment Termination Date” means the earliest to occur of (i) January 31, 2016, (ii) the date the Canadian Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Canadian Revolving Commitments pursuant to Section 8.01.

“Canadian Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Canadian Revolving Commitments, that Lender’s Canadian Revolving Commitment; and (ii) after the termination of the Canadian Revolving Commitments, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the Dollar Equivalent of the aggregate Canadian Letter of Credit Usage in respect of all Canadian Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Canadian Letters of Credit),  (c) the Dollar Equivalent of the aggregate amount of all participations by that Lender in any outstanding Canadian Letters of Credit or any unreimbursed drawing under any Canadian Letter of Credit, (d) in the case of the Canadian Swing Line Lender, the aggregate outstanding principal amount of all Canadian Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Canadian Swing Line Loans.

“Canadian Revolving Loan” means Loans made by a Lender in respect of its Canadian Revolving Commitment to the U.S. Borrower pursuant to Section 2.02(c) and/or Section 2.24.

“Canadian Security Documents” means (i) the Ontario law governed general security agreements entered into by Tommy Hilfiger Canada Inc. and Tommy Hilfiger Retail Canada, Inc.; (ii) the Quebec law governed deeds of hypothec, bonds, delivery orders and bond pledges entered into by Tommy Hilfiger Canada Inc. and Tommy Hilfiger Retail Canada Inc., (iii) the New York law governed share pledge agreements over the shares in Tommy Hilfiger Canada Inc. entered into by Tomcan Investments Inc. as pledgor; and (iv) the Canadian Reaffirmation Agreement.

“Canadian Swing Line Lender” means Barclays Bank in its capacity as the Canadian Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Canadian Swing Line Loan” means a Loan made by the Canadian Swing Line Lender to the U.S. Borrower pursuant to Section 2.03(a)(ii).

“Canadian Swing Line Sublimit” means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of Canadian Revolving Commitments then in effect.

 “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means either (a) the delivery of cash to the Collateral Agent as security for the payment of Obligations in respect of Letters of Credit in an amount equal to 102.0% of the aggregate face amount of such outstanding Letters of Credit or (b) the delivery to the applicable Issuing Bank of a customary back-to-back letter of credit in an amount equal to 102.0% of the aggregate face amount of the outstanding Letters of Credit issued by such Issuing Bank.  “Cash Collateralization” has a correlative meaning.

 “Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canadian Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state or province of the United States of America or Canada, as the case may be, or any political subdivision of any such state, province or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s or the equivalent rating from any other internationally recognized rating agency; (iii) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 and (c) has a rating of at least AA- from S&P and Aa3 from Moody’s or the equivalent rating from any other internationally recognized rating agency; and (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s or the equivalent rating from any other internationally recognized rating agency; provided, that, in the case of any Investment by a Subsidiary that is not a U.S. Subsidiary, “Cash Equivalents” shall also include: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a year after such date, (y) investments of the type and maturity described in clauses (i) through (iv) above of Subsidiaries that are not U.S. Subsidiaries, which Investments have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Management Agreement” means any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearinghouse transfer services) and other cash management services entered into with a Lender Counterparty.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit D.

“Change of Control” means, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interest in the Equity Interests of the U.S. Borrower or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the U.S. Borrower, (ii) the majority of the seats (other than vacant seats) on the Board of Directors of the U.S. Borrower cease to be occupied by Continuing Directors, (iii) the U.S. Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of the Foreign Borrower or (iv) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness of any Borrower.

“China JV” means that certain joint venture that the U.S. Borrower (or any of its Subsidiaries) and certain other persons may form after the Original Closing Date to operate and use the Tommy Hilfiger brands or brands of the U.S. Borrower in the People’s Republic of China and, in certain circumstances, Hong Kong.

“CK Distribution” means a CK Distribution as such term is defined in the CKI Intercreditor Agreement.

“CK Letter Agreement” means that certain letter agreement, dated April 7, 2010 by and between the U.S. Borrower and Mr. Calvin Klein.

“CKI” means Calvin Klein, Inc., a New York corporation.

“CKI Affiliates” means CK Service Corp. and any Person that becomes or has become a Subsidiary of CKI or CK Service Corp. after the Original Closing Date.

“CKI Amount” means, for any period, the Design Services Purchase Payments, as defined in and paid or payable by any Group Member to Mr. Calvin Klein or the Klein heirs for such period pursuant to the CKI Stock Purchase Agreement.

“CKI and Debenture Obligations” means the “First Lien Obligations” as defined in the CKI Intercreditor Agreement.

“CKI Blockage Event” means the commencement of a Blockage Period, as defined in the CKI Intercreditor Agreement.

“CKI Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., as collateral agent under the CKI Security Agreement, and its successors in such capacity.

“CKI Documents” means the CKI Stock Purchase Agreement, the CKI Security Agreement, the CKI Pledgor Guarantees and the CKI Intercreditor Agreement

“CKI Intercreditor Agreement” means that certain Intercreditor Agreement dated May 6, 2010, among the Collateral Agent and the CKI Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“CKI Liquidated Damages Amount” means the Liquidated Damages Amount as such term is defined in the CKI Stock Purchase Agreement as of the Original Closing Date.

“CKI Obligations” means all obligations of every nature of the U.S. Borrower, CKI and the CKI Affiliates under or with respect to the CKI Documents.

“CKI Pledgor Guarantees” means the Pledgor Guarantees, as the same may be amended, restated, supplemented or otherwise modified from time to time, into which each of CKI and CK Service Corp. has entered, and certain CKI Affiliates may enter from time to time after the Original Closing Date, pursuant to which CKI and CK Service Corp. and, if any, the CKI Affiliates party thereto have guaranteed the payment in full of the U.S. Borrower’s obligations under the CKI Stock Purchase Agreement.

“CKI Related Assets Pledge and Security Agreement” means the CKI Related Assets Pledge and Security Agreement, dated as of the Original Closing Date, among U.S. Borrower, CKI and the CKI Affiliates in favor of the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

 “CKI Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the Original Closing Date, among the U.S. Borrower, CKI, the CKI Affiliates, the CKI Collateral Agent and Mr. Calvin Klein, pursuant to which a First Priority Lien shall have been granted to the CKI Collateral Agent on the Equity Interests in CKI and the CKI Affiliates and on any other assets of CKI and the CKI Affiliates named therein, to secure the CKI Obligations as it may be amended, restated, supplemented or otherwise modified from time to time.

“CKI Stock Purchase Agreement” means the Stock Purchase Agreement dated as of December 17, 2002, among the U.S. Borrower, CKI, the CKI Affiliates and the sellers named therein, as it may be amended, restated, supplemented or otherwise modified from time to time.

“CKI Trust” means the trust established pursuant to the Delaware Business Trust Act, as amended, and the CKI Trust Agreement.

“CKI Trust Agreement” means the Trust Agreement dated as of March 14, 1994, between CKI and Wilmington Trust Company, relating to the CKI Trust, and the other agreements related thereto.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having U.S. Tranche A Term Loan Exposure, (b) Lenders having Foreign Tranche A Term Loan Exposure, (c) Lenders having U.S. Tranche B Term Loan Exposure, (d) Lenders having Foreign Tranche B Term Loan Exposure, (e) Lenders having U.S. Revolving Exposure (including the U.S. Swing Line Lender), (f) Lenders having Foreign Revolving Exposure, (g) Lenders having Canadian Revolving Exposure (including the Canadian Swing Line Lender) and (h) Lenders having Incremental Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) U.S. Tranche A Term Loans, (b) Foreign Tranche A Term Loans, (c) U.S. Tranche B Term Loans, (d) Foreign Tranche B Term Loans, (e) U.S. Revolving Loans (including U.S. Swing Line Loans), (f) Foreign Revolving Loans, (g) Canadian Revolving Loans (including Canadian Swing Line Loans) and (h) each Series of Incremental Term Loans.

“Closing Date Mortgaged Property” means each Real Estate Asset listed on Schedule 3.01(g).

“Co-Documentation Agents” has the meaning specified in the preamble hereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C-1.

“Confidential Information Memorandum” means the Confidential Information Memorandum of the Borrowers dated as of January 31, 2011.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Group on a consolidated basis equal to (i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, profits or capital, (c) total depreciation expense, (d) total amortization expense, (e) other non-cash charges (including, without limitation, any non-cash charges related to writing up inventory in connection with the Acquisition, but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (f) net cash charges associated with or related to any contemplated restructurings related to the Acquisition in an aggregate amount not to exceed $90,000,000, (g) all amounts in respect of extraordinary, unusual or non-recurring losses, expenses or charges (including, without limitation, (A) restructuring charges (other than those described in clause (f)), (B) any fees, expenses or charges relating to plant shutdowns and discontinued operations, (C) acquisition integration costs and (D) any expenses or charges relating to any offering of Equity Interests, Permitted Acquisition, or any Investment or Indebtedness permitted under this Agreement, in each case under this clause (D), whether or not successful), (h) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred by any Group Member as a result of the Acquisition, in an aggregate amount not to exceed $55,000,000, (i) with respect to any four-Fiscal Quarter measurement period ending on or prior to the end of the eighth full Fiscal Quarter following the Original Closing Date, the amount of cost savings and other operating improvements and synergies projected by the U.S. Borrower in good faith to be realized as a result of the Acquisition (calculated on a pro forma basis as though such cost savings and other operating improvements and synergies had been realized on the first day of such period), without duplication of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, in an aggregate amount not to exceed $40,000,000, (j) losses on agreements with respect to Hedge Agreements and any related tax gains, in each case incurred in connection with or as a result of the Acquisition, and (k) non-cash losses on agreements with respect to Hedge Agreements, minus, (ii) to the extent included in calculating Consolidated Net Income, the sum of (a) all amounts in respect of extraordinary, unusual or nonrecurring gains, (b) gains on agreements with respect to Hedge Agreements and any related tax gains, in each case incurred in connection with or as a result of the Acquisition, (c) non-cash gains on agreements with respect to Hedge Agreements, (d) cash payments made during such period with respect to non-cash charges that were added back pursuant to clause (e) above in a prior period, and (e) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period).  For the avoidance of doubt, Consolidated Adjusted EBITDA shall be calculated to exclude any gain resulting from any debt repurchase (including, for the avoidance of doubt, repurchases of Loans under Section 2.13(c) or repurchases of the 2023 Debentures).

In addition, for purposes of making the calculation referred to above, acquisitions (including the Acquisition), Investments, dispositions, mergers, consolidations, operational improvements and discontinued operations (as determined in accordance with GAAP) that have been made by any Group Member, including through mergers or consolidations and including any related financing transactions, during the relevant period or subsequent to such period and on or prior to the date of such calculation (the “relevant transaction”), shall be deemed to have occurred on the first day of the relevant period and (without duplication of the pro forma adjustments provided for in the immediately preceding paragraph with respect to the Acquisition) such calculation shall be made giving pro forma effect to any cost savings and other operating improvements and synergies in connection with such relevant transaction (without duplication of actual benefits realized during such period from the same) that are (a) factually supportable and determined in good faith by the U.S. Borrower, as certified in an officer’s certificate signed by an Authorized Officer and (b) do not exceed the actual cost savings expected in good faith to be realized by the Group over the twelve-month period following such relevant transaction.

 “Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Group during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Group; provided, that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Cash Proceeds invested pursuant to Section 2.14(a) or Section 2.14(b) or (ii) which constitute a Permitted Acquisition permitted under Section 6.08.

“Consolidated Cash Interest Expense” means, for any period, total interest expense payable in cash in such period (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Group on a consolidated basis with respect to all outstanding Indebtedness of the Group (net of cash interest income), excluding, however, any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period).

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Group on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Group on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period) and (c) the Consolidated Working Capital Adjustment, minus

(ii) the sum, without duplication, of (a) the amounts for such period paid in cash of (1) scheduled repayments of Indebtedness to the extent actually made (excluding for the avoidance of doubt, repayments of revolving loans or swing line loans except to the extent the related revolving commitments are permanently reduced in connection with such repayments and any purchases (or repayments in connection therewith) of Loans pursuant to Section 2.13(c)) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures, and (3) to the extent actually declared, Restricted Payments permitted by Section 6.04(d), and (b) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Group on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Group Member) in which any other Person (other than a Group Member) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any Group Member by such Person during such period, (b) to the extent included in net income, the income (or loss) of any Person accrued prior to the date it becomes a Group Member or is merged into or consolidated with the Group or that Person’s assets are acquired by any Group Member, (c) the income of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax non-cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, (e) the CKI Amount and the Itochu Amount to the extent not already reducing net income; provided that, if during any period, the U.S. Borrower or any of its Subsidiaries repays the Itochu Amount in whole, then for such period, the excess of the amount of such amounts repaid over the regularly scheduled payment of the Itochu Amount for such period shall not reduce net income, and (f) (to the extent not included in clauses (a) through (e) above) any net extraordinary gains or net extraordinary losses.  For the avoidance of doubt, cash amounts used by the Borrowers to make purchases of debt (including purchases of Loans under Section 2.13(c) and purchases of the 2023 Debentures) shall not reduce Consolidated Net Income, nor will any non-cash gain associated with the cancellation of such purchased debt increase Consolidated Net Income.

“Consolidated Total Assets” means as of any date of determination, the total assets of the Group, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date.

“Consolidated Total Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of the Group (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP, exclusive of any contingent liability in respect of any Letter of Credit, plus (b) to the extent not included in clause (a), Indebtedness relating to securitization of receivables generated by the Group (whether or not such Indebtedness is on the balance sheet of the Group).  For the avoidance of doubt, Consolidated Total Debt will be calculated to exclude all Indebtedness of the Group to ITOCHU

Corporation pursuant to the Itochu Agreement or otherwise related to such agreement and all Indebtedness of the Group pursuant to the CKI Documents.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Group over Consolidated Current Liabilities of the Group.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.  In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuing Directors” means individuals who on the Original Closing Date constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the U.S. Borrower was approved by a vote of a majority of the directors of the U.S. Borrower then still in office who were either directors on the Original Closing Date or whose election or nomination for election was previously so approved).

“Continuing Canadian Revolving Lender” means, with respect to Original Canadian Revolving Commitments, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the Canadian Revolving Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original Canadian Revolving Commitments into Canadian Revolving Commitments.

“Continuing Foreign Revolving Lender” means, with respect to Original Foreign Revolving Commitments, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the Foreign Revolving Commitments and (iii) has delivered a

Restatement Date Conversion Notice to the Arranger electing to convert its Original Foreign Revolving Commitments into Foreign Revolving Commitments.

“Continuing Foreign Tranche A Lender” means, with respect to Original Foreign Tranche A Term Loans, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the Foreign Tranche A Term Loan Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original Foreign Tranche A Term Loans into Foreign Tranche A Term Loans.

“Continuing Foreign Tranche B Lender” means, with respect to Original Foreign Tranche B Term Loans, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the Foreign Tranche B Term Loan Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original Foreign Tranche B Term Loans into Foreign Tranche B Term Loans.

“Continuing Lender” means a Continuing U.S. Tranche A Lender, a Continuing U.S. Tranche B Lender, a Continuing Foreign Tranche A Lender, a Continuing Foreign Tranche B Lender, a Continuing U.S. Revolving Lender, a Continuing Foreign Revolving Lender and/or a Continuing Canadian Revolving Lender, as applicable.

“Continuing U.S. Revolving Lender” means, with respect to Original U.S. Revolving Commitments, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the U.S. Revolving Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original U.S. Revolving Commitments into U.S. Revolving Commitments.

“Continuing U.S. Tranche A Lender” means, with respect to Original U.S. Tranche A Term Loans, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the U.S. Tranche A Term Loan Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original U.S. Tranche A Term Loans into U.S. Tranche A Term Loans.

“Continuing U.S. Tranche B Lender” means, with respect to Original U.S. Tranche B Term Loans, an Original Lender that (i) is party to the Original Credit Agreement immediately prior to the Restatement Date, (ii) has received notice from the Arranger that it has been allocated a portion of the U.S. Tranche B Term Loan Commitments and (iii) has delivered a Restatement Date Conversion Notice to the Arranger electing to convert its Original U.S. Tranche B Term Loans into U.S. Tranche B Term Loans.

 “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02(b).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Copyrights” has the meaning set forth in the U.S. Pledge and Security Agreement.

“Corresponding Debt” means, in respect of a Loan Party, its Foreign Corresponding Debt or its U.S. Corresponding Debt.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F-1 or Exhibit F-2, as applicable, delivered by a Loan Party pursuant to Section 5.12 or by an Ancillary Borrower pursuant to Section 10.26.

“Covenant Transaction” has the meaning set forth in Section 1.04(c).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Crown” means the government of Canada, any provincial or territorial government therein and any of their political subdivisions.

 “CS Securities” has the meaning specified in the preamble hereto.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk of the Group and not for speculative purposes.

“DBSI” has the meaning specified in the preamble hereto.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, reorganization or similar debtor relief laws of the United States or other Relevant Jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower Representative, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Commitments, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided that if the Borrower Representative, the Administrative Agent, the applicable Swing Line Lender and the applicable Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the obligations of the Swing Line Lender and/or the Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

“Defaulting Revolving Lender” has the meaning set forth in Section 2.22.

“Designated Gross Amount” has the meaning set forth in Section 2.26(b)(ii).

“Designated Net Amount” has the meaning set forth in Section 2.26(b)(ii).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments of dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations.

“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in any other Approved Currency, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date.  In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Canadian Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which any U.S. Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Dutch Loan Party” means any Loan Party incorporated in The Netherlands.

“Dutch Security” means the Collateral that is the subject of any Security Document governed by the laws of The Netherlands.

“Dutch Security Documents” means, in relation to each applicable Dutch Loan Party (or (a) in the case of a share pledge, each shareholder of the applicable Dutch Loan Party, or (b) in case of a pledge of an Intellectual Property Asset registered in The Netherlands (or, in respect of any trademark or design, the Benelux), the Loan Party that is the holder of that Intellectual Property Asset): (i) Dutch law notarial deeds of pledge of shares over the shares in each Dutch Loan Party as well as the updated shareholders' register in which the pledge of shares has been registered; (ii) Dutch law disclosed deeds of pledge of bank accounts as well as fully executed notices to the respective account banks; (iii) Dutch law disclosed deeds of pledge of intercompany receivables as well as fully executed notices to the respective debtors; (iv) Dutch law disclosed deeds of pledge of insurance receivables as well as fully executed notices to the respective debtors; (v) Dutch law undisclosed deeds of pledge of third party receivables (other than receivables subject to any Lien interest pursuant to another Security Document); (vi) Dutch law undisclosed deeds of pledge over movable assets; (vii) Dutch law notarial deeds of mortgage over any Real Estate Assets located in The Netherlands; and (viii) Dutch law deed of pledge over any Intellectual Property Assets registered in The Netherlands (or, in respect of any trademark or design, the Benelux).

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund, European Credit Management Limited (ECM) programmes or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that neither any Loan Party nor any Affiliate thereof, nor any Defaulting Lender, shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Group or any of their respective ERISA Affiliates or with respect to which the Group or any of their respective ERISA Affiliates has or would reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (i) pursuant to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, (iii) in connection with any Hazardous Material, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Group Member or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of any Group Member shall continue to be considered an ERISA Affiliate of such Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Group Member and with respect to liabilities arising after such period for which such Group Member could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by a regulation in effect on the Original Closing Date); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination by the Pension Plan’s actuary that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a determination under and in accordance with said sections that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by any Group Member or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Group Member or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Group Member or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of any Group Member or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Group Member or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xi) the occurrence of any Foreign Plan Event or (xii) any other event or condition with respect to an Employee Benefit Plan with respect to which any Group Member is likely to incur liability other than in the ordinary course.

 “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Euro Equivalent” means, with respect to an amount denominated in Euros, such amount, and with respect to an amount denominated in Dollars or any Other Foreign Currency, the equivalent in Euros of such amount determined at the Exchange Rate on the applicable Valuation Date.  In making the determination of the Euro Equivalent for purposes of determining the aggregate available Foreign Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the Foreign Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.

“Eurocurrency Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (London, England time) on such date.  In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means (i) any Tax imposed on the overall net income of a Person (or franchise tax or minimum tax imposed in lieu thereof) by the jurisdiction in which that Person is organized or in which that Person’s principal office (and/or, in the case of a Lender, its applicable lending office) is located or with which that Person has a present or former connection (other than any connection arising solely from the acquisition and holding of any Loan and/or Commitment (including entering into or being a party to this Agreement), the receipt of payments relating thereto, and/or the exercise of rights and remedies under this Agreement or any other Loan Document); (ii) with respect to any Lender to a U.S. Loan (other than a Lender that becomes a Lender pursuant to Section 2.23), any Tax imposed pursuant to the laws of the United States of America or any political subdivision thereof or therein that would apply if any payment were made under any of the Loan Documents to such Lender on the day such Lender becomes a Lender (or designates a new lending office), except to the extent such

Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iii) with respect to any Lender, any withholding Tax that is imposed on any payment to such Lender on the day that such Lender becomes a Lender (or designates a new lending office) by any jurisdiction, excluding any jurisdiction (other than the United States of America or any political subdivision thereof, which shall be governed by clause (ii) hereof) that would not have imposed such Tax but for the fact that any of the Loan Parties is organized or has its principal office located in such jurisdiction, or has a present or former connection with, or makes or causes to be made any payment under any Loan Document through, such jurisdiction on behalf of any Loan Party, except to the extent such Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iv) any Tax that is attributable to a Lender’s failure to comply with Section 2.20(c) of this Agreement or (v) any U.S. federal Tax imposed by reason of a Lender’s failure to comply with the requirements of Sections 1471 through 1474 of the Code and any regulations promulgated thereunder (the “FATCA”).

“Existing Credit Facilities Indebtedness” means (i) Indebtedness and other obligations outstanding under that certain Second Amended and Restated Credit Agreement, dated as of July 10, 2007, among the U.S. Borrower and certain of its Subsidiaries, as borrowers or guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, as amended prior to the Original Closing Date and (ii) the Existing Tommy Facilities.

“Existing Notes” means the U.S. Borrower’s 8-1/8% Senior Notes due 2013 issued pursuant to that certain Indenture dated as of May 5, 2003 between the U.S. Borrower and U.S. Bank, National Association, as trustee and the U.S. Borrower’s 7-1/4% Senior Notes due 2011 issued pursuant to that certain Indenture dated as of February 18, 2004 between the U.S. Borrower and U.S. Bank National Association, as trustee.

“Existing Tommy Facilities” means that certain (i) Senior Facilities Agreement, dated as of April 27, 2006, as amended and restated on May 9, 2006, among the Acquired Business (formerly known as Elmira 1 B.V.) and certain Subsidiaries of the Acquired Business, as borrowers or guarantors, Citibank International PLC, as agent for certain financial institutions party thereto as lenders, and the other parties thereto and (ii) Mezzanine Facilities Agreement, dated as of April 28, 2006, as amended and restated on May 9, 2006, among the Acquired Business (formerly known as Elmira 1 B.V.) and certain Subsidiaries of the Acquired Business, as guarantors, Credit Suisse, London Branch, as agent for certain financial institutions party thereto as lenders, and the other parties thereto.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Group Member or any of its predecessors or Affiliates.

“Fair Share” has the meaning set forth in Section 7.02(b).

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02(b).

“FATCA” has the meaning set forth in the definition of “Excluded Taxes”.

“FDIC” means the Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent, in its  capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

 “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the principal financial officer of the U.S. Borrower that such financial statements fairly present, in all material respects, the financial condition of the Group at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning set forth in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Group ending on the Sunday closest to February 1 of each calendar year.

“Fitch” means Fitch, Inc.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Borrower” has the meaning specified in the preamble hereto.

“Foreign Collateral Perfection Certificate” means a certificate to be provided in respect of foreign Collateral, in a form reasonably acceptable to the Administrative Agent.

“Foreign Contributing Guarantors” has the meaning set forth in Section 7.02(b).

“Foreign Corresponding Debt” has the meaning set forth in Section 9.14(a)(i).

“Foreign Currency Equivalent” means, with respect to an amount denominated in Canadian Dollars or any Other Foreign Currency, such amount, and with respect to an amount denominated in Dollars or Euros, the equivalent in Canadian Dollars or such Other Foreign Currency of such amount determined at the Exchange Rate on the applicable Valuation Date.

“Foreign Guaranteed Obligations” has the meaning set forth in Section 7.01(b).

“Foreign Guarantor” means any Guarantor that is not a U.S. Guarantor.

“Foreign Issuing Bank” means an Issuing Bank that has agreed to issue Foreign Letters of Credit.

“Foreign Law Partnership Pledge Agreement” means the Dutch law governed deed of pledge of partnership interests in Trumpet C.V. by, inter alios, BassNet, Inc. and PVH Prince C.V. Holding Corporation, as pledgors, in support of the Foreign Guaranteed Obligations.

“Foreign Law Security Documents” means each of the Dutch Security Documents, the German Security Documents, the Canadian Security Documents and each Foreign Law Partnership Pledge Agreement.

“Foreign Letter of Credit” means any Bank Guarantee or any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the Foreign Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(ii) of this Agreement, and any letter of credit listed on Schedule 1.01(j) issued and outstanding as of the Restatement Date.  Each such letter of credit listed on Schedule 1.01(j) shall be deemed to constitute a Foreign Letter of Credit and a Letter of Credit issued hereunder on the Restatement Date for all purposes under this Agreement and the other Loan Documents.

 “Foreign Letter of Credit Sublimit” means the lesser of (a) €75,585,790 and (b) the aggregate unused amount of the Foreign Revolving Commitments then in effect.

“Foreign Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Euro Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Foreign Letters of Credit then outstanding, and (ii) the Euro Equivalent of the aggregate amount of all drawings under Foreign Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the Foreign Borrower.

“Foreign Loan” means a Foreign Tranche A Term Loan, a Foreign Tranche B Term Loan and/or a Foreign Revolving Loan.

“Foreign Loan Party” means any Loan Party other than a U.S. Loan Party.

“Foreign Obligations” means the Obligations in respect of any Foreign Loan and any other Obligations of the Foreign Borrower and Foreign Guarantors.

“Foreign Obligations Secured Parties” means the Agents, Lenders, Issuing Banks, the Lender Counterparties and the Ancillary Lenders in respect of any Foreign Obligations, and shall include, without limitation, all former Agents, Lenders, Issuing Banks, Lender Counterparties and Ancillary Lenders to the extent that any Foreign Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Issuing Banks, Lender Counterparties or Ancillary Lenders and such Foreign Obligations have not been paid or satisfied in full.

“Foreign Offer” has the meaning set forth in Section 2.13(c).

“Foreign Offer Loans” has the meaning set forth in Section 2.13(c).

“Foreign Parallel Debt” means, in respect of a Foreign Loan Party, any amount which that Foreign Loan Party owes to the Collateral Agent under Section 9.14.

“Foreign Plan” shall mean any Employee Benefit Plan, program, policy, arrangement or agreement maintained or contributed to by any Foreign Loan Party or any of their respective Subsidiaries with respect to employees employed outside the United States.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, in each case which is reasonably likely to result, directly or indirectly, in material liability to a Loan Party, (d) the incurrence of any material liability by any Loan Party or any their respective Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any of their respective Subsidiaries, or the imposition on any Loan Party or any of their respective Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Foreign Revolving Loan and to acquire participations in Foreign Letters of Credit hereunder, as reduced by the amount of any Ancillary Commitment, and “Foreign Revolving Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Foreign Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Foreign Revolving Commitments as of the Restatement Date is €132,275,132.

“Foreign Revolving Commitment Period” means the period from the Restatement Date to but excluding the Foreign Revolving Commitment Termination Date

“Foreign Revolving Commitment Termination Date” means the earliest to occur of (i) January 31, 2016, (ii) the date the Foreign Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Foreign Revolving Commitments pursuant to Section 8.01.

“Foreign Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Foreign Revolving Commitments, that Lender’s Foreign Revolving Commitment; and (ii) after the termination of the Foreign Revolving Commitments, the sum of (a) the Euro Equivalent of the aggregate outstanding principal amount of the Foreign Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the Euro Equivalent of the aggregate Foreign Letter of Credit Usage in respect of all Foreign Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Foreign Letters of Credit), (c) the Euro Equivalent of the aggregate amount of all participations by that Lender in any outstanding Foreign Letters of Credit or any unreimbursed drawing under any Foreign Letter of Credit and (d) the Euro Equivalent of the aggregate amount of all amounts borrowed from such Lender under any Ancillary Facility pursuant to Section 2.26.

“Foreign Revolving Loan” means Loans made by a Lender in respect of its Foreign Revolving Commitment to the Foreign Borrower pursuant to Section 2.02(b) and/or Section 2.24.

“Foreign Subsidiary” means (i) any Restricted Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia (other than any such Subsidiary that is treated as a partnership or disregarded as an entity separate from its owner for U.S. federal tax purposes and all of whose partners or whose owner (as the case may be) is (or are) treated as a domestic corporation(s) for U.S. federal tax purposes) and (ii) any Restricted Subsidiary of a Subsidiary described in clause (i).

“Foreign Tranche A Term Loan” means a Tranche A Term Loan denominated in Euros and made by a Lender to the Foreign Borrower pursuant to Section 2.01(a)(i)(B) or Section 2.01(a)(ii)(B).

“Foreign Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Foreign Tranche A Term Loan and “Foreign Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Foreign Tranche A Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Foreign Tranche A Term Loan Commitments as of the Restatement Date is €86,757,741.

“Foreign Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Foreign Tranche A Term Loans of such Lender; provided, that at any time prior to the making of the Foreign Tranche A Term Loans, the Foreign Tranche A Term Loan Exposure of any Lender shall be equal to such Lender’s Foreign Tranche A Term Loan Commitment.

“Foreign Tranche B Term Loan” means a Tranche B Term Loan denominated in Euros and made by a Lender to the Foreign Borrower pursuant to Section 2.01(a)(i)(D) or Section 2.01(a)(ii)(D).

“Foreign Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Foreign Tranche B Term Loan and “Foreign Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Foreign Tranche B Term Loan Commitment, if any, is set forth on Schedule 1.01(b) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Foreign Tranche B Term Loan Commitments as of the Restatement Date is €260,273,223.

“Foreign Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Foreign Tranche B Term Loans of such Lender; provided, that at any time prior to the making of the Foreign Tranche B Term Loans, the Foreign Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s Foreign Tranche B Term Loan Commitment.

“FQ1”, “FQ2”, “FQ3” and “FQ4” mean, when used with a numerical year designation, the first, second, third or fourth Fiscal Quarters, respectively, of the designated Fiscal Year of any Borrower (e.g., FQ4 2010 means the fourth Fiscal Quarter of a Borrower’s 2010 Fiscal Year, which ends January 30, 2011).

“Funding Guarantor” has the meaning set forth in Section 7.02(b).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof consistently applied.

“German Group Member” has the meaning set forth in Section 6.16(a).

“German Loan Party” means any Loan Party incorporated in Germany.

“German Restatement Confirmation Documents” means each of the two German law governed confirmation agreements in which the relevant German Loan Parties and the Collateral Agent agree:

(i)           in notarial form that the security created under the documents listed under (i) through (iii) of the definition of German Security Documents shall remain valid and enforceable and shall secure the obligations under the Original Credit Agreement as amended and restated by this Agreement; and

(ii)           in non-notarial form that the security created under the documents listed under (iv) through (vi) of the definition of German Security Documents shall remain valid and enforceable and shall secure the obligations under the Original Credit Agreement as amended and restated by this Agreement.

“German Security” means the Collateral that is the subject of any Security Document governed by the laws of Germany.

“German Security Documents” means:

(i)           the German law governed share pledge agreements over the shares in T.H. Deutschland GmbH, Tommy Hilfiger Footwear Europe GmbH and Hilfiger Stores GmbH entered into by, inter alios, Hilfiger Holdings Germany GmbH & Co. KG as pledgor;

(ii)           the German law governed share pledge agreement over the shares in Hilfiger Beteiligungsgesellschaft mbH, entered into by, inter alios, Tommy Hilfiger Europe B.V. as pledgor;

(iii)           the German law governed interest pledge agreement over the interests in Hilfiger Holdings Germany GmbH & Co. KG, entered into by, inter alios, Tommy Hilfiger Europe B.V. and Hilfiger Beteiligungsgesellschaft mbH as pledgors;

(iv)           the German law governed account pledge agreements entered into by, inter alios, Tommy Hilfiger Footwear Europe GmbH, Hilfiger Stores GmbH, Hilfiger Holdings Germany GmbH & Co. KG, Hilfiger Beteiligungsgesellschaft mbH and T.H. Deutschland GmbH as pledgor;

(v)           the German law governed global assignment agreements entered into by, inter alios, Tommy Hilfiger Footwear Europe GmbH, Hilfiger Stores GmbH, Hilfiger Holdings Germany GmbH & Co KG, Hilfiger Beteiligungsgesellschaft mbH and T.H. Deutschland GmbH as assignor;

(vi)           the German law governed security transfer agreements over fixed and current assets entered into by, inter alios, Tommy Hilfiger Footwear Europe GmbH, Hilfiger Stores GmbH, Hilfiger Holdings Germany GmbH & Co. KG, Hilfiger Beteiligungsgesellschaft mbH and T.H. Deutschland GmbH as transferor; and

(vii)           the German Restatement Confirmation Documents.

 “Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Group” means, collectively, the U.S. Borrower and its Restricted Subsidiaries; provided that, as used in Sections 5.01(a) and (b) with respect to the financial statements required to be delivered thereunder, it shall mean the U.S. Borrower and its consolidated Subsidiaries in accordance with GAAP.

“Group Member” means any of the U.S. Borrower or any of its Restricted Subsidiaries.

“Group Member Adjusted EBITDA” means, for any period for any Group Member, the amount of Consolidated Adjusted EBITDA attributable to such Group Member for such period, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(f), (g), (h) or (l), Group Member Adjusted EBITDA shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).

“Group Member Assets” means, for any Group Member, as of any date of determination, the total assets of such Group Member, determined in accordance with GAAP, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(f), (g), (h) or (l), Group Member Assets shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).

“Guaranteed Obligations” has the meaning set forth in Section 7.01(b).

“Guarantor” means (i) with respect to the Obligations of the U.S. Borrower, each U.S. Subsidiary and (ii) with respect to the Obligations of the Foreign Borrower, (v) the U.S. Borrower, (w) each U.S. Subsidiary, (x) any other Borrower (other than the U.S. Borrower), (y) each Foreign Subsidiary set forth on Schedule 1.01(h) and (z) each other Foreign Subsidiary guaranteeing the Obligations of the Foreign Borrower after the Original Closing Date.  For the avoidance of doubt, no Foreign Guarantor shall guarantee the Obligations of the U.S. Borrower or any other U.S. Loan Party.

“Guarantor Coverage Certificate” means a Guarantor Coverage Certificate substantially in the form of Exhibit C-2.

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, exposure to which or Release of which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements of the Acquired Business” means as of the Restatement Date, (i) audited special purpose consolidated financial statements of the Acquired Business for the Fiscal Years ended March 31, 2008 and 2009 and an unqualified audit report relating thereto; (ii) audited special purpose consolidated financial statements of the Acquired Business for the Fiscal Years ended March 31, 2007 and 2008 and an unqualified audit report relating thereto; (iii) unaudited special purpose consolidated interim financial statements of the Acquired Business for the nine months ended December 31, 2009, and (iii) unaudited financial statements of the Acquired Business for the twelve-month period ended December 31, 2009.

“Historical Financial Statements of the U.S. Borrower” means as of the Restatement Date, (i) audited consolidated financial statements of the U.S. Borrower consisting of balance sheets as of February 1, 2009 and January 31, 2010 and income statements and statements of stockholders' equity and cash flows for Fiscal Years 2007, 2008 and 2009 and an unqualified audit report relating thereto and (ii) unaudited financial statements of the U.S. Borrower for the nine months ended October 31, 2010.

“IFRS” has the meaning set forth in Section 4.07.

“Increased Amount Date” has the meaning set forth in Section 2.24.

“Increased-Cost Lender” has the meaning set forth in Section 2.23.

“Incremental Revolving Commitments” has the meaning set forth in Section 2.24.

“Incremental Revolving Loan” has the meaning set forth in Section 2.24.

“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan” has the meaning set forth in Section 2.24.

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24.

“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“Incremental Term Loan Note” means a promissory note in the form of Exhibit B-5, as it may be amended, restated, supplemented or otherwise modified from time to time.

 “Incurrence Test” means that, as of the applicable test date, the Leverage Ratio as of such date, based on Consolidated Adjusted EBITDA for the most recently ended period of four consecutive Fiscal Quarters of the Group for which internal financial statements are available and Consolidated Total Debt as of the applicable test date, shall be 3.00:1.00 or less.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a capitalized liability on a balance sheet in conformity with GAAP; (iii) obligations evidenced by bonds, debentures, notes or other similar instruments; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument in each case to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that if the recourse to such Person in respect of such indebtedness is limited solely to the property subject to such Lien, the amount of such indebtedness shall be deemed to be the fair market value (as determined in good faith by such Person) of the property subject to such Lien or the amount of such indebtedness if less); (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests, (viii) the net payments that such Person would have to make in the event of any early termination, on the date Indebtedness of such Person is being determined, in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and any Currency Agreement, in each case, whether entered into for hedging or speculative purposes; provided, that in no event shall obligations under any derivative transaction be deemed “Indebtedness” for any purpose under Section 6.07 or for the purpose of calculating the Incurrence Test or Leverage Ratio unless such obligations relate to a derivatives transaction which has been terminated, (ix) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse in a factoring or similar transaction, other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and (x) any Contingent Liability with respect to the foregoing.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

 “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including any of the foregoing in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Group Member, its Affiliates or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) any fee or engagement letter delivered by any Agent or any Lender to the U.S. Borrower with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Group Member; or (iv) any Loan or the use of proceeds thereof.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Installment” has the meaning set forth in Section 2.12(a).

“Installment Date” has the meaning set forth in Section 2.12(a).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses (as each such term is defined in the U.S. Pledge and Security Agreement), and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all

Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Loan Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning set forth in the U.S. Pledge and Security Agreement and the CKI Related Assets Pledge and Security Agreement, as applicable.

“Intercreditor Agreements” means the CKI Intercreditor Agreement and the 2023 Debentures Intercreditor Agreement.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period then ended to (ii) Consolidated Cash Interest Expense for such four-Fiscal-Quarter period.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan (including any Swing Line Loan) or any Canadian Prime Rate Loan (including any Canadian Swing Line Loan), each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Restatement Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurocurrency Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all of the Lenders, nine or twelve months and for the first twenty-eight (28) days following the Restatement Date, such other period as the Administrative Agent and the Borrower Representative shall agree), as selected by the Borrowers in the applicable Borrowing Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period in respect of a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of any Class of Revolving Loans shall extend beyond such Class’s Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement  or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the operations of the Group and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by any Group Member of, or of a beneficial interest in, any of the Securities of any other Person (other than a Loan Party); (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any Group Member to any other Person (other than a Loan Party), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iii) all investments consisting of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes.  The amount of any Investment of the type described in clauses (i) and (ii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuance Notice” means a notice substantially in the form of Exhibit A-3.

“Issuing Bank” means each of Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, N.A. and ABN AMRO Bank N.V., as Issuing Bank hereunder and any other Lender that has notified the Administrative Agent that it has agreed to a request by the Borrower Representative to become an Issuing Bank hereunder with respect to U.S. Letters of Credit, Foreign Letters of Credit or Canadian Letters of Credit, as applicable, together with their respective permitted successors and assigns in such capacity. Unless otherwise specified, in respect of any Letters of Credit, “Issuing Bank” shall refer to the applicable Issuing Bank which has issued such Letter of Credit. An Issuing Bank may perform its obligations hereunder through any applicable branch thereof and such branch shall be treated as the applicable Issuing Bank where applicable.

“Itochu Agreement” means that certain Stockholders’ Agreement, dated as of December 27, 2007, among ITOCHU Corporation, Tommy Hilfiger B.V. (as successor by merger to Tommy Hilfiger Group B.V.), Tommy Hilfiger Japan Corporation and certain other parties signatory thereto.

“Itochu Amount” means, for any period, the payments paid or payable by any Group Member for such period pursuant to the Itochu Agreement.

“Itochu Guarantee” means that certain Guarantee, dated as of January 23, 2008, by ABN AMRO Bank N.V. (as successor by merger to Fortis Bank (Nederland) N.V.) of certain obligations of Tommy Hilfiger B.V. (as successor by merger to Tommy Hilfiger Group B.V.) under the Itochu Agreement for the benefit of ITOCHU Corporation.

“Itochu Obligations” means all obligations of any nature of any Subsidiary of the U.S. Borrower under or with respect to the Itochu Guarantee, the Itochu Agreement and the preferred shares of Tommy Hilfiger Japan Corporation.

“Japanese Yen” means the lawful currency of Japan.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning set forth in Section 10.25.

“Landlord Consent” means, with respect to any Leasehold Property for which a landlord’s consent is required prior to a Loan Party’s granting of a Mortgage on such Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent to be in form and substance acceptable to the Collateral Agent in its reasonable discretion and sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

 “Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit I with such amendments or modifications as may be approved by the Collateral Agent.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any lease with respect to retail store locations and any such leasehold interest designated from time to time by the Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.

“Lender Counterparty” means each Person counterparty to a Hedge Agreement, Cash Management Agreement or Treasury Transaction (who is (or at the time such Hedge Agreement, Cash Management Agreement or Treasury Transaction was entered into, was) a

Lender, an Agent or an Affiliate of any thereof (including, for the avoidance of doubt, any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Original Closing Date or the Restatement Date but subsequently, whether before or after entering into a Hedge Agreement, Cash Management Agreement or Treasury Transaction, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means a U.S. Letter of Credit, a Canadian Letter of Credit and/or a Foreign Letter of Credit, as applicable.

“Letter of Credit Sublimit” means the U.S. Letter of Credit Sublimit, the Canadian Letter of Credit Sublimit or the Foreign Letter of Credit Sublimit, as applicable.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period ending on such date.

“Lien” means any lien, mortgage, pledge, assignment or transfer for security purpose, security interest, charge or similar encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title (or extended title) retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan” means a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan, a Swing Line Loan and an Incremental Term Loan, which (i) in the case of Loans denominated in Dollars, may be a Base Rate Loan or a Eurocurrency Rate Loan, (ii) in the case of Loans denominated in Euros or an Other Foreign Currency, shall be a Eurocurrency Rate Loan and (iii) in the case of Loans denominated in Canadian Dollars, may be a Canadian Prime Rate Loan or a Eurocurrency Rate Loan.

“Loan Document” means any of this Agreement, the Notes, if any, the Security Documents, the Intercreditor Agreements, each Joinder Agreement, any accession or joinder agreement to the 2023 Debentures Intercreditor Agreement, any documents or certificates executed by the Borrowers in favor of any Issuing Bank relating to Letters of Credit, any Ancillary Document, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Original Closing Date.

“Loan Party” means each Borrower and each Guarantor.

“Management Determination” has the meaning set forth in Section 7.13(f).

“Mandatory Costs” means the % rate per annum calculated by the Administrative Agent in accordance with Schedule 1.01(f) hereto.

“Margin Stock” has the meaning given in Regulation U of the Board of Governors as in effect from time to time.

“Market Disruption” means any Interest Rate Determination Date on which (i) the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurocurrency Rate, or (ii) before the close of business in London on such Interest Rate Determination Date, the Administrative Agent receives notifications from a Lender or Lenders (whose aggregate exposure in respect of any Class of Loans exceeds 50% of that Class of Loans)  that the cost to it of obtaining matching deposits in the London interbank market would be in excess of the Adjusted Eurocurrency Rate.

“Material Adverse Effect” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, operations or financial condition of the Group (other than any Securitization Subsidiary) taken as a whole; (ii) the ability of any Loan Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents in a manner which would be prejudicial to the interests of the Secured Parties taken as a whole; or (iv) the rights and remedies available to, or conferred upon, any Agent and any Lender or any other Secured Party under any Loan Document in any manner that would be prejudicial to the interests of the Secured Parties, taken as a whole.

“Material Company” means (i) any Loan Party, (ii) any Group Member that is listed in Schedule 1.01(g) or (iii) any Group Member that has (x) Group Member Adjusted EBITDA or (y) Group Member Assets representing, respectively, 5% or more of Consolidated Adjusted EBITDA or Consolidated Total Assets.  For this purpose:

(a)           the (i) Group Member Adjusted EBITDA and (ii) Group Member Assets will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

(b)           if a Subsidiary becomes a Group Member after the date on which the latest audited financial statements of the Group have been prepared, the (i) Group Member Adjusted EBITDA or (ii) Group Member Assets of that Subsidiary will be determined from its latest financial statements;

(c)           the (i) Consolidated Adjusted EBITDA and (ii) Consolidated Total Assets will be determined from its latest audited financial statements, adjusted (where appropriate), in the case of Consolidated Adjusted EBITDA, taking into account pro forma adjustments of the type described in the definition of “Consolidated Adjusted EBITDA” and, in the case of Consolidated Total Assets, to reflect the assets of any company or business subsequently acquired or disposed of; and

(d)           if a Material Company disposes of all or substantially all of its assets to another Group Member, it will immediately cease to be a Material Company and the other Group Member (if it is not already) will immediately become a Material Company.

 “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit or, for the avoidance of doubt, any CKI Obligations) of any one or more of the Borrowers or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more.

“Material Intellectual Property” means any Intellectual Property included in the Collateral that is material to the business of any Group Member.

“Material Real Estate Asset” means any Real Estate Asset in respect of which a Loan Party has an ownership interest with a fair market value in excess of $10,000,000 as of the date of the acquisition thereof, but excluding all Leasehold Properties (i) that are retail store locations, (ii) with respect to which the aggregate payments under the terms of the applicable lease are less than $10,000,000 per annum or whose termination dates under the terms of the applicable lease are not greater than 5 years after the date of the acquisition thereof, (iii) that, by the terms of their respective leases are prohibited from, or the respective landlord does not otherwise grant consent to, recording a Record Document, or (iv) with respect to which, notwithstanding the U.S. Borrower’s commercially reasonable efforts to secure a Landlord Consent pursuant to the terms of Section 5.13(c), such Landlord Consent shall not be forthcoming from the applicable Landlord.

“MLPF&S” has the meaning specified in the recitals hereto.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means one or more instruments of mortgage or leasehold mortgage substantially in the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Group for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Assets” has the meaning set forth in Section 7.13(h).

“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to:  (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by any Group Member from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) taxes paid or payable as a result thereof including transfer taxes and income or gains taxes payable as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) a reasonable reserve established in accordance with GAAP retained by the applicable Group Member, including, without limitation for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by any Group Member in connection with such Asset Sale, (4) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees incurred in connection therewith and (5) in case of any such Asset Sale occurring in a jurisdiction other than the United States, the amount of all taxes paid (or reasonably estimated to be payable) by the Group Members that are directly attributable to the distribution of such cash proceeds from such jurisdiction or to the repatriation of such cash proceeds into the United States or The Netherlands, but only to the extent the Group Members have used commercially reasonable efforts to reduce or eliminate such taxes, including by electing to prepay Loans in such a manner that would result in the lowest possible amount of such taxes; (b) (i) any cash payments or proceeds received by any Group Member (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (1) any actual and reasonable costs incurred by any Group Member in connection with the adjustment or settlement of any claims of such Group Member in respect thereof, (2) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(2), including income taxes payable as a result of any gain recognized in connection therewith and (3) in case of any such event occurring in a jurisdiction other than the United States, the amount of all taxes paid (or reasonably estimated to be payable) by the Group Members that are directly attributable to the distribution of such cash proceeds from such jurisdiction or to the repatriation of such cash proceeds into the United States or The Netherlands, but only to the extent the Group Members have used commercially reasonable efforts to reduce or eliminate such taxes, including by electing to prepay Loans in such a manner that would result in the lowest possible amount of such taxes; (c) with respect to any issuance or incurrence of Indebtedness (other than in connection with a Qualified Securitization Financing) or any sale of Equity Interests, the cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; and (d) with respect to any issuance or incurrence of Indebtedness in connection with a Qualified Securitization Financing, the cash proceeds thereof, net of any related Securitization Fees and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, received directly or indirectly from time to time in connection with such Qualified Securitization Financing from Persons that are not Securitization Subsidiaries, including any such cash proceeds received in connection with an increase in the outstanding program or facility amount with respect to such Qualified Securitization Financing, but excluding any cash collections from the Securitization Assets backing such Qualified Securitization Financing that are reinvested (or deemed to be reinvested) by such Persons in additional Securitization Assets without any increase in the Indebtedness outstanding in connection with such Qualified Securitization Financing.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (viii) of the definition thereof.  As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” has the meaning set forth in Section 2.20(c).

“Note” means a Tranche A Term Loan Note, a Tranche B Term Loan Note, an Incremental Term Loan Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Borrowing Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Secured Parties, under any Loan Document, Hedge Agreement, Cash Management Agreement or Treasury Transaction whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Offer” has the meaning set forth in Section 2.13(c).

“Offer Loans” has the meaning set forth in Section 2.13(c).

“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, its by-laws, any memorandum of incorporation or other constitutional documents, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its certificate of incorporation or formation (and any amendments thereto), certificate of incorporation on change of name (if any), its memorandum and articles of association (if any), its articles of organization (if any), the shareholders’ list (if any) and its limited liability company agreement or operating agreement.  In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Canadian Revolving Commitments” means Canadian Revolving Commitments under, and as defined in, the Original Credit Agreement.

“Original Closing Date” means May 6, 2010.

“Original Closing Date Transactions” means the Acquisition, the refinancing of the Existing Credit Facilities Indebtedness, the tender for and satisfaction and discharge of the Existing Notes, the issuance of the 2020 Notes, the entry into the Original Credit Agreement and the initial extensions of credit under the Original Credit Agreement on the Original Closing Date, the issuance by the U.S. Borrower, in connection with the Acquisition, of common equity to the public market or to private investors, and the issuance of common equity of the U.S. Borrower to the Seller as required by the terms of the Acquisition Agreement.

“Original Credit Agreement” has the meaning specified in the recitals hereto.

“Original Foreign Revolving Commitments” means Foreign Revolving Commitments under, and as defined in, the Original Credit Agreement.

“Original Foreign Tranche A Term Loans” means Foreign Tranche A Term Loans under, and as defined in, the Original Credit Agreement.

“Original Foreign Tranche B Term Loans” means Foreign Tranche B Term Loans under, and as defined in, the Original Credit Agreement.

“Original Lenders” has the meaning specified in the recitals hereto.

“Original Revolving Loans” means the Revolving Loans made under the Original Credit Agreement outstanding immediately prior to the Restatement Date, if any.

“Original Term Loans” means the Original U.S. Tranche A Term Loans, the Original U.S. Tranche B Term Loans, the Original Foreign Tranche A Term Loans and the Original Foreign Tranche B Term Loans made under the Original Credit Agreement outstanding immediately prior to the Restatement Date.

“Original U.S. Revolving Commitments” means U.S. Revolving Commitments under, and as defined in, the Original Credit Agreement.

“Original U.S. Tranche A Term Loans” means U.S. Tranche A Term Loans under, and as defined in, the Original Credit Agreement.

“Original U.S. Tranche B Term Loans” means U.S. Tranche B Term Loans under, and as defined in, the Original Credit Agreement.

“Other Foreign Currencies” means Japanese Yen and Pounds Sterling.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parallel Debt” means, in respect of a Loan Party, its Foreign Parallel Debt or its U.S. Parallel Debt.

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“Patents” has the meaning set forth in the U.S. Pledge and Security Agreement.

“PATRIOT Act” has the meaning set forth in Section 3.01(p).

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than obligations under Hedge Agreements, Cash Management Agreements or Treasury Transactions not yet due and payable and contingent obligations not yet due and payable) and cancellation, expiration or Cash Collateralization of all Letters of Credit and termination of all Commitments to lend under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Perfection Certificate” means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each U.S. Loan Party.

“Permitted Acquisition” means any acquisition by the U.S. Borrower and/or any of its Wholly-Owned Restricted Subsidiaries of, or any transaction that results in the U.S. Borrower and/or any of its Wholly-Owned Restricted Subsidiaries owning, whether by purchase, merger, exclusive inbound license, transfer of rights under Copyright or otherwise, all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:

(a)           immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)           all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c)           in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the U.S. Borrower in connection with such acquisition shall be owned 100.0% by the Loan Parties;

(d)           the Group shall be in compliance with the financial covenants set forth in Section 6.07(a) and (b) on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

(e)           the acquisition shall not result in the Group acquiring any interest, direct or indirect, in any Loan; and

(f)           in the case of an acquisition involving consideration in excess of $25,000,000, the Borrower Representative shall have delivered to the Administrative Agent at least five (5) Business Days prior to such acquisition, a Compliance Certificate evidencing compliance with Sections 6.07(a) and 6.07(b) as required under clause (d) above.

“Permitted Capital Expenditure Amount” has the meaning set forth in Section 6.07(c).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) (A) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and (y) the date that is 90 days after the final maturity date of the Term Loans, and (B) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the earlier of (x) the Indebtedness being modified, refinanced, refunded, renewed or extended and (y) the Term Loans; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (v) the obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended are the obligors thereon and to the extent an additional obligor would otherwise be permitted to incur such Indebtedness under another provision of Section 6.01, such additional obligor may be an obligor thereon.

“Permitted Sale and Lease-Back” has the meaning set forth in Section 6.10.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” has the meaning set forth in Section 5.01(n).

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of the Administrative Agent, each Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” which, in the case of the Administrative Agent, may include one or more separate offices with respect to Approved Currencies as set forth on Schedule 1.01(d), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrowers, the Administrative Agent and each Lender.

“Projections” has the meaning set forth in Section 4.08.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loans of any Lender, as the context requires, the percentage obtained by dividing (x) (1) the U.S. Tranche A Term Loan Exposure of that Lender by (2) the aggregate U.S. Tranche A Term Loan Exposure of all Lenders or (y) (1) the Foreign Tranche A Term Loan Exposure of that Lender by (2) the aggregate Foreign Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to all of the Tranche B Term Loans of any Lender, as the context requires, the percentage obtained by dividing (x) (1) the U.S. Tranche B Term Loan Exposure of that Lender by (2) the aggregate U.S. Tranche B Term Loan Exposure of all Lenders or (y) (1) the Foreign Tranche B Term Loan Exposure of that Lender by (2) the aggregate Foreign Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, as the context requires, the percentage obtained by dividing (x) (1) the U.S. Revolving Exposure of that Lender by (2) the aggregate U.S. Revolving Exposure of all Lenders, (y) (1) the Foreign Revolving Exposure of that Lender by (2) the aggregate Foreign Revolving Exposure of all Lenders or (z) (1) the Canadian Revolving Exposure of that Lender by (2) the aggregate Canadian Revolving Exposure of all Lenders; and (iv) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (x) the Incremental Term Loan Exposure of that Lender with respect to that Series by (y) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series.

For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (i) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“Qualified Securitization Financing” means any transaction or series of transactions entered into by a Group Member  pursuant to which such Group Member, sells, conveys, contributes, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary funds the acquisition of such Securitization Assets (i) with cash, (ii) through the issuance to such Group Member of Seller’s Retained Interests or an increase in such Seller’s Retained Interests, and/or (iii) with proceeds from the sale, pledge or collection of Securitization Assets.

“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) then owned by any Loan Party in any real property.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in the Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

“Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“Register” has the meaning set forth in Section 2.07(b).

“Regulation” has the meaning set forth in Section 4.23.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Reimbursement Date” has the meaning set forth in Section 2.04(d)(i).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Jurisdiction” means, in relation to a Loan Party: (i) its jurisdiction of organization; (ii) any jurisdiction where any asset subject to or intended to be subject to the Security Documents to be created by it is situated; and (iii) any jurisdiction where it conducts its business.

“Relevant Restrictive Covenants” has the meaning set forth in Section 6.16(a).

“Replacement Lender” has the meaning set forth in Section 2.23.

“Required Lenders” means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, Incremental Term Loan Exposure and/or Revolving Exposure and representing more than 50.0% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders and (iv) the aggregate Incremental Term Loan Exposure of all Lenders.

“Required Prepayment Date” has the meaning set forth in Section 2.15(c).

“Restatement Date” means the date on which the conditions set forth in Section 3.01 are satisfied or waived.

“Restatement Date Ancillary Facilities” means (i) that facility made available to the Foreign Borrower, Tommy Hilfiger B.V. and Tommy Hilfiger Europe B.V. pursuant to that certain Ancillary Facility Agreement, dated as of the Original Closing Date, among the Foreign Borrower, Tommy Hilfiger B.V. (as successor by merger to Tommy Hilfiger Group B.V.), Tommy Hilfiger Europe B.V. and ABN AMRO Bank N.V. (as successor by merger to Fortis Bank (Nederland) N.V.) and (ii) that facility made available to Tommy Hilfiger Europe B.V. pursuant to that certain Continuing Agreement for Standby and Documentary Letters of Credit and Demand Guarantees, dated as of January 14, 2011, among Tommy Hilfiger Europe B.V., Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas.

“Restatement Date Certificate” means a Restatement Date Certificate substantially in the form of Exhibit E-1.

“Restatement Date Conversion Notice” means, with respect to any applicable Lender, a conversion notice substantially in the form of Exhibit A-4.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Group Member now or hereafter outstanding, except (x) a dividend payable solely in shares of Equity Interests (other than Disqualified Equity Interests) and (y) for the avoidance of doubt, any dividend equivalent paid in respect of restricted stock units issued by the U.S. Borrower pursuant to the 2006 Stock Incentive Plan, as it may be amended, restated, supplemented or otherwise modified from time to time, or any successor plan thereto; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Group Member now or hereafter outstanding, except any such payment, purchase or acquisition payable solely in shares of Equity Interests (other than Disqualified Equity Interests); (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Group Member now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the 2020 Notes and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement or similar payment with respect to Subordinated Indebtedness (other than if such Subordinated Indebtedness is owed by the U.S. Borrower to any Restricted Subsidiary or owed by any Restricted Subsidiary to the U.S. Borrower or any other Restricted Subsidiary and, with respect to amounts owing to Restricted Subsidiaries that are not Loan Parties, in the ordinary course of business).

“Restricted Subsidiary” means any Subsidiary of the U.S. Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment” means a U.S. Revolving Commitment, a Canadian Revolving Commitment and/or a Foreign Revolving Commitment, as applicable.

“Revolving Commitment Period” means the U.S. Revolving Commitment Period, the Canadian Revolving Commitment Period or the Foreign Revolving Commitment Period, as applicable.

“Revolving Commitment Termination Date” means the U.S. Revolving Commitment Termination Date, the Canadian Revolving Commitment Termination Date or the Foreign Revolving Commitment Termination Date, as applicable.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of such Lender’s U.S. Revolving Exposure, Canadian Revolving Exposure and Foreign Revolving Exposure.

“Revolving Loan” means a U.S. Revolving Loan, a Canadian Revolving Loan and/or a Foreign Revolving Loan, as applicable.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Royal Bank” has the meaning specified in the preamble hereto.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sale and Lease-Back” has the meaning set forth in Section 6.10.

“Screen Rate” means, in relation to a Loan denominated in Dollars or Other Foreign Currency, the British Bankers’ Association Interest Settlement Rate for the relevant currency and Interest Period, in relation to a Loan denominated in Canadian Dollars, the British Bankers’ Association Canadian Dollar Rate for the relevant Interest Period and in relation to a Loan denominated in Euros, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Parties” means the Agents, Lenders, Issuing Banks, the Lender Counterparties and the Ancillary Lenders and shall include, without limitation, all former Agents, Lenders, Issuing Banks, Lender Counterparties and Ancillary Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Issuing Banks, Lender Counterparties or Ancillary Lenders and such Obligations have not been paid or satisfied in full.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization Assets” means any accounts receivable owed to a Group Member (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, conveyed, contributed, assigned, pledged or otherwise transferred by such Group Member to a Securitization Subsidiary.

“Securitization Fees” means, with respect to any Qualified Securitization Financing, distributions or payments made, or fees paid, directly or by means of discounts with respect to any Indebtedness issued or sold in connection with such Qualified Securitization Financing, to a Person that is not a Securitization Subsidiary in connection with such Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant with respect to such Securitization Assets, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set, counterclaim or other dilution of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, but in each case, not as a result of such receivable being or becoming uncollectible for credit reasons.

 “Securitization Subsidiary” means a wholly owned Subsidiary of the U.S. Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which any Group Member makes an Investment and to which such Group Member transfers, contributes, sells, conveys or grants a security interest in Securitization Assets) that engages in no activities other than in connection with the acquisition and/or financing of Securitization Assets of the Group, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Group Member, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any Group Member, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset (other than Securitization Assets) of any Group Member, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which no Group Member, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than (i) the applicable receivables purchase agreements and related agreements, in each case, having reasonably customary terms, or (ii) on terms which the U.S. Borrower reasonably believes to be no less favorable to the applicable Group Member than those that might be obtained at the time from Persons that are not Affiliates of the Group and (c) to which no Group Member other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person giving effect to such designation and a certificate executed by an Authorized Officer certifying that such designation complied with the foregoing conditions.

 “Security Documents” means the U.S. Security Agreements, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, each Foreign Law Security Document, if any, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for all or certain of the Obligations, including UCC financing statements and amendments thereto and filings with the United States Patent and Trademark Office and the United States Copyright Office.

“Seller” means, collectively, Tommy Hilfiger Holding S.a.r.l., a Luxembourg limited liability company, and Tommy Hilfiger Corporation, a British Virgin Islands corporation.

“Seller’s Retained Interest” means the debt or equity interests held by any Group Member in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through such Group Member has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Senior Secured Debt” means, at any date of determination, an amount equal to (x) Consolidated Total Debt as of such date, minus (y) the aggregate outstanding principal amount of any unsecured Indebtedness as of such date.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Senior Secured Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period ending on such date.

“Series” has the meaning set forth in Section 2.24.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the U.S. Borrower issued and outstanding as of the Original Closing Date.

“Software” means computer software of whatever kind or purpose, including code, tools, developers kits, utilities, graphical user interfaces, menus, images, icons, and forms, and all software stored or contained therein or transmitted thereby, and related documentation.

“Solvency Certificate” means a Solvency Certificate of the principal financial officer of the Borrower Representative substantially in the form of Exhibit E-2.

“Solvent” means, with respect to the Group on a consolidated basis, that as of the date of determination, (a) the sum of such Group’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Group’s present assets; (b) such Group’s capital is not unreasonably small in relation to its business as of the date of determination; and (c) such Group has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

 “Standard Securitization Undertakings” means representations, warranties, covenants, Securitization Repurchase Obligations and indemnities entered into by any Group Member that are reasonably customary in accounts receivable securitization transactions.

“Subordinated Foreign Intercompany Obligations” has the meaning set forth in Section 7.07(b).

“Subordinated Indebtedness” means, with respect to the Obligations, any Indebtedness of any Loan Party that is by its terms subordinated in right of payment to any of the Obligations.

“Subordinated U.S. Intercompany Obligations” has the meaning set forth in Section 7.07(a).

 “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that for purposes of Article IV and V, no Securitization Subsidiary shall be considered a Subsidiary of the U.S. Borrower; provided, further, that, notwithstanding anything contained herein or otherwise, for purposes of this Agreement and any other Loan Document, the CKI Trust shall not be considered a Subsidiary of the U.S. Borrower; and provided, further, that unless the context otherwise requires, a Subsidiary shall mean a direct or indirect Subsidiary of the U.S. Borrower.

“Swing Line Lender” means each of the Canadian Swing Line Lender and the U.S. Swing Line Lender.

“Swing Line Loan” means a Canadian Swing Line Loan or a U.S. Swing Line Loan, as applicable.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Syndication Agent” has the meaning set forth in the preamble.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term Lenders” means the Lenders having Tranche A Term Loan Exposure, Tranche B Exposure and Incremental Term Loan Exposure of each applicable Series.

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan and an Incremental Term Loan.

“Term Loan Commitment” means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Incremental Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and the Incremental Term Loan Maturity Date of any Series of Incremental Term Loans.

“Terminated Lender” has the meaning set forth in Section 2.23.

“TH Acknowledgment and Consent” means that certain Irrevocable Acknowledgment and Consent Agreement dated as of May 8, 2006 among Mr. Tommy Hilfiger, Tommy Hilfiger Licensing LLC, Tommy Hilfiger U.S.A., Inc. and Elmira (BVI) Unlimited (as the same shall have been amended, restated, supplemented or modified prior to the Original Closing Date).

“TH Documents” means the TH Employment Agreements and the TH Acknowledgment and Consent.

“TH Employment Agreements” means (i) that certain Amended and Restated Employment Agreement dated as of May 9, 2006 between Tommy Hilfiger U.S.A., Inc. and Mr. Tommy Hilfiger (as the same shall have been amended, restated, supplemented or modified prior to the Original Closing Date) and (ii) that certain Employment Agreement dated as of May 9, 2006 between the Acquired Business and Mr. Tommy Hilfiger (as the same shall have been amended, restated, supplemented or modified prior to the Original Closing Date).

“Title Company” has the meaning set forth in Section 5.13(d).

“Title Policy” has the meaning set forth in Section 5.13(d).

“Total Utilization of Canadian Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding Canadian Revolving Loans (other than Canadian Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Canadian Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Canadian Swing Line Loans and (iii) the Canadian Letter of Credit Usage.

“Total Utilization of Foreign Revolving Commitments” means, as at any date of determination, the Euro Equivalent of the sum of (i) the aggregate principal amount of all outstanding Foreign Revolving Loans (other than Foreign Revolving Loans made for the purpose of reimbursing the applicable Issuing Bank for any amount drawn under any Foreign Letter of Credit, but not yet so applied) and (ii) the Foreign Letter of Credit Usage.

“Total Utilization of U.S. Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding U.S. Revolving Loans (other than U.S. Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any U.S. Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding U.S. Swing Line Loans and (iii) the U.S. Letter of Credit Usage.

“Trademarks” has the meaning set forth in the U.S. Pledge and Security Agreement.

“Tranche A Term Loan” means a U.S. Tranche A Term Loan and/or a Foreign Tranche A Term Loan, as applicable.

“Tranche A Term Loan Commitment” means a U.S. Tranche A Term Loan Commitment and/or a Foreign Tranche A Term Loan Commitment, as applicable.

“Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of such Lender’s Foreign Tranche A Term Loan Exposure and U.S. Tranche A Term Loan Exposure.

“Tranche A Term Loan Maturity Date” means the earlier of (i) January 31, 2016 and (ii) with respect to the Foreign Tranche A Term Loans or the U.S. Tranche A Term Loans, as applicable, the date on which all such Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche A Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Term Loan” means a U.S. Tranche B Term Loan and/or a Foreign Tranche B Term Loan, as applicable.

“Tranche B Term Loan Commitment” means a U.S. Tranche B Term Loan Commitment and/or a Foreign Tranche B Term Loan Commitment, as applicable.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of such Lender’s Foreign Tranche B Term Loan Exposure and U.S. Tranche B Term Loan Exposure.

“Tranche B Term Loan Maturity Date” means the earlier of (i) May 6, 2016 and (ii) with respect to the Foreign Tranche B Term Loans or the U.S. Tranche B Term Loans, as

applicable, the date on which all such Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B Term Loan Note” means a promissory note substantially in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and not for speculative purposes.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, a Eurocurrency Rate Loan or a Canadian Prime Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan or a Canadian Prime Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation, including personal property security legislation in Canada) as in effect in any applicable jurisdiction.

“UCP” means, with respect to any commercial Letter of Credit, the “Uniform Customs and Practice for Documentary Credits” published by the International Chamber of Commerce as Publication No. 600 (or such later version thereof as may be in effect at the time of issuance of such commercial Letter of Credit).

“UK” means the United Kingdom.

“Unrestricted Subsidiary” means any Subsidiary of the U.S. Borrower designated by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) as an Unrestricted Subsidiary pursuant to Section 6.03 hereof subsequent to the Original Closing Date, and any Subsidiary formed or acquired by an Unrestricted Subsidiary following such Unrestricted Subsidiary’s designation.

“Up-Stream or Cross-Stream Security” has the meaning set forth in Section 7.13(a).

“U.S. Borrower” has the meaning specified in the preamble hereto.

“U.S. CKI Reaffirmation Agreement” means the CKI Reaffirmation Agreement, substantially in the form attached as Exhibit M, as it may be amended, restated, supplemented or otherwise modified from time to time.

“U.S. Contributing Guarantors” has the meaning set forth in Section 7.02(b).

“U.S. Corresponding Debt” has the meaning set forth in Section 9.14(a)(ii).

“U.S. Guaranteed Obligations” has the meaning set forth in Section 7.01(a).

“U.S. Grantor” has the meaning specified in the U.S. Pledge and Security Agreement or the CKI Related Assets Pledge and Security Agreement, as applicable.

“U.S. Guarantor” means each Guarantor that is a U.S. Subsidiary.

“U.S. Issuing Bank” means an Issuing Bank that has agreed to issue U.S. Letters of Credit.

“U.S. Lender” has the meaning set forth in Section 2.20(c).

“U.S. Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(i) of this Agreement, and any letter of credit listed on Schedule 1.01(k) issued and outstanding as of the Restatement Date.  Each such letter of credit listed on Schedule 1.01(k) shall be deemed to constitute a U.S. Letter of Credit and a Letter of Credit issued hereunder on the Restatement Date for all purposes under this Agreement and the other Loan Documents.

“U.S. Letter of Credit Sublimit” means the lesser of (a) $220,000,000 and (b) the aggregate unused amount of the U.S. Revolving Commitments then in effect.

“U.S. Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all U.S. Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under U.S. Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the U.S. Borrower.

 “U.S. Loan” means a U.S. Tranche A Term Loan, a U.S. Tranche B Term Loan, and/or a U.S. Revolving Loan, as applicable.

“U.S. Loan Party” means the U.S. Borrower and each U.S. Guarantor.

“U.S. Offer” has the meaning set forth in Section 2.13(c).

“U.S. Offer Loans” has the meaning set forth in Section 2.13(c).

“U.S.-Owned DRE” means any entity that (A) is disregarded as an entity separate from its owner for U.S. federal tax purposes and is directly owned by the U.S. Borrower or a U.S. Subsidiary or (B) is treated as a partnership for U.S. federal tax purposes and all of the partners of which are domestic corporations for U.S. federal tax purposes, and, in the case of clause (A) or (B), that directly owns Equity Interests in a Foreign Subsidiary and does not own any significant asset other than Equity Interests and Securities of Foreign Subsidiaries.

“U.S. Parallel Debt” means in respect of a Loan Party (other than a Foreign Loan Party), any amount which that Loan Party owes to the Collateral Agent under Section 9.14.

“U.S. Pledge Agreement” means the U.S. Pledge Agreement dated as of the Original Closing Date, executed by the U.S. Borrower and certain U.S. Guarantors (other than

CKI and the CKI Affiliates), as it may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which  certain U.S. Loan Parties pledge shares in the stock of Foreign Subsidiaries in support of the Foreign Obligations.

“U.S. Pledge and Security Agreement” means the U.S. Pledge and Security Agreement dated as of the Original Closing Date, executed by the U.S. Borrower and each U.S. Guarantor (other than CKI and the CKI Affiliates), as it may be amended, restated, supplemented or otherwise modified from time to time.

“U.S. Pledge Reaffirmation Agreement” means the U.S. Pledge Reaffirmation Agreement, substantially in the form attached as Exhibit L, as it may be amended, restated, supplemented or otherwise modified from time to time.

“U.S. Reaffirmation Agreement” means the U.S. Reaffirmation  Agreement substantially in the form attached as Exhibit K, as it may be amended, restated, supplemented or otherwise modified from time to time.

“U.S. Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“U.S. Revolving Commitment” means the commitment of a Lender to make or otherwise fund any U.S. Revolving Loan and to acquire participations in U.S. Letters of Credit and Swing Line Loans hereunder and “U.S. Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the U.S. Revolving Commitments as of the Restatement Date is $265,000,000.

“U.S. Revolving Commitment Period” means the period from the Restatement Date to but excluding the U.S. Revolving Commitment Termination Date

“U.S. Revolving Commitment Termination Date” means the earliest to occur of (i) January 31, 2016, (ii) the date the U.S. Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the U.S. Revolving Commitments pursuant to Section 8.01.

“U.S. Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the U.S. Revolving Commitments, that Lender’s U.S. Revolving Commitment; and (ii) after the termination of the U.S. Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the U.S. Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate U.S. Letter of Credit Usage in respect of all U.S. Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such U.S. Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding U.S. Letters of Credit or any unreimbursed drawing under any U.S. Letter of Credit, (d) in the case of the U.S. Swing Line Lender, the aggregate outstanding principal amount of all U.S. Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding U.S. Swing Line Loans.

“U.S. Revolving Loan” means Loans made by a Lender in respect of its U.S. Revolving Commitment to the U.S. Borrower pursuant to Section 2.02(a) and/or Section 2.24.

“U.S. Security Agreements” means the U.S. Pledge and Security Agreement, the U.S. Pledge Agreement, the CKI Related Assets Pledge and Security Agreement, the U.S. Reaffirmation Agreement, the U.S. Pledge Reaffirmation Agreement and the U.S. CKI Reaffirmation Agreement.

“U.S. Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“U.S. Swing Line Lender” means Barclays Bank in its capacity as the U.S. Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“U.S. Swing Line Loan” means a Loan made by the U.S. Swing Line Lender to the U.S. Borrower pursuant to Section 2.03(a)(i).

“U.S. Swing Line Sublimit” means the lesser of (i) $25,000,000 and (ii) the aggregate unused amount of U.S. Revolving Commitments then in effect.

“U.S. Tranche A Term Loan” means a Tranche A Term Loan denominated in Dollars and made by a Lender to the U.S. Borrower pursuant to Section 2.01(a)(i)(A) or Section 2.01(a)(ii)(A).

“U.S. Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a U.S. Tranche A Term Loan and “U.S. Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s U.S. Tranche A Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the U.S. Tranche A Term Loan Commitments as of the Restatement Date is $640,000,000.

“U.S. Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the U.S. Tranche A Term Loans of such Lender; provided, that at any time prior to the making of the U.S. Tranche A Term Loans, the U.S. Tranche A Term Loan Exposure of any Lender shall be equal to such Lender’s U.S. Tranche A Term Loan Commitment.

“U.S. Tranche B Term Loan” means a Tranche B Term Loan denominated in Dollars and made by a Lender to the U.S. Borrower pursuant to Section 2.01(a)(i)(C) or Section 2.01(a)(ii)(C).

“U.S. Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a U.S. Tranche B Term Loan and “U.S. Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s U.S. Tranche B Term Loan Commitment, if any, is set forth on Schedule 1.01(b) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the U.S. Tranche B Term Loan Commitments as of the Restatement Date is $400,000,000.

“U.S. Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the U.S. Tranche B Term Loans of such Lender; provided, that at any time prior to the making of the U.S. Tranche B Term Loans, the U.S. Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s U.S. Tranche B Term Loan Commitment.

“Valuation Date” means (i) the date two (2) Business Days prior to the making, continuing or converting of any Revolving Loan or the date of issuance or continuation of any Letter of Credit and (ii) any other date designated by the Administrative Agent or Issuing Bank.

“Waivable Mandatory Prepayment” has the meaning set forth in Section 2.15(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Restricted Subsidiaries of such Person.

Section 1.02                           Accounting Terms

.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by the Borrower Representative to Lenders pursuant to Section 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(d), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements of the U.S. Borrower; provided that in the event of any change in accounting principles or policies with respect to inventory valuation (x) from the last in, first out method to the first in, first out or weighted average cost method, (y) from the weighted average cost method to the first in, first out method or (z) from the first in, first out method to the weighted average cost method, such calculations shall utilize those accounting principles or policies with respect to inventory valuation in effect at the time such calculations are made; provided, further, that if a change in GAAP would materially change the calculation of the financial covenants, standards or terms of this Agreement, (i) the Borrower Representative shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower Representative or the Administrative Agent may request that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower Representative, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with those used to prepare the Historical Financial Statements of the U.S. Borrower without giving effect to such change).

Section 1.03                           Interpretation, Etc.

  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Securities, accounts and contract rights.  The terms lease and license shall include sub-lease and sub-license, as applicable.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document.

Section 1.04                           Exchange Rates; Currency Equivalents.

(a)           The Administrative Agent or the Issuing Bank, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Euro Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in other Approved Currencies.  Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur.  Except for purposes of financial statements delivered by the Borrower Representative hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)           Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Canadian Prime Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars or Euros, but such borrowing, Eurocurrency Rate Loan, Canadian Prime Rate Loan or Letter of Credit is denominated in another Approved Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar or Euro amount (rounded to the nearest unit of such other Approved Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(c)           Notwithstanding the foregoing, for purposes of determining compliance with Sections 5.17, 6.01, 6.02, 6.04, 6.06, 6.07(c), 6.08 and 6.10, (i) with respect to any amount of cash on deposit, Indebtedness, Investment, Restricted Payment, Lien, Asset Sale or Attributable Indebtedness (each, a “Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is incurred or made, and (ii) with respect to any Covenant Transaction incurred or made in reliance on a provision that makes reference to a percentage of Consolidated

 Total Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Total Assets occurring after the time such Covenant Transaction is incurred or made in reliance on such provision.

(d)           For purposes of determining compliance with the Leverage Ratio, the amount of any Indebtedness denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date of the financial statements on which the applicable Consolidated Adjusted EBITDA is calculated.  For purposes of determining compliance with Sections 5.17, 6.01, 6.02, 6.04, 6.06, 6.07(c), 6.08 and 6.10, with respect to the amount of any Covenant Transaction in a currency other than Dollars, such amount (i) if incurred or made in reliance on a fixed Dollar basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the Original Closing Date, and (ii) if incurred in reliance on a percentage basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Covenant Transaction is incurred or made and such percentage basket will be measured at the time such Covenant Transaction is incurred or made.

(e)           For the avoidance of doubt, in the case of a Loan denominated in an Approved Currency other than Dollars, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Approved Currency (without any translation into the Dollar Equivalent thereof).

Section 1.05                           Dutch Terms

.  In this Agreement, where it relates to a Dutch Loan Party, a reference to:

(a)           a necessary action to authorize where applicable, includes without limitation: any action requires to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden);

(b)           gross negligence means grove schuld;

(c)           a Lien includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem, created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)           willful misconduct means opzet;

                (e)           a dissolution includes a Dutch entity being dissolved (ontbonden);

(f)           a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(g)           any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the 1990 Dutch Tax Collection Act (Invorderingswet 1990);

(h)           a receiver includes a curator;

(i)           an administrator includes a bewindvoerder; and

(j)           an attachment includes a beslag.

ARTICLE II.

LOANS AND LETTERS OF CREDIT

Section 2.01                           Term Loans

.

(a)           Loan Commitments.

(i)           Conversion of Original Term Loans.  Subject to the terms and conditions hereof:

(A)
each Continuing U.S. Tranche A Lender severally agrees that the Original U.S. Tranche A Term Loans made by such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s U.S. Tranche A Term Loan Commitment on and after the Restatement Date as, and shall be deemed converted into, “U.S. Tranche A Term Loans” made pursuant to this Agreement, and such Continuing Lender’s Original U.S. Tranche A Term Loans shall to the extent so converted cease to exist as Original U.S. Tranche A Term Loans on the Restatement Date;

(B)
each Continuing Foreign Tranche A Lender severally agrees that the Original Foreign Tranche A Term Loans made by such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s Foreign Tranche A Term Loan Commitment on and after the Restatement Date as, and shall be deemed converted into, “Foreign Tranche A Term Loans” made pursuant to this Agreement, and such Continuing Lender’s Original Foreign Tranche A Term Loans shall to the extent so converted cease to exist as Original Foreign Tranche A Term Loans on the Restatement Date;

(C)           each Continuing U.S. Tranche B Lender severally agrees that the Original U.S. Tranche B Term Loans made by such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s U.S. Tranche B Term Loan Commitment on and after the Restatement Date as, and shall be deemed converted into, “U.S. Tranche B Term Loans” made pursuant to this Agreement, and such Continuing Lender’s Original U.S. Tranche B Term Loans shall to the extent so converted cease to exist as Original U.S. Tranche B Term Loans on the Restatement Date; and

(D)
each Continuing Foreign Tranche B Lender severally agrees that the Original Foreign Tranche B Term Loans made by such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s Foreign Tranche B Term Loan Commitment on and after the Restatement Date as, and shall be deemed converted into, “Foreign Tranche B Term Loans” made pursuant to this Agreement, and such Continuing Lender’s Original Foreign Tranche B Term Loans shall to the extent so converted cease to exist as Original Foreign Tranche B Term Loans on the Restatement Date.

Each Original Term Loan of a Continuing Lender so converted pursuant to this Section 2.01(a)(i) shall be deemed to satisfy, dollar for dollar, such Continuing Lender’s obligation to make its respective analogous Term Loans on the Restatement Date.  Such Original Term Loans as converted shall, on and after the Restatement Date, have all of the rights and benefits of the respective Term Loans as set forth in this Agreement and the other Loan Documents.

(ii)           New Term Loans.  Subject to the terms and conditions hereof, each Lender (including any Continuing Lender solely to the extent that its Term Loan Commitment with respect to any Class exceeds its converted Term Loans of such Class) severally agrees to make, on the Restatement Date:

(A)	a U.S. Tranche A Term Loan to the U.S. Borrower in an amount equal to such Lender’s U.S. Tranche A Term Loan Commitment;

(B)	a Foreign Tranche A Term Loan to the Foreign Borrower in an amount equal to such Lender’s Foreign Tranche A Term Loan Commitment;

(C)	a U.S. Tranche B Term Loan to the U.S. Borrower in an amount equal to such Lender’s U.S. Tranche B Term Loan Commitment; and

(D)	a Foreign Tranche B Term Loan to the Foreign Borrower in an amount equal to such Lender’s Foreign Tranche B Term Loan Commitment.

(iii)           The Borrowers may make only one borrowing under each of the Tranche A Term Loan Commitments and Tranche B Term Loan Commitments which shall be on the Restatement Date.  Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively.  Each Lender’s Tranche A Term Loan Commitments and Tranche B Term Loan Commitments shall terminate immediately and without further action on the Restatement Date after giving effect to the conversion or funding of such Lender’s Tranche A Term Loan Commitments and Tranche B Term Loan Commitments on such date.

(b)           Borrowing Mechanics for Term Loans.

(i)           The Borrower Representative shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than one (1) Business Day prior to the Restatement Date.  Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)           Each Lender shall make its Tranche A Term Loans and/or Tranche B Term Loans, as the case may be, available to the Administrative Agent not later than 12:00 p.m. (New York City time) and, with respect to Foreign Tranche B Term Loans and Foreign Tranche A Term Loans, 12:00 p.m. (London time) on the Restatement Date, by wire transfer of same day funds in Dollars or Euros, as the case may be, at the Principal Office designated by the Administrative Agent (or provide the Administrative Agent with a Restatement Date Conversion Notice with respect to its Original Term Loans in lieu of such funding requirement).  Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to the applicable Borrower on the Restatement Date by causing an amount of same day funds in Dollars or Euros, as applicable, equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the applicable Borrower.

Section 2.02                           Revolving Loans

.

(a)           U.S. Revolving Commitments.  During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make U.S. Revolving Loans to the U.S. Borrower in an aggregate amount up to but not exceeding such Lender’s U.S. Revolving Commitment; provided, that after giving effect to the making of any U.S. Revolving Loans in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect.  Loans in respect of the U.S. Revolving Commitments shall be drawn in Dollars.  Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the applicable Revolving Commitment Period.  Each Lender’s U.S. Revolving Commitments shall expire on the U.S. Revolving Commitment Termination Date and all U.S. Revolving Loans and all other amounts owed hereunder with respect to the U.S. Revolving Loans and the U.S. Revolving Commitments shall be paid in full no later than such date.

(b)           Foreign Revolving Commitments.  During the Foreign Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Foreign Revolving Loans to the Foreign Borrower in an aggregate amount up to but not exceeding such Lender’s Foreign Revolving Commitment; provided, that after giving effect to the making of any Foreign Revolving Loans in no event shall the Total Utilization of Foreign

Revolving Commitments exceed the Foreign Revolving Commitments then in effect.  Loans in respect of the Foreign Revolving Commitments may be drawn in Euros, Japanese Yen or Pounds Sterling, as specified in the Borrowing Notice.  Amounts borrowed pursuant to this Section 2.02(b) may be repaid and reborrowed during the applicable Revolving Commitment Period.  Each Lender’s Foreign Revolving Commitments shall expire on the Foreign Revolving Commitment Termination Date and all Foreign Revolving Loans and all other amounts owed hereunder with respect to the Foreign Revolving Loans and the Foreign Revolving Commitments shall be paid in full no later than such date.  Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to the Foreign Borrower or an Ancillary Borrower in place of all or part of its Foreign Revolving Commitments.

(c)           Canadian Revolving Commitments. During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Canadian Revolving Loans to the U.S. Borrower in an aggregate amount up to but not exceeding such Lender’s Canadian Revolving Commitment; provided, that after giving effect to the making of any Canadian Revolving Loans in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect.  Loans in respect of the Canadian Revolving Commitments may be drawn in Dollars or Canadian Dollars.  Amounts borrowed pursuant to this Section 2.02(c) may be repaid and reborrowed during the applicable Revolving Commitment Period.  Each Lender’s Canadian Revolving Commitments shall expire on the Canadian Revolving Commitment Termination Date and all Canadian Revolving Loans and all other amounts owed hereunder with respect to the Canadian Revolving Loans and the Canadian Revolving Commitments shall be paid in full no later than such date.

(d)           Conversion of Original Revolving Commitments and Revolving Loans.  Subject to the terms and conditions hereof:

(i)           each Continuing U.S. Revolving Lender severally agrees that the Original U.S. Revolving Commitment and, if outstanding, any Original Revolving Loans thereunder of such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s U.S. Revolving Commitment on and after the Restatement Date as, and shall be deemed converted into, a “U.S. Revolving Commitment” and “U.S. Revolving Loans”, respectively, made pursuant to this Agreement, and such Continuing Lender’s Original U.S. Revolving Commitment and, if outstanding, any Original Revolving Loans shall to the extent so converted cease to exist as an Original U.S. Revolving Commitment and Original Revolving Loans on the Restatement Date;

(ii)           each Continuing Foreign Revolving Lender severally agrees that the Original Foreign Revolving Commitment and, if outstanding, any Original Revolving Loans thereunder of such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s Foreign Revolving Commitment on and after the Restatement Date as, and shall be deemed converted into, a “Foreign Revolving Commitment” and “Foreign Revolving Loans”, respectively, made pursuant to this Agreement, and such Continuing Lender’s Original Foreign Revolving Commitment and, if outstanding, any Original Revolving Loans shall to the extent so converted cease to exist as an Original Foreign Revolving Commitment and Original Revolving Loans on the Restatement Date; and

(iii)           each Continuing Canadian Revolving Lender severally agrees that the Original Canadian Revolving Commitment and, if outstanding, any Original Revolving Loans thereunder of such Continuing Lender shall remain outstanding to the extent of (but not in excess of) such Continuing Lender’s Canadian Revolving Commitment on and after the Restatement Date as, and shall be deemed converted into, a “Canadian Revolving Commitment” and “Canadian Revolving Loans”, respectively, made pursuant to this Agreement, and such Continuing Lender’s Original Canadian Revolving Commitment and, if outstanding, any Original Revolving Loans shall to the extent so converted cease to exist as an Original Canadian Revolving Commitment and Original Revolving Loans on the Restatement Date.

(e)           Borrowing Mechanics for Revolving Loans.

(i)           Except pursuant to Section 2.04(d), (x) U.S. Revolving Loans that are Base Rate Loans and Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans shall be made in a minimum amount of $5,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) in excess of that amount, (y) U.S. Revolving Loans and Canadian Revolving Loans that are Eurocurrency Rate Loans shall be in a minimum amount of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) in excess of that amount and (z) Foreign Revolving Loans shall be in a minimum amount of €1,000,000 (or, with regard to Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) and integral multiples of €1,000,000 (or, with regard to Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) in excess of that amount.

(ii)           Whenever the U.S. Borrower desires that Lenders make Revolving Loans to it, it shall deliver to the Administrative Agent a fully executed and delivered Borrowing Notice no later than 10:00 a.m. (New York City time) (x) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan denominated in Dollars or Canadian Dollars and (y) at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan denominated in Dollars or a Revolving Loan that is a Canadian Prime Rate Loan denominated in Canadian Dollars.  Whenever the Foreign Borrower desires that Lenders make Foreign Revolving Loans, it shall deliver to the Administrative Agent a fully executed and delivered Borrowing Notice no later than 10:00 a.m. (London, England time) at least three (3) Business Days in advance of the proposed Credit Date.  Except as otherwise provided herein, a Borrowing Notice for a Revolving Loan that is a Eurocurrency Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

(iii)           Notice of receipt of each Borrowing Notice in respect of U.S. Revolving Loans or Canadian Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Notice from the U.S. Borrower.  Each Lender shall make the amount of its U.S. Revolving Loan or Canadian Revolving Loan, as applicable, available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.

(iv)           Notice of receipt of each Borrowing Notice in respect of Foreign Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:00 a.m. (London, England time)) not later than 2:00 p.m. (London, England time) on the same day as the Administrative Agent’s receipt of such Notice from the applicable Foreign Borrower.  Each Lender shall make the amount of its Foreign Revolving Loan available to the Administrative Agent not later than 12:00 p.m. (London, England time) on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.

(v)           Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in the requested Approved Currency equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the applicable Borrower or the Borrower Representative.

(vi)           To the extent that any Original Revolving Loans are outstanding on the Restatement Date, subject to the satisfaction of the conditions precedent set forth in Article III, to the extent necessary to allocate each Revolving Loan of the same Class ratably in accordance with their Revolving Commitments after giving effect to any conversions pursuant to Section 2.02(d) and the receipt of new Revolving Commitments as required by Article III, (a) each of the Lenders with Revolving Commitments of the same Class shall assign to each other Lender with Revolving Commitments of such Class, and each of such Lenders shall purchase from each of such other Lenders, at the principal amount thereof (together with accrued interest, if any), such interests in the applicable Revolving Loans outstanding on the Restatement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Lenders with Revolving Commitments of the same Class ratably in accordance with their Revolving Commitments after giving effect to the Restatement.

Section 2.03                           Swing Line Loans

.

(a)           Swing Line Loans Commitments.

(i)           From time to time during the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, the U.S. Swing Line Lender hereby agrees to make U.S. Swing Line Loans to the U.S. Borrower in the aggregate amount up to but not exceeding the U.S. Swing Line Sublimit; provided, that after giving effect to the making of any U.S. Swing Line Loan, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.03(a)(i) may be repaid and reborrowed during the U.S. Revolving Commitment Period.  The U.S. Swing Line Lender’s Revolving Commitment shall expire on the U.S. Revolving Commitment Termination Date.  All U.S. Swing Line Loans and all other amounts owed hereunder with respect to the U.S. Swing Line Loans shall be paid in full on the earlier of (i) the date which is three days after the incurrence thereof and (ii) the U.S. Revolving Commitment Termination Date; and

(ii)           From time to time during the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, the Canadian Swing Line Lender hereby agrees to make Canadian Swing Line Loans to the U.S. Borrower in the aggregate amount up to but not exceeding the Canadian Swing Line Sublimit; provided, that after giving effect to the making of any Canadian Swing Line Loan, in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.03(a)(ii) may be repaid and reborrowed during the Canadian Revolving Commitment Period.  The Canadian Swing Line Lender’s Canadian Revolving Commitment shall expire on the Canadian Revolving Commitment Termination Date.  All Canadian Swing Line Loans and all other amounts owed hereunder with respect to the Canadian Swing Line Loans shall be paid in full on the earlier of (i) the date which is three days after the incurrence thereof and (ii) the Canadian Revolving Commitment Termination Date.

(b)           Borrowing Mechanics for Swing Line Loans.

(i)           Swing Line Loans shall be made in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

                                (ii)           Whenever the U.S. Borrower desires that the U.S. Swing Line Lender make a U.S. Swing Line Loan, the U.S. Borrower shall deliver to the Administrative Agent a Borrowing Notice no later than 10:30 a.m. (New York City time) on the proposed Credit Date.  Whenever the U.S. Borrower desires that the Canadian Swing Line Lender make a Canadian Swing Line Loan, the U.S. Borrower shall deliver to the Administrative Agent a Borrowing Notice no later than 10:00 a.m. (New York City time) on the proposed Credit Date.

(iii)           The applicable Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars or Canadian Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the U.S. Borrower promptly upon receipt from such Swing Line Lender on the applicable Credit Date by causing an amount of same day funds in Dollars or Canadian Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the applicable Swing Line Lender to be credited to the account of the U.S. Borrower at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the U.S. Borrower.

(iv)           With respect to any Swing Line Loans which have not been voluntarily prepaid by the U.S. Borrower pursuant to Section 2.13(a) or repaid pursuant to clause (a) above, the applicable Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the U.S. Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Borrowing Notice given by the U.S. Borrower) requesting that (x) with regard to any U.S. Swing Line Loan, each Lender holding a U.S. Revolving Commitment make U.S. Revolving Loans that are Base Rate Loans to the U.S. Borrower on such Credit Date in an amount equal to the amount of such U.S. Swing Line Loans (the “U.S. Refunded Swing Line Loans”) outstanding on the date such notice is given which the U.S. Swing Line Lender requests Lenders to prepay, and (y) with regard to any Canadian Swing Line Loan, each Lender holding a Canadian Revolving Commitment make Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, as applicable, to the U.S. Borrower on such Credit Date in an amount equal to the amount of such Canadian Swing Line Loans (the “Canadian Refunded Swing Line Loans” and, together with the U.S. Refunded Swing Line Loans, the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Canadian Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the applicable Swing Line Lender shall be immediately delivered by the Administrative Agent to the applicable Swing Line Lender (and not to the U.S. Borrower) and applied to repay a corresponding portion of the applicable Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the applicable Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the applicable Swing Line Lender to the U.S. Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line

Loans and shall no longer be due under the applicable Swing Line Note of the applicable Swing Line Lender but shall instead constitute part of the applicable Swing Line Lender’s outstanding Revolving Loans to the U.S. Borrower and shall be due under the applicable Revolving Loan Note issued by the U.S. Borrower to the applicable Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to the applicable Swing Line Lender should be recovered by or on behalf of the U.S. Borrower from the applicable Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v)           If for any reason Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to the applicable Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the applicable Swing Line Lender, (x) each Lender holding a U.S. Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding U.S. Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon, and (y) each Lender holding a Canadian Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Canadian Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the applicable Swing Line Lender, each Lender holding a U.S. Revolving Commitment or a Canadian Revolving Commitment, as applicable, shall deliver to the applicable Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of such Swing Line Lender. In order to evidence such participation each Lender holding such a Revolving Commitment agrees to enter into a participation agreement at the request of the applicable Swing Line Lender in form and substance reasonably satisfactory to the applicable Swing Line Lender.  In the event any Lender holding such a Revolving Commitment fails to make available to the applicable Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, the applicable Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the applicable Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate or the Canadian Prime Rate, as applicable.

(vi)           Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E)

any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of each Lender are subject to the condition that the applicable Swing Line Lender had not received prior notice from the U.S. Borrower or the Required Lenders that any of the conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Lender is a Defaulting Revolving Lender with U.S. Revolving Commitments or Canadian Revolving Commitments, as applicable, unless the applicable Swing Line Lender has entered into arrangements satisfactory to it and the U.S. Borrower to eliminate the applicable Swing Line Lender’s risk with respect to the Defaulting Revolving Lender’s participation in such Swing Ling Loan, including by the U.S. Borrower cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the outstanding Swing Line Loans.

Section 2.04                           Issuance of Letters of Credit and Purchase of Participations Therein

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(a)           Letters of Credit.

(i)           During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each U.S. Issuing Bank agrees to issue U.S. Letters of Credit for the account of the U.S. Borrower or any Restricted Subsidiary thereof in the aggregate amount up to but not exceeding the U.S. Letter of Credit Sublimit; provided, that (i) each U.S. Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each U.S. Letter of Credit shall not be less than $2,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the U.S. Letter of Credit Usage exceed the U.S. Letter of Credit Sublimit then in effect; (v) in no event shall any standby U.S. Letter of Credit have an expiration date later than the earlier of (1) the U.S. Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial U.S. Letter of Credit have an expiration date later than the earlier of (1) the U.S. Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.

(ii)           During the Foreign Revolving Commitment Period, subject to the terms and conditions hereof, each Foreign Issuing Bank agrees to issue Foreign Letters of Credit for the account of the Foreign Borrower or any Restricted Subsidiary thereof in the aggregate amount up to but not exceeding the Foreign Letter of Credit Sublimit; provided, that (i) each Foreign Letter of Credit shall be denominated in Euros, Japanese Yen or Pounds Sterling; (ii) the stated amount of each Foreign Letter of Credit shall not be less than €1500 (or the applicable Foreign Currency Equivalent) or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Foreign Revolving Commitments exceed the

Foreign Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Foreign Letter of Credit Usage exceed the Foreign Letter of Credit Sublimit then in effect; (v) in no event shall any standby Foreign Letter of Credit have an expiration date later than the earlier of (1) the Foreign Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Foreign Letter of Credit have an expiration date later than the earlier of (1) the Foreign Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.

(iii)           During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Canadian Issuing Bank agrees to issue Canadian Letters of Credit for the account of the U.S. Borrower or any Restricted Subsidiary thereof in the aggregate amount up to but not exceeding the Canadian Letter of Credit Sublimit; provided, that (i) each Canadian Letter of Credit shall be denominated in Dollars or Canadian Dollars; (ii) the stated amount of each Canadian Letter of Credit shall not be less than $2,000 (or the applicable Foreign Currency Equivalent) or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Canadian Letter of Credit Usage exceed the Canadian Letter of Credit Sublimit then in effect; (v) in no event shall any standby Canadian Letter of Credit have an expiration date later than the earlier of (1) the Canadian Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Canadian Letter of Credit have an expiration date later than the earlier of (1) the Canadian Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.

Subject to the foregoing, (i) an Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each; provided, that no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; (ii) if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the applicable Revolving Commitment Termination Date; provided, that if any such Letter of Credit is outstanding or the expiration date is extended to a date after the date that is five (5) Business Days prior to the applicable Revolving Commitment Termination Date, the applicable Borrower shall Cash Collateralize such Letter of Credit on or prior to the date that is five (5) Business Days prior to the applicable Revolving Commitment Termination Date; and (iii) in the event that any Lender is a Defaulting Revolving Lender, the applicable Issuing Bank shall not be required to issue any Letter of Credit under the applicable Revolving Commitment unless such Issuing Bank has entered into arrangements satisfactory to it and the applicable Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Revolving Lender, including by cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the applicable Letter of Credit Usage.  Notwithstanding the foregoing, Barclays Bank shall have no obligation to issue commercial Letters of Credit unless separately agreed to by Barclays Bank and the Borrower Representative.

(b)           Notice of Issuance.

(i)           Whenever the U.S. Borrower or any Restricted Subsidiary thereof desires the issuance of a Letter of Credit, the U.S. Borrower shall (x) in the case of standby Letters of Credit, deliver to the Administrative Agent and the applicable Issuing Bank an Issuance Notice (or such other notice as may be agreed by such Issuing Bank) no later than 12:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed date of issuance, or such shorter period as may be agreed to by the Issuing Bank in any particular instance and (y) in the case of commercial Letters of Credit, deliver to the applicable Issuing Bank an application therefor on the proposed date of issuance. Such Issuance Notice shall specify if such Letter of Credit is requested under the U.S. Revolving Commitments or the Canadian Revolving Commitments.  Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures.  Upon the issuance of any U.S. Letter of Credit or amendment or modification to a U.S. Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender with a U.S. Revolving Commitment, of such issuance, or amendment or modification and the amount of such Lender’s respective participation in such U.S. Letter of Credit pursuant to Section 2.04(e). Upon the issuance of any Canadian Letter of Credit or amendment or modification to a Canadian Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender with a Canadian Revolving Commitment, of such issuance, amendment or modification to such Canadian Letter of Credit and the amount of such Lender’s respective participation in such Canadian Letter of Credit pursuant to Section 2.04(e).

(ii)           Whenever the Foreign Borrower or any Restricted Subsidiary thereof desires the issuance of a Letter of Credit, the Foreign Borrower or the Borrower Representative shall (x) in the case of standby Letters of Credit, deliver to the Administrative Agent and the applicable Issuing Bank an Issuance Notice (or such other notice as may be agreed by such Issuing Bank) no later than 12:00 p.m. (London, England time) at least three (3) Business Days in advance of the proposed date of issuance, or such shorter period as may be agreed to by the Issuing Bank in any particular instance and (y) in the case of commercial Letters of Credit, deliver to the applicable Issuing Bank an application therefor on the proposed date of issuance.  Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures.  Upon the issuance of any Foreign Letter of Credit or amendment or modification to a Foreign Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Lender with a Foreign Revolving Commitment of such issuance, or amendment or modification and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e).

(c)           Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  As between the Borrowers and the applicable Issuing Bank, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Issuing Bank by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall give rise to any liability on the part of such Issuing Bank to any Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages suffered by the Borrowers or any of their Subsidiaries that are determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by such Issuing Bank’s gross negligence or willful misconduct.

(d)           Reimbursement by the Borrowers of Amounts Drawn or Paid Under Letters of Credit.

(i)           In the event an Issuing Bank has determined to honor a drawing under a U.S. Letter of Credit or Canadian Letter of Credit, it shall immediately notify the U.S. Borrower and the Administrative Agent, and the U.S. Borrower shall reimburse the applicable Issuing Bank on or before the Business Day immediately following the date on which such notice is received by the U.S. Borrower (the “Reimbursement Date”) in an amount in the Approved Currency in which such Letter of Credit was issued and in same day funds equal to the amount of such honored drawing; provided, that anything contained herein to the contrary notwithstanding, (x) unless the U.S. Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the U.S. Borrower intends to reimburse the applicable Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower Representative shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting (A) in the case of a U.S. Letter of Credit, Lenders with U.S. Revolving Commitments to make U.S. Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (B) in the case of a Canadian Letter of Credit, Lenders with Canadian Revolving Commitments to make Canadian Revolving Loans that are Canadian Prime Rate Loans or Base Rate Loans, as applicable, on the Reimbursement Date in an amount in Canadian Dollars or Dollars, as applicable, equal to the amount of such honored drawing (provided that, in respect of any honored drawing in an amount less than $250,000 (or the Canadian Dollar equivalent), the U.S. Borrower shall reimburse the applicable Issuing Bank for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this clause (x)) and (y) subject to satisfaction or waiver of the conditions specified in Section 3.02, (A) Lenders with U.S. Revolving Commitments shall, on the Reimbursement Date for any U.S. Letter of Credit, make U.S. Revolving Loans that are Base Rate Loans in the amount of such honored drawing and (B) Lenders with Canadian Revolving Commitments shall, on the Reimbursement Date for any Canadian Letter of Credit, make Canadian Revolving Loans that are Canadian Prime Rate Loans or Base Rate Loans, as applicable, in an amount of such honored drawing, in each case, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the U.S. Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.

(ii)           In the event the Issuing Bank has determined to honor a drawing under a Foreign Letter of Credit, it shall immediately notify the applicable Foreign Borrower and the Administrative Agent, and the applicable Foreign Borrower shall reimburse the Issuing Bank on or before the Reimbursement Date in an amount in the Approved Currency in which such Letter of Credit was issued and in same day funds equal to the amount of such honored drawing; provided, that anything contained herein to the contrary notwithstanding, (i) unless the applicable Foreign Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 10:00 a.m. (London, England time) on the Reimbursement Date that the Foreign Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower Representative shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Lenders with Foreign Revolving Commitments to make Foreign Revolving Loans that are Eurocurrency Rate Loans with an Interest Period of one month on the Reimbursement Date in an amount in the applicable Approved Currency equal to the amount of such honored drawing (provided that, in respect of any honored drawing in an amount less than €250,000, the Foreign Borrower shall reimburse the applicable Issuing Bank for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this clause (i)), and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.02, Lenders with Foreign Revolving Commitments shall, on the Reimbursement Date for any Foreign Letter of Credit, make Foreign Revolving Loans that are Eurocurrency Rate Loans with an Interest Period of one month in the amount of such honored drawing, the proceeds of which shall be applied directly by the

Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Foreign Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the applicable Foreign Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Foreign Revolving Loans, if any, which are so received.

Nothing in this Section 2.04(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and each Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.04(d).

(e)           Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each U.S. Letter of Credit, each Lender having a U.S. Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such U.S. Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the U.S. Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  Immediately upon the issuance of each Canadian Letter of Credit, each Lender having a Canadian Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Canadian Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Canadian Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  Immediately upon the issuance of each Foreign Letter of Credit, each Lender having a Foreign Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Foreign Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Foreign Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that the applicable Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify each Lender with an applicable Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the applicable Revolving Commitments.  Each Lender with a U.S. Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank.  Each Lender with a Canadian Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars or Canadian Dollars, as applicable, and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank.  Each Lender with a Foreign Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Euros or such Other Foreign Currency, as applicable, and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (London, England time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank.  In the event that any Lender with a U.S. Revolving Commitment, Canadian Revolving Commitment or Foreign Revolving Commitment, as applicable, fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter, in respect of U.S. Letters of Credit, at the Base Rate, in respect of Canadian Letters of Credit denominated in Canadian Dollars, at the Canadian Prime Rate, in respect of Canadian Letters of Credit denominated in Dollars, at the Base Rate, and in respect of Foreign Letters of Credit, at the Eurocurrency Rate for an Interest Period of one month.  In the event the applicable Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.04(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share (with respect to the applicable Revolving Commitments) of all payments subsequently received by the applicable Issuing Bank from the applicable Borrower in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Schedule 1.01(d) or at such other address as such Lender may request.

(f)           Obligations Absolute.  The obligation of (i) the U.S. Borrower to reimburse each applicable Issuing Bank for drawings honored under the U.S. Letters of Credit or Canadian Letters of Credit issued by it and to repay any U.S. Revolving Loans or Canadian Revolving Loans made by Lenders pursuant to Section 2.04(d), (ii) the Foreign Borrower to reimburse the Issuing Bank for drawings honored under the Foreign Letters of Credit issued by it to the Foreign Borrower and to repay any Foreign Revolving Loans made by Lenders pursuant to Section 2.04(d) and (iii) the Lenders under Section 2.04(e), in each case shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that in each case payment by the Issuing Bank under the applicable Letter of Credit shall not have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have constituted gross negligence, bad faith or willful misconduct of the Issuing Bank under the circumstances in question.

(g)           Indemnification.  Without duplication of any obligation of the Borrowers under Section 10.02 or 10.03, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank for the account of such Borrower, other than as a result of (1) the gross negligence, bad faith or willful misconduct of the Issuing Bank or (2) the dishonor by the Issuing Bank of a demand for payment made in compliance with the provisions hereunder or under the Letter of Credit, in each case, as determined by a final, non-appealable judgment of court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)           Resignation and Removal of Issuing Bank.  An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to the Administrative Agent, the Lenders and the Borrower Representative.  An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank.  At the time any such replacement or resignation shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank.  From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or to renew existing Letters of Credit.

(i)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

Section 2.05                      Pro Rata Shares; Availability of Funds; Affiliates

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(a)           Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the applicable Class of Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitments or any Revolving Commitments of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)           Availability of Funds.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter, if such Loan is in Dollars, at the Base Rate, if such Loan is in Canadian Dollars, at the Canadian Prime Rate, and if such Loan is in Euros or any Other Foreign Currency, at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select).  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower Representative and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the Base Rate if such Loan is in Dollars, at the Canadian Prime Rate if such Loan is in Canadian Dollars, and at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select) if such Loan is in Euros or any Other Foreign Currency.  Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(c)           Affiliates.   Each Lender may, at its option, make any Loan available to the Foreign Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Foreign Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) any Lender that exercises such option shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than such Lender would have been entitled to receive had such option not been exercised.

Section 2.06                      Use of Proceeds

.  The proceeds of the Loans on the Restatement Date, together with cash on hand of the Borrowers, shall be applied by the Borrowers (i) to repay the Original U.S. Tranche B Term Loans to the extent the aggregate principal amount of the Original U.S. Tranche B Term Loans exceeds the U.S. Tranche B Term Loans and (ii) to repay the Original Term Loans and Original Revolving Loans of each Original Lender that is not a Continuing Lender. The proceeds of the Revolving Loans, Swing Line Loans, Letters of Credit and any loans under any Ancillary Facility made after the Restatement Date shall be applied by the applicable Borrower for working capital or general corporate purposes of such Borrower or any of its Subsidiaries, including Permitted Acquisitions.  The proceeds of the Incremental Term Loans shall be applied by the applicable Borrower for working capital or general corporate purposes of such Borrower and its Subsidiaries, including Permitted Acquisitions.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07                           Evidence of Debt; Register; Notes

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(a)           Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.

(b)           Register.  The Administrative Agent (or its agent or sub-agent appointed by it) acting for this purpose as an agent of the Borrowers shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitment and Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice and upon request (which may not be made more than once per month) the Administrative Agent shall provide a copy of the information in the Register to the Borrower.  The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error.  Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.07, and each Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute “Indemnitees.”

(c)           Notes.  If so requested by any Lender by written notice to the Borrower Representative (with a copy to the Administrative Agent) at least five (5) Business Days prior to the Restatement Date, or at any time thereafter, each applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Restatement Date (or, if such notice is delivered after the Restatement Date, promptly after such Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Tranche A Term Loans, Tranche B Term Loans, Incremental Term Loan, Revolving Loans or Swing Line Loan, as the case may be.

Section 2.08                           Interest on Loans

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(a)           Except as otherwise set forth herein, each Class of Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)           in the case of Tranche A Term Loans and Revolving Loans:

(A)	if a Base Rate Loan, at the Base Rate plus the Applicable Margin;

(B)	if a Eurocurrency Rate Loan, at the Adjusted Eurocurrency Rate plus the Applicable Margin and plus Mandatory Costs, if any; or

(C)	if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin;

(ii)           in the case of Swing Line Loans, at the Base Rate or the Canadian Prime Rate, as applicable, plus the Applicable Margin; and

(iii)           in the case of Tranche B Term Loans:

(A)	if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B)	if a Eurocurrency Rate Loan, at the Adjusted Eurocurrency Rate plus the Applicable Margin and plus Mandatory Costs, if any.

(b)           The Type of Loan (except a Swing Line Loan, which can be made and maintained as a Base Rate Loan or Canadian Prime Rate Loan only), and the Interest Period with respect to any Eurocurrency Rate Loan shall be selected by the applicable Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be; provided, that until the date on which the Arranger notifies the Borrower Representative that the primary syndication of the Loans and Revolving Commitments has been completed (which date shall be not later than twenty-eight (28) days after the Restatement Date), the Term Loans shall be maintained as either (1) Eurocurrency Rate Loans having an Interest Period of no longer than one month or such shorter period as the U.S. Borrower and the Administrative Agent may agree or (2) Base Rate Loans (or Canadian Prime Rate Loans).  If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan, if a Loan denominated in Dollars or Canadian Dollars, shall be a Base Rate Loan or a Canadian Prime Rate Loan, as applicable, and, if a Loan denominated in any other Approved Currency, shall be a Eurocurrency Rate Loan having an Interest Period of one month.

(c)           In connection with Eurocurrency Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time in respect of each of the Tranche A Term Loans and the Tranche B Term Loans, no more than ten (10) Interest Periods outstanding at any time in respect of the U.S. Revolving Loans, no more than five (5) Interest Periods outstanding at any time in respect of the Canadian Revolving Loans, and no more than ten (10) Interest Periods outstanding at any time in respect of the Foreign Revolving Loans.  In the event the Borrower Representative fails to specify between a Base Rate Loan or a Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Dollars, such Loan (if outstanding as a Eurocurrency Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan).  In the event the Borrower Representative fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) or, with respect to Loans in respect of Foreign Revolving Commitments, 10:00 a.m. (London, England time), on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower Representative and each Lender.  In the event that the Borrower Representative fails to specify between a Canadian Prime Rate Loan and a Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Canadian Dollars, such Loan (if outstanding as a Eurocurrency Rate Loan) shall be automatically converted into a Canadian Prime Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Canadian Prime Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Canadian Prime Rate Loan).

(d)           Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans and Canadian Prime Rate Loans on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of Eurocurrency Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan or Canadian Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan or Canadian Prime Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)           Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears (i) on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; provided, that with respect to any voluntary prepayment of a Base Rate Loan and a Canadian Prime Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date and (iii) at maturity of such Loan, including final maturity of such Loan.

(f)           The applicable Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under a Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans (or if such Letter of Credit is denominated in Canadian Dollars, the Canadian Prime Rate) or, with respect to Letters of Credit denominated in a currency other than Dollars or Canadian Dollars, Eurocurrency Rate Loans with an Interest Period of one month, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to such Revolving Loans.

(g)           Interest payable pursuant to Section 2.08(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.  Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.08(f), the Issuing Bank shall distribute to each Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.  In the event the Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which the Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

(h)           The rate and time of payment of interest in respect of any Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower under such Ancillary Facility based on normal market rates and terms.

(i)           For purposes of disclosure pursuant to the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.09                           Conversion/Continuation

.

(a)           Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrowers shall have the option:

(i)           to convert at any time all or any part of any Term Loan or Revolving Loan denominated in Dollars or Canadian Dollars equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Eurocurrency Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan unless the U.S. Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)           upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurocurrency Rate Loan;

provided that, for the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.

(b)           The Borrower Representative shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) or, with respect to Loans in respect of Foreign Revolving Commitments, 10:00 a.m. (London, England time), at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or Canadian Prime Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurocurrency Rate Loans, shall be irrevocable on and after the related Interest Rate Determination Date, and each Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.10                           Default Interest

.  Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), (c) (in the case of a failure to perform or comply with any term or condition contained in Section 6.07(a) or (b)), (f), (g), or (h) and, at the request of the Required Lenders, any other Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Eurocurrency Rate Loans denominated in Dollars and Canadian Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Base Rate Loans or Canadian Prime Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.11                           Fees

.

(a)           The U.S. Borrower agrees to pay to Lenders (other than Defaulting Lenders) having U.S. Revolving Exposure and Canadian Revolving Exposure, as applicable:

(i)           commitment fees equal to (1) the average of the daily difference between (a) the U.S. Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding U.S. Revolving Loans plus (y) the U.S. Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage;

(ii)           commitment fees equal to (1) the average of the daily difference between (a) the Canadian Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of (x) all outstanding Canadian Revolving Loans plus (y) the Canadian Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage;

(iii)           letter of credit fees equal to (1) the Applicable Margin for U.S. Revolving Loans that are Eurocurrency Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such U.S. Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); and

(iv)           letter of credit fees equal to (1) the Applicable Margin for Canadian Revolving Loans that are Eurocurrency Rate Loans, times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all such Canadian Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid in Dollars to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.

(b)           The Foreign Borrower agrees to pay to Lenders (other than Defaulting Lenders) having Foreign Revolving Exposure:

(i)           commitment fees equal to (1) the average of the daily difference between (a) the Foreign Revolving Commitments and (b) the Euro Equivalent of the

aggregate principal amount of (x) all outstanding Foreign Revolving Loans plus (y) the Foreign Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)           letter of credit fees equal to (1) the Applicable Margin for Foreign Revolving Loans, times (2) the Euro Equivalent of the average aggregate daily maximum amount available to be drawn under all such Foreign Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(b) shall be paid in Euros to the Administrative Agent at its applicable Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.

(c)           Letter of Credit Fees.

(i)           The U.S. Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, with respect to any standby U.S. Letters of Credit and standby Canadian Letters of Credit a fronting fee in Dollars equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all such U.S. Letters of Credit and Canadian Letters of Credit (determined as of the close of business on any date of determination).

(ii)           The Foreign Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, with respect to any standby Foreign Letters of Credit a fronting fee in Euros equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all such Foreign Letters of Credit (determined as of the close of business on any date of determination).

(iii)           The applicable Borrower agrees to pay fees to be agreed with the applicable Issuing Bank in respect of all commercial Letters of Credit.

(iv)           The applicable Borrower agrees to pay such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the applicable Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(d)           All fees referred to in Section 2.11(a), 2.11(b), 2.11(c)(i) and 2.11(c)(ii) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the applicable Revolving Commitment Period, commencing on the first such date to occur after the Restatement Date, and on the applicable Revolving Commitment Termination Date.

(e)           In addition to any of the foregoing fees, the Borrowers agree to pay to Agents such other fees (such as administrative agency fees) in the amounts and at the times separately agreed upon.  The rate and timing of fees in respect of any Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower under such Ancillary Facility based on normal market rates and terms.  Certain fees separately agreed, if any, shall be payable to the Lenders on the Restatement Date as fee compensation for the funding of such Lender’s Loans or availability of such Lender’s unfunded Revolving Commitment.  Such closing fees, if any, shall be in all respect earned, due and payable on the Restatement Date and non-refundable and non-creditable thereafter.

Section 2.12                           Scheduled Payments/Commitment Reductions

.

(a)           The principal amounts of the U.S. Tranche A Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing on June 30, 2011:

Amortization Date	U.S. Tranche A Term Loan Installments
June 30, 2011	$8,000,000
September 30, 2011	$8,000,000
December 31, 2011	$8,000,000
March 31, 2012	$8,000,000
June 30, 2012	$16,000,000
September 30, 2012	$16,000,000
December 31, 2012	$16,000,000
March 31, 2013	$16,000,000
June 30, 2013	$24,000,000
September 30, 2013	$24,000,000
December 31, 2013	$24,000,000
March 31, 2014	$24,000,000
June 30, 2014	$40,000,000
September 30, 2014	$40,000,000
December 31, 2014	$40,000,000
March 31, 2015	$40,000,000
June 30, 2015	$72,000,000
September 30, 2015	$72,000,000
December 31, 2015	$72,000,000
Tranche A Term Loan Maturity Date	Remainder

(b)           The principal amounts of the Foreign Tranche A Term Loans shall be repaid in Installments in the aggregate amounts set forth below on the Installment Dates set forth below, commencing on June 30, 2011:

Amortization Date	Foreign Tranche A Term Loan Installments
June 30, 2011	€1,084,471.76
September 30, 2011	€1,084,471.76
December 31, 2011	€1,084,471.76
March 31, 2012	€1,084,471.76
June 30, 2012	€2,168,943.53
September 30, 2012	€2,168,943.53
December 31, 2012	€2,168,943.53
March 31, 2013	€2,168,943.53
June 30, 2013	€3,253,415.29
September 30, 2013	€3,253,415.29
December 31, 2013	€3,253,415.29
March 31, 2014	€3,253,415.29
June 30, 2014	€5,422,358.81
September 30, 2014	€5,422,358.81
December 31, 2014	€5,422,358.81
March 31, 2015	€5,422,358.81
June 30, 2015	€9,760,245.86
September 30, 2015	€9,760,245.86
December 31, 2015	€9,760,245.86
Tranche A Term Loan Maturity Date	Remainder

(c)           The principal amounts of the U.S. Tranche B Term Loans shall be repaid in Installments in the aggregate amounts set forth below on the Installment Dates set forth below, commencing on June 30, 2011:

Amortization Date	U.S. Tranche B Term Loan Installments
June 30, 2011	$1,000,000
September 30, 2011	$1,000,000
December 31, 2011	$1,000,000
March 31, 2012	$1,000,000
June 30, 2012	$1,000,000
September 30, 2012	$1,000,000
December 31, 2012	$1,000,000
March 31, 2013	$1,000,000
June 30, 2013	$1,000,000
September 30, 2013	$1,000,000
December 31, 2013	$1,000,000
March 31, 2014	$1,000,000
June 30, 2014	$1,000,000
September 30, 2014	$1,000,000
December 31, 2014	$1,000,000
March 31, 2015	$1,000,000
June 30, 2015	$1,000,000
September 30, 2015	$1,000,000
December 30, 2015	$1,000,000
March 31, 2016	$1,000,000
Tranche B Term Loan Maturity Date	Remainder

(d)           The principal amounts of the Foreign Tranche B Term Loans shall be repaid in Installments in the aggregate amounts set forth below on the Installment Dates set forth below, commencing on June 30, 2011:

Amortization Date	Foreign Tranche B Term Loan Installments
June 30, 2011	€650,683.06
September 30, 2011	€650,683.06
December 31, 2011	€650,683.06
March 31, 2012	€650,683.06
June 30, 2012	€650,683.06
September 30, 2012	€650,683.06
December 31, 2012	€650,683.06
March 31, 2013	€650,683.06
June 30, 2013	€650,683.06
September 30, 2013	€650,683.06
December 31, 2013	€650,683.06
March 31, 2014	€650,683.06
June 30, 2014	€650,683.06
September 30, 2014	€650,683.06
December 31, 2014	€650,683.06
March 31, 2015	€650,683.06
June 30, 2015	€650,683.06
September 30, 2015	€650,683.06
December 30, 2015	€650,683.06
March 31, 2016	€650,683.06
Tranche B Term Loan Maturity Date	Remainder

(e)           Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Tranche A Term Loans and the Tranche B Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively.

Section 2.13                           Voluntary Prepayments/Commitment Reductions

.

(a)           Voluntary Prepayments.

(i)           Any time and from time to time (1) with respect to Base Rate Loans or Canadian Prime Rate Loans, the U.S. Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (2) with respect to Eurocurrency Rate Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of, with respect to Loans denominated in Dollars or Canadian Dollars and U.S. Revolving Loans or Canadian Revolving Loans, $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and, with respect to Loans denominated in Euros and all Foreign Revolving Loans, €5,000,000 and integral multiples of €1,000,000 in excess of that amount; and (3) with respect to Swing Line Loans, the U.S. Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount.

(ii)           All such prepayments shall be made (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans or Canadian Prime Rate Loans; (2) upon not less than three (3) Business Days’ prior written notice in the case of Eurocurrency Rate Loans and (3) upon written notice on the date of prepayment, in the case of Swing Line Loans; in each case given to the Administrative Agent or applicable Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) (or, with respect to repayments of Foreign Loans, 12:00 p.m. London, England time) on the date required (and the Administrative Agent or such Swing Line Lender, as the case may be, shall promptly transmit such original notice by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied.  Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)           Voluntary Commitment Reductions.

(i)           The Borrower Representative may, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which written notice the Administrative Agent shall promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the U.S. Revolving Commitments, the Canadian Revolving Commitments and/or the Foreign Revolving Commitments in an amount up to the amount by which (x) the U.S. Revolving Commitments exceed the Total Utilization of U.S. Revolving Commitments, (y) the Canadian Revolving Commitments exceed the Total Utilization of Canadian Revolving Commitments or (z) the Foreign Revolving Commitments exceed the Total Utilization of Foreign Revolving Commitments, as applicable, at the time of such proposed termination or reduction; provided, that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of, with respect to U.S. Revolving Commitments and Canadian Revolving Commitments, $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and, with respect to Foreign Revolving Commitments, €5,000,000 and integral multiples of €1,000,000 in excess of that amount.

(ii)           The Borrower Representative’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower Representative’s notice and shall reduce the applicable Revolving Commitments of each Lender proportionately to its Pro Rata Share thereof; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied.

(c)           Below-Par Purchases.  Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the U.S. Borrower and its Subsidiaries, so long as no Default or Event of Default has occurred and is continuing, either Borrower may repurchase outstanding Term Loans pursuant to this Section 2.13(c) on the following basis:

(i)           The U.S. Borrower may make one or more offers (each, a “U.S.Offer”) to repurchase all or any portion of the U.S. Tranche A Term Loans and U.S. Tranche B Term Loans (such Term Loans, the “U.S. Offer Loans”), and the Foreign Borrower may make one or more offers (each, a “Foreign Offer” and, together with each U.S. Offer, an “Offer”) to repurchase all or any portion of the Foreign Tranche A Term Loans and Foreign Tranche B Term Loans (such Term Loans, the “Foreign Offer Loans” and, together with the U.S. Offer Loans, the “Offer Loans”); provided that, (A) the applicable Borrower delivers notice of its intent to make such Offer to the Administrative Agent at least five Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the applicable Borrower delivers an irrevocable notice of such Offer to all applicable Term Lenders (with a copy to the Administrative Agent) indicating (1) the last date on which such Offer may be accepted, (2) the maximum Dollar or Euro amount of such U.S. Offer or Foreign Offer, as applicable, and (3) the repurchase price per Dollar or Euro of principal amount of such U.S. Offer Loans or such Foreign Offer Loans, as applicable, at which the applicable Borrower is willing to repurchase such Offer Loans (which price shall be below par), (C) the maximum Dollar or Euro amount of each U.S. Offer and each Foreign Offer shall be an amount reasonably determined by the applicable Borrower in consultation with the Administrative Agent prior to the making of any such Offer; (D) the Borrower shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the applicable Borrower prior to the making of any such Offer; (E) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; (F) such Offer shall be made to all Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, further that, if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans and (G) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the applicable Borrower (which shall be consistent with this Section 2.13(c)) and that a Lender must follow in order to have its Offer Loans repurchased, which procedures may include a requirement that that the applicable Borrower represent and warrant that it does not have any material non-public information with respect to any Loan Party (or its Subsidiaries) that could be material to a Lender’s decision to participate in such Offer;

(ii)           With respect to all repurchases made by the applicable Borrower such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.13 in an amount equal to the aggregate principal amount of such Term Loans, provided that such repurchases shall not be subject to the provisions of paragraphs (a) and (b) of this Section 2.13 or Section 2.17;

(iii)           Upon the purchase by the applicable Borrower of any Term Loans, (A) automatically and without the necessity of any notice or any other action, all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Term Loan purchased pursuant to this Section 2.13(c), the Administrative Agent is authorized to make appropriate entries in the Register to reflect such cancellation) and (B) the applicable Borrower will promptly advise the

Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer;

(iv)           Failure by the Borrowers to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.01(a);

(v)           No proceeds of any Revolving Loans may be used to purchase any Offer Loans, and all amounts used to purchase Offer Loans shall be deemed to be a use of the Available Amount; and

(vi)           The amount of such repurchases (based on the face value of the Term Loans purchased thereby) shall be applied on a pro rata basis to reduce the remaining Installments on the applicable Class of Term Loans pursuant to Section 2.12.

Section 2.14                           Mandatory Prepayments/Commitment Reductions

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(a)           Asset Sales.  No later than ten (10) Business Days following the date of receipt by any Group Member of any Net Cash Proceeds in respect of any Asset Sale pursuant to Section 6.08(d), 6.08(j)(ii) or 6.08(k), the Term Loans shall be repaid as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within three hundred sixty-five (365) days of receipt thereof in Additional Assets, which investment may include the repair, restoration or replacement of the applicable assets thereof, to the extent such investments are otherwise permitted under this Agreement.

(b)           Insurance/Condemnation Proceeds.  No later than ten (10) Business Days following the date of receipt by any Group Member, or the Administrative Agent as loss payee, of any Net Cash Proceeds of the type described in clause (b) of the definition thereof, the Term Loans shall be repaid as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries to invest such Net Cash Proceeds within three hundred sixty-five (365) days of receipt thereof in Additional Assets, which Investment may include the repair, restoration or replacement of the applicable assets thereof.

(c)           Issuance or Incurrence of Debt.  No later than one (1) Business Day following the date of receipt by any Group Member of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness of any Group Member (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01, but including Indebtedness permitted to be incurred pursuant to Sections 6.01(d)(1)(ii) (except for Indebtedness incurred for the purpose of repaying Revolving Loans), 6.01(n)(i) and 6.01(n)(ii), the Net Cash Proceeds of which are required to prepay Term Loans, which Net Cash Proceeds shall be applied not later than five (5) Business Days after receipt to the extent necessary to allow the Borrowers to comply with Section 2.15(c)), the Term Loans shall be prepaid by the applicable Borrower as set forth in Section 2.15(b) in an aggregate amount equal to 100.0% of such Net Cash Proceeds.

(d)           Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending January 30, 2011), no later than ninety (90) days after the end of such Fiscal Year, the Term Loans shall be prepaid by the applicable Borrower as set forth in Section 2.15(b) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Term Loans in such Fiscal Year pursuant to Section 2.13(a) (and, for the Fiscal Year ending January 30, 2011, voluntary prepayments of the “Term Loans” under, and as defined in, the Original Credit Agreement made at any time on or prior to the Restatement Date pursuant to Section 2.13(a) of the Original Credit Agreement, including the repayments of such “Term Loans” made on the Restatement Date in the aggregate amount of up to $150,000,000); provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be (x) less than 2.50:1.00 but at least 2.00:1.00, the U.S. Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Term Loans in such Fiscal Year pursuant to Section 2.13(a) (and, for the Fiscal Year ending January 30, 2011, voluntary prepayments of the “Term Loans” under, and as defined in, the Original Credit Agreement made at any time on or prior to the Restatement Date pursuant to Section 2.13(a) of the Original Credit Agreement, including the repayments of such “Term Loans” made on the Restatement Date in the aggregate amount of up to $150,000,000) and voluntary repayments of Revolving Loans or Swing Line Loans in such Fiscal Year to the extent the Revolving Commitments are permanently reduced in connection with such repayments or (y) less than 2.00:1.00, no such payment shall be required.

(e)           Revolving Loans, Swing Line Loans and Letters of Credit.  The applicable Borrower shall from time to time (i) prepay first, the Swing Line Loans, and second, the Revolving Loans and (ii) if all such Loans are prepaid without exhausting the excess referred to below, Cash Collateralize outstanding Letters of Credit, in each case, to the extent necessary so that (x) the Total Utilization of U.S. Revolving Commitments shall not at any time exceed the U.S. Revolving Commitments then in effect, (y) the Total Utilization of Canadian Revolving Commitments shall not at any time exceed the Canadian Revolving Commitments then in effect and (z) the Total Utilization of Foreign Revolving Commitments shall not at any time exceed the Foreign Revolving Commitments then in effect.  Notwithstanding the foregoing, mandatory prepayments of Swing Line Loans and Revolving Loans and Cash Collateralization of Letters of Credit that would otherwise be required pursuant to this Section 2.14(e) solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

(f)           Prepayment Certificate.  Concurrently with any prepayment of the Term Loans pursuant to Sections 2.14(a) through 2.14(d), the Borrower Representative shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Consolidated Excess Cash Flow, as the case may be.  In the event that the Borrower Representative shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the applicable Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the Borrower Representative shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer describing such excess.

Section 2.15                           Application of Prepayments/Reductions; Application of Proceeds of Collateral

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(a)           Application of Voluntary Prepayments by Type of Loans.  Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment (and shall not be required to be made pro rata to all Term Loans);  provided, further, that in the event the applicable Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and applied to reduce in direct order of maturity the next four scheduled Installments of the Tranche A Term Loans and Tranche B Term Loans due and thereafter on a pro rata basis to reduce the scheduled remaining Installments of the Tranche A Term Loans and Tranche B Term Loans;

in each case, for the avoidance of doubt, allocated on a pro rata basis among the applicable U.S. Loans, Canadian Loans and Foreign Loans.

(b)           Application of Mandatory Prepayments by Type of Loans.  Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(d) shall be applied to prepay Term Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof and further applied to reduce in direct order of maturity the next four scheduled Installments due and thereafter on a pro rata basis to the remaining scheduled Installments of principal of the Tranche A Term Loans and Tranche B Term Loans, in each case, for the avoidance of doubt, allocated on a pro rata basis among the applicable U.S. Loans and Foreign Loans.

(c)           Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event the Borrower Representative is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Tranche B Term Loans, pursuant to Section 2.14, not less than five (5) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower Representative is required to make such Waivable Mandatory Prepayment, the Borrower Representative shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent shall promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such

Lender may exercise such option by giving written notice to the Borrower Representative and the Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower Representative and the Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, the applicable Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Tranche B Term Loans in accordance with Section 2.15(b)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Tranche A Term Loans (which prepayment shall be applied to the scheduled Installments of principal of the Tranche A Term Loans in accordance with Section 2.15(b) and further applied to the scheduled Installments of principal of the Tranche B Term Loans in accordance with Section 2.15(b)).

(d)           Application of Prepayments of Loans to Base Rate Loans, Canadian Prime Rate Loans and Eurocurrency Rate Loans.  Considering each Class of Loans being prepaid separately, any prepayment of U.S. Loans or Canadian Loans shall be applied first to Base Rate Loans and Canadian Prime Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.18(c).

(e)           Application of Proceeds of Collateral.

(i)           Except as expressly set forth in clause (ii) below, all proceeds received by the Administrative Agent from the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Administrative Agent against, the Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder (in its capacity as the Administrative Agent and not as a Lender) and all advances made by the Administrative Agent hereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder, all in accordance with the terms hereof; second, to the extent of any excess of such proceeds, to repay any outstanding Swing Line Loans and amounts drawn under Letters of Credit and not reimbursed by the applicable Borrower or the applicable Revolving Lenders; third, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties holding such Obligations; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(ii)           All proceeds received by the Administrative Agent from the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral of the Foreign Borrower or Foreign Guarantors shall be applied in full or in part by the Administrative Agent against, the Foreign Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder (in its capacity as the Administrative Agent and not as a Lender) and all advances made by the Administative Agent hereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder, all in accordance with the terms hereof; second, to the extent of any excess of such proceeds, to repay any outstanding amounts drawn under Foreign Letters of Credit and not reimbursed by the applicable Borrower or the applicable Revolving Lenders; third, to the extent of any excess of such proceeds, to the payment of all other Foreign Obligations for the ratable benefit of the Lenders and the Lender Counterparties holding such Foreign Obligations; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(iii)           It is acknowledged and agreed that the Collateral Agent will distribute proceeds of Collateral to the Administrative Agent and, as applicable, the 2023 Debentures Trustee, as required by the terms of the Security Documents or the 2023 Debentures Intercreditor Agreement.

Section 2.16                           General Provisions Regarding Payments

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(a)           All payments by the Borrowers of principal, interest, fees and other Obligations shall be made, with respect to the U.S. Loans or the U.S. Revolving Commitments,   in Dollars, and, with respect to the Foreign Loans or the Foreign Revolving Commitments, in Euros, in each case in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) or, with respect to Foreign Loans or Foreign Revolving Commitments, 12:00 p.m. (London, England time), on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders.  For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

(b)           All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans, Base Rate Loans or Canadian Prime Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)           The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)           Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)           Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)           The Administrative Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) or, with respect to Foreign Loans or Foreign Revolving Commitments, 12:00 p.m. (London, England time), to be a non-conforming payment.  Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The Administrative Agent shall give prompt telephonic notice to the Borrower Representative and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a).

(g)           If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 2.15(e).

(h)           If a CKI Blockage Event has occurred and is continuing, any payment, including any prepayments or distribution of any kind or character (whether required by this Agreement or optionally made by any Loan Party) shall be accompanied by a certificate, duly executed by an Authorized Officer of the U.S. Borrower stating that no part of such payment or distribution constitutes a CK Distribution, and such reasonable evidence as the Administrative Agent may reasonably request supporting such certification.

Section 2.17                           Ratable Sharing

.  The Lenders to the U.S. Borrower agree among themselves, on the one hand, and the Lenders to the Foreign Borrower hereby agree among themselves, on the other hand, that, except as otherwise provided in the Security Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or payments made with proceeds of Collateral applied as set forth in Section 2.15(e) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.  For the avoidance of doubt no Lender to the Foreign Borrower shall make payments to a Lender to the U.S. Borrower pursuant to this Section 2.17.

Section 2.18                           Making or Maintaining Eurocurrency Rate Loans

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(a)           Inability to Determine Applicable Interest Rate.  In the event of any Market Disruption, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower Representative and each Lender of such determination, whereupon (i) with respect to Loans denominated in Dollars or Canadian Dollars, (x) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as the Administrative Agent notifies the Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist and (y) any Borrowing Notice or Conversion/Continuation Notice given by the Borrower Representative with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower Representative, and (ii) with respect to Loans denominated in Euros or Other Foreign Currency, if the Administrative Agent or the Borrower Representative so require, the Administrative Agent and the Borrower Representative will negotiate in good faith for a period of not more than 30 days in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the affected Eurocurrency Rate Loans and, (x) if a substitute basis is agreed within that period between the Administrative Agent and the Borrower Representative, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period) and (y) unless and until a substitute basis is so agreed, the interest payable to such Lenders on the applicable Eurocurrency Rate Loans for the relevant Interest Period will be the rate notified to the Administrative Agent by that Lender to be its cost of funds (from any source which it may reasonably select) plus the Applicable Margin and, if applicable, Mandatory Costs.

(b)           Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, governmental rules, regulation or guideline or order, or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans as contemplated by this Agreement (such Lender an “Affected Lender”), (i) the Commitment of such Lender hereunder to make Eurocurrency Rate Loans, continue Eurocurrency Rate Loans as such and convert Base Rate Loans or Canadian Prime Rate Loans to Eurocurrency Rate Loans shall forthwith be canceled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loan and (ii) with respect to any such Lender’s Loans then outstanding as Eurocurrency Rate Loans denominated in Dollars or Canadian Dollars, if any, shall be converted automatically to Base Rate Loans or Canadian Prime Rate Loans, respectively, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurocurrency Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18(c).

(c)           Compensation for Breakage or Non-Commencement of Interest Periods.  The applicable Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains as a direct result of any of the following circumstances: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or the Borrower Representative.

(d)           Booking of Eurocurrency Rate Loans.  Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)           Assumptions Concerning Funding of Eurocurrency Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurocurrency Rate in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant

Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of such Lender to the relevant office of such Lender; provided, that each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19                           Increased Costs; Capital Adequacy

.

(a)           Compensation For Increased Costs.  In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order and all governmental rules, regulations and orders under, issued in connection with or in implementation of the Dodd Frank Wall Street Reform and Consumer Protection Act), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of Adjusted Eurocurrency Rate); or (ii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the relevant off-shore interbank market for any Approved Currency; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or acquiring participations in, issuing or maintaining Letters of Credit hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.  For the avoidance of doubt, this Section 2.19(a) shall not apply to any Taxes, which shall be governed by Section 2.20.

(b)           Capital Adequacy Adjustment.  In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Restatement Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in each case that becomes effective after the date hereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive issued or made after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.20                           Taxes; Withholding, Etc.

(a)           Payments to Be Free and Clear.  All sums payable by or on behalf of any Loan Party hereunder and under any other Loan Document shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding for or on account of, any Indemnified Tax or Other Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)           Withholding of Taxes.  If any Loan Party or any other Person is required by law to make any deduction or withholding for or on account of any Indemnified Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(b)) under any of the Loan Documents: (i) the applicable Loan Party shall notify the Administrative Agent in writing of any such requirement or any change in any such requirement as soon as the applicable Loan Party becomes aware of it; (ii) the applicable Borrower shall pay any such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender) on behalf of and in the name of the Administrative Agent or such Lender, as the case may be; (iii) the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made (after taking into account any additional deduction, withholding or payment of any Indemnified Taxes on such increased payment); and (iv) within thirty (30) days after the due date of payment of any Indemnified Tax which it is required by clause (ii) above to pay, the applicable Loan Party shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent and other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)           Evidence of Exemption From Withholding Tax.  Any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(c)) that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to such Borrower and the Administrative Agent, at the time or times prescribed by applicable requirements of law and reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable requirements of law and any other information (including whether such Lender has complied with the FATCA) as will permit such payments to be made without withholding or at a reduced rate of withholding.  Without limiting the generality of the foregoing, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes and that is a Lender to a U.S. Loan (a “Non-U.S. Lender”) (for this purpose, including any Commitment with respect thereto) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower Representative, on or prior to the Restatement Date (in the case of each Lender listed on the signature pages hereof or who has delivered a Restatement Date Conversion Notice on the Restatement Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be prescribed by law or as may be necessary in the determination of the Borrower Representative or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two (2) original copies of Internal Revenue Service Form W-8BEN (claiming the benefits of any applicable income tax treaty), W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and is relying on the so-called “portfolio interest exemption,” a Certificate re Non-Bank Status together with two (2) original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower Representative on or prior to the Restatement Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent and the Borrower Representative two (2) new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY, W-8EXP and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence.  No Borrower shall be required to pay any additional amount to any Non-U.S. Lender under Section 2.20(b)(iii) with respect to Indemnified Taxes imposed by reason of such Lender’s failure (1) to deliver the forms, certificates or other evidence required by this Section 2.20(c) or (2) to notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, that if such Lender shall have satisfied the requirements to deliver forms, certificates or other evidence under this Section 2.20(c) on the Restatement Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof that becomes effective after such date, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

(d)           Without limiting the provisions of Section 2.20(b), each Loan Party shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  Each Loan Party or the Borrower Representative shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)           If the Administrative Agent or a Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(e)) receives a refund of any amount as to which a Borrower has made any payments pursuant to this Section 2.20, the Administrative Agent or such Lender shall pay over any such refund to such Borrower, net of such Lender’s expenses and out-of-pocket costs; provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (including any applicable interest, fees and penalties) in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority.

(f)           The Loan Parties shall jointly and severally indemnify the Administrative Agent and any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(f)) for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) and Other Taxes, in each case arising in connection with this Agreement or any other Loan Document (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error.  Such payment shall be due within thirty (30) days of such Loan Party’s receipt of such certificate.

Section 2.21                           Obligation to Mitigate

.  Each Lender (which term shall include the Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of such Lender in any material respect; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by the Borrower Representative pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  For the avoidance of doubt, nothing in this Section 2.21 shall relieve any Lender from its obligations pursuant to Section 2.20(c) of this Agreement.

Section 2.22                           Defaulting Lenders

.  Notwithstanding anything to the contrary contained in this Agreement, if any obligations of any Lender to purchase participations in or otherwise refinance or support any Swing Line Loans or Letters of Credit exist at the time any Lender having a Revolving Commitment becomes a Defaulting Lender (such Lender, a “Defaulting Revolving Lender”) then:

(a)           all obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support such Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Revolving Lenders of the applicable Class in accordance with their respective Pro Rata Share thereof, but only to the extent (i) (x) with respect to U.S. Swing Line Loans and U.S. Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of U.S. Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of U.S. Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ U.S. Revolving Commitments, (y) with respect to Canadian Swing Line Loans and Canadian Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Canadian Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Canadian Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ Canadian Revolving Commitments and (z) with respect to Foreign Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Foreign Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Foreign Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ Foreign Revolving Commitments and (ii) in each case, the conditions set forth in Section 3.02 are satisfied at such time;

(b)           if the reallocation described in clause (a) above cannot, or can only partially, be effected, the applicable Borrower shall (i) first, within one Business Day following notice by the Administrative Agent, prepay any outstanding Swing Line Loans to the extent the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Swing Line Loans have not been reallocated pursuant to clause (a) above and (ii) second, within three Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Revolving Lender’s Pro Rata Share of the obligations to purchase participations in or otherwise refinance or support Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such obligations are outstanding; and

(c)           if the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Letters of Credit are reallocated among the non-Defaulting Revolving Lenders pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares.

Section 2.23                           Removal or Replacement of a Lender

.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default remains in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower Representative may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such

Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the applicable Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings on Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11, such amounts to be calculated based on the Dollar Equivalent thereof with respect to the U.S. Term Loans, U.S. Revolving Commitments or Canadian Revolving Commitments and based on the Euro Equivalent thereof with respect to the Foreign Term Loans or Foreign Revolving Commitments; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, that the applicable Borrower may not make such election with respect to any Terminated Lender that is also the Issuing Bank unless, prior to the effectiveness of such election, the applicable Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled, replaced or Cash Collateralized. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if a Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.24                           Incremental Facilities

.  The Borrower Representative may by written notice to the Administrative Agent at any time after the Restatement Date elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an amount not in excess of the greater of (x) $500,000,000 in the aggregate and (y) $1,000,000,000 in the aggregate if, after giving pro forma effect to the incurrence of such Incremental Revolving Commitments and/or Incremental Term Loan Commitments, the Senior Secured Leverage Ratio would not exceed 2.00:1.00, and, in each case, not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $500,000,000 or $1,000,000,000, as applicable, and all such Incremental Revolving Commitments and Incremental Term Loan Commitments obtained prior to such date), and integral multiples of $10,000,000 in excess of that amount.  Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Borrower Representative proposes any portion of such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such Incremental Revolving Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment or an Incremental Term Loan Commitment.  Such Incremental Revolving Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of Incremental Term Loans, each of the conditions set forth in Section 3.02 shall be satisfied; (3) the U.S. Borrower shall be in pro forma compliance with each of the covenants set forth in Section 6.07 as of the last day of the most recently ended Fiscal Quarter after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (4) the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); (5) the applicable Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the Incremental Revolving Commitments; (6) the applicable Borrower shall deliver or cause to be delivered any legal opinions or other documents (including modifications of Mortgages and title insurance endorsements or policies) as reasonably requested by the Administrative Agent in connection with any such transaction and (7) the applicable Borrower shall have paid all fees and expenses owing to the Agents and the Lenders in respect of such Incremental Revolving Commitments or Incremental Term Loan Commitments.  Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Commitments of the same Class shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of such Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Commitments of the same Class and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments of the applicable Class, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment of the applicable Class and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan of the applicable Class and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of any Series shall make a Loan to the Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Series and the Incremental Term Loans of such Series made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower Representative’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (z) in the case of each notice to any applicable Lender with Revolving Commitments, the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche B Term Loans of the same Class.  The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans of the same Class.  In the case of any Incremental Term Loans, (i) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Tranche B Terms Loans, (ii) the applicable Incremental Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Tranche B Term Loans, and (iii) the yield and all other terms applicable to the Incremental Term Loans of each Series shall be determined by the Borrower Representative and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that the yield applicable to the Incremental Term Loans (after giving effect to all rate floors and all fees or original issue discount payable with respect to such Incremental Term Loans), as reasonably determined by the Administrative Agent, shall not be greater than the applicable interest rate (including the Applicable Margin and rate floor) payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Tranche B Term Loans, plus 0.50% per annum unless (i) the interest rate with respect to the Tranche B Term Loans is increased so as to cause the then applicable interest rate under this Agreement on the Tranche B Term Loans to be not more than 0.50% less than the yield then applicable to the Incremental Term Loans (after giving effect to all rate floors and all fees or original issue discount payable with respect to such

Incremental Term Loans) and (ii) the interest rate with respect to Tranche A Term Loans is increased by an amount equal to the amount of any increase in the interest rate for Tranche B Term Loans pursuant to clause (i).  Any Incremental Revolving Loans will be documented solely as an increase to the Revolving Commitments of the same Class without any change in terms, other than any change that is more favorable to the Revolving Lenders and applies equally to all Revolving Loans and Revolving Commitments of the same Class.  Each Joinder Agreement may, without the consent of any Lender other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.24.

Section 2.25                           Appointment of Borrower Representative

.  Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing.  Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower.

Section 2.26                           Ancillary Facilities.

(a)           Type of Facility.  An Ancillary Facility may be by way of: (i) an overdraft facility; (ii) a guarantee, bonding, documentary or stand-by letter of credit facility; (iii) a term loan facility; (iv) a derivatives facility; (v) a foreign exchange facility; or (vi) any other facility or accommodation reasonably necessary or useful in connection with the business of the Group or any member thereof and which is agreed by the Borrower Representative with an Ancillary Lender.

(b)           Availability.

(i)           If the Foreign Borrower or any other Ancillary Borrower and a Lender agree and except as otherwise provided in this Agreement, such Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilized Foreign Revolving Commitment (which, except for the purposes of determining the Required Lenders and for the purpose of Section 2.23, shall be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(ii)           An Ancillary Facility shall not be made available unless, not later than five (5) Business Days prior to the Ancillary Commencement Date for such Ancillary Facility, the Administrative Agent has been notified in writing by the Borrower Representative that such Ancillary Facility has been established and specifying (1) the proposed Ancillary Commencement Date and expiration date of the Ancillary Facility; (2) the proposed type of Ancillary Facility to be provided, (3) the proposed Ancillary Lender and Ancillary Borrower, (4) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account, its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and (5) the proposed currency of the Ancillary Facility (if not denominated in Euros).

(iii)           The Administrative Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.  Subject to compliance with clause (b)(ii) above, (x) the Lender concerned will become an Ancillary Lender and (y) the Ancillary Facility will be available, with effect from the date agreed by the Borrower Representative, the applicable Ancillary Borrower and the Ancillary Lender.

(iv)           No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Lender other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Section 2.26).  In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(c)           Terms of Ancillary Facilities.

(i)           Except as provided below, the terms of any Ancillary Facility will be those agreed by the applicable Ancillary Lender and the applicable Ancillary Borrower; provided that such terms (1) must be based upon normal commercial terms at that time (except as varied by this Agreement); (2) may allow only the applicable Ancillary Borrower to use the Ancillary Facility; (3) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (4) may not allow the Ancillary Commitment of a Lender to exceed the Foreign Revolving Commitment of that Lender; and (5) shall require that the Ancillary Commitment shall be reduced to zero, and that all Ancillary Outstandings shall be repaid (or cash collateralized in a manner acceptable to the applicable Ancillary Lender) not later than the Foreign Revolving Commitment Termination Date (or such earlier date as the Foreign Revolving Commitment of the relevant Ancillary Lender is reduced to zero).

(ii)           If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (x) Sections 2.08(d), 2.08(g), and 2.11(d) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (y) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (z) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(iii)           Interest, commission and fees on Ancillary Facilities are dealt with in Sections 2.08(h) and 2.11(e).

(d)           Repayment of Ancillary Facility.

(i)           An Ancillary Facility shall cease to be available on the Foreign Revolving Commitment Termination Date or such earlier date on which its expiration occurs or on which it is cancelled in accordance with the terms of this Agreement or the applicable Ancillary Facility.

(ii)           If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and such Lender’s Foreign Revolving Commitment shall be increased accordingly).

(iii)           No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash collateralization for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless (x) the Foreign Revolving Commitments have been cancelled in full, or all outstanding Foreign Revolving Loans have become due and payable in accordance with the terms of this Agreement, or the Administrative Agent has declared all outstanding Foreign Revolving Loans immediately due and payable, or the expiration date of the Ancillary Facility occurs; (y) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or (z) the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Foreign Revolving Loan and the Ancillary Lender gives sufficient notice to enable a Foreign Revolving Loan to be made to refinance those Ancillary Outstandings.

(iv)           For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in clause (c)(iii)(z) above can be refinanced by a Foreign Revolving Loan, (x) the Foreign Revolving Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and (y) the Foreign Revolving Loan may (so long as clause (c)(iii)(x) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether the applicable Foreign Borrower or the Borrower Representative shall have delivered a Borrowing Notice.

(v)           On the making of a Foreign Revolving Loan to refinance Ancillary Outstandings, (x) each Lender will participate in such Foreign Revolving Loan on a pro rata basis in accordance with its respective Foreign Revolving Commitment (as determined by the Administrative Agent); and (y) the relevant Ancillary Facility shall be cancelled.

(vi)           In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to applicable regulatory authorities as netted for capital adequacy purposes.

(e)           Ancillary Outstandings.                                           Each Ancillary Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that (i) the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and (ii) where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in parentheses in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

(f)           Information.                      Each Ancillary Borrower and each Ancillary Lender shall, promptly upon request by the Administrative Agent, supply the Administrative Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Administrative Agent may reasonably request from time to time. The Ancillary Borrowers consents to all such information being released to the Administrative Agent and the Lenders.

(g)           Foreign Revolving Facility Commitment Amounts. Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Foreign Revolving Commitment (excluding for these purposes any reduction in a Lender’s Foreign Revolving Commitment attributable to the relevant Ancillary Commitment) is not less than its Ancillary Commitment.

(h)           Affiliates of Lenders as Ancillary Lenders.

(i)           Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender.  In such case, the Lender and its Affiliate shall be treated as a single Lender having a Foreign Revolving Commitment of the relevant Lender.

(ii)           To become an Ancillary Lender hereunder, an Affiliate of a Lender must be designated in the notice required in respect of the applicable Ancillary Facility pursuant to Section 2.26(b)(ii) hereof or otherwise in a writing signed by an Authorized Officer of the applicable Ancillary Borrower and delivered to the Administrative Agent, and shall deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably require.

(iii)           Each Lender shall ensure that each of its Affiliates that becomes an Ancillary Lender will comply with any obligations imposed upon it pursuant to this Agreement.  Where this Agreement imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to this Agreement, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

(i)           Restatement Date Ancillary Facilities.  The parties agree, notwithstanding anything herein to the contrary, that on the Restatement Date, each Restatement Date Ancillary Facility shall be an Ancillary Facility, each of the Foreign Borrower, Tommy Hilfiger B.V. and Tommy Hilfiger Europe B.V. shall be an Ancillary Borrower and each of ABN AMRO Bank N.V., Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas shall be an Ancillary Lender, in each case for all purposes hereunder.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01                           Restatement Date

.  The obligation of each Lender to make a Credit Extension, or to convert its Original Term Loans into Term Loans, its Original Revolving Commitments into Revolving Commitments, and its Original Revolving Loans, if any, into Revolving Loans, on the Restatement Date is subject to the satisfaction or waiver of the following conditions on or before the Restatement Date:

(a)           Loan Documents.  The Administrative Agent shall have received (i) the written consent of the “Required Lenders” under and as defined in the Original Credit Agreement to the amendment and restatement of the Original Credit Agreement as set forth herein and (ii) each of this Agreement, the U.S. Reaffirmation Agreement, the U.S. Pledge Reaffirmation Agreement, the U.S. CKI Reaffirmation Agreement, the Canadian Reaffirmation Agreement and the German Restatement Confirmation Documents, in each case, executed and delivered by each applicable Loan Party.

(b)           Organizational Documents; Incumbency.  The Administrative Agent shall have received in relation to each Loan Party (1) copies of each Organizational Document and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (2) corporate or entity certificates incorporating, without limitation, signature and incumbency certificates of the officers, managers, members and/or directors of such Person executing the Loan Documents to which it is a party; (3) to the extent applicable, resolutions of the Board of Directors (which, in the case of each Dutch Loan Party other than Trumpet C.V., shall be its board of managing directors) approving and authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed on the Restatement Date to which it is a party or by which it or its assets may be bound as of the Restatement Date, certified (to the extent required under applicable law or customary in accordance with local law or practice) as of the Restatement Date by its secretary, its assistant secretary, director or any other competent officer or appropriate person as being in full force and effect without modification or amendment; (4) to the extent required under applicable law, the relevant entity’s Organizational Documents or internal regulations or, customary in accordance with local law or practice, a copy of resolutions from the general meeting of shareholders or its partners approving and authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed on the Restatement Date to which it is a party or by which it or its assets may be bound as of the Restatement Date, certified as of the Restatement Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (5) to the extent required under applicable law or customary in accordance with local law or practice, a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, dated a recent date prior to the Restatement Date; provided that, in lieu of delivering the Organizational Documents required by clause (1) and/or the corporate or entity certificates required by clause (2), the Borrower Representative may deliver a certificate of an Authorized Officer certifying that there have been no amendments to those Organizational Documents and/or corporate or entity certificates previously delivered to the Administrative Agent in connection with the Original Credit Agreement.

(c)           Organizational and Capital Structure Chart.  The organizational structure and capital structure of the Group as of the Restatement Date shall be as set forth on Schedule 3.01(c).

(d)           Original Loans and Letters of Credit.  At least five (5) days prior to the Restatement Date (or such lesser period of time as the Arranger may agree), the Arranger shall have received a completed Restatement Date Conversion Notice executed by each Original Lender that is electing to be a Continuing Lender.  On the Restatement Date, substantially concurrently with the initial borrowings under this Agreement, the Borrowers shall have (i) caused all Original Term Loans (other than the Term Loans of any Continuing Lender) to have been repaid in full with the proceeds of Term Loans made pursuant to Section 2.01(a)(ii) and other cash on hand of the Borrowers and (ii) made arrangements satisfactory to the Administrative Agent with respect to any letters of credit outstanding under the Original Credit Agreement immediately prior to the Restatement Date and issued by Original Lenders who are not Lenders after giving effect to the Restatement Date.

(e)           New Term Loan Commitments; Term Loan Conversion.  The Administrative Agent shall have received:

(i)            commitments from banks and other financial institutions with respect to the U.S. Tranche A Term Loans in an aggregate principal amount equal to $640,000,000;

(ii)           commitments from banks and other financial institutions with respect to the Foreign Tranche A Term Loans in an aggregate principal amount equal to €86,757,741;

(iii)           commitments from banks and other financial institutions with respect to the U.S. Tranche B Term Loans in an aggregate principal amount equal to $400,000,000;

(iv)           commitments from banks and other financial institutions with respect to the Foreign Tranche B Term Loans in an aggregate principal amount equal to €260,273,223;  and

(v)           as applicable, (x) a fully executed counterpart to this Agreement by each such bank or other financial institution committing to fund Term Loans or (y) a fully executed Restatement Date Conversion Notice with respect to each Original Lender electing to convert its Original Term Loans into Term Loans of the same Class (and pursuant to which on the Restatement Date the identified portion of the outstanding principal amount of Original Term Loans held by such Lender shall convert into Term Loans in accordance with Section 2.01); it being agreed and understood that delivery of a fully executed Restatement Date Conversion Notice by a Continuing Lender shall be deemed to constitute an authorization by such Continuing Lender directing the Administrative Agent to execute this Agreement on behalf of such Lender.

(f)           New Revolving Commitments; Revolving Commitment Conversion.  The Administrative Agent shall have received:

(i)            commitments from banks and other financial institutions with respect to the U.S. Revolving Commitments in an aggregate principal amount equal to $265,000,000;

(ii)           commitments from banks and other financial institutions with respect to the Foreign Revolving Commitments in an aggregate principal amount equal to €132,275,132;

(iii)           commitments from banks and other financial institutions with respect to the Canadian Revolving Commitments in an aggregate principal amount equal to $10,000,000; and

(iv)           as applicable, (x) a fully executed counterpart to this Agreement by each such bank or other financial institution committing to fund Revolving Loans or (y) a fully executed Restatement Date Conversion Notice with respect to each Original Lender electing to convert its Original Revolving Commitments into Revolving Commitments of the same Class (and pursuant to which on the Restatement Date the identified portion of the outstanding principal amount of Original Revolving Commitments held by such Lender shall convert into Revolving Commitments (and any outstanding Original Revolving Loans thereunder shall convert to Revolving Loans) in accordance with Section 2.02; it being agreed and understood that delivery of a fully executed Restatement Date Conversion Notice by a Continuing Lender shall be deemed to constitute an authorization by such Continuing Lender directing the Administrative Agent to execute this Agreement on behalf of such Lender.

(g)           Governmental Authorizations and Consents.  Each Loan Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect.

(h)           Financial Statements.  The Administrative Agent shall have received from the U.S. Borrower the Historical Financial Statements of the U.S. Borrower and the Historical Financial Statements of the Acquired Business.

(i)           Opinions of Counsel to Loan Parties.  The Agents and the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Wachtell, Lipton, Rosen & Katz, as New York counsel to the Loan Parties, Prickett, Jones & Elliot, P.A. as Delaware counsel to the Loan Parties, Katten Muchin Rosenman, as California counsel to the Loan Parties, De Brauw Blackstone Westbroek N.V., as Dutch counsel to the Loan Parties, Loyens & Loeff (USA) B.V., as Dutch counsel to the Administrative Agent, Hengeler Mueller, as German counsel to the Loan Parties, Latham & Watkins LLP, as German counsel to the Administrative Agent, Goodmans, as Canadian counsel to the Loan Parties, Advocats BCF, as Quebec counsel to the Loan Parties, and Mark D. Fischer, as general counsel of the Loan Parties, as to such matters as the Administrative Agent may reasonably request, dated as of the Restatement Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(j)           Accrued Interest and Fees.  The Borrowers shall have paid to the Original Lenders any accrued and unpaid interest and fees under the Original Credit Agreement and the Borrowers shall have paid to the Agents, for their own account or for the account of the Lenders, as applicable, all fees and expenses required to be paid in connection herewith (including expenses to the extent invoiced at least one (1) Business Day prior to the Restatement Date).

(k)           Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate from the U.S. Borrower in the form of Exhibit E-2.

(l)           Restatement Date Certificate.  The Borrower Representative shall have delivered to the Administrative Agent an executed Restatement Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that:

(i)           since the Original Closing Date, with respect to the U.S. Borrower and its Subsidiaries (taken as a whole), no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect; and

(ii)           each of the conditions precedent described in this Section 3.01 shall have been satisfied on the Restatement Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

(m)           Credit Rating.  The U.S. Borrower shall have maintained a public corporate family rating from Moody’s, a public corporate credit rating from S&P and a public credit rating from each of Moody’s and S&P with respect to the credit facilities hereunder.

(n)           No Litigation.  There shall not exist any Adverse Proceeding pending or, to the knowledge of any Authorized Officer of any Borrower, threatened in writing, that, singly or in the aggregate, materially impairs the transactions contemplated by the Loan Documents.

(o)           Flow of Funds; Letter of Direction.  The Administrative Agent shall have received a funds flow memorandum and duly executed letter of direction from the Borrower Representative addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Restatement Date of the proceeds of the Loans made on such date.

(p)           Bank Regulatory Information.  To the extent requested in writing to the U.S. Borrower at least 20 days prior to the Restatement Date, the Lenders shall have received at least 5 days prior to the Restatement Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (the “PATRIOT Act”).

(q)           Flood Certificates.  The Lenders shall have received a Flood Certificate satisfying the requirements of Section 5.13(e) with respect to each of the Closing Date Mortgaged Properties.

Section 3.02                           Conditions to Each Credit Extension

.

(a)           Conditions Precedent.  The obligation of each Lender to make any Loan, or each Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Restatement Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i)           the Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Issuance Notice, as the case may be;

(ii)           after making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect, (y) the Total Utilization of Foreign Revolving Commitments shall not exceed the Foreign Revolving Commitments then in effect and (z) the Total Utilization of Canadian Revolving Commitments shall not exceed the Canadian Revolving Commitments then in effect;

(iii)           as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

(iv)           as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

(b)           Notices.  Any Notice shall be executed by an Authorized Officer of the Borrower Representative or the applicable Borrower in a writing delivered to the Administrative Agent.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, or to convert their Original Term Loans into Term Loans, their Original Revolving Commitments into Revolving Commitments, and their Original Revolving Loans, if any, into Revolving Loans, each Borrower and each other Loan Party (in the case of each Loan Party, solely with respect to itself) represents and warrants to each Lender and the Issuing Bank, on the Restatement Date and on each Credit Date that the following statements are true and correct:

Section 4.01                           Organization; Structure Chart; Requisite Power and Authority; Qualification

.  Each Group Member (a) is duly organized, duly incorporated or formed, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, except where failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, and (c) is qualified to do business and, if applicable, in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.02                           Equity Interests and Ownership

.  The Equity Interests of each Group Member have been duly authorized and validly issued and are fully paid and non-assessable.  Except as set forth on Schedule 4.02, as of the Restatement Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Group Member is a party requiring, and there is no membership interest or other Equity Interests of any Group Member outstanding which upon conversion or exchange would require, the issuance by any Group Member of any additional membership interests or other Equity Interests of any Group Member or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Group Member.  Schedule 4.02 sets forth the ownership interest of each Group Member in their respective Subsidiaries as of the Restatement Date.

Section 4.03                           Due Authorization

.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each such Loan Party.

Section 4.04                           No Conflict

.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any such Loan Party, (ii) any of the Organizational Documents of any such Loan Party or (iii) any order, judgment or decree of any court or other agency of government binding on such Loan Party, except to the extent any such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party except to the extent such conflict, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Permitted Liens); or (d) require any approval or consent of the stockholders, members or partners, except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.05                           Governmental Consents

.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the incurrence by the Loan Parties of their Obligations thereunder, the issuance of Letters of Credit and the granting of security with respect to their Obligations thereunder do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings with respect to the Collateral which were made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of or after the Original Closing Date, (ii) filings and recordings with respect to Collateral to be made or otherwise delivered to the Collateral Agent for filing and/or recordation as of or after the Restatement Date, (iii) such has been obtained or made and are in full force and effect and (iv) those the failure of which to obtain or make, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.06                           Binding Obligation

.  Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and, assuming due execution by each of the other parties to such Loan Document, is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (ii) equitable principles relating to enforceability or (iii) any general rules of law referred to in any legal opinion provided to any Agent or any Lender (or its respective counsel) with respect to such Loan Document pursuant to the Agreement or any other Loan Document.

Section 4.07                           Historical Financial Statements

.  The Historical Financial Statements of the U.S. Borrower were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position, of the U.S. Borrower and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows, for the periods then ended. To the knowledge of any Authorized Officer of the U.S. Borrower, the Historical Financial Statements of the Acquired Business were prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (or, with respect to December 31, 2008, follow IFRS principles) and have been prepared by management of the Acquired Business in a manner consistent with the principles applied to the nine-month period as of and ending on December 31, 2009, and fairly present in all material respects the consolidated financial position of the Acquired Business as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject in the case of the unaudited financial statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount and to any other adjustments described therein including the notes thereto). As of the Restatement Date, no Group Member has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements of the U.S. Borrower or Historical Financial Statements of the Acquired Business, respectively, or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or financial condition of the Group taken as a whole.

Section 4.08                           Projections

.  On and as of the Restatement Date, the projections of the Group for Fiscal Year 2011 and each Fiscal Year thereafter through and including Fiscal Year 2016 provided to the Lenders in the Confidential Information  Memorandum (or supplement thereto) (the “Projections”) are based on good faith estimates by the management of the U.S. Borrower and the assumptions set forth therein; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

Section 4.09                           No Material Adverse Change

.  Since (i) January 31, 2010 with respect to the U.S. Borrower and any Subsidiary of the U.S. Borrower prior to giving effect to the Acquisition and (ii) March 31, 2009 with respect to the Acquired Business, no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect.

Section 4.10                           Adverse Proceedings, Etc.

  There are no Adverse Proceedings pending or, to the knowledge of any Authorized Officer of any Borrower, threatened in writing, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.  No Group Member (a) is in violation of any applicable laws (but excluding any Environmental Laws, which are subject to Section 4.13) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (b) is in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 4.11                           Payment of Taxes

.  All material Tax returns and reports of the Group required to be filed by any of them have been accurately and timely filed, and all material Taxes due and payable and all assessments, fees, Taxes and other governmental charges upon any Group Members and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except Taxes that are being contested in good faith by appropriate proceedings and for which reserves or other appropriate provisions, if any, have been made in accordance with GAAP.

Section 4.12                           Properties

.

(a)           Title.  Each Group Member has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Material Intellectual Property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements of the U.S. Borrower or, to the knowledge of any Authorized Officer of any Borrower, the Historical Financial Statements of the Acquired Business, as applicable, referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for (A) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08, (B) minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (C) where the failure to have such title, interest or rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.

(b)           Real Estate.  As of the Original Closing Date, Schedule 4.12 contains a true and complete list of all material Real Estate Assets (other than retail store locations) and a description of each material lease or sublease affecting each Closing Date Mortgaged Property of any Loan Party, of which such Loan Party is the landlord.

(c)           Flood Zone Properties.  No Mortgage on a Closing Date Mortgaged Property encumbers improved real property that is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

Section 4.13                           Environmental Matters

.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each Group Member is in compliance with all applicable Environmental Laws; (b) each Group Member has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to Environmental Laws for the operation of their respective business; (c) there are no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which would reasonably be expected to form the basis of an Environmental Claim against any Group Member or related to any Real Estate Assets; (d) there are no pending Environmental Claims against any Group Member, and no Group Member has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (e) no Lien (other than a Permitted Lien) imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of any Authorized Officer of any Borrower, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

Section 4.14                           No Defaults

.  No Group Member is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would reasonably be expected to occur as a result of any Credit Extension or performance of any transaction under the Loan Documents.

Section 4.15                           Governmental Regulation

.  No Group Member is subject to regulation under the Investment Company Act of 1940. No Group Member is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.16                           Margin Stock

.  No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

Section 4.17                           Employee Benefit Plans

.  Each Group Member and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, other than as would not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, in each case, other than as would not reasonably be expected to have a Material Adverse Effect. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by any Group Member or any of their respective ERISA Affiliates with respect to any Employee Benefit Plan.  No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur where such ERISA Event or Foreign Plan Event would reasonably be expected to have a Material Adverse Effect.  The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Group Member or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan, where such circumstance would reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Group and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, does not exceed $25,000,000.  Each Group Member and each of their ERISA Affiliates have materially complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.  To the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, rules, regulations and orders of any Governmental Authority and has been maintained, where required, in good standing with applicable regulatory authorities, other than as would reasonably be expected to have a Material Adverse Effect. Each Foreign Plan which is required under all applicable laws, rules, regulations and orders of any Governmental Authority to be funded satisfies in all material respects any applicable funding standard under all applicable laws, rules, regulations and orders of any

Governmental Authority. For each Foreign Plan which is not funded or which is not required to be fully funded under all applicable laws, rules regulations and orders of any Governmental Authority, the unfunded obligations of such Foreign Plan are properly accrued in all material respects.  Neither any Loan Party nor any of its Subsidiaries is or has at any time been the employer, or connected or associated with the employer (as those terms are used in the UK Pensions Act 2004) in relation to a UK defined benefit pension plan.

Section 4.18                           Solvency

.  The Group Members are and, upon the incurrence of any Obligation on any date on which this representation and warranty is made, shall be, on a consolidated basis, Solvent.

Section 4.19                           Compliance with Statutes, Etc.

  Each Group Member is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (but excluding any Environmental Laws, which are subject to Section 4.13), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.  No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.20                           Disclosure

.  No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by any Group Member (or by its agents on its behalf) for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to it, or to the Borrower Representative in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (when furnished and taken as a whole) not materially misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the U.S. Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 4.21                           Intellectual Property

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(a)           Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except where the failure to do so is a result of a transaction or transactions permitted by this Agreement, each of the Loan Parties (i) is the sole and exclusive owner of the entire right, title, and interest in and to all of the Intellectual Property listed on Schedule 4.21 (as such schedule may be amended or supplemented from time to time after the Original Closing Date pursuant to a Counterpart Agreement or pursuant to Section 5.01(k)(ii), 5.14 or otherwise), and possesses all rights to sue at law or in equity for any infringement, misappropriation or other impairment thereof, including the right to receive all royalties, license fees, proceeds and damages therefrom, free and clear of all Liens, claims and licenses, except for Permitted Liens and (ii) owns or, pursuant to written agreement, has the valid right to use and, where such Loan Party does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business (including granting of outbound licenses of such rights).  All Material Intellectual Property of each Loan Party is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and each Loan Party has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Loan Party constituting Material Intellectual Property in full force and effect.  No holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or any Loan Party’s right to register, own or use, any Material Intellectual Property of such Loan Party, and no such action or proceeding is pending or, to the knowledge of any Authorized Officer of any Borrower, threatened, nor does any Loan Party know of any valid basis for any such action, except as would not reasonably be expected to have a Material Adverse Effect.  Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all registrations, issuances and applications for Copyrights, Patents and Trademarks of each Loan Party are standing in the name of such Loan Party (or the CKI Trust), and (ii) all exclusive Copyright Licenses constituting Material Intellectual Property in respect of registered Copyrights, if any, have been properly recorded in the United States Copyright Office or, where appropriate, any foreign counterpart.  To the knowledge of any Authorized Officer of any Borrower, the use of Material Intellectual Property by such Loan Party does not infringe or misappropriate the rights of any person, except as would not reasonably be expected to have a Material Adverse Effect.

(b)           Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party controls the nature and quality of all products sold and all services rendered by it under or in connection with its Trademarks, in each case consistent with industry practices, and has taken all commercially reasonable actions necessary to ensure that all licensees of the Trademarks owned by such Loan Party comply with such Loan Party’s standards of quality, in each case, to the extent such Trademarks constitute Material Intellectual Property.

(c)           To the knowledge of any Authorized Officer of any Borrower, (i) the conduct of such Loan Party’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person, except where such infringement, misappropriation, dilution or other violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) no claim exists that the use of any Material Intellectual Property owned or used by any Loan Party (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person.  To the knowledge of any Authorized Officer of any Borrower, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned, licensed or used by such Loan Party, or any of its respective licensees, except where such infringement, misappropriation, dilution or other violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by any Loan Party or bind any Loan Party in a manner that could adversely affect such Loan Party’s rights to own, license, transfer, or use any of the Material Intellectual Property in a manner consistent with the way such Loan Party conducts its business as of the Restatement Date.

(d)           Except as may be provided under the CKI Documents, neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the Original Closing Date Transactions and the other transactions contemplated hereby and thereby, will alter, impair or otherwise affect or require the consent, approval or other authorization of any other person in respect of any ownership, contractual or other right of any Loan Party in any Material Intellectual Property.

(e)           Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party has taken commercially reasonable actions to maintain the secrecy and security of its and its Subsidiaries material Software, networks and databases, and to the knowledge of any Authorized Officer of any Borrower, none of the Software owned by the Loan Party or its Subsidiaries and material to their businesses contains any open source code where the consequences of containing such code would reasonably be expected to have a Material Adverse Effect.

Section 4.22                           Ranking; Security

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(a)           Each Loan Party’s obligations under the Loan Documents ranks at least equally in right of payment with all of its unsecured and unsubordinated obligations, other than those that are mandatorily preferred by law applying to companies generally and other than with respect to the CKI Obligations and the 2023 Debentures Obligations to the extent set forth in the CKI Intercreditor Agreement.

(b)           Each Security Document creates the security interest that it purports to create and such security interests are valid and effective in all material respects to the extent required therein.

Section 4.23                           Centre of Main Interests and Establishments

.  Each Loan Party whose jurisdiction of incorporation is in a member state of the European Union has its “centre of main interest” (as that term is used in Article 3(l) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) in its jurisdiction of incorporation and has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 4.24                           Dutch Loan Parties

.  On the date hereof, no Dutch Loan Party has established a Works Council (ondernemingsraad), nor has it received any request to establish a Works Council, nor is it in the process of establishing one.

Section 4.25                           Shares

.

(a)           The shares of any Group Member which are subject to the German Security are fully paid in and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the German Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the German Security, unless appropriate resolutions to overcome such restrictions and/or inhibitions are taken to the satisfaction of the Collateral Agent. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

(b)           The shares of any Group Member which are subject to the Dutch Security are fully paid in and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Dutch Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the Dutch Security save for any share transfer restrictions (blokkeringsregeling) pursuant to section 2:195 of the Dutch Civil Code, unless appropriate resolutions to overcome such restrictions and/or inhibitions are taken to the satisfaction of the Collateral Agent. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations, such Loan Party shall, and shall cause each of its Restricted Subsidiaries to:

Section 5.01                           Financial Statements and Other Reports

.  In the case of the Borrower Representative, deliver to the Administrative Agent (which shall furnish to each Lender):

(a)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if earlier, the date required to be filed with the SEC, giving effect to any extension permitted by the SEC), commencing with the Fiscal Quarter in which the Restatement Date occurs, the consolidated balance sheets of the Group as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Group for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, commencing with the first Fiscal Quarter for which such corresponding figures are available, and a Narrative Report with respect thereto, and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification (the Borrower Representative being permitted to satisfy the requirements of this clause (a) (other than the requirement for a comparison to the Financial Plan) by delivery of the U.S. Borrower’s quarterly report on Form 10-Q (or any successor form), and all supplements or amendments thereto, as filed with the SEC);

(b)           Annual Financial Statements.  As soon as available, and in any event within 90 days after the end of each Fiscal Year (or, if earlier, the date required to be filed with the SEC, giving effect to any extension permitted by the SEC), commencing with the Fiscal Year in which the Original Closing Date occurred, (i) the consolidated balance sheets of the Group as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Group for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, commencing with the first Fiscal Year for which such corresponding figures are available, and a Narrative Report with respect thereto, and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification (the Borrower Representative being permitted to satisfy the requirements of this clause (i) (other than the requirement for a comparison to the Financial Plan) by delivery of the U.S. Borrower’s annual report on Form 10-K (or any successor form), and all supplements or amendments thereto, as filed with the SEC); and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or another independent certified public accountant of recognized national standing selected by the U.S. Borrower (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together, to the extent available pursuant to such accountant’s internal policies, with a written statement by such independent certified public accountants (which statement may be limited to accounting matters and disclaim responsibility for legal interpretations) that to the best of such accountant’s knowledge, as of the dates of the financial statements being furnished, no Default has occurred under the covenants set forth in Section 6.07 and if such a Default has occurred, specifying the nature and extent thereof;

(c)           Compliance Certificate; Guarantor Coverage Certificate.  (i) Together with each delivery of financial statements of the Group pursuant to Section 5.01(a) and (b), a duly executed and completed Compliance Certificate, (ii) together with each delivery of financial statements pursuant to Section 5.01(a) and (b), consolidated financial statements of income and cash flows and the related consolidated balance sheet covering the same periods reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries, if any, from such financial statements delivered pursuant to Section 5.01(a) and (b), (iii) within fifteen (15) days following each delivery of financial statements of the Group pursuant to Section 5.01(b), a duly executed and completed Guarantor Coverage Certificate (regardless of whether such Guarantor Coverage Certificate demonstrates compliance with Section 5.18 and not in limitation of the requirements of such Section) and (iv) within ten (10) Business Days following any CKI Blockage Event, a duly executed and completed Compliance Certificate with respect to the most recently ended Fiscal Quarter for which a Compliance Certificate has been delivered that shall, in the case of this clause (iv), exclude CKI and any CKI Affiliate from any calculation of Consolidated Adjusted EBITDA;

(d)           Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements described in clause (i) of the definition of “Historical Financial Statements of the U.S. Borrower” prior to giving effect to the Original Closing Date Transactions (other than any change in accounting principles or policies with respect to inventory valuation (x) from the last in, first out method to the first in, first out or weighted average cost method, (y) from the weighted average cost method to the first in, first out method or (z) from the first in, first out method to the weighted average cost method), the consolidated financial statements of the Group delivered pursuant to Section 5.01(a) or 5.01(b) shall differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change (or as promptly as practicable thereafter), one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(e)           Notice of Default.  Promptly upon any Authorized Officer of any Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Loan Party with respect thereto; (ii) that any Person has given any notice to any Loan Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or (iv) the occurrence of any CKI Blockage Event, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the applicable Group Member has taken, is taking and proposes to take with respect thereto;

(f)           Notice of Litigation.  Promptly upon any Authorized Officer of any Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower Representative to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), would be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to the U.S. Borrower to enable the Lenders and their counsel to evaluate such matters;

(g)           Pension Plans; ERISA.  (i) Promptly (but in any event within three (3) days) upon the occurrence of or upon any Authorized Officer of any Loan Party becoming aware of the forthcoming occurrence of (A) any material ERISA Event, (B) the adoption of any new Pension Plan or Foreign Plan that provides pension benefits by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates, (C) the adoption of an amendment to a Pension Plan or Foreign Plan that provides pension benefits if such amendment results in a material increase in benefits or unfunded liabilities or (D) the commencement of contributions by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates to a Multiemployer Plan or Pension Plan or Foreign Plan that provides pension benefits, a written notice specifying the nature thereof, what action any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness (but in any event within three (3) days after filing), copies of all notices received by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(h)           Financial Plan.  As soon as practicable and in any event no later than sixty (60) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) thereafter through the final maturity date of the Loans (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Group for each Fiscal Quarter of such Fiscal Year and each other Fiscal Year, and an explanation of the assumptions on which such forecasts are based;

(i)           Insurance Report.  As soon as practicable and in any event within 90 days after the end of each Fiscal Year, a certificate from the Loan Parties’ insurance broker(s) in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by the Loan Parties and their Restricted Subsidiaries;

(j)           Notice Regarding CKI Documents.  Promptly, and in any event within ten (10) Business Days after any CKI Document is amended in any material respect, copies of such amendment to the Administrative Agent;

(k)           Information Regarding Collateral.

(i)           except to the extent otherwise provided under Section 10.29, the Borrower Representative shall furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or entity name, (B) in any Loan Party’s type of organization, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number.  Except to the extent otherwise provided under Section 10.29, each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made under any statutory period) under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents;

(ii)           at the time of delivery of annual financial statements pursuant to Section 5.01(b), each Loan Party shall deliver (which delivery may be by electronic means) to the Collateral Agent a supplement to Schedule 4.21 which shall list any registrations or applications for registration of Intellectual Property that was acquired after the later of the Original Closing Date and the date of the most recent supplement (if any) delivered pursuant to this Section by any Group Member that is, or pursuant to Section 5.12 becomes, a Loan Party; provided that this Section shall not limit the requirements of Section 5.14; and

(iii)           each Loan Party also agrees promptly to notify (or to have the Borrower Representative notify on its behalf) the Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(l)           Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(b), each Loan Party shall deliver to the Collateral Agent a certificate of its Authorized Officer confirming that there has been no change in the information set forth in the Foreign Collateral Perfection Certificate or in the Perfection Certificate since the Original Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(m)           Management Letters.  Promptly after the receipt thereof by the U.S. Borrower, a copy of any “management letter” received by the U.S. Borrower from its certified public accountants and the management’s response thereto;

(n)           Certification of Public Information.  Each Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to any Group Member or its Securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower Representative has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders.  The Borrower Representative agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Borrowers which is suitable to make available to Public Lenders.  If the Borrower Representative has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to any Group Member and its Securities; and

.

(o)           Other Information.  (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Group Member to their security holders acting in such capacity and (ii) all regular, periodic and current reports and all registration statements and prospectuses, if any, filed by any Group Member with any Securities exchange or with the SEC; provided that to the extent such information is filed with the SEC such information shall be deemed to have been provided under this subclause and (B) such other information and data with respect to any Group Member as from time to time may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent

                       Section 5.02                      Existence

.  Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Loan Party (other than any Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if (a) failure to do so would not reasonably be expected to result in a Material Adverse Effect, or (b) such Person’s management shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person.

Section 5.03                           Payment of Taxes and Claims

.  Pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor.

Section 5.04                           Maintenance of Properties

.  (a) In the case of material tangible properties used in the business of the Loan Parties and their Restricted Subsidiaries, maintain or cause to be maintained such tangible properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof; and (b) in the case of intangible material properties that are used or useful in the business of the Loan Parties and their Restricted Subsidiaries, maintain such intangible properties as valid and enforceable, in each case except as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05                           Insurance

.

(a)           In the case of the Borrower Representative, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties and their Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons.  Without limiting the generality of the foregoing, the Borrower Representative shall maintain or cause to be maintained (i) flood insurance that covers each Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, that is located in a Flood Zone, in each case in compliance with any applicable regulations of the Board of Governors, (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance with respect to a Loan Party shall (i) name the Secured Parties as additional insured parties thereunder as their interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide that the insurer affording coverage (with respect to property and liability insurance) will provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any material modification or cancellation of such policy.

Section 5.06                           Books and Records; Inspections

.  Maintain proper books of record and accounts in conformity in all material respects with GAAP.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to examine and inspect, its and their financial and accounting records and, with the prior consent of an Authorized Officer of the Loan Party, to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested (but, so long as no Default or Event of Default shall have occurred or be continuing, no more often than once per Fiscal Quarter).

Section 5.07                           Lenders’ Calls

.  In the case of the Borrowers, upon the request of the Administrative Agent or the Required Lenders, participate in a conference call with the Administrative Agent and the Lenders once during each Fiscal Year at such time as may be agreed to by the Borrower Representative and the Administrative Agent.

Section 5.08                           Compliance with Material Contractual Obligations and Laws

.  Comply with the requirements of all material Contractual Obligations and all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09                           Environmental

.

(a)           Environmental Disclosure.  In the case of the Borrower Representative, deliver to the Administrative Agent and the Lenders:

(i)           as soon as practicable following receipt thereof, copies of all environmental assessments, audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of any Group Member or by any independent consultants, Governmental Authorities or other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii)           promptly upon knowledge of any Authorized Officer of any Borrower thereof, written notice relating to (1) any Release required to be reported to Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by any Loan Party or any other Person in response to (A) any Hazardous Materials the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, (3) any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws in a manner that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (4) the imposition or written threat of any imposition of any Lien (other than a Permitted Lien) on any Collateral pursuant to any Environmental Law;

(iii)           as soon as practicable following the sending or receipt thereof by any Group Member, a copy of (1) any and all material written communications with respect to any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (2) any report sent to any Governmental Authority or other material written communications regarding a Release required to be reported to such Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (3) any material written communications responding to any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Group Member may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(iv)           written notice (delivered in each instance as soon as practicable) describing in reasonable detail (1) any proposed acquisition of stock, assets, or other property by any Group Member that would reasonably be expected to expose any Group Member to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (2) any proposed action to be taken by any Group Member to modify current operations in a manner that would reasonably be expected to subject any Group Member to Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

(v)           with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b)           Environmental Claims, Etc.  Promptly take any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Group Member that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conduct any investigative or remedial action that may be required pursuant to applicable Environmental Laws by such Group Member that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Group Member and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           Environmental Compliance.  Use and operate all of its Facilities in compliance with all Environmental Laws, keep all necessary Governmental Authorizations required pursuant to any Environmental Laws, and handle all Hazardous Materials in compliance with all Environmental Laws, in each case except where the failure to comply with the terms of this clause would not reasonably be expected to have a Material Adverse Effect.

Section 5.10                           Maintenance of Ratings..

  In the case of the U.S. Borrower, at all times use commercially reasonable efforts to maintain public corporate family and public corporate credit ratings issued by Moody’s and S&P and public ratings issued by Moody’s and S&P with respect to the credit facilities hereunder.

Section 5.11                           Intellectual Property

.

(a)           No Loan Party shall do any act or omit to do any act which would reasonably be expected to cause any Material Intellectual Property, so long as it remains Material Intellectual Property, to lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein.  No Loan Party shall, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks, except in the ordinary course of business, or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the Original Closing Date, and such Loan Party shall take all commercially reasonable steps necessary to insure that licensees of such Trademarks use such consistent standards of quality.  Each Loan Party shall, within thirty (30) days of the creation or acquisition or exclusive license of any copyrightable work that is included in the Material Intellectual Property, apply to register the Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright constituting Material Intellectual Property, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart.  Each Loan Party shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by any Loan Party and constituting Material Intellectual Property.

(b)           Each Loan Party shall promptly notify the Collateral Agent if it knows that any item of Material Intellectual Property, so long as it remains Material Intellectual Property, has become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding any Loan Party’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including any adverse development with respect to any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights.

(c)           Except as provided in or permitted under Section 6.02, each Loan Party shall use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Loan Party’s ownership interests in any Intellectual Property acquired under such contracts that would become Material Intellectual Property.

(d)           In the event that any Material Intellectual Property owned by any Loan Party is infringed, misappropriated, diluted or otherwise violated by a third party and such infringement, misappropriation, dilution or other violation would reasonably be expected to have a Material Adverse Effect, such Loan Party shall promptly take all commercially reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Material Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.

Section 5.12                           Subsidiaries

.

(a)           In the case of the Borrower Representative, in the event that any Person becomes a U.S. Subsidiary of the U.S. Borrower after the Original Closing Date, (a) promptly cause such U.S. Subsidiary to become a Guarantor hereunder and a U.S. Grantor under the U.S. Pledge and Security Agreement or the CKI Related Assets Pledge and Security Agreement, as applicable, by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (b) promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b) and clauses (i), (ii) and (iii) set forth below, in order to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, under the applicable Security Documents, in the personal property Collateral of such new U.S. Subsidiary and in the Equity Interests of any such new U.S. Subsidiary (provided that in no event shall (1) more than 66% of the voting Equity Interests of any Foreign Subsidiary directly owned by a U.S. Subsidiary or more than 66% of the Equity Interests of any U.S.-Owned DRE be required to be so pledged as security for the Obligations of the U.S. Borrower and (2) no pledge of the Equity Interests of any other Foreign Subsidiary shall be required as security for the Obligations of the U.S. Borrower):

(i)           evidence satisfactory to the Collateral Agent of the compliance by each such new U.S. Subsidiary of their obligations under the U.S. Security Agreements (including their obligations to execute and deliver UCC financing statements and originals of securities, instruments and chattel paper as provided therein);

(ii)           a completed Perfection Certificate dated as of a date reasonably satisfactory to the Collateral Agent and executed by an Authorized Officer of each such new U.S. Subsidiary, together with all attachments contemplated thereby; and

(iii)           fully executed and notarized Intellectual Property Security Agreements, if applicable, in proper form for filing or recording in the United States Copyright Office or the United States Patent and Trademark Office, as applicable, memorializing and recording the encumbrance of the registrations and applications for United States Trademarks, Copyrights and Patents of each such new U.S. Subsidiary.

(b)           In the case of the Borrower Representative, with respect to any Foreign Subsidiary formed or acquired after the Original Closing Date that is, or any Foreign Subsidiary acquired pursuant to the Acquisition that becomes, after the Original Closing Date (but, for the avoidance of doubt, excluding any Subsidiary of the U.S. Borrower prior to the Acquisition as listed on Schedule 5.12(b)), (i) a Material Company (excluding any Material Company organized under the laws of Japan), (ii) the direct or indirect parent of any Borrower or Material Company or (iii) to the extent required in order to comply with Section 5.18, any other Foreign Subsidiary that the U.S. Borrower shall select in its sole discretion, including, if so selected, any Material Company organized under the laws of Japan, (x) subject to the Agreed Security Principles, promptly cause such Foreign Subsidiary to become a Guarantor hereunder solely in respect of the Obligations of the Foreign Borrower by executing and delivering to the Administrative Agent a Counterpart Agreement and a party to any applicable Foreign Law Security Document (provided that any Material Company organized under the laws of Japan shall not be under an obligation to provide any Foreign Law Security Document) and (y) subject to the Agreed Security Principles, promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are necessary to grant a perfected First Priority Lien in favor of the Collateral Agent, for the benefit of the applicable Foreign Obligations Secured Parties, in substantially all of such Foreign Subsidiary’s assets (subject always to the Agreed Security Principles), and the Borrower Representative shall promptly take or shall cause the applicable Group Member to take all of the actions necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of the Foreign Obligations Secured Parties, under the applicable Security Documents, in the Equity Interests of any such new Foreign Subsidiary.  In addition, if any Foreign Subsidiary becomes an Ancillary Borrower hereunder, subject to the Agreed Security Principles, it shall take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates as are necessary to grant a perfected First Priority Lien in favor of the Collateral Agent, for the benefit of the Foreign Obligations Secured Parties, in substantially all of such Foreign Subsidiary’s assets (subject to the Agreed Security Principles).  Notwithstanding the foregoing, any Obligations with respect to Real Estate Assets shall be governed by Section 5.13.

(c)           With respect to each new Restricted Subsidiary, the Borrower Representative shall promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Group Member and (ii) all of the data required to be set forth in Schedules 3.01(c) and 4.02 with respect to all Subsidiaries of the U.S. Borrower; and such written notice shall be deemed to supplement Schedule 3.01(c) and 4.02 for all purposes hereof.

(d)           No Subsidiary listed on Schedule 5.12(b) shall under any circumstance be required to become a Guarantor or otherwise guaranty the Obligations of any Borrower, it being understood and agreed that nothing in this Section 5.12(d) shall affect the obligation of the Loan Parties to comply with the requirements of Section 5.18.

Section 5.13                           Additional Material Real Estate Assets

.  In the event that any Loan Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Original Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, in the case of such Loan Party, promptly take to the fullest extent commercially practical all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in clauses (a) through (e) of this Section  with respect to each such Material Real Estate Asset that the Collateral Agent shall reasonably request in order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets:

(a)           a fully executed and notarized Mortgage, in proper form for recording in the appropriate places in the applicable jurisdiction;

(b)           an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) admitted in the state in which such Material Real Estate Asset is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(c)           in the case of each Leasehold Property, (i) a Landlord Consent if the applicable landlord has delivered a Landlord Consent after the U.S. Borrower’s use of commercially reasonable efforts to obtain such Landlord Consent (provided that the U.S. Borrower shall not be required to expend any funds or grant any concession to obtain such Landlord Consent), and (ii) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(d)           an ALTA mortgagee title insurance policy or unconditional commitment therefor issued by one or more title companies (the “Title Company”) reasonably satisfactory to the Collateral Agent with respect to such Material Real Estate Asset (each, a “Title Policy”), in an amount not less than 110% of the fair market value of such Material Real Estate Asset insuring the title to such Material Real Estate Asset vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable First Priority mortgage Lien on such Material Real Estate Asset encumbered thereby, which Title Policy (i) shall include all endorsements reasonably requested by the Collateral Agent and (ii) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and evidence satisfactory to the Collateral Agent that the applicable Loan Party has (A) delivered to the Title Company all certificates, consents and affidavits required by the Title Company in connection with the issuance of the applicable Title Policy and (B) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the applicable Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the applicable real property records; together with a title report issued by a title company with respect thereto, dated as of a date reasonably satisfactory to the Collateral Agent and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent; and

(e)           (i) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (A) be addressed to the Collateral Agent, (B) be completed by a company which has guaranteed the accuracy of the information contained therein, and (C) otherwise comply with the Flood Program; (ii) evidence describing whether the community in which such Material Real Estate Asset is located participates in the Flood Program; (iii) if any Flood Certificate states that such Material Real Estate Asset is located in a Flood Zone, the Borrower Representative’s written acknowledgement of receipt of written notification from the Collateral Agent (A) as to the existence of such Material Real Estate Asset, and (B) as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program; and (iv) if such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors.

Section 5.14                           Additional Collateral

.  With respect to any assets or property acquired after the Original Closing Date by any Group Member that is, or pursuant to Section 5.12 becomes, a Loan Party (other than (x) any assets or property described in Section 5.12 or Section 5.13 and (y) any assets or property subject to a Lien expressly permitted by Section 6.02) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected First Priority Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Documents or such new Security Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the applicable Secured Parties, a perfected First Priority Lien in such assets or property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the applicable Secured Parties, a perfected First Priority Lien in such assets or property, including without limitation, authorizing the Collateral Agent to file UCC financing statements in such jurisdictions as may be required by the U.S. Security Agreements, or by law or as may be requested by the Collateral Agent (subject, in the case of Foreign Loan Parties, to the Agreed Security Principles).  Notwithstanding anything in this Section 5.14 or in Sections 5.12, 5.13 or 5.16 to the contrary, Sections 5.12, 5.13, 5.14 and 5.16 shall not (x) apply to any property or Subsidiary created or acquired after the Original Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein or (y) require a grant or perfection of a security interest (i) in any asset excluded by the applicable security document, or (ii) in violation of the Agreed Security Principles.

Section 5.15                           Interest Rate Protection

.  In the case of the U.S. Borrower, at all times after the date hereof until the third anniversary of the Original Closing Date, obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Administrative Agent, in order to ensure that no less than 25% of the aggregate principal amount of the total Indebtedness for borrowed money of the Group then outstanding is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

Section 5.16                           Further Assurances

.  At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral), subject, in the case of Foreign Loan Parties, to the Agreed Security Principles.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the assets of each Loan Party in each case, to the extent otherwise required by this Agreement and subject to the Agreed Security Principles.  Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, the U.S. Borrower or the applicable Loan Party will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be required to obtain from such Loan Party for such consent, approval, recording, qualification or authorization.

Section 5.17                           Foreign Bank Accounts and Cash held by Foreign Group Member

.

(a)           Subject to paragraph (b) below, no Foreign Loan Party will or will permit any of its Subsidiaries to maintain, at any time, any cash in excess of $7,500,000 in the aggregate on deposit with a bank other than an Acceptable Bank.

(b)           No Foreign Loan Party shall be required to cause any Subsidiary to transfer any cash under clause (a) if doing so would cause such Foreign Loan Party or such Subsidiary to (i) incur a material U.S. federal income Tax liability by reason of Section 956 of the Internal Revenue Code (except to the extent such liability is avoidable through use of commercially reasonable efforts) or other material cost or expense or (ii) breach any applicable law or Contractual Obligation or result in personal liability for such Foreign Loan Party or such Subsidiary or any of their respective directors (managing or otherwise) or management (except to the extent such breach or liability is avoidable through use of commercially reasonable efforts).

Section 5.18                           Guarantor Coverage Test

.  As of any one date between and including the date that financial statements are delivered pursuant to Section 5.01(b) and the date that is forty-five (45) days following such date, in each case, as demonstrated by a Guarantor Coverage Certificate dated as of such date,

(i)           the aggregate (without duplication) Group Member Adjusted EBITDA for the most recently ended Fiscal Year attributable to the Loan Parties as a group is no less than 80% of Consolidated Adjusted EBITDA for the most recently ended Fiscal Year; and

(ii)           the aggregate (without duplication) Group Member Assets of the Loan Parties as a group as of the last day of the most recently ended Fiscal Year is no less than 80% of Consolidated Total Assets as of the last day of the most recently ended Fiscal Year.

Section 5.19                      Post-Closing Obligations

.  Deliver to the Administrative Agent on or prior to the date that is 60 days after the Restatement Date (or such later date as the Loan Parties shall require if the Loan Parties are diligently working to satisfy their obligations under this Section 5.19, as determined by the Administrative Agent in its reasonable discretion): (i) title insurance endorsements “bringing down” the Title Policies with respect to each of the Closing Date Mortgaged Properties and (ii) modifications of the Mortgages on each of the Closing Date Mortgaged Properties reflecting the amendment and restatement of the Original Credit Agreement.  The Administrative Agent and the Collateral Agent are authorized and instructed, without further direction from or consent of any Secured Party, and hereby agree, to execute any certificates, instruments or agreements necessary for the Loan Parties to satisfy their obligations under this Section 5.19, to the extent any such certificates, instruments or agreements are in a form satisfactory to the Administrative Agent.  For the avoidance of doubt, no Loan Party or any of its Subsidiaries shall be required to deliver any legal opinions or other certificates, instruments or agreements to any Secured Party to fulfill the requirements of this Section 5.19 (it being understood and agreed that the Loan Parties shall deliver such certificates, instruments or other agreements to the applicable title company as shall be required for the title insurance endorsement “bring downs” described in clause (i) of the first sentence of this Section 5.19).

ARTICLE VI.

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations, such Loan Party shall not, nor shall it cause or permit any of its Restricted Subsidiaries to:

Section 6.01                           Indebtedness

.  Create, incur, assume or guaranty, or otherwise become or remain liable with respect to any Indebtedness, except:

(a)           the Obligations;

(b)           (i) Indebtedness in respect of the 2023 Debentures, (ii) Indebtedness of the U.S. Borrower in respect of the 2020 Notes in an aggregate principal amount not to exceed $600,000,000 and guaranty obligations of any U.S. Guarantor in respect of such Indebtedness, (iii) any Permitted Refinancing of the Indebtedness described in clause (i) or (ii), and (iv) Indebtedness in respect of the Existing Notes to the extent such Existing Notes remain outstanding after consummation of the tender offer therefor;

(c)           Indebtedness of any Restricted Subsidiary owed to any Borrower or to any other Restricted Subsidiary, or of any Borrower owed to any Restricted Subsidiary or any other Borrower; provided, that (i) all such Indebtedness shall be evidenced by an intercompany note, and, if owed to a Loan Party, shall (subject to the Agreed Security Principles) be subject to a First Priority Lien pursuant to the Security Documents, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations in a manner consistent with the subordination provisions set forth in Section 7.07 and shall be Subordinated Indebtedness hereunder, (iii) any payment by any such Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to such Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 6.06;

(d)           (1) unsecured Indebtedness of U.S. Borrower, the net proceeds of which are used solely to (i) consummate Permitted Acquisitions or (ii) repay the Term Loans (or repay Revolving Loans with a permanent equivalent reduction in the Revolving Commitments); provided, in each case, that such Indebtedness (a) matures at least three months after the maturity date of the Term Loans, (b) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans, (c) does not contain maintenance covenants that are more restrictive than Sections 6.07(a) and (b) and (d) if guaranteed, is guaranteed only by U.S. Guarantors; provided, that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) the U.S. Borrower shall be in compliance with the covenants set forth in Sections 6.07(a) and (b) after giving pro forma effect to the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or repayment of such Loans, as applicable and (2) any Permitted Refinancings of such Indebtedness;

(e)           Indebtedness incurred by any Group Member arising from agreements providing for indemnification, adjustment of purchase price, other compensation or similar obligations (including, Indebtedness consisting of the deferred purchase price of assets or property acquired in a Permitted Acquisition), in connection with Permitted Acquisitions, permitted Investments or permitted dispositions of any business, assets or Subsidiary of any Group Member;

(f)           Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal bonds or similar obligations incurred in the ordinary course of business;

(g)           Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(h)           guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of any Group Member;

(i)           guaranties by (i) any Borrower of Indebtedness of a Guarantor or any other Borrower or guaranties by a Guarantor of Indebtedness of any Borrower or any other Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred by such Borrower or such Guarantor pursuant to this Section 6.01 (other than clauses (b) and (c) of this Section); provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations, (ii) any Group Member that is not a Loan Party of Indebtedness of any other Group Member that is not a Loan Party and (iii) the U.S. Borrower of Indebtedness of any Group Member that is not a Loan Party incurred in the ordinary course of business on ordinary business terms so long as such Indebtedness is otherwise permitted to be incurred under Section 6.01(r) to the extent such guaranties are unsecured and otherwise permitted as an Investment under Section 6.06 (other than Section 6.06(q));

(j)           Indebtedness existing on the Original Closing Date which is described in Schedule 6.01 and any Permitted Refinancing thereof;

(k)           Indebtedness (i) in an amount not to exceed at any one time outstanding $40,000,000 (or, if the Incurrence Test is satisfied on a pro forma basis, 0.75% of Consolidated Total Assets, if greater), which is incurred with respect to Capital Leases or constitutes purchase money Indebtedness to finance the acquisition, lease, construction or improvement of assets or property and any Permitted Refinancing in respect thereof; provided, that any such Indebtedness shall be secured only by the asset acquired, leased, constructed or improved in connection with the incurrence of such Indebtedness, be incurred within 270 days of the acquisition, lease, construction or improvement of the relevant equipment or other asset and constitute not less than 75.0% of the aggregate consideration paid with respect to such acquisition, lease, construction or improvement or (ii) constituting Attributable Indebtedness with respect to any Sale and Lease-Back permitted under Section 6.10 in an amount not to exceed at any one time outstanding $35,000,000;

(l)           (i) (1) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Loan Party or becomes or is merged into or consolidated with a Subsidiary after the Original Closing Date or (2) Indebtedness attaching to assets that are acquired by any Group Member after the Original Closing Date as the result of a Permitted Acquisition; provided, that (x) such Indebtedness existed at the time such Person became a Loan Party or became or was merged into or consolidated with a Subsidiary or at the time such assets were acquired and, in each case, was not created in contemplation thereof and (y) such Indebtedness is not guaranteed in any respect by any Group Member (other than (A) by any such Person that so becomes a Subsidiary or (B) to the extent any Group Member is otherwise permitted to guaranty such Indebtedness under another provision under this Section 6.01) and (ii) any Permitted Refinancing thereof;

(m)           Indebtedness of the type described in clause (viii) of the definition thereof with respect to interest rates or foreign exchange rates, or any Treasury Transaction; provided that in each case such Indebtedness shall not have been entered into for speculation purposes;

(n)           (i) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to any of the Borrowers or the Guarantors, (ii) Indebtedness of a Group Member consisting of Standard Securitization Undertakings provided that, in each case, the Net Cash Proceeds with respect to such Indebtedness are used to repay Term Loans and will be applied as set forth in Section 2.15(b) and (iii) Indebtedness incurred with respect to any disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(o)           Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(p)           Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and insurance bonds and similar obligations;

(q)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness (i) is extinguished within five Business Days of its incurrence or (ii) if in respect of credit or purchase cards, is extinguished within 60 days of its incurrence;

(r)           other Indebtedness of Subsidiaries (other than a Securitization Subsidiary) that are not Loan Parties and Indebtedness incurred on behalf of or representing guaranties of Indebtedness of Joint Ventures in an amount not to exceed at any one time outstanding $125,000,000 (or, if the Incurrence Test is satisfied on a pro forma basis, 2.0% of Consolidated Total Assets, if greater);

(s)           other Indebtedness of any Group Member (other than a Securitization Subsidiary) in an aggregate amount not to exceed at any one time outstanding $150,000,000;

(t)           Indebtedness arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between the Dutch Loan Parties;

(u)           Indebtedness pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

(v)           Indebtedness representing the deferred obligation to purchase common stock or common stock options permitted under Section 6.04(c);

(w)           Indebtedness arising under any domination and/or profit transfer agreement (Beherrschungs und/oder Gewinnabführungsvertrag) with a German Loan Party which is in force on the Restatement Date;

(x)           Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade-related letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(y)           Indebtedness of the U.S. Borrower in respect of letters of credit issued by the U.S. Borrower for its own account or for the account of any other Group Member; provided that neither the Administrative Agent nor any Lender shall have any direct or indirect liability with respect to any such letter of credit, whether as a guarantor, confirming bank or otherwise;

(z)           Indebtedness, if any, in respect of the CKI Obligations and the Itochu Obligations and any Permitted Refinancing of the Itochu Obligations;

(aa)           unsecured Indebtedness in respect of obligations of any Group Member to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business, and not in connection with the borrowing of money or any Currency Agreement, Interest Rate Agreement or Treasury Transaction;

(bb)           Indebtedness representing deferred compensation to employees of any Group Member incurred in the ordinary course of business; and

(cc)           all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

Section 6.02                           Liens

.  Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Loan Party or any of its Restricted Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)           Liens granted pursuant to any Loan Document in favor of the Collateral Agent for the benefit of Secured Parties;

(b)           Liens for Taxes to the extent obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefore and Liens for Taxes not yet due and payable;

(c)           statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten (10) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)           Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Group Member;

(f)           any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased;

(g)           Liens solely on any cash earnest money deposits made by any Group Member in connection with any letter of intent or purchase agreement permitted hereunder;

(h)           Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)           any reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown, including, without limitation, the reservation of any mines and minerals in the Crown or in any other Person;

(l)           licenses or sublicenses (including licenses or sublicenses of Patents, Copyrights, Trademarks and other Intellectual Property rights), leases or subleases granted by any Group Member in the ordinary course of business which does not materially interfere with the business of the Group Members taken as a whole;

(m)           Liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such Liens attach only to the purchased goods or, where customary in the local market, Liens arising from a contract securing (i) the payment of the purchase price of goods, (ii) the performance of any work or (iii) the fulfillment of any obligation arising out of the non-compliance with such contract;

(n)           Liens existing on the Original Closing Date which are described in Schedule 6.02 and replacements, renewals or extensions of such Liens; provided, that such Lien shall not apply to additional property other than (A) after-acquired property that is related to the property covered by such Lien and (B) proceeds and products thereof and such Lien shall secure only those obligations it secures on the Original Closing Date and extensions, renewals and replacements thereof that, to the extent constituting Indebtedness, qualify as a Permitted Refinancing thereof;

(o)           Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of trading and on the supplier’s standard or usual terms and arising as a result or omission by any Group Member, including, for the avoidance of doubt, verlängerte Eigentumsvorbehalte and erweiterte Eigentumsvorbehalte;

(p)           Liens securing Indebtedness permitted pursuant to Section 6.01(k); provided, that any such Lien shall encumber only the property subject to the underlying lease, after-acquired property that is required to be pledged pursuant to such underlying lease on customary terms and proceeds and products thereof;

(q)           Liens securing Indebtedness permitted by Section 6.01(l) and any extensions, renewals and replacements thereof that, to the extent constituting Indebtedness, qualify as a Permitted Refinancing thereof, provided, that any such Lien shall encumber only assets and property of the Person so acquired or only attach to those assets which secured such Indebtedness at the time such assets were acquired by the Group other than (A) after-acquired property that is directly related to the property secured by such Lien and (B) proceeds and products thereof;

(r)           Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.01(i);

(s)           Liens on Securitization Assets or a Securitization Subsidiary’s other assets arising in connection with a Qualified Securitization Financing;

(t)           Liens arising by virtue of any statutory, contractual or common law provision relating to banker’s liens, rights of set-off or similar rights (i) relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness and (ii) relating to pooled deposit or sweep accounts of any Group Member to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Group;

(u)           any Lien created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(v)           Liens arising out of consignment or similar arrangements for the sale by any Group Member of goods through third parties in the ordinary course of business;

(w)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x)           Liens granted pursuant to the CKI Security Agreement to secure the CKI Obligations, which are senior to the Lien in favor of the Collateral Agent pursuant to the terms of the CKI Intercreditor Agreement;

(y)           Liens that are disclosed in (i) a Title Policy or (ii) any other title insurance policies delivered to the Collateral Agent in connection with mortgages on Material Real Estate Assets executed pursuant to Section 5.13 after the Original Closing Date (unless the Lien described in this clause (ii) is otherwise prohibited under this Agreement and is capable of being discharged by a Loan Party in a commercially practicable manner) and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(z)           Liens securing Attributable Indebtedness incurred under Section 6.01(k) pursuant to any Sale and Lease-Back permitted under Section 6.10;

(aa)           Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Original Closing Date or issued thereafter in the ordinary course of business and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(bb)           Liens securing Indebtedness permitted by Section 6.01(r); provided that any such Liens shall only attach to the assets of the entity incurring such Indebtedness;

(cc)           Liens in favor of the U.S. Borrower or any other Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(dd)           (i) solely to the extent equal and ratable Liens are required pursuant to the terms of the 2023 Debentures Indenture, Liens securing the 2023 Debentures Obligations which Liens are granted pursuant to the Loan Documents, the CKI Security Agreement or any other security agreement the terms of which are no more favorable to the holders of the 2023 Debentures Obligations than the terms of the U.S. Pledge and Security Agreement and (ii) Liens securing any Permitted Refinancing of the 2023 Debentures Obligations, which Liens are granted pursuant to the Loan Documents, the CKI Security Agreement or any other security agreement the terms of which are no more favorable to the holders of the 2023 Debentures Obligations than the terms of the U.S. Pledge and Security Agreement; it being agreed that in the case of clauses (i) and (ii), with respect to such Loan Documents or other security agreements contemplated by such clauses entered into after the Original Closing Date, the Administrative Agent and the Collateral Agent shall enter into intercreditor agreements as may be reasonably requested by the Borrower Representative and acceptable to the Administrative Agent and the Collateral Agent to give effect to the requirements of clause (i) or (ii) above, as applicable; and

(ee)           other Liens securing Indebtedness or other obligations in an aggregate amount not to exceed at any one time outstanding $150,000,000; provided that if such Liens secure Indebtedness and are on assets constituting Collateral, such Liens are subordinated to the Liens securing the Obligations pursuant to intercreditor agreement(s) reasonably satisfactory to the Administrative Agent.

Section 6.03                           Designation of Subsidiaries

.  Designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, except that the U.S. Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

                (a)           immediately after such designation, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby and the Group shall be in compliance with the financial covenants set forth in Section 6.07(a) and (b) on a pro forma basis;

(b)           with respect to any Subsidiary to be designated as an Unrestricted Subsidiary, such Subsidiary or any of its Subsidiaries does not own any Equity Interests or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the U.S. Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary,

(c)           such Subsidiary is not party to any agreement, contract, arrangement or understanding with any Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrowers;

(d)           such Subsidiary is a Person with respect to which neither any Borrower nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(e)           such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Borrower or any Restricted Subsidiaries;

(f)           neither any Borrower nor any Restricted Subsidiary will at any time (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary);

(g)           no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary;

(h)           at no time shall any Subsidiary be designated as an Unrestricted Subsidiary or maintained as an Unrestricted Subsidiary more than ten (10) Business Days after the time of delivery of the quarterly financial statements pursuant to Section 5.01(a) if (x) the Consolidated Adjusted EBITDA attributable to such Subsidiary, calculated on an unconsolidated basis, exceeds 5.0% of Consolidated Adjusted EBITDA or (y) the total assets of such Subsidiary, determined in accordance with GAAP and calculated on an unconsolidated basis, exceeds 5.0% of Consolidated Total Assets; and

(i)           any designation of a Restricted Subsidiary to an Unrestricted Subsidiary shall be deemed an Investment under Section 6.06 in an amount equal to the fair market value of the Subsidiary so designated.

                (j)           Any such designation shall be evidenced by providing notice to the Administrative Agent of the copy of the resolution of the U.S. Borrower’s Board or Directors (or duly authorized committee thereof) giving effect to such designation and a certificate of an Authorized Officer certifying that such designation complies with the foregoing requirements.  Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary solely as a result of the application of Section 6.03(h), for purposes of determining compliance with Article VI, shall be treated as a Permitted Acquisition (without any requirement to satisfy the definition thereof and without utilizing any portion of the amount specified in the proviso to Section 6.08(i)), and all Indebtedness, Liens, Investments and any consensual encumbrance or restriction of the type described in Section 6.05 of such Unrestricted Subsidiary shall be treated as Indebtedness, Liens, Investments and consensual encumbrances and restrictions of the type described in Section 6.05 of an entity acquired in a Permitted Acquisition. For the avoidance of doubt, such designation shall not reduce the Group’s ability to consummate Permitted Acquisitions.

Section 6.04                           Restricted Payments

.  Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment except that:

(a)           any Subsidiary of any Borrower may declare and pay dividends, repurchase its Equity Interests, or make other distributions to each direct owner of Equity Interests of such Subsidiary; provided that, in the case of a Subsidiary that is a not a Wholly-Owned Restricted Subsidiary, such dividends, repurchases or other distributions are made to all owners of such Subsidiary’s Equity Interests on a pro rata basis (or more favorable basis from the perspective of the Group Members) based on their relative ownership interests;

(b)           the U.S. Borrower may make regularly scheduled payments of principal and interest in respect of the 2020 Notes and any Subordinated Indebtedness in accordance with the terms of and only to the extent required by the 2020 Notes Documents or the documentation governing such Subordinated Indebtedness, as applicable, and the 2020 Notes and any Subordinated Indebtedness may be refinanced pursuant to a Permitted Refinancing thereof;

(c)           the U.S. Borrower may purchase, repurchase, retire, redeem or otherwise acquire its common stock or common stock options from present or former officers, directors or employees of the Group in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any employment agreement or any other similar plans or agreements, provided, that the aggregate amount of payments under this paragraph (net of any proceeds received by the U.S. Borrower subsequent to the Original Closing Date in connection with resales of any common stock or common stock options so purchased or acquired) shall not exceed $15,000,000 in any calendar year;

(d)           so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the U.S. Borrower may declare and pay cash dividends with respect to (i) its common stock in an annual amount not to exceed $0.20 per outstanding share of common stock and (ii) its Series A Preferred Stock in an annual amount of up to $0.20 per share of common stock that would be issuable upon conversion of any outstanding share of Series A Preferred Stock (subject, in the case of each of clause (i) and (ii), to adjustment for any stock split, reverse stock split, stock dividend or similar occurrence so that the aggregate amount of dividends payable after such transaction is the same as the amount payable immediately prior to such transaction);

(e)           the U.S. Borrower may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (including the other provisions of this Section 6.04);

(f)           the U.S. Borrower may make Restricted Payments in respect of the 2020 Notes and Subordinated Indebtedness; provided that (i) the amount of such Restricted Payments pursuant to this clause (f) does not exceed (x) $50,000,000 during the term of this Agreement (or, if the Incurrence Test is satisfied on a pro forma basis, 1.0% of Consolidated Total Assets, if greater) plus (y) if the Incurrence Test is satisfied on a pro forma basis, an amount equal to the Available Amount, (ii) such Restricted Payments are made from proceeds from the substantially concurrent issuance, sale or exchange by the U.S. Borrower of Equity Interests, or (iii) such Restricted Payment results from the conversion of all or any portion of the 2020 Notes or Subordinated Indebtedness, as applicable, to Equity Interests of the U.S. Borrower;

(g)           so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, other Restricted Payments in an aggregate amount not to exceed (i) $100,000,000 (or, if the Incurrence Test is satisfied on a pro forma basis, 1.75% of Consolidated Total Assets, if greater) during the term of this Agreement plus (ii) if the Incurrence Test is satisfied on a pro forma basis, an amount equal to the Available Amount, provided that after giving effect to the consummation of such Restricted Payment and any financing thereof, the Group shall be in compliance with the financial covenants set forth in Sections 6.07(a) and (b);

(h)           any Group Member may make Restricted Payments in respect of the Itochu Obligations; and

(i)           the U.S. Borrower may make repurchases of Equity Interests deemed to occur upon exercise of options, warrants, restricted stock units or similar rights if such Equity Interests represents all or a portion of the exercise price thereof or deemed to occur in connection with the satisfaction of any withholding tax obligation incurred relating to the vesting or exercise of such options, warrants, restricted stock units or similar rights.

Section 6.05                           Restrictions on Subsidiary Distributions; No Further Negative Pledges

.  Except as arising under any Loan Document, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of any Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by such Borrower or any other Restricted Subsidiary of any Borrower, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to any Borrower or any other Restricted Subsidiary of any Borrower, (c) make loans or advances to any Borrower or any other Restricted Subsidiary of any Borrower, (d) transfer, lease or license any of its property or assets to any Borrower or any other Restricted Subsidiary of any Borrower or (e) create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, other than encumbrances and restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01 and agreements relating to Liens permitted by Section 6.02 that impose restrictions on the property subject to such Liens, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and agreements similar to any of the foregoing (provided that such restrictions are limited to the assets or property subject to such leases, licenses, joint venture or similar agreements), (iii) created by virtue of any sale, transfer, lease or other disposition of, or any agreement with respect thereto, any specific property, assets or Equity Interests permitted to be so transferred under this Agreement, (iv) contained in the 2023 Debentures Indenture, the CKI Documents, the Itochu Agreement, and any agreement related to the China JV Obligations, (v) with respect to any Restricted Subsidiary organized under the laws of Japan, imposed pursuant to an agreement restricting (A) the creation or assumption of any Lien upon such Restricted Subsidiary’s inventory and receivables or (B) the transfer of assets of any such Restricted Subsidiary, in each case in the ordinary course of business, (vi) existing under or by reason of applicable law, rule or regulation, (vii) on the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (viii) in any agreement in effect at the time a Person becomes a Subsidiary of the U.S. Borrower, provided that the agreement in which such restrictions are contained was not entered into in contemplation of such Person becoming a Subsidiary of the U.S. Borrower, (ix) contained in agreements in effect on the Original Closing Date and described in Schedule 6.05 and (x) in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the U.S. Borrower, no more restrictive with respect to the restrictions referred to in clauses (a) through (e) above than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06                           Investments

.  Make or own any Investment in any Person, including any Joint Venture, except:

(a)           Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(b)           Investments owned as of the Original Closing Date in any Restricted Subsidiary and Investments made after the Original Closing Date in any Loan Party;

(c)           deposits, prepayments, advances in the form of a prepayment of expenses and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Group;

(d)           Investments to the extent that payment for such Investments is made with Equity Interests of the U.S. Borrower;

(e)           Investments that are acquired after the Original Closing Date by any Group Member as a result of a Permitted Acquisition; provided that such Investments existed at the time of the Permitted Acquisition and were not made in contemplation thereof;

                                (f)            Consolidated Capital Expenditures with respect to the Loan Parties permitted by Section 6.07(c);

(g)           loans and advances to employees, consultants or directors (managing or otherwise) of the Group made in the ordinary course of business in an aggregate principal amount at any one time outstanding not to exceed $15,000,000;

(h)           Permitted Acquisitions permitted pursuant to Section 6.08;

(i)           Investments in existence on, or pursuant to legally binding written commitments in existence on, the Original Closing Date as described in Schedule 6.06 and, in each case, any extensions, modifications or renewals thereof so long as the amount of any Investment made pursuant to this clause (i) is not increased at any time above the amount of such Investment existing or committed, as applicable, on the Original Closing Date;

(j)           Currency Agreements, Interest Rate Agreements and Treasury Transactions which constitute Investments;

(k)           accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

(l)           Investments received in the ordinary course of business by any Group Member in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

(m)           other Investments in an aggregate amount not to exceed at any one time outstanding (i) $135,000,000 (or, if the Incurrence Test is satisfied on a pro forma basis, 2.25% of Consolidated Total Assets, if greater), plus (ii) to the extent not included in the Available Amount, 100.0% of the aggregate cash dividends and distributions received by any Group Member from such Investments, plus (iii) if the Incurrence Test is satisfied on a pro forma basis, an amount equal to the Available Amount at such time; provided that no Investment may be made pursuant to this clause (m) if, at the time such Investment is made, a Default or Event of Default shall have occurred and be continuing or shall be caused thereby;

(n)           Investments in the China JV in an aggregate amount not to exceed at any one time outstanding (i) $50,000,000, plus, (ii) to the extent not included in the Available Amount, 100.0% of the aggregate cash dividends and distributions received by any Group Member from the China JV;

(o)           Investments arising out of the receipt by any Group Member of noncash consideration for the sale of assets permitted under Section 6.08;

(p)           guaranties by any Group Member of operating leases (other than obligations with respect to Capital Leases) or of other obligations, that do not constitute Indebtedness, in each case entered into by the applicable Group Member in the ordinary course of business;

(q)           guaranties permitted under Section 6.01 (except to the extent such guaranty is expressly subject to Section 6.06);

(r)           Investments made pursuant to the CKI Trust Agreement; and

(s)           Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.04.

Section 6.07                           Financial Covenants

.  In the case of the U.S. Borrower:

(a)           Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than the correlative ratio indicated:

Fiscal Quarter	Interest Coverage Ratio
FQ4 2010	3.00:1.00
FQ1 2011	3.00:1.00
FQ2 2011	3.00:1.00
FQ3 2011	3.00:1.00
FQ4 2011	3.00:1.00
FQ1 2012	3.50:1.00
FQ2 2012	3.50:1.00
FQ3 2012	3.50:1.00
FQ4 2012	3.50:1.00
FQ1 2013	3.75:1.00
FQ2 2013	3.75:1.00
FQ3 2013	3.75:1.00
FQ4 2013	3.75:1.00
FQ1 2014	4.00:1.00
FQ2 2014	4.00:1.00
FQ3 2014	4.00:1.00
FQ4 2014	4.00:1.00
FQ1 2015 and thereafter	4.50:1.00

(b)           Leverage Ratio.  Permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
FQ4 2010	4.90:1.00
FQ1 2011	4.75:1.00
FQ2 2011	4.75:1.00
FQ3 2011	4.75:1.00
FQ4 2011	4.75:1.00
FQ1 2012	4.00:1.00
FQ2 2012	4.00:1.00
FQ3 2012	4.00:1.00
FQ4 2012	4.00:1.00
FQ1 2013	3.50:1.00
FQ2 2013	3.50:1.00
FQ3 2013	3.50:1.00
FQ4 2013	3.50:1.00
FQ1 2014 and thereafter	3.00:1.00

(c)           Maximum Consolidated Capital Expenditures.

Make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for the Group in excess of the corresponding amount set forth below opposite such Fiscal Year (the “Permitted Capital Expenditure Amount”); provided, that such amount for any Fiscal Year shall be increased by (i) an amount equal to the excess, if any, of such amount for the immediately preceding Fiscal Year (with the amount of any rollover from the prior Fiscal Year being deemed to be used first) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year and (ii) to the extent that a Permitted Acquisition is consummated during or prior to such Fiscal Year (but after the Original Closing Date), an amount equal to 5% of the Acquisition Consideration paid with respect to such Permitted Acquisition (the “Acquired Permitted CapEx Amount”) (provided, however, that with respect to the Fiscal Year during which any such Permitted Acquisition occurs, the amount of additional Consolidated Capital Expenditures permitted as a result of this clause (ii) shall be an amount equal to the product of (x) the Acquired Permitted CapEx Amount and (y) a fraction, the numerator of which is the number of days remaining in such Fiscal Year after the date such Permitted Acquisition is consummated and the denominator of which is the actual number of days in such Fiscal Year):

Fiscal Year	Consolidated Capital Expenditures
2010	$215,000,000
2011	$220,000,000
2012	$210,000,000
2013	$240,000,000
2014	$250,000,000
2015	$270,000,000
2016	$280,000,000

Notwithstanding the foregoing, for purposes of determining compliance with this Section 6.07(c) for any given Fiscal Year, the actual amount of Consolidated Capital Expenditures that are made or incurred in such Fiscal Year and that are denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the Original Closing Date.

Section 6.08                           Fundamental Changes; Disposition of Assets; Acquisitions

.  Enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person, except:

(a)           (i) any Group Member may be merged or consolidated with or into any other Group Member, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Group Member; provided, that (x) in the case of a merger or consolidation of a Group Member that is not a Loan Party with or into a Borrower or Guarantor, such Borrower or such Guarantor, as applicable, shall be the continuing or surviving Person, (y) in the case of a merger or consolidation of a Guarantor with or into another Guarantor, a Guarantor shall be the continuing or surviving Person and (z) in the case of a merger or consolidation of a Guarantor with or into a Borrower, such Borrower shall be the continuing or surviving Person, and (ii) any Restricted Subsidiary may merge with any other person in order to effect an Investment permitted pursuant to Section 6.06 so long as the continuing or surviving person shall be a Restricted Subsidiary, which shall be a Loan Party if the merging Restricted Subsidiary was a Loan Party and which together with each of its Restricted Subsidiaries shall have complied with the requirements of Section 5.12, 5.13 and 5.14, as applicable and if such transaction involves the U.S. Borrower, the U.S. Borrower shall be the continuing or surviving Person;

(b)           any Group Member (other than the U.S. Borrower in the case of a disposition of all of its assets) may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any other Loan Party, and any Group Member that is not a Loan Party may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Group Member that is not a Loan Party;

(c)           sales or other dispositions of assets that do not constitute Asset Sales;

(d)           (i) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-cash proceeds) when aggregated with the proceeds of all other Asset Sales made pursuant to this clause (d)(i) in any Fiscal Year, are less than (x) 2.0% of Consolidated Total Assets plus (y) an amount equal to any unutilized portion of the amount permitted under subclause (x) for any preceding Fiscal Year; provided that in no event shall the proceeds of any Asset Sale, when aggregated with the proceeds of all other Asset Sales made pursuant to this clause (d)(i) in any Fiscal Year, exceed 5.0% of Consolidated Total Assets; and (ii) the Asset Sale described on Schedule 6.08(d); provided that, in the case of each of clause (i) and (ii), (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof)), (2) except in the case of any Asset Sale to any Restricted Subsidiary, no less than 75.0% thereof shall be paid in cash or Cash Equivalents, and (3) except in the case of any Asset Sale to any Restricted Subsidiary, the Net Cash Proceeds thereof shall be applied as required by Section 2.14(a);

(e)           any Group Member may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which such Group Member may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables);

(f)           any Group Member may enter into licenses or sublicenses of Software,

Trademarks and other Intellectual Property and general intangibles in the ordinary course of business and which do not materially interfere with the business of the Group Members taken as a whole;

(g)           (i) any disposition of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing and (ii) any disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(h)           dispositions of cash and Cash Equivalents;

(i)           Permitted Acquisitions; provided, that in respect of acquisitions of Persons which do not become Loan Parties or of assets which are not acquired by Loan Parties, the consideration for such Persons or assets shall not exceed an aggregate amount of 5.0% of Consolidated Total Assets over the term of this Agreement; and

(j)           (i) Permitted Sale and Lease-Backs and (ii) Sale and Lease-Backs otherwise permitted by Section 6.10(ii), provided that the Net Cash Proceeds of Sale and Lease-Backs (other than Permitted Sale and Lease-Backs) shall be applied as required by Section 2.14(a); provided, further, that, in the case of clause (ii), the net proceeds received by the applicable Group Member are at least equal to the fair market value of such asset or Investment (as determined by the U.S. Borrower’s Board of Directors (or a duly authorized committee thereof));

(k)           sales or other dispositions of the Equity Interests of, or other ownership interests in or assets or property, including Indebtedness, or other securities of, any Joint Venture (including the China JV); provided that, in each case, the net proceeds received by the applicable Group Member are at least equal to the fair market value of such asset or Investment (as determined by the U.S. Borrower’s Board of Directors (or a duly authorized committee thereof));

(l)           any lease, assignment or sublease in the ordinary course of business which does not materially interfere with the business of the Group Members taken as a whole; and

(m)           Investments made in accordance with Section 6.06 and Restricted Payments made in accordance with Section 6.04.

Section 6.09                           Disposal of Subsidiary Interests

.  Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.08, or any transfer to a Group Member otherwise permitted under Section 6.08, (a) sell, assign, or otherwise dispose of any Equity Interests of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Restricted Subsidiaries to sell, assign, or otherwise dispose of any Equity Interests of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law.

Section 6.10                           Sales and Lease-Backs

.  Become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than to any Group Member), (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than to any Group Member) in connection with such lease or (c) is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party (a “Sale and Lease-Back”), excluding (i) any such arrangement to the extent that any Attributable Indebtedness incurred in connection therewith does not exceed $35,000,000 (such transaction, a “Permitted Sale and Lease-Back”) and (ii) any other Sale and Lease-Back so long as such Group Member would be entitled to incur the Attributable Indebtedness with respect to such Sale and Lease-Back under Section 6.01, create a Lien on the property securing such Attributable Indebtedness under Section 6.02 and the proceeds of such transaction are applied in accordance with Section 2.14(a).

Section 6.11                           Transactions with Shareholders and Affiliates

. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of any Group Member on terms that are less favorable to such Group Member than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between or among any Group Members; (b) reasonable and customary fees and indemnities paid to directors, officers and employees of any Group Member and compensation arrangements for directors, officers and other employees of any Group Member entered into in the ordinary course of business; (c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business; (d) (x) any employment agreements entered into by any Group Member in the ordinary course of business and any transaction pursuant thereto and (y) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transaction pursuant thereto; (e) any Restricted Payment permitted by Section 6.04; (f) any Investment permitted under Section 6.06; (g) any transactions pursuant to agreements in existence on the Original Closing Date and set forth  in Schedule 6.11 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect, (h) any transactions between any Group Member and the China JV or any of its Affiliates; (i) any transaction between any Group Member and Apax Partners L.P. or any of its Affiliates; (j) any transaction with a Joint Venture for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice, (k) any transaction entered into by a Person prior to the time such Person becomes a Group Member or is merged or consolidated into a Group Member (provided such transaction is not entered into in contemplation of such event); (l) any transactions between any Group Member and Pepe Jeans SL (or any successor or replacement sales and collection agent and franchisee in Spain and Portugal); (m) any transaction between a Group Member and a Securitization Subsidiary pursuant to a Qualified Securitization Financing; (n) any satisfaction or discharge of the Itochu Obligations; (o) any transactions between any Group Member and ITOCHU Corporation or any Joint Venture of any Group Member, in each case in the ordinary course of business; (p) any transactions between any Group Member and the CKI Trust pursuant to the CKI Trust Agreement; and (q) cost sharing arrangements deemed appropriate by the U.S. Borrower to allocate properly the costs of future maintenance and development of Intellectual Property of any Group Member.

Section 6.12                           Conduct of Business

.  From and after the Original Closing Date, engage in any business (either directly or through a Restricted Subsidiary) other than the businesses engaged in by the Group Members on the Original Closing Date or any extension of such businesses consistent with industry developments and any business ancillary, complementary or related thereto.

Section 6.13                           Amendments or Waivers of Organizational Documents and Certain Other Documents

.  Agree to (a) any material amendment, restatement, supplement or other modification to or waiver of any of its Organizational Documents which would be materially adverse to the interests of the Lenders, taken as a whole, (b) any amendment, restatement, supplement or other modification to or waiver (other than any such amendment, restatement, supplement or other modification or waiver as may be required pursuant to the CK Letter Agreement as in effect on the Original Closing Date) (i) of Section 4.17(c)(iv) or Section 4.18 of the CKI Security Agreement (or any definition in the CKI Security Agreement that would have the effect of amending, supplementing or otherwise modifying such Sections or the effect or existence of a CKI Blockage Event), in each case that would be materially adverse to the interests of the U.S. Borrower and its Subsidiaries, taken as a whole, or (ii) of any provision of any CKI Document that has the effect of (w) requiring any Person to become a CK Grantor (as defined in the CKI Intercreditor Agreement as of the Original Closing Date) that would not be required to become a CK Grantor in accordance with the terms of the First Lien Collateral Documents (as defined in the CKI Intercreditor Agreement as of the Original Closing Date), (x) adding additional CK Collateral (as defined in the CKI Intercreditor Agreement as of the Original Closing Date) that would not be required to become CK Collateral (as defined in the CKI Intercreditor Agreement as of the Original Closing Date) pursuant to the terms of the First Lien Collateral Documents (as defined in the CKI Intercreditor Agreement as of the Original Closing Date), (y) increasing the amount of, or adjusting the calculation of, the Klein Obligations (as defined in the CKI Intercreditor Agreement as of the Original Closing Date) in any manner unless such adjustment could only decrease the amount of the Klein Obligations as of such date (it being understood that this Section 6.13 shall not prohibit the making of any one-time consent payment by any Group Member in respect of any amendment, restatement, supplement or other modification or waiver to any CKI Documents) or (z) decreasing the amount of the Maximum Second Lien Amount (as defined in the CKI Intercreditor Agreement as of the Original Closing Date), or (c) any amendment, restatement, supplement, waiver or other modification of the terms of the 2020 Notes which would be materially adverse to the Lenders.

Section 6.14                           Fiscal Year

.  Change its Fiscal Year-end from the Sunday closest to February 1 of each calendar year or change its method of determining Fiscal Quarters; provided that the Loan Parties may, at any time prior to the end of FQ4 2011, change their Fiscal Year-end upon prior notice to the Administrative Agent; provided, further, that (i) the U.S. Borrower will provide to the Administrative Agent such audited financials as are required to be submitted to the SEC and at the times required thereby, (ii) such change in Fiscal Year end shall not relieve the U.S. Borrower from its obligation to provide to the Lenders comparative figures to the corresponding periods from the prior Fiscal Year or to the Financial Plan previously provided to the Lenders for such Fiscal Year and (iii) notwithstanding any change in Fiscal Year end, the U.S. Borrower will make a payment on or prior to April 30, 2011 pursuant to Section 2.14(d), calculated as if no change in Fiscal Year had occurred, and, without duplication of any amounts already paid with respect to such period, an additional payment pursuant to Section 2.14(d) payable at the time the audited financial statements are delivered for the transition period as set forth in clause (i) of this Section (it being understood and agreed that subsequent to such payment (or in the event that no such financial statements are required to be delivered), further payments pursuant to Section 2.14(d) will occur with the delivery of annual financial statements).

.

Section 6.15                           Centre of Main Interests and Establishments

.  No Loan Party whose jurisdiction is in a member state of the European Union shall deliberately change its “centre of main interest” (as that term is used in the Regulation) in a manner that would reasonably be expected to result in a Material Adverse Effect.

Section 6.16                           Limitation in Relation to German Loan Parties

(a)           The provisions of Sections 6.02, 6.03, 6.04, 6.05, 6.08, 6.11, 6.12 and 6.13 (the “Relevant Restrictive Covenants”) shall not apply to any German Loan Party or any of its Subsidiaries from time to time which is incorporated in Germany (a “German Group Member”).

(b)           With respect to any transactions not permitted under the Relevant Restrictive Covenants (ignoring for this purpose clause (a) above), each German Loan Party shall give the Administrative Agent notice in writing and in good time of the intention of it or of any German Group Member to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenant, explaining if and how such steps might affect the financial situation of the company or the Group, or the Lenders’ risk and security position. Any such notification shall not be made later than twenty (20) Business Days before such measure shall be implemented, or in case of urgent matters requiring an implementation on shorter notice immediately after the need for the relevant measure arises, provided that, the reasons for such urgent implementation are described in the notification.

(c)           The Administrative Agent shall be entitled within ten (10) Business Days of receipt of the relevant German Loan Party’s notice under clause (b) above to request the relevant German Loan Party to supply to the Administrative Agent in sufficient copies for the Lenders any relevant information in connection with the proposed action or steps referred to in such notice.

(d)           The Administrative Agent shall notify the relevant German Loan Party, within ten (10) Business Days of receipt of the relevant German Loan Party’s notice under clause (b) above or, if additional information has been requested by the Administrative Agent under clause (c) above, within ten (10) Business Days of receipt of such information, whether the proposed action or steps under clause (b) above is, or is in the reasonable opinion of the Administrative Agent (acting on the instructions of the Required Lenders), likely to have a Material Adverse Effect or a material adverse consequences for the Lenders’ risk or security position.

(e)           If the proposed action or steps under clause (b) above is considered by the Administrative Agent (acting reasonably and in accordance with clause (d) above) to have a Material Adverse Effect or a material adverse consequences for the Lenders’ risk or security position and the relevant German Loan Party or German Group Member nevertheless takes such action or steps, this shall constitute an Event of Default pursuant to clause (m) of Section 8.01 and the Administrative Agent shall consequently be entitled to take (and, if so instructed by the Required Lenders, shall take) any of the steps set out in Section 8.01.

Section 6.17                           UK Defined Benefit Pension Plan

.  Within the meaning of the UK Pensions Act 2004: (a) Become the employer in relation to a UK defined benefit pension plan irrespective of the funded status of such pension plan, or (b) become connected or associated with the employer in relation to a UK defined benefit pension plan if, at the time of connection or association, the liabilities of such pension plan, as calculated using the actuarial methods and assumptions used for funding as set forth on the most recent actuarial report for such pension plan, exceed the fair market value of the assets of such plan by more than $50 million.

Section 6.18                      Financial Assistance

.  Each Loan Party shall comply, where applicable, in all respects with any financial assistance legislation in any Relevant Jurisdiction, including as related to execution of the Security Documents and payment of amounts due under this Agreement.

ARTICLE VII.

GUARANTY

Section 7.01                           Guaranty of the Obligations

.

(a)           Subject to the provisions of Section 7.02, each U.S. Guarantor (which, for purposes of this Article VII, shall include the U.S. Borrower) jointly and severally hereby irrevocably and unconditionally guaranties to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations of the Borrowers (or, in the case of the U.S. Borrower, all Obligations of the Foreign Borrower) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any comparable provision of any other Debtor Relief Law) (the “U.S. Guaranteed Obligations”).

(b)           Subject to the provisions of Sections 7.02, 7.13 and 7.14, each Foreign Guarantor, jointly and severally hereby irrevocably and unconditionally guaranties to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations of the Foreign Borrower on demand when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (the “Foreign Guaranteed Obligations” and, together with the U.S. Guaranteed Obligations, the “Guaranteed Obligations”).

Section 7.02                           Limitation on Liability; Contribution by Guarantors

.

(a)           Notwithstanding the foregoing, each Guarantor, and by acceptance of the benefits hereof, the Administrative Agent and each other Secured Party hereby confirms that it is the intention of all such Persons that each Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to each Guaranty and the Guaranteed Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent and the Secured Parties hereby irrevocably agree that the Guaranteed Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance.

(b)           The U.S. Guarantors (the “U.S. Contributing Guarantors”) and Foreign Guarantors (the “Foreign Contributing Guarantors,” and collectively with the U.S. Contributing Guarantors, the “Contributing Guarantors”) desire to allocate among themselves, in a fair and equitable manner, the U.S. Guaranteed Obligations and Foreign Guaranteed Obligations, respectively, arising under this Guaranty; provided that nothing in this Section 7.02 shall operate or be construed to allocate to any Foreign Contributing Guarantor any Obligation of the U.S. Borrower or to permit any payment by a Foreign Guarantor to reduce any Obligations of the U.S. Borrower.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other applicable Contributing Guarantors in an amount sufficient to cause each such Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of any Debtor Relief Law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other applicable Contributing Guarantors as contributions under this Section 7.02.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among the applicable Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03                           Payment by Guarantors

.

(a)           Subject to Sections 7.02, 7.13 and 7.14, the U.S. Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any U.S. Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the U.S. Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any comparable provision of any other Debtor Relief Law), the U.S. Guarantors shall upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all U.S. Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such U.S. Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such U.S. Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case or analogous proceeding under any Debtor Relief Law) and all other U.S. Guaranteed Obligations then owed to the Secured Parties as aforesaid.

(b)           Subject to Sections 7.02, 7.13 and 7.14, the Foreign Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Foreign Guarantor by virtue hereof, that upon the failure of the Foreign Borrower to pay any of the Foreign Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any comparable provision of any other Debtor Relief Law), the Foreign Guarantors shall upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Foreign Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Foreign Guaranteed Obligations (including interest which, but for the Foreign Borrower’s becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such Foreign Guaranteed Obligations, whether or not a claim is allowed against the Foreign Borrower for such interest in the related bankruptcy case or analogous proceeding under any Debtor Relief Law) and all other Foreign Guaranteed Obligations then owed to the Secured Parties as aforesaid.

Section 7.04                           Liability of Guarantors Absolute

.  Each Guarantor agrees that, to the maximum extent permitted by applicable law, its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Guarantor or surety other than Payment in Full of the applicable Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees, to the maximum extent permitted by applicable law, as follows:

(a)           this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)           the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)           the obligations of each Guarantor hereunder are independent of the obligations of each Borrower and the obligations of any other Guarantor (including any other Guarantor) of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against such Borrower or any of such other Guarantors and whether or not such Borrower is joined in any such action or actions;

                                 (d)            payment by any Guarantor of a portion, but not all, of the applicable Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the applicable Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the applicable Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the applicable Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the applicable Guaranteed Obligations;

(e)           any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith, the applicable Hedge Agreement, Cash Management Agreement or Treasury Transaction and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements, Cash Management Agreements or Treasury Transactions; and

(f)           this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the applicable Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements, Cash Management Agreements or Treasury Transactions or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement, such Cash Management Agreement, such Treasury Transaction or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect (other than with respect to defense of payment or performance in full); (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any of the Hedge Agreements, any of the Cash Management Agreements, any Treasury Transaction or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as Collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Group Member and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than defense of payment or performance in full), set-offs or counterclaims which any Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or omission, or delay to do any other act, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05                           Waivers by Guarantors

.  Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other Guarantor (including any other Guarantor) of the applicable Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than Payment in Full of the applicable Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses (other than defense of payment or performance in full) or benefits that may be derived from or afforded by law which limit the liability of or exonerate Guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06                           Guarantors’ Rights of Subrogation, Contribution, Etc.

  Until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any applicable Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any applicable Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party.  In addition, until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other Guarantor (including any other Guarantor) of the applicable Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Secured Party may have against any Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other Guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all applicable Guaranteed Obligations shall not have been finally and Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07                           Subordination of Other Obligations

(a)           Each U.S. Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such U.S. Guarantor by each other Loan Party (the “Subordinated U.S. Intercompany Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07(a):

(i)           Prohibited Payments, Etc.  So long as no Event of Default shall have occurred and be continuing, each U.S. Guarantor may receive payments from any other Loan Party on account of the Subordinated U.S. Intercompany Obligations (provided that the making of such payments by the applicable obligor are not prohibited by the terms of this Agreement) and demand, accept or take any action to collect any payment on account of the Subordinated U.S. Intercompany Obligations.

(ii)           Prior Payment of Guarantied Obligations.  In any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each U.S. Guarantor agrees that the Secured Parties shall be entitled to receive Payment in Full in cash of all Guaranteed Obligations before such U.S. Guarantor receives payment of any Subordinated U.S. Intercompany Obligations.

(iii)           Turn-Over.  After the occurrence and during the continuation of any Event of Default, each U.S. Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated U.S. Intercompany Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent (for the benefit of the applicable Secured Parties) on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such U.S. Guarantor under the other provisions of this Agreement.

(iv)           Administrative Agent Authorization.  After the occurrence and during the continuation of any Event of Default, the Administrative Agent is authorized and empowered (but under no obligation), in its discretion, (i) in the name of each U.S. Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated U.S. Intercompany Obligations and to apply any amounts received thereon to the Guaranteed Obligations, and (ii) to require each U.S. Guarantor to (A) collect and enforce, and to submit claims in respect of, the Subordinated Intercompany U.S. Obligations and (B) pay any amounts received on such Subordinated Intercompany U.S. Obligations to the Administrative Agent for application to the Guaranteed Obligations.

(b)           Each Foreign Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Foreign Guarantor by each other Loan Party (the “Subordinated Foreign Intercompany Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07(b):

(i)           Prohibited Payments, Etc.  So long as no Event of Default shall have occurred and be continuing, each Foreign Guarantor may receive payments from any other Loan Party on account of the Subordinated Foreign Intercompany Obligations (provided that the making of such payments by the applicable obligor are not prohibited by the terms of this Agreement) and demand, accept or take any action to collect any payment on account of the Subordinated Foreign Intercompany Obligations.

(ii)           Prior Payment of Guarantied Obligations.  In any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each Foreign Guarantor agrees that the Secured Parties shall be entitled to receive Payment in Full in cash of all Guaranteed Obligations before such Guarantor receives payment of any Subordinated Foreign Intercompany Obligations.

(iii)           Turn-Over.  After the occurrence and during the continuation of any Event of Default, each Foreign Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Foreign Intercompany Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent (for the benefit of the applicable Secured Parties) on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Foreign Guarantor under the other provisions of this Agreement.

(iv)           Administrative Agent Authorization.  After the occurrence and during the continuation of any Event of Default, the Administrative Agent is authorized and empowered (but under no obligation), in its discretion, (i) in the name of each Foreign Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Foreign Intercompany Obligations and to apply any amounts received thereon to the Guaranteed Obligations, and (ii) to require each Foreign Guarantor to (A) collect and enforce, and to submit claims in respect of, the Subordinated Intercompany Foreign Obligations and (B) pay any amounts received on such Subordinated Intercompany Foreign Obligations to the Administrative Agent for application to the Guaranteed Obligations.

Section 7.08                           Continuing Guaranty

.  This Guaranty is a continuing guaranty and shall remain in effect until all of the U.S. Guaranteed Obligations and Foreign Guarantee Obligations, respectively, shall have been Paid in Full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09                           Authority of Guarantors or the Borrowers

.  It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10                           Financial Condition of the Borrowers

.  Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements, Cash Management Agreements and Treasury Transactions may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be.  No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of such Borrower.  Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of each Borrower and its ability to perform its obligations under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Secured Party.

Section 7.11                           Bankruptcy, Etc.

(a)           The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding (or analogous proceeding under any Debtor Relief Law), voluntary or involuntary, involving the bankruptcy, insolvency, examinership, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           Each Guarantor acknowledges and agrees that any interest on any portion of the applicable Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the applicable Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the applicable Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the applicable Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations.  Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person under any Debtor Relief Law to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)           In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of the Guarantors with respect to such amounts hereunder shall be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12                           Discharge of Guaranty Upon Sale of Guarantor

.  If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of or such Guarantor ceases to be a Restricted Subsidiary, in each case in accordance with the terms hereof or as otherwise consented to by the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such transaction.  Upon request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall take, and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to take, such actions as shall be reasonably requested to evidence the termination and release of such Guaranty.

Section 7.13                           German Guarantor Limitations.

(a)           To the extent a Guarantor which is a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (the “Affected German Guarantor”) guarantees Obligations of the Foreign Borrower under the Agreement (such guarantee an “Up-Stream or Cross-Stream Security”), the parties hereto agree that enforcement of that guaranty shall be limited to the extent that such payment under this guaranty has the effect of (i) reducing the Affected German Guarantor’s Net Assets (Reinvermögen) to an amount less than its share capital (Stammkapital) (Begründung einer Unterbilanz) or (ii) if its Net Assets are already an amount less than its share capital (Stammkapital), causing such Net Assets to be further reduced (Vertiefung einer Unterbilanz), and, as a result, cause a violations of sections 30 and 31 German Limited Liability Companies Act (GmbH-Gesetz) (as amended from time to time).

(b)           No reduction of the amount enforceable under this guarantee in accordance with this Section 7.13 will prejudice the rights of the Collateral Agent or any Lender to claim to continue enforcing this guaranty until full satisfaction of the guaranteed claims (subject always to the operation of the limitation set out above at the time of such enforcement).

(c)           For the purposes of the calculation of the amount to be paid under Section 7.13(a) the following balance sheet items shall be adjusted as follows:

(i)           the amount of any increase of the Affected German Guarantor’s share capital (Stammkapital) effected in violation of the Agreement shall be deducted from the share capital (Stammkapital);

(ii)           loans provided to the Affected German Guarantor after the Original Closing Date by any Group Member shall be disregarded insofar as such loans are or will in an insolvency scenario be subordinated by law or by contract at least to the rank pursuant to Section 39 (1) Nr. 5 of the German Insolvency Code (InsO);

(iii)           loans and other contractual liabilities incurred by the Affected German Guarantor in violation of the provisions of the Agreement shall be disregarded;

(iv)           the Net Assets shall take into account the costs of the Auditor’s Determination (as defined below), either as a reduction of assets or an increase of liabilities; and

(v)           for the determination of Net Assets, the assets and liabilities of the Affected German Guarantor shall be calculated on the basis of liquidation values (Liquidationsbewertung) unless a continuation of the Affected German Guarantor’s business, taking into account, for the avoidance of doubt, any payments to be made by the Affected German Guarantor under the guaranty, is deemed more likely than not pursuant to Section 19(2)1 of the German Insolvency Code (InsO) (positive Fortführungsprognose) and justifies a valuation as going concern at book values (Buchwerten).

(d)           The Affected German Guarantor shall realize, to the extent legally permitted and commercially reasonable, in a situation where it does not have sufficient Net Assets to maintain its stated share capital, any and all of its assets that are shown in its balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the relevant asset is not necessary for its business (betriebsnotwendig).

(e)           Notwithstanding the above, this Section 7.13 shall not apply to any amounts due and payable relating to funds made available and still outstanding under the Agreement which have been made available by a Borrower or another member of the Group to the Affected German Guarantor or its Subsidiaries in any form (including, without limitation, by way of on-lending under an intercompany-loan (weitergeleitetes Gesellschafterdarlehen), a capital infusion or otherwise.

(f)           The limitations set out in this Section 7.13 shall not apply:

(i)           if and to the extent that within 10 Business Days following the demand against an Affected German Guarantor under this guarantee (the “Guarantee Demand”) the managing directors of the Affected German Guarantor have not confirmed in writing to the Collateral Agent (x) to what extent this guarantee is an Up-Stream or Cross-Stream Security and (y) the amount which can be enforced without causing the Net Assets of the Affected German Guarantor to fall below its stated share capital, such confirmation to be supported by evidence reasonably satisfactory to the Collateral Agent including unaudited interim financial statements up to the end of the last completed calendar month (taking into account the adjustments set out in Section 7.13(c)) (the “Management Determination”); or

(ii)           if the Collateral Agent notifies the Affected German Guarantor that he contests the Management Determination within ten Business Days of the Collateral Agent’s receipt of the Management Determination and the Affected German Guarantor does not deliver, or cause to be delivered, to the Collateral Agent within 30 Business Days from receipt of such notification a determination by auditors of international standard and reputation as appointed by the Affected German Guarantor of the amount that can be enforced without causing the Net Assets of the Affected German Guarantor to fall below its stated share capital based on a financial statement up to the end of the last completed calendar month which shall be based on the same accounting principles that were applied when establishing the previous year’s financial statement and calculated and adjusted in accordance with Section 7.13(a) and (c) (the “Auditor’s Determination”).

(g)           If the Collateral Agent disagrees with the Management Determination and/or the Auditor’s Determination, this guarantee shall be enforceable up to the amount which is undisputed. In relation to the amount which is disputed, the Collateral Agent shall be entitled to further pursue its claims and enforce this guarantee always subject to Section 7.13(a) up to and including Section 7.13(e) above if it determines in good faith that the financial condition of the Affected German Guarantor as set forth in the Auditor’s Determination and/or the Management Determination has substantially improved (in particular, if the Affected German Guarantor has performed any actions in accordance with Section 7.13(d) which have not been taken into account in the Management Determination and/or the Auditor’s Determination) and that all or part of the amount which is disputed is no longer necessary for maintaining the stated share capital of the Affected German Guarantor (calculated as of the date the Guarantee Demand was made), and notifies the Affected German Guarantor of such amount setting out in reasonable detail the reasons why this amount is no longer necessary for maintaining the stated share capital of the Affected German Guarantor, for the avoidance of doubt it being understood that the Affected German Guarantor shall not be obliged to pay such amount on demand. From receipt of such notification by the Affected German Guarantor, Section 7.13(f) and Section 7.13(g) shall apply accordingly to the enforcement of the relevant amount. Furthermore, in relation to the amount which is disputed, the Collateral Agent or any Lender shall be entitled to further pursue (including, but not limited in court) their payment claims under the guarantee granted by the Affected German Guarantor (if any) in excess of the amounts paid or payable pursuant to Section 7.13(g) above, for the avoidance of doubt it being understood that the Affected German Guarantor shall not be obliged to pay such amount on demand.

(h)           For purposes of this Section 7.13, “Net Assets” shall mean the assets pursuant to section 266 (2) (A), (B) and (C) of German Commercial Code (Handelsgesetzbuch) less the sum of the non-subordinated liabilities pursuant to section 266 (3) (B), (C) and (D) of German Commercial Code (Handelsgesetzbuch), taking into account the items set out in Section 7.13(c).

(i)           The provisions set out in this Section 7.13 shall apply mutatis mutandis to any security granted by an Affected German Guarantor being a German limited partnership (Kommanditgesellschaft, “GmbH & Co. KG”) if the enforcement would lead to a violation of Sections 30, 31 German Limited Liability Companies Act (GmbH-Gesetz) with regard to its general partner (Komplementär).

Section 7.14                           Dutch Guarantor Limitations

.  In respect of a Dutch Loan Party, the guarantee under this Article VII (including the contribution requirements under Section 7.02) does not apply to (or, in the case of Section 7.02, will not create) any liability to the extent that it would result in this guarantee constituting unlawful financial assistance prohibited by section 2:98c or 2:207c of the Dutch Civil Code.

Section 7.15                           Subordination of the Guaranteed Obligations

.  Notwithstanding anything herein to the contrary, the Collateral Agent, for itself and on behalf of each Secured Party, and each Guarantor hereby agrees that the Guaranteed Obligations of CKI and the CKI Affiliates shall be subordinated in right of payment to the CKI and Debenture Obligations to the extent set forth in Section 2.3 of the CKI Intercreditor Agreement.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01                           Events of Default

.  If any one or more of the following conditions or events occur:

(a)           Failure to Make Payments When Due.  Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise unless the failure to make such a payment is caused solely by administrative or technical error and payment is made within 3 Business Days of the due date therefor; (ii) within five (5) Business Days after the date when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or

(b)           Default Under Other Agreements.  (i) Failure of any Loan Party or any of their respective Subsidiaries (other than a Securitization Subsidiary or an Unrestricted Subsidiary) to pay when due any principal of or interest on or any other amount (other than customary reimbursement of fees and expenses), including any payment in settlement, payable in respect of one or more items of Material Indebtedness (other than Indebtedness referred to in Section 8.01(a), or the CKI Obligations, which are the subject of Section 8.01(o)) beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Material Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)           Breach of Certain Covenants.  (i) Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.06, Section 5.01(e), Section 5.02 (solely as to the existence of any Borrower) or Article VI, or (ii) failure of any Loan Party to perform or comply with any term or condition in Sections 5.01(a), 5.01(b) or 5.01(c), and in the case of this clause (ii), such default shall not have been remedied or waived within fifteen (15) days; or

(d)           Breach of Representations, Etc.  Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)           Other Defaults Under Loan Documents.  Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after receipt by the Borrower Representative of notice from the Administrative Agent or any Lender of such default; or

(f)           Involuntary Bankruptcy, Appointment of Receiver, Creditor’s Process, Etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Material Company, other than any Material Company organized under the laws of Germany, in an involuntary case (or analogous proceeding under any Debtor Relief Law) under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; (ii) (x) an involuntary case (or analogous proceeding under any Debtor Relief Law) shall be commenced against any Material Company (other than any Material Company organized under the laws of Germany) under the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, examiner, liquidator, conservator, custodian or other officer having similar powers over any Material Company (other than any Material Company organized under the laws of Germany), or over all or a substantial part of its property, shall have been entered; or (y) there shall have occurred the involuntary appointment of an interim receiver, trustee, examiner, liquidator, conservator or other custodian of any Material Company (other than any Material Company organized under the laws of Germany) for all or a substantial part of its property; or a warrant of or order for attachment, execution or similar process shall have been issued against any substantial part of the property of any Material Company (other than any Material Company organized under the laws of Germany), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed or discharged; or (iii) any expropriation, attachment, sequestration, distress or execution (including by way of executory attachment (executioriaal beslag) or interlocutory attachment (conservatoir beslag) or any analogous process in any jurisdiction affects any asset or assets of a Material Company (other than any Material Company organized under the laws of Germany) exceeding an aggregate value of €37,792,895 (or its equivalent) unless such process is either being contested in good faith and/or proven to be frivolous or vexatious and is discharged within twenty (20) Business Days after commencement; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) Any Material Company shall have an order for relief entered with respect to it or shall commence a voluntary case (or analogous proceeding under any Debtor Relief Law) under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case (or analogous proceeding under any Debtor Relief Law), or to the conversion of an involuntary case to a voluntary case (or analogous proceeding under any Debtor Relief Law), under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, examiner, liquidator, conservator or other custodian for all or a substantial part of its property; or any Material Company shall make a general assignment for the benefit of creditors; (ii) any Material Company shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) or shareholders of any Loan Party or any of its Subsidiaries, or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or (iii) a Dutch Loan Party shall have filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990); or

                (h)           German Proceedings.  Without limitation of clauses (f) and (g) of this Article VIII, with respect to any Material Company organized under the laws of Germany: (i) an involuntary petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) is filed and not dismissed within 60 days; (ii) any event occurs which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsgrund) as set forth in Section 17 (Zahlungsunfähigkeit) or 19 (Überschuldung) of the German Insolvency Act (Insolvenzordnung); (iii) the commencing of negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness (other than customary adjustments of payment terms with suppliers); (iv) an insolvency court taking steps as set out in Section 21 of the German Insolvency Act (Insolvenzordnung); or (v) a court order for commencement of insolvency proceedings (Insolvenzeröffnungsbeschluss) or for rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse) is made; or

(i)           Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $50,000,000 or (ii) in the aggregate at any time an amount in excess of $50,000,000 (in either case to the extent not covered by insurance by a solvent and unaffiliated insurance company) shall be entered or filed against any Loan Party or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days thereafter (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(j)           Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code; or

(k)           Change of Control.  A Change of Control occurs; or

(l)           Guaranties, Security Documents and other Loan Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect with respect to a Material Company (other than in accordance with its terms) or, with respect to a Material Company, shall become null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall become null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control; provided that this clause (ii) shall not apply to any Security Document the invalidity of which would not reasonably be considered prejudicial to the interests of the Secured Parties taken as a whole, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(m)           German Loan Parties’ Breach of Relevant Restrictive Covenants.  A German Loan Party or German Group Member does not comply with a Relevant Restrictive Covenant after the Collateral Agent has confirmed in accordance with Section 6.16 that it considers the relevant action or step to have a Material Adverse Effect or material adverse consequences for the Lenders’ risk or security position; or

(n)           Expropriation.  There occurs any seizure, expropriation, nationalization, intervention or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Group Member or any of its assets that would reasonably be expected to have a Material Adverse Effect; or

(o)           CKI Related Matters. (i) An event described in subsections (f) or (g) shall occur with respect to the CKI Trust, (ii) the CKI Trust or the CKI Trust Agreement or other operative documents with respect to the CKI Trust shall be modified, amended or altered in any manner which would have a material adverse effect on the CKI Trust or otherwise be materially disadvantageous to the interests of the Lenders, taken as a whole, (iii) the CKI Intercreditor Agreement shall cease to be in full force and effect (other than in accordance with its terms or with the consent of the Required Lenders), (iv) the Design Services Purchase Payment (as defined in the CKI Stock Purchase Agreement) shall not be paid when due (beyond any applicable grace period) or the CKI Liquidated Damages Amount under the CKI Stock Purchase Agreement shall become due and payable (provided that, if such CKI Liquidated Damages Amount has become due and payable solely arising from an Event of Default under the CKI Security Agreement with respect to which no cure period applies, such acceleration of the CKI Liquidated Damages Amount shall not be an Event of Default hereunder unless such amount remains unpaid for thirty (30) days); or (v) a CKI Blockage Event shall have occurred and pro forma for such occurrence, the U.S. Borrower would not be in compliance with the financial covenants set forth in Section 6.07 after excluding CKI and the CKI Affiliates from Consolidated Adjusted EBTIDA (provided that such Event of Default may be cured upon delivery by the Borrower Representative of a Compliance Certificate in accordance with Section 5.01(c)(iv) demonstrating compliance with the financial covenants set forth in Section 6.07 after excluding CKI and the CKI Affiliates from Consolidated Adjusted EBITDA);

THEN, (1) upon the occurrence of any Event of Default described in Sections 8.01(f), (g) or (h), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Required Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of each Issuing Bank to issue any Letter of Credit, the obligation of the Swing Line Lender to make any Swing Line Loan and the obligation to make loans under any Ancillary Facility shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), (III) all amounts due under any Ancillary Facility and (IV) all other Obligations; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or Section 2.04(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct the Borrower Representative to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f), (g) and (h) to pay) to the Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank, to be held as security for each Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, the Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank under the Loan Documents or under applicable law or in equity.

ARTICLE IX.

AGENTS

Section 9.01                           Appointment of Agents

.  DBSI is hereby appointed the Syndication Agent hereunder, and each Lender hereby authorizes DBSI to act as the Syndication Agent in accordance with the terms hereof and the other Loan Documents.  Barclays Bank is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays Bank to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents.  Each of BANA, CS Securities and Royal Bank is hereby appointed a Co-Documentation Agent hereunder, and each Lender hereby authorizes each of BANA, CS Securities and Royal Bank to act as a Co-Documentation Agent in accordance with the terms hereof and the other Loan Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.  The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein).  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Group Member.  Each of the Syndication Agent and each Co-Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  Each of the Syndication Agent and each Co-Documentation Agent shall be released from the restrictions of Section 181 German Civil Code (BGB – Bürgerliches Gesetzbuch), and similar restrictions under any other applicable law, and shall be authorized to delegate this power of attorney, including the release from such restrictions.  Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arranger, the Bookrunners, the Syndication Agent and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the

Arranger, the Bookrunners, the Syndication Agent and the Co-Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX.

Section 9.02                           Powers and Duties

.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent and the Collateral Agent to enter into Intercreditor Agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent and Collateral Agent.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender, any Loan Party or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03                           General Immunity

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(a)           No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of any Group Member or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)           Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document.  No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Group Member), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)           Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it and to grant an exemption from any restrictions to any sub-delegate.  Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent; provided, that the Administrative Agent and Collateral Agent shall be responsible for all acts of each of their respective sub-agents, and each Loan Party, Secured Party and other Person shall have the same rights against the Administrative Agent or Collateral Agent, as applicable, as if the Administrative Agent or Collateral Agent, as applicable, had performed the duties and exercised the rights and powers under this Agreement or any other Loan Document that its sub-agent performed or exercised.

(d)           Notice of Default or Event of Default.  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender.  In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

Section 9.04                           Agents Entitled to Act as Lender

.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the U.S. Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the U.S. Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.  The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05                           Lenders’ Representations, Warranties and Acknowledgment

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(a)           Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Group in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Group.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)           Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its (or converting its Original Term Loans, Original Revolving Commitments and/or Original Revolving Loans, if any, into) Tranche A Term Loans, Tranche B Term Loans, Revolving Commitments and/or Revolving Loans on the Restatement Date or by the funding of any Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Restatement Date or as of the date of funding of such Loans.

Section 9.06                           Right to Indemnity

.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07                           Successor Administrative Agent, Collateral Agent and Swing Line Lender

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(a)           The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative.  The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation.  Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower Representative, to appoint a successor Administrative Agent.  If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower Representative and Required Lenders, may retain its role as the Collateral Agent under any Security Document.  Except as provided in the preceding sentence, any resignation of Barclays Bank or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation of Barclays Bank or its successor as the Collateral Agent.  After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  If the Administrative Agent is retaining its role as Collateral Agent, the actions enumerated in the preceding sentence will be modified to account for such retained role.  Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.  If Barclays Bank or its successor as the Administrative Agent pursuant to this Section has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank or its successor may resign as the Collateral Agent upon notice to the Borrower Representative and Required Lenders at any time.

(b)           In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Loan Parties.  The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation.  Upon any such notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents.  After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

(c)           Any resignation of Barclays Bank or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation of Barclays Bank or its successor as the Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor the Swing Line Lender and an Issuing Bank (in accordance with Section 2.04(h)) for all purposes hereunder.  In such event (i) the U.S. Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the U.S. Borrower for cancellation and (iii) the U.S. Borrower shall issue, if so requested by the successor Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

Section 9.08                           Security Documents and Guaranty

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(a)           Agents under Security Documents and Guaranty.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents which are not German Security Documents; provided, that, except as expressly set forth herein, neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations.  Subject to Section 10.05, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary (i) in connection with a sale or disposition of assets permitted by this Agreement, to release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.

(b)           Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)           Rights under Hedge Agreements.  No Hedge Agreement shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Sections 2.15(e) and 10.05(c)(v) of this Agreement.  By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)           Release of Collateral and Guarantees, Termination of Loan Documents.

(i)           Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, this Agreement and all other Loan Documents, all guarantee obligations provided for in any Loan Document and all security interests granted pursuant to any Loan Document shall automatically terminate, and upon request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be reasonably requested to evidence the release of its security interest in all Collateral, and to evidence the release of all guarantee obligations provided for in any Loan Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation, examinership, receivership or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor, liquidator, examiner or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(ii)           Upon any disposition of property permitted by this Agreement, any security interest in such property provided for in any Security Document shall be deemed to be automatically released and such property shall automatically revert to the applicable Loan Party with no further action on the part of any Person.  The Collateral Agent shall, at the applicable Loan Party’s expense, execute and deliver or otherwise authorize the filing of such documents as such Loan Party shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

(iii)           Notwithstanding anything to the contrary contained in any Security Document or any other Loan Document, in the event that the Collateral Agent exercises any of its rights or remedies under the Loan Documents with respect to Collateral that is the subject of a Trademark license agreement entered into by the U.S. Borrower or any of its Subsidiaries, the Lenders hereby agree that the Collateral Agent shall, and the Collateral Agent hereby agrees that it shall, exercise such rights and remedies subject to the restrictions on the marketing, sale and distribution of such goods that are contained in the applicable licensing agreement; provided that such restrictions are in the nature of customary restrictions intended to preserve the rights of the applicable licensors in the licensed Intellectual Property, preserve the prestige, image and goodwill of the licensed Intellectual Property and the licensor and/or avoid the infringement of the rights of any third party, including, without limitation, any other licensee of the applicable licensor.  At the request of the U.S. Borrower or any of its Subsidiaries from time to time, the Lenders hereby agree that the Collateral Agent shall be authorized to, and the Collateral Agent hereby agrees that it shall, execute and deliver to the U.S. Borrower acknowledgments of the Lenders’ and the Collateral Agent’s agreements pursuant to the foregoing sentence, for the benefit of the applicable licensor.

Section 9.09                           Withholding Taxes

.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, provided that nothing in this Section 9.09 shall impose any obligation on any Loan Party.

                      Section 9.10                      Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

Section 9.11                           Administrative Agent’s “Know Your Customer” Requirements

.  Each Lender shall promptly, upon the request of the Administrative Agent, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 9.12                           German Collateral Agent

.  Notwithstanding the generality of this Article IX:

(a)           Each of the Secured Parties confirms the appointment of the Collateral Agent as agent, administrator and trustee (Treuhänder) for the purpose of accepting, holding on trust (Treuhand), administering and enforcing remedies with respect to the German Security that is subject of any German Security Document for and on behalf of the Secured Parties pursuant to the provisions of this Agreement.

(b)           The Collateral Agent accepts such appointments and, in particular, accepts its appointment as a trustee (Treuhänder), agent and administrator of the German Security on the terms and subject to the conditions set forth in this Agreement.

(c)           The Collateral Agent, as applicable, shall:

(i)           hold, administer and, as the case may be, enforce any German Security which is security assigned or otherwise transferred (Sicherungsübereignung/ Sicherungsabtretung) under the laws of Germany under a non-accessory security right (nicht akzessorische Sicherheit) to it as a trustee (Treuhänder) in its own name but for the benefit of the Secured Parties; and

                                (ii)           as applicable, administer and, as the case may be, enforce, any German Security which is pledged under the laws of Germany (Verpfändung) or otherwise transferred in accordance with the laws of Germany to (i) it in its own name but for the benefit of the Secured Parties as well as (ii) any of the Secured Parties under an accessory security right (akzessorische Sicherheit) in the name and for and on behalf of the Secured Parties.

(d)           Each Secured Party hereby authorizes the Collateral Agent to accept, as its representative (Stellvertreter), any German Security created in favor of such Secured Party.

(e)           Each Secured Party hereby authorizes (bevollmächtigt) the Collateral Agent (with the right of sub-delegation) to enter into any Security Document evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with such German Security on behalf of such Secured Party.  The Collateral Agent shall further be entitled to rescind, amend and/or execute new and different documents securing such German Security.

(f)           For the purposes of performing its rights and obligations as Collateral Agent hereunder, each Secured Party hereby authorizes the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (BGB), and similar restrictions under any other applicable law. The Collateral Agent is hereby authorized to delegate this power of attorney, including the release from such restrictions. At the request of the Collateral Agent, each Secured Party shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf.

(g)           Each Secured Party hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Party’s behalf.

Section 9.13                           Certain Canadian Matters

.  For greater certainty, and without limiting the powers of the Administrative Agent, the Collateral Agent or any other person acting as an agent or mandatary for such agent hereunder or under any of the other Loan Documents,  each of the Loan Parties, including each of the Canadian Loan Parties, hereby acknowledges that, for purposes of holding any security granted by any Loan Party on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any other Loan Party under any bond or debenture issued by any Borrower or any other Loan Party, the Collateral Agent is and shall be the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Secured Parties, and in particular for all present and future holders of any such bond or debenture.  Each Secured Party, on its own behalf and on behalf of its Affiliates that may from time to time be Secured Parties (each, an “Appointer”) hereby: (i) irrevocably constitutes, ratifies and confirms, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Borrower or any other Loan Party on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any other Loan Party under any bond issued by any Borrower or any other Loan Party; and (ii) appoints, ratifies and confirms and agrees that the Collateral Agent may act as the bondholder or debentureholder and mandatary, custodian and depository with respect to any bond or debenture that may be issued by any Borrower or any Loan Party and pledged in their favour from time to time.  Each assignee of an Appointer on its own behalf and on behalf of its Affiliates that may from time to time be Secured Parties shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) and shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as bondholder or debentureholder and mandatary, custodian and depositary with respect to any bond or debenture that may be issued by any Borrower or any Loan Party and pledged from time to time in favour of the Collateral Agent by the execution of an Assignment and Acceptance or by otherwise becoming a party hereto.  Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), the Collateral Agent may acquire and be the holder of any bond or debenture issued by any Borrower or any other Loan Party (i.e., the fondé de pouvoir may acquire and hold the first bond or debenture issued under any deed of hypothec by any Borrower or any Loan Party).  Each Borrower and each Loan Party hereby acknowledges that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.  The Collateral Agent, acting as fondé de pouvoir shall have the same rights, powers, immunities and exclusions from liability as are prescribed in favour of the Collateral Agent in this Agreement, which shall apply mutatis mutandis to the Collateral Agent acting as fondé de pouvoir.

Section 9.14                           Parallel Debt

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(a)           For the purpose of establishing a valid Lien pursuant to any Security Document governed by Dutch or German law:

(i)           each Foreign Loan Party irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) (where applicable, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by that Foreign Loan Party to any Foreign Obligations Secured Party under the Loan Documents, any Hedge Agreement, any Cash Management Agreement or any Treasury Transaction (as each may be amended, varied, supplemented or extended from time to time) whether for principal, interest, (including interest which, but for the filing of a petition in bankruptcy with respect to such Foreign Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Foreign Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise, as and when those amounts are due (its “Foreign Corresponding Debt”), and each Foreign Obligations Secured Party consents to each Foreign Loan Party’s undertaking pursuant to this paragraph (i); and

(ii)           each Loan Party (other than any Foreign Loan Party) irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) (where applicable, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party (other than any Foreign Obligations Secured Party) under the Loan Documents, any Hedge Agreement, any Cash Management Agreement or any Treasury Transaction (as each may be amended, varied, supplemented or extended from time to time) whether for principal, interest, (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise, as and when those amounts are due (its “U.S. Corresponding Debt”), and each Secured Party (other than any Foreign Obligations Secured Party) consents to the undertaking of each Loan Party (other than any Foreign Loan Party) pursuant to this paragraph (ii).

(b)           Each party to this Agreement acknowledges that the obligations of each Loan Party under a Parallel Debt are several and are separate and independent (eigen zelfstandige verplichting) from, and shall not in any way limit or affect, the relevant Corresponding Debt under any Loan Document, any Hedge Agreement, any Cash Management Agreement or any Treasury Transaction nor shall the amounts for which each Loan Party is liable under a Parallel Debt be limited or affected in any way by its relevant Corresponding Debt provided that:

(i)           a Parallel Debt of a Loan Party shall be decreased to the extent that its relevant Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(ii)           a Corresponding Debt of a Loan Party shall be decreased to the extent its relevant Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii)           the amount of a Parallel Debt of a Loan Party shall at all times be equal to the amount of its relevant Corresponding Debt.

(c)           For the purpose of this Section 9.14, the Collateral Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Secured Party and its claims in respect of a Parallel Debt shall not be held on trust. Any Lien granted to the Collateral Agent to secure a Parallel Debt is granted to the Collateral Agent in its capacity as sole creditor of a Parallel Debt and shall not be held on trust.

(d)           All monies received or recovered by the Collateral Agent pursuant to this Section 9.14, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Liens granted to secure a Parallel Debt, shall be applied in accordance with the terms of this Agreement.

(e)           Without limiting or affecting the Collateral Agent’s rights against any Loan Party (whether under this Section 9.14 or under any other provision of the Loan Documents), the Collateral Agent agrees with each other Secured Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under any Parallel Debt in relation to a Secured Party except with the consent of the relevant Secured Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent’s right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement, the relevant Security Document or any other Loan Document, any Hedge Agreement, any Cash Management Agreement or any Treasury Transaction (or to do any act reasonably incidental to the foregoing).

(f)           Without limiting or affecting the Collateral Agent’s rights against a Loan Party (whether under this Section 9.14  or under any other provision of this Agreement), each Loan Party acknowledges that:

(i)           nothing in this Section 9.14 shall impose any obligation on the Collateral Agent to advance any sum to a Loan Party or otherwise under a Loan Document, except in its capacity as Lender; and

(ii)           for the purpose of any vote taken under a Loan Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

(g)           For the avoidance of doubt, a Parallel Debt will become due and payable (opeisbaar) at the same time the relevant Corresponding Debt becomes due and payable.

(h)           For the purpose of any Security Document governed by Dutch law, each party to this Agreement confirms that, in accordance with this Section 9.14 a claim of the Collateral Agent against a Loan Party in respect of a Parallel Debt does not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of the Collateral Agent does constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Section 3:168 of the Dutch Civil Code.

(i)           For the purpose of any Security Document governed by German law, the Collateral Agent, the Loan Parties and each of the other Secured Parties agree that the Collateral Agent shall be the joint and several creditor (Gesamtgläubiger) (together with the relevant other Secured Party) of each and every obligation of the Loan Parties towards that other Secured Party under any Loan Document, any Hedge Agreement, any Cash Management Agreement or any Treasury Transaction, and that accordingly the Collateral Agent will have its own and independent right to demand performance by the Loan Parties of those obligations (Gesamtgläubigerschaft) in full.

(j)           Notwithstanding anything to the contrary herein, nothing in this Section 9.14 shall impose any obligation on any Foreign Loan Party to make any payment, or provide any security for, any Obligation of a U.S. Loan Party, or be construed as a guaranty by any Foreign Loan Party of any Obligation of a U.S. Loan Party.

ARTICLE X.

MISCELLANEOUS

Section 10.01                           Notices

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(a)           Notices Generally.  Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, the Administrative Agent, the Swing Line Lender or the Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 1.01(d) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(d) or otherwise indicated to the Administrative Agent in writing.  Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, ordinary or registered post, or three (3) Business Days after depositing it in the ordinary or prepaid post or United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.

(b)           Electronic Communications.

(i)           Notices and other communications to the Administrative Agent, the Collateral Agent, the Swing Line Lender, the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, the Collateral Agent, the Swing Line Lender, each Lender and each Issuing Bank, as applicable; provided, that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, each other Agent and the Borrower Representative hereby agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that any Borrowing Notice or notice of an Event of Default shall be promptly confirmed by facsimile.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                               (ii)           Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)           The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.  Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, Software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.  In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages.

(iv)           Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)           All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(c)           Change of Address.  Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02                           Expenses

.  Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses incurred by the Agents and the Arranger in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; (b) the reasonable fees, expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower; provided that so long as a Default or Event of Default shall not have occurred and be continuing, reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by the Administrative Agent, one local counsel per jurisdiction and one specialist counsel per specialty, provided, further, that no such limitation shall apply if counsel for the Administrative Agent determines in good faith that there is a conflict of interest that requires separate representation for any Agent or Lender; (c) all the actual costs and reasonable out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Collateral Agent and the Administrative Agent; (d) all the actual costs and reasonable out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) all other actual costs and reasonable out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; and (f) all actual costs and reasonable out-of-pocket expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.  All amounts due under this Section 10.02 shall be due and payable promptly after demand therefor.

Section 10.03                           Indemnity

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(a)           In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, each Agent, Arranger, Bookrunner, Issuing Bank, Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of each Agent, Arranger, Bookrunner, Issuing Bank, Swing Line Lender and Lender, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (a) arise from the gross negligence, bad faith or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (b) arise out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Collateral Agent, the Arranger or any other agent or co-agent (if any) designated by the Arranger with respect to the Facilities, in each case in their respective capacities as such, or any Arranger, solely in connection with its syndication activities as contemplated hereunder) that a court of competent jurisdiction has determined in a final and non-appealable decision did not involve actions or omissions of the Loan Parties; provided, further, that in connection therewith, the Loan Parties shall only be responsible for the fees, charges and disbursements of a single counsel selected by the Administrative Agent and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion, except that if any Indemnitee concludes that its interests conflict or are reasonably likely to conflict with those of other Indemnitees, the Loan Parties shall also be responsible for the fees, charges and disbursements of separate counsel for such Indemnitee; and provided, further, that in respect of a Dutch Loan Party, the Guaranty of such Dutch Loan Party (including the contribution requirements in respect of the indemnity in this Section 10.03) does not apply to any Indemnified Liability to the extent that it would result in this indemnity constituting unlawful financial assistance prohibited by section 2:98c or 2:207c of the Dutch Civil Code.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall to the extent permitted by law contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)           To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Agent, Arranger, Bookrunner, Issuing Bank, Swing Line Lender and Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)           All amounts due under this Section 10.03 shall be due and payable within five days after demand therefor.

Section 10.04                           Set-Off

.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Loan Party at any time or from time to time to the fullest extent permitted by law and subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) such obligations and liabilities, or any of them, may be contingent or unmatured.

Section 10.05                           Amendments and Waivers

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(a)           Required Lenders’ Consent.  Subject to the additional requirements of Sections 10.05(b) and 10.05(c), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the U.S. Borrower (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof); provided that any Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating the Required Lenders (including the granting of any consents or waivers) with respect to any of the Loan Documents.

(b)           Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i)           extend the scheduled final maturity of any Loan or Note;

(ii)           waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii)           [reserved];

(iv)           reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest); provided, further, that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of any Borrower to pay interest at the Default Rate;

(v)           waive or extend the time for payment of any such interest, fees or premiums, it being understood that only the consent of the Required Lenders shall be necessary to rescind an acceleration of Obligations after acceleration thereof pursuant to Section 8.01 hereof;

(vi)           reduce or forgive the principal amount of any Loan or any reimbursement Obligation in respect of any Letter of Credit;

                                                (vii)            amend, modify, terminate or waive any provision of Section 2.13(b)(ii), Section 2.13(c)(i) to the extent relating to the requirement to make Offers to all Lenders in a Class, Section 2.15 (except to the extent provided for in 10.05(c)(iii)), Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii)           consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document;

(ix)           amend the definition of “Required Lenders” or amend Section 10.5(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Restatement Date;

(x)           release all or substantially all of the Collateral or all or substantially all of the Guarantors (by value) from the Guaranty except as expressly provided in the Loan Documents or any Intercreditor Agreement;

(xi)           amend or modify any provision of Section 10.06 in a manner that further restricts assignments thereunder;

(xii)           amend or modify any Intercreditor Agreement in a manner that would adversely affect the priority of the Liens of the Collateral Agent or the Subordination of any Indebtedness to the Obligations; or

(xiii)           change the stated currency in which any Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix), (x) and (xii).

(c)           Other Consents.  No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)           increase any Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Commitment of any Lender;

                                (ii)           amend, modify, terminate or waive any provision hereof relating to (x) the U.S. Swing Line Sublimit or the U.S. Swing Line Loans without the consent of the U.S. Swing Line Lender, or (y) the Canadian Swing Line Sublimit or the Canadian Swing Line Loans without the consent of the Canadian Swing Line Lender;

(iii)           alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Tranche A Term Loan Exposure of all Lenders, Tranche B Term Loan Exposure of all Lenders, Revolving Exposure of all Lenders or Incremental Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv)           amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.04(e) without the written consent of the Administrative Agent and of the Issuing Bank;

(v)           amend, modify or waive this Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;

(vi)           amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(vii)           amend any condition for Credit Extensions set forth in Section 3.02 without the consent of Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders;

(viii)           without limiting the provisions of Section 10.05(b), amend, modify, terminate or waive any provision hereof that would materially, disproportionately and adversely affect the obligation of any Borrower to make any payment of Revolving Loans without the consent of Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders (or if such amendment, modification or waiver affects only the Foreign Revolving Loans or only the U.S. Revolving Loans, 50% of the aggregate Revolving Exposure of the relevant Class);

(ix)           without limiting the provisions of Section 10.05(b), amend, modify, terminate or waive any provision hereof that would materially, disproportionately and adversely affect the obligation of any Borrower to make payment of Term Loans without the consent of Lenders holding more than 50.0% of the aggregate Term Loans of all Lenders (or if such amendment, modification or waiver affects only a specific Class of Term Loans, 50% of the aggregate Term Loans of the relevant Class); and

(x)           (i) the Commitment or Loan of any Defaulting Lender may not be increased or extended and the principal of any Loan of a Defaulting Lender may not be reduced, in each case without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender.

(d)           Execution of Amendments, Etc.  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, subject to any conditions or qualifications set forth therein, the parties hereto shall be restored to their former positions and rights hereunder and under the other Loan Documents, and, subject to any conditions or qualifications set forth therein, any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right or consequence in respect thereof.  No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the marking of any amendment to any Loan Document of the type described in Section 2.24 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, is required.

Section 10.06                           Successors and Assigns; Participations

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(a)           Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void) and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.06.

(b)           Register.  Each Borrower, each Guarantor, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)           Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)           to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent; and

(ii)           to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower Representative and the Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person, consented to by the Borrower Representative (provided that the Borrower Representative shall be deemed to have consented to assignments made during the initial syndication of the Revolving Commitments to Lenders previously approved by the Borrower Representative and to any other such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof), the Administrative Agent, the applicable Issuing Bank and the applicable Swing Line Lender (each such consent not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower Representative, required at any time an Event of Default described in clause (a), (f), (g) or (h) of Section 8.01 has occurred and is continuing); provided, that each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Tranche A Term Loan, Tranche B Term Loan or Incremental Term Loans of a Series of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

(d)           Mechanics.  Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in connection with an assignment elected or caused by a Borrower pursuant to Section 2.23, (y) in connection with an assignment by or to Barclays Bank or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)           Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Restatement Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or  loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)           Effect of Assignment.  Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g).  Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)           Participations.

(i)           Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Group Member or any of their respective Affiliates) in all or any part of its Commitments, Loans or in any other Obligation: provided, that (A) such Lender’s obligations shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) each Borrower, the Administrative Agent, each Issuing Bank and Each of the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s agreements and obligations.

(ii)           The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating or the amortization schedule therefor, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii)           Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that such participant agrees to be subject to Sections 2.19 and 2.20 as if it were a Lender; provided, further, that (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower Representative’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.20 unless such participant agrees, for the benefit of the Borrowers, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clause (x) of this sentence, nothing herein shall require any notice to the Borrower Representative or any other Person in connection with the sale of any participation.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such participant agrees to be subject to Section 2.17 as though it were a Lender.  A participant shall not be entitled to the benefits of Section 2.20 to the extent such participant fails to comply with Section 2.20(c).

(iv)           Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  Any such Participant Register shall be available for inspection by the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

(h)           Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may pledge (without the consent of any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)           Act on the Financial Supervision.  In order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), the amount transferred under this Section 10.06 shall include a portion outstanding from the Foreign Borrower of at least € 50,000 (or its equivalent in other currencies) or such other amount as may be required from time to time by the Dutch Financial Supervision Act (or implementing legislation) or if less, the new Lender shall confirm in writing to the Loan Parties that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.

Section 10.07                           Independence of Covenants, Etc.

.  All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08                           Survival of Representations, Warranties and Agreements

.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06 and 9.09 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.09                           No Waiver; Remedies Cumulative

.  No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.  Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10                           Marshalling; Payments Set Aside

.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11                           Severability

.  In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction).  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12                           Obligations Several; Independent Nature of Lenders’ Rights

.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13                           Table of Contents and Headings

.  The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14                           APPLICABLE LAW

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 10.15                           CONSENT TO JURISDICTION

.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Section 10.16                           WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17                           Confidentiality

.  Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Group and their businesses identified as such by the Borrower Representative and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower Representative that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to its and their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided, that, prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 10.18                           Usury Savings Clause

.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect; provided, that in no event shall the amount paid pursuant hereto be in excess of the amount of interest that would have been due if the state rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, such Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

Section 10.19                           Counterparts

.  This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 10.20                           Effectiveness; Entire Agreement; No Third Party Beneficiaries

.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof.  This Agreement, the other Loan Documents and any fee letter entered into in connection herewith represent the entire agreement of the Group, the Agents, the Issuing Bank, the Swing Line Lender, the Arranger, the Bookrunners and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, Arranger, Bookrunner or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21                           PATRIOT Act

.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.22                           “Know Your Customer” Checks

.  If in connection with (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date hereof, (b) any change in the status of a Loan Party after the date hereof, (c) the addition of any Guarantor pursuant to Section 5.12 or (d) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent or any Lender (or, in the case of clause (d) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each Loan Party shall, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (d) above, on behalf of any prospective Lender) in order for the Administrative Agent, such Lender or such prospective Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 10.23                           Electronic Execution of Assignments

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.24                           No Fiduciary Duty

.  Each Agent, each Lender, each Arranger, each Bookrunner, each Issuing Bank, the Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each Borrower, its stockholders and/or its Affiliates.  Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its stockholders or its Affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person.  Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

                       Section 10.25                                Judgment Currency

.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given.  The obligation of any Borrower in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.26                           Ancillary Borrowers

.  Subject to the terms of this Agreement, a Restricted Subsidiary of the Foreign Borrower may, with the approval of any relevant Ancillary Lender, become a borrower with respect to an Ancillary Facility.  The Borrower Representative shall specify the relevant Restricted Subsidiary in a written notice delivered by it to the Administrative Agent pursuant to Section 2.26.  Such Restricted Subsidiary shall become an Ancillary Borrower when such Restricted Subsidiary has delivered the following to the Administrative Agent and the relevant Ancillary Lender: (i) a Counterpart Agreement in the form of Exhibit F-2, (ii) all such information required by the Administrative Agent or the relevant Lender with respect to the regulations described in Section 10.21 or 10.22 and (iii) such documentation and certificates as are similar to those described in Sections 3.01(b), 3.01(i) and 5.12 and such other legal opinions as the Administrative Agent or the relevant Ancillary Lender may request.

Section 10.27                           Amendment and Restatement

.  It is the intention of each of the parties hereto that the Original Credit Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all Liens securing Indebtedness and Obligations under the Original Credit Agreement and that all Indebtedness and Obligations of the Loan Parties hereunder shall be secured by the Liens evidenced under the Security Documents and that this Agreement does not constitute a novation or termination of the Indebtedness and Obligations existing under the Original Credit Agreement (or serve to terminate Sections 9.06, 10.02 and 10.03 of the Original Credit Agreement or any of the Borrowers’ obligations thereunder with respect to the Original Lenders). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Original Credit Agreement made under and in accordance with the terms of Section 10.05 of the Original Credit Agreement.  In addition, unless specifically amended hereby, each of the Loan Documents and the Exhibits and Schedules to the Original Credit Agreement shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

Section 10.28                           Reaffirmation of Guaranty.

(a)           Each Loan Party, subject to the terms and limits contained herein and in the Security Documents, reaffirms its guaranty of the Obligations pursuant to the Loan Documents to which it is a party (and nothing in this Agreement shall be deemed to impair or otherwise limit such guaranty).  Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment and restatement of the Original Credit Agreement effected pursuant to this Agreement.  Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound continues to be in full force and effect and all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the amendment and restatement of the Original Credit Agreement.

(b)           Each Loan Party (solely with respect to itself) represents and warrants that all representations and warranties contained in the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Restatement Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Section 10.29                           Consent to U.S. Borrower Name Change

.   Notwithstanding anything to the contrary in this Agreement or any other Loan Document (including Section 5.01(k) of this Agreement and Section 6.1 of the U.S. Pledge and Security Agreement), each of the Administrative Agent, the Collateral Agent and each Lender hereby agrees that the U.S. Borrower may change its legal name upon ten (10) Business Days’ prior notice to the Administrative Agent (or such shorter notice period as the Administrative Agent may agree); provided that (i) such notice shall specify the exact new legal name and the date proposed for the effectiveness thereof and (ii) promptly after the effectiveness of such name change, the U.S. Borrower (x) delivers to the Collateral Agent a copy of the corporate filing evidencing such name change, certified by the Secretary of State of the U.S. Borrower’s state of organization, (y) makes all appropriate filings with the U.S. Patent and Trademark Office and U.S. Copyright Office with respect to any Intellectual Property registered by or licensed to the U.S. Borrower in order to reflect its name change in the public records and (z) causes any of its Subsidiaries that has previously issued certificated Equity Interests to the U.S. Borrower to reissue such certificates in the new legal name of the U.S. Borrower and deliver such original certificates (along with transfer instruments executed in blank) to the Collateral Agent.  Such name change shall be subject to no other act or condition of or upon the U.S. Borrower or any of its Subsidiaries.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PHILLIPS-VAN HEUSEN CORPORATION, as U.S. Borrower

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER B.V., as Foreign Borrower

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

Amended and Restated Credit and Guaranty Agreement
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Guarantors:

PVH PUERTO RICO, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PHILLIPS-VAN HEUSEN PUERTO RICO LLC

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

BASSNET, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH RETAIL STORES, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

IZOD.COM INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
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PVH WHOLESALE CORP.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH FOREIGN HOLDINGS CORP.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH WHOLESALE NEW JERSEY, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

CALVIN KLEIN, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

CK SERVICE CORP.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
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CLUETT PEABODY RESOURCES CORPORATION

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

CLUETT, PEABODY & CO., INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH EUROPE, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH REALTY CORP.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

PVH NECKWEAR, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
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KARL LAGERFELD LLC

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER U.S.A., INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER RETAIL, LLC

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER WHOLESALE, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER LICENSING LLC

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
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TOMCAN INVESTMENTS INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TRUMPET C.V.

Represented by its general partner

BassNet, Inc.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Authorized Representative

TOMMY HILFIGER CANADA, INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

TOMMY HILFIGER CANADA RETAIL INC.

By:	/s/ Mark D. Fischer

Name: Mark D. Fischer

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
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PVH PRINCE C.V. HOLDING CORPORATION

By:	/s/ Michael A. Shaffer

Name: Michael A. Shaffer

Title: Executive Vice President

Amended and Restated Credit and Guaranty Agreement
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HILFIGER BETEILIGUNGESELLSCHAFT MBH

By:	/s/ Oliver Timm

Name: Oliver Timm

Title: Managing Director

By:	/s/ Martin Geest

Name: Martin Geest

Title: Proxy Holder

By:	/s/ D. H. Grieder

Name: D. H. Grieder

Title:

HILFIGER HOLDINGS GERMANY GMBH & CO. KG

By:	/s/ Oliver Timm

Name: Oliver Timm

Title: Managing Director

By:	/s/ Martin Geest

Name: Martin Geest

Title: Proxy Holder

By:	/s/ D. H. Grieder

Name: D. H. Grieder

Title:

Amended and Restated Credit and Guaranty Agreement
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HILFIGER STORES GMBH

By:	/s/ Oliver Timm

Name: Oliver Timm

Title: Managing Director

By:	/s/ Martin Geest

Name: Martin Geest

Title: Proxy Holder

By:	/s/ D. H. Grieder

Name: D. H. Grieder

Title:

T.H. DEUTSCHLAND GMBH

By:	/s/ Oliver Timm

Name: Oliver Timm

Title: Managing Director

By:	/s/ Martin Geest

Name: Martin Geest

Title: Proxy Holder

By:	/s/ D. H. Grieder

Name: D. H. Grieder

Title:

TOMMY HILFIGER FOOTWEAR EUROPE GMBH

By:	/s/ Oliver Timm

Name: Oliver Timm

Title: Managing Director

By:	/s/ Martin Geest

Name: Martin Geest

Title: Proxy Holder

Amended and Restated Credit and Guaranty Agreement
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PRINCE 1 B.V.

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

PRINCE 2 B.V.

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

HILFIGER STORES B.V.

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

Amended and Restated Credit and Guaranty Agreement
| ||

TH MONUMENT B.V.

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

TOMMY HILFIGER EUROPE B.V.

By:	/s/ T. Gehring

Name: T. Gehring

Title: Director

By:	/s/ L.R. Onnink

Name: L.R. Onnink

Title: Director

Amended and Restated Credit and Guaranty Agreement
| ||

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender, Issuing Bank and a Lender

By:	/s/ Diane Rolfe

Name: Diane Rolfe

Title: Director

Amended and Restated Credit and Guaranty Agreement
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Bank of America, N.A.,

as a Lender

By:	/s/ Thomas Kainamura

Name: Thomas Kainamura

Title: VP, Bank of America, N.A.

Amended and Restated Credit and Guaranty Agreement
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People’s United Bank,

as a Lender

By:	/s/ Maurice E. Fry

Name: Maurice E. Fry

Title: Senior Commercial Loan Officer, SVP

Amended and Restated Credit and Guaranty Agreement
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Sumitomo Mitsui Banking Corporation,

as a Lender

By:	/s/ Yasuhiko Imai

Name: Yasuhiko Imai

Title: Group Head

Amended and Restated Credit and Guaranty Agreement
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Compass Bank,

as a Lender

By:	/s/ Ramon Garcia

Name: Ramon Garcia

Title: Vice President

Amended and Restated Credit and Guaranty Agreement
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Bank Leumi USA,

as a Lender

By:	/s/ Joung Hee Hong

Name: Joung Hee Hong

Title: First Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

PNC Bank, National Assoc.,

as a Lender

By:	/s/ Edward M. Tessalone

Name: Edward M. Tessalone

Title: Senior Vice President, PNC Bank, N.A.

Amended and Restated Credit and Guaranty Agreement
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Crédit Agricole Corporate & Investment Bank,

as a Lender

By:	/s/ Michael Madnick

Name: Michael Madnick

Title: Managing Director

By:	/s/ Yuri Muzichenko

Name: Yuri Muzichenko

Title: Director

Amended and Restated Credit and Guaranty Agreement
| ||

CITIBANK, N.A.,

as a Lender

By:	/s/ David Leland

Name: David Leland

Title: Vice President

Amended and Restated Credit and Guaranty Agreement
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Royal Bank of Canada,

as a Lender

By:	/s/ Juan Flores

Name: Juan Flores

Title: Authorized Signatory

Amended and Restated Credit and Guaranty Agreement
| ||

State Bank of India,

as a Lender

By:	/s/ C. Sreenivasulu Setty

Name: C. Sreenivasulu Setty

Title: VP & Head (Syndications)

Amended and Restated Credit and Guaranty Agreement
| ||

HSBC BANK USA, N. A.,

as a Lender

By:	/s/ Brian Gingue

Name: Brian Gingue

Title: Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

First Niagara Bank, N.A.,

as a Lender

By:	/s/ Ken Jameson

Name: Ken Jameson

Title: Managing Director

Amended and Restated Credit and Guaranty Agreement
| ||

Land Bank of Taiwan, New York Branch,

as a Lender

By:	/s/ Henry Leu

Name: Henry Leu

Title: SVP & General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

CIBC INC.,

as a Lender

By:	/s/ Eoin Roche

Name: Eoin Roche

Title: Executive Director

By:	/s/ Dominic Sorresso

Name: Dominic Sorresso

Title: Executive Director

Amended and Restated Credit and Guaranty Agreement
| ||

CREDIT SUISSE AG, CAYMMAN ISLANDS BRANCH,

as a Lender

By:	/s/ Nupur Kumar

Name: Nupur Kumar

Title: Vice President

By:	/s/ Kevin Buddhdew

Name: Kevin Buddhdew

Title: Associate

Amended and Restated Credit and Guaranty Agreement
| ||

RBS Citizens, N.A.,

as a Lender

By:	/s/ Barrett D. Bencivenga

Name: Barrett D. Bencivenga

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

MALIBU CBNA LOAN FUNDING LLC,

as a Lender

By:	/s/ Malia Baynes

Name: Malia Baynes

Title: Attorney-in-Fact

Amended and Restated Credit and Guaranty Agreement
| ||

DBS Bank Ltd., Los Angeles Agency,

as a Lender

By:	/s/ James McWalters

Name: James McWalters

Title: General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

DZ BANK AG

Deutsche Zentral-Genossenschaftsbank,

as a Lender

By:	/s/ Dirk Spangenberg

Name: Dirk Spangenberg

Title: Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

Mediobanca International (Luxembourg) S.A.,

as a Lender

By:	/s/ Alastair Brown

Name: Alastair Brown

Title: Attorney

Amended and Restated Credit and Guaranty Agreement
| ||

RAYMOND JAMES BANK, FSB,

as a Lender

By:	/s/ Alexander L. Rody

Name: Alexander L. Rody

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

CREDIT INDUSTRIEL ET COMMERICAL,

as a Lender

By:	/s/ Brian O’ Leary

Name: Brian O’Leary

Title: Managing Director

By:	/s/ Marcus Edward

Name: Marcus Edward

Title: Managing Director

Amended and Restated Credit and Guaranty Agreement
| ||

The Bank of Nova Scotia,

as a Lender

By:	/s/ David Mahmood

Name: David Mahmood

Title: Managing Director

Amended and Restated Credit and Guaranty Agreement
| ||

DEUTSCHE BANK AG, NEW YORK BRANCH,

as a Lender

By:	/s/ Mary Kay Coyle

Name: Mary Kay Coyle

Title: Managing Director

By:	/s/ Paul O’Leary

Name: Paul O’Leary

Title: Managing Director

Amended and Restated Credit and Guaranty Agreement
| ||

Banco de Credito e Inversiones S.A., Miami Branch,

as a Lender

By:	/s/ M. Grisel Vega

Name: M. Grisel Vega

Title: General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

TD Bank, N.A.,

as a Lender

By:	/s/ Marla Willner

Name: Marla Willner

Title: SVP

Amended and Restated Credit and Guaranty Agreement
| ||

EAST WEST BANK,

as a Lender

By:	/s/ Nancy Moore

Name: Nancy Moore

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

SunTrust Bank,

as a Lender

By:	/s/ Michael Vegh

Name: Michael Vegh

Title: Director

Amended and Restated Credit and Guaranty Agreement
| ||

SCOTIABANC INC.,

as a Lender

By:	/s/ H. Thind

Name: H. Thind

Title: Director

Amended and Restated Credit and Guaranty Agreement
| ||

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

as a Lender

By:	/s/ Charles Stewart

Name: Charles Stewart

Title: Authorized Signatory

Amended and Restated Credit and Guaranty Agreement
| ||

BANK OF CHINA, NEW YORK BRANCH,

as a Lender

By:	/s/ William Smith

Name: William Smith

Title: Deputy General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

Mercantil Commercebank, N.A.,

as a Lender

By:	/s/ Matthew Bruno

Name: Matthew Bruno

Title: AVP – MMK Lender

By:	/s/ Gary Ladolcetta

Name: Gary Ladolcetta

Title: EVP

Amended and Restated Credit and Guaranty Agreement
| ||

Mizuho Corporate Bank, Ltd.,

as a Lender

By:	/s/ James R. Fayen

Name: James R. Fayen

Title: Deputy General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:	/s/ James A. Knight

Name: James A. Knight

Title: Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

Caja de Ahorros y Monte de Piedad de Madrid,

as a Lender

By:	/s/ Manuel Nuñez Fernandez

Name: Manuel Nuñez Fernandez

Title: General Manager

By:	/s/ José Cueto

Name: José Cueto

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

Capital One Leverage Finance Corp.,

as a Lender

By:	/s/ Paul Dellova

Name: Paul Dellova

Title: SVP

Amended and Restated Credit and Guaranty Agreement
| ||

First Commercial Bank, New York Branch,

as a Lender

By:	/s/ Andy Hsu

Name: Andy Hsu

Title: Assistant General Manager

Amended and Restated Credit and Guaranty Agreement
| ||

Israel Discount Bank of New York,

as a Lender

By:	/s/ Esther Lairus

Name: Esther Lairus

Title: First Vice President

By:	/s/ George Commander

Name: George Commander

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

Sovereign Bank,

as a Lender

By:	/s/ Arlene S. Pedovitch

Name: Arlene S. Pedovitch

Title: Senior Vice President

Amended and Restated Credit and Guaranty Agreement
| ||

ABN AMRO Bank N.V.,

as a Lender

By:	/s/ R.G.A. Beerbaum

Name: R.G.A. Beerbaum

Title: Executive Director

By:	/s/ D. L. Graaff

Name: D. L. Graaff

Title: Associate Director

Amended and Restated Credit and Guaranty Agreement
| ||

ICBC (London) Ltd.,

as a Lender

By:	/s/ John Kerr

Name: John Kerr

Title: DGM

By:	/s/ Jinlei Xu

Name: Jinlei Xu

Title: MD

Amended and Restated Credit and Guaranty Agreement
| ||

SCHEDULE 1.01(a)

Tranche A Term Loan Commitments

U.S. Tranche A Term Loan Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Foreign Tranche A Term Loan Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Schedule 1.01(a)-1

SCHEDULE 1.01(b)

Tranche B Term Loan Commitments

U.S. Tranche B Term Loan Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Foreign Tranche B Term Loan Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Schedule 1.01(b)-1

SCHEDULE 1.01(c)

Revolving Commitments

U.S. Revolving Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Foreign Revolving Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Canadian Revolving Commitments

On file with Administrative Agent (as delivered to the Borrower Representative on the Restatement Date)

Schedule 1.01(c)-1
| ||

SCHEDULE 1.01(d)

Notice Addresses

LOAN PARTIES

c/o Phillips-Van Heusen Corporation
200 Madison Avenue
New York, NY 10016
United States

Attention:                          Mark D. Fischer
Phone:                                (212) 381-3509
Fax:                                     (212) 381-3993
Email:                                  markfischer@pvh.com

Attention:                         Pamela N. Hootkin
Phone:                               (212) 381-3507
Fax:                                    (212) 381-3950
Email:                                 pamelahootkin@pvh.com

Schedule 1.01(d)-1

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent, Syndication Agent,
Swing Line Lender, Issuing Bank and a Lender:

For Notices to the New York Office:

Barclays Bank PLC
745 Seventh Avenue, 26th Floor
New York, NY 10019
Attention: Diane F. Rolfe
Facsimile: (212) 526-5115
Telephone:  (212) 526-1109
Email: diane.rolfe@barcap.com

 with a copy to:

1301 Sixth Avenue
New York, NY 10019
Attention: Reena Chopra
Facsimile: (917) 522-0569
Telephone:  (212) 320-7077
Email:  reena.chopra@barclayscapital.com

For Notices to the London Office:

Barclays Bank PLC
120 Bothwell Street
Glasgow G2 7JT
Scotland
Attention: Jenn Laird
Facsimile: +44 (0)207 773 6808
Telephone:  +44 (0)141 343 6499
Email: jenn.laird@barclayscapital.com

Schedule 1.01(d)-2

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent

Mary Kay Coyle
Managing Director
Deutsche Bank
60 Wall Street
New York, NY 10005
Telephone: 212-250-6039
Fax: 212-797-5690

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

Mary Kay Coyle
Managing Director
Deutsche Bank
60 Wall Street
New York, NY 10005
Telephone: 212-250-6039
Fax: 212-797-5690

Schedule 1.01(d)-3

BANK OF AMERICA, N.A., as
Co-Documentation Agent and a Lender

Bank of America, N.A.
2001 Clayton Road
Concord, CA 94520
Attention: Anthony Salvador
Phone: (925) 675-8101
Fax: (888) 969-9226
Email: Anthony.salvador@baml.com

Schedule 1.01(d)-4

CREDIT SUISSE SECURITIES (USA) LLC,
as Co-Documentation Agent

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Attention: Sanjay Rijhwani
Phone: (212) 325-8633
Facsimile: (212) 743-5223
Email: sanjay.rijhwani@credit-suisse.com

CREDIT SUISSE AG,
as Lender

c/o Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY  10010

Attention: Shaheen Malik
Phone:  212-538-4047
Facsimile: 212-322-0420
Email: shaheen.malik@credit-suisse.com

Attention: Fay Rollins
Phone:  212-325-9041
Facsimile: 866-469-3871
Email: fay.rollins@credit-suisse.com

Schedule 1.01(d)-5

ROYAL BANK OF CANADA,
as Co-Documentation Agent and a Lender

Royal Bank of Canada
New York Branch
One Liberty Plaza
3rd Floor
New York, NY, 10006-1404
Attention: Manager, Loans Administration
Phone: (877) 332-7455
Fax: (212) 428-2372

Schedule 1.01(d)-6

SCHEDULE 1.01(e)

Agreed Security Principles

The Principles:
The guarantees and security to be provided in support of the Foreign Tranche A Term Loans, the Foreign Tranche B Term Loans and the Foreign Revolving Commitments will be given in accordance with the agreed security principles set out in this Schedule 1.01(e).

Potential restrictions on credit support:
The Agreed Security Principles recognize there may be legal and practical difficulties in obtaining security from the Foreign Borrower and Foreign Guarantors (the “Foreign Obligors”) in every jurisdiction in which Foreign Obligors are incorporated or operate.  In particular:

(a)            general statutory limitations, financial assistance, corporate benefit, fraudulent preference, thin capitalization rules, retention of title claims and similar principles may limit the ability of a Foreign Obligor to provide a guarantee or grant security or may require that its guarantee be limited in amount or scope.  The U.S. Borrower will use commercially reasonable efforts to assist in demonstrating that adequate corporate benefit accrues to the Foreign Borrower and each Foreign Obligor;

(b)           the guarantees and collateral (and extent of its perfection) shall exclude such guarantees and collateral as to which the parties shall reasonably determine that the costs of obtaining such guarantees and collateral are excessive in relation to the value of the guarantee and collateral to be afforded thereby); and

(c)         Foreign Obligors will not be required to give guarantees or enter into Security Documents if doing so would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a material risk of personal or criminal liability on the part of any officer, provided that each Foreign Obligor must use commercially reasonable efforts to overcome any such obstacle, and provided further that if a Foreign Guarantor can give a limited guarantee, it will grant such a limited guarantee.

Guarantees:
To the extent legally permitted and subject to paragraphs (a), (b) and (c) above, each guarantee and security will be an upstream, cross-stream and downstream guarantee and each guarantee and security will be for all liabilities of the Foreign Obligors under the Loan Documents.

Security Perfection:
Perfection of security (when required) and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified by applicable law or, if earlier, the applicable Loan Document in order to ensure due perfection.  Perfection of security will not be required if it would have a material adverse effect on the ability of the relevant Foreign Obligor to conduct its operations and business in the ordinary course as permitted by the Loan Documents.  No notice of receivables security may be given to third party debtors until an Event of Default has occurred (and for so long as it is continuing) unless such notice is required to perfect the security.  Notification of any Lien over insurance policies will be given (subject to local law advice) to the relevant insurer without undue delay.  The Collateral Agent may register security interests in Intellectual Property provided such registration does not interfere with the business of the Foreign Subsidiaries.

Security Enforcement:
The Security Documents and other Loan Documents will allow the Lenders to enforce their Lien without any restriction from (i) the constitutional documents of the relevant Foreign Obligor, (ii) any company which is or whose assets are the subject of such Security Document (but subject to any inalienable statutory rights which the Borrowers may have to challenge such enforcement) or (iii) any shareholders of the foregoing not party to the relevant Security Document.

Terms of Security Documents:	The following principles will be reflected in the terms of any Lien taken as part of this transaction: (a) the Lien will be first ranking, if commercially feasible;
(b) the Lien will not be enforceable until an Event of Default has occurred;
(c) in respect of the share pledges, customary limitations on the exercise of voting rights by the pledgor to protect the validity and enforceability of the Lien over shares shall apply;

(d)       until an Event of Default occurs, (i) the pledgor shall retain and exercise voting rights to any shares pledged in a manner that does not adversely affect the validity or enforceability of the Lien or cause an Event of Default to occur, and (ii) prior to an Event of Default, the pledgor will be permitted to receive dividends upstream to the extent permitted under the Loan Documents with the proceeds to be available to the U.S. Borrower and its Subsidiaries;

(e)           the Lenders shall only be able to exercise a power of attorney following the occurrence of an Event of Default that is continuing or if the relevant Foreign Obligor has failed to comply with a further assurance or perfection obligation; and

(f) to the extent required for the purpose of granting Liens under the laws of a relevant jurisdiction, the Foreign Obligor shall grant a parallel debt to the Collateral Agent.

Schedule 1.01(e) - 1

SCHEDULE 1.01(f)

Mandatory Costs

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)             in relation to a sterling Loan:

AB + C(B – D) + E x 0.01	per cent. per annum
100 – (A + C)

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01	per cent. per annum.
300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

Schedule 1.01(f) - 1

B
is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and any additional rate of interest specified in Section 2.10) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the Fee Tariffs applicable to the Administrative Agent in its capacity as a Lender for that financial year and expressed in pounds per £1,000,000 of the Tariff Base of the Administrative Agent in its capacity as a Lender.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Facility Office” means:

(i)	in respect of a Lender or Issuing Bank, the office or offices notified	by that Lender or Issuing Bank to the Administrative Agent in writing on	or before the date it becomes a Lender or Issuing Bank (or, following	that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under the Credit Agreement; or

(ii)	in respect of any other Agent or Secured Party, the office in the	jurisdiction in	which it is resident for tax purposes.

(c)
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(e)	“Financial Services Authority” means the Financial Services Authority in the United Kingdom.

Schedule 1.01(f) - 2

(f)	“Mandatory Cost” means the percentage rate per annum calculated by the Administrative Agent in accordance with the formula set forth above.

(g)
“Participating Member State” means any member state of the EMU that adopts or has adopted the euro as its lawful currency in accordance with legislation of the EMU relating to Economic and Monetary Union.

(h)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)           the jurisdiction of its Facility Office; and

(b)           any other information that the Administrative Agent may reasonably require forsuch purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

8.
The percentages of each Lender for the purpose of A and C above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.
The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

Schedule 1.01(f) - 3

12.           The Administrative Agent may from time to time, after consultation with the Borrower Representative and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

Schedule 1.01(f) - 4

SCHEDULE 1.01(g)

Material Companies

Tommy Hilfiger Japan Corporation

Tommy Hilfiger Japan Holdings GK

Tommy Hilfiger Canada Inc.

Tommy Hilfiger Canada Retail Inc.

Hilfiger Beteiligungsgesellschaft mbH

Hilfiger Holdings Germany GmbH & Co. KG

Hilfiger Stores GmbH

T.H. Deutschland GmbH

Tommy Hilfiger Footwear Europe GmbH

Tommy Hilfiger Group B.V.

Tommy Hilfiger Europe B.V.

Hilfiger Stores B.V.

TH Monument B.V.

Schedule 1.01(g) - 1

SCHEDULE 1.01(h)

Foreign Guarantors

Tommy Hilfiger Canada Inc.

Tommy Hilfiger Canada Retail Inc.

Hilfiger Beteiligungsgesellschaft mbH

Hilfiger Holdings Germany GmbH & Co. KG

Hilfiger Stores GmbH

T.H. Deutschland GmbH

Tommy Hilfiger Footwear Europe GmbH

Trumpet C.V.

Prince 1 B.V.

Prince 2 B.V.

Tommy Hilfiger Group B.V.

Tommy Hilfiger Europe B.V.

Hilfiger Stores B.V.

TH Monument B.V.

Schedule 1.01(h)-1
| ||

SCHEDULE 1.01(i)

Existing Canadian Letters of Credit

NONE.

Schedule 1.01(i)-1

SCHEDULE 1.01(j)

Existing Foreign Letters of Credit

See Annex to this Schedule 1.01(j).

Schedule 1.01(j)-1

Tommy Hilfiger Europe BV

Open bank guarantees                                           28-Feb-11

Guarantee Number	Currency	Amount	Amount	Lessor	Date BG Issued	Type	Start date	Must be Renewed on	Expiry Date	Other info.
FONL06G0050586000	JPY	[***]	[***]	[***]	23-Jan-08	[***]	27-Dec-07	18-Jan-09	18-Jan-10	[***]
Total open guarantees		[***]	[***]

THG  BG                  [***]                  [***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(j) - 2

SCHEDULE 1.01(k)

Existing U.S. Letters of Credit

See Annex to this Schedule 1.01(k).

Schedule 1.01(k) - 1

Bank of America
RTP_DT	LC_NO	DIVISION	XPRY_DT	OUTSTAND_ USD	BENEFICIARY NAME
					2/28/2011
Grand Total				[***]
US Total				[***]
ARROW SPORT Total				[***]
2/28/2011	00000064545487	ARROW SPORT	3/02/2011	[***]	[***]
2/28/2011	00000064571382	ARROW SPORT	3/23/2011	[***]	[***]
2/28/2011	00000064571399	ARROW SPORT	3/02/2011	[***]	[***]
2/28/2011	00000064571473	ARROW SPORT	5/13/2011	[***]	[***]
CALVIN KLEIN OUTLET Total				[***]
2/28/2011	00000064571361	CALVIN KLEIN OUTLET	3/04/2011	[***]	[***]
2/28/2011	00000064571363	CALVIN KLEIN OUTLET	2/16/2011	[***]	[***]
2/28/2011	00000064571438	CALVIN KLEIN OUTLET	3/16/2011	[***]	[***]
2/28/2011	00000064571499	CALVIN KLEIN OUTLET	3/30/2011	[***]	[***]
2/28/2011	00000064571500	CALVIN KLEIN OUTLET	3/30/2011	[***]	[***]
CK SPORT Total				[***]
2/28/2011	00000064545406	CKSPORT	3/02/2011	[***]	[***]
2/28/2011	00000064571391	CKSPORT	2/23/2011	[***]	[***]
2/28/2011	00000064571412	CKSPORT	5/04/2011	[***]	[***]
2/28/2011	00000064571459	CKSPORT	5/05/2011	[***]	[***]
2/28/2011	00000064571523	CKSPORT	4/27/2011	[***]	[***]
CK SPORT CANADA Total				[***]
2/28/2011	00000064571354	CK SPORT CANADA	2/16/2011	[***]	[***]
2/28/2011	00000064571466	CK SPORT CANADA	4/06/2011	[***]	[***]
2/28/2011	00000064571533	CK SPORT CANADA	3/22/2011	[***]	[***]
Izod Sport or Izod Retail (see PO) Total				[***]
2/28/2011	00000064571407	Izod Sport or Izod Retail (see PO)	3/16/2011	[***]	[***]
2/28/2011	00000064571506	Izod Sport or Izod Retail (see PO)	4/20/2011	[***]	[***]
IZOD WHOLESALE Total				[***]
2/28/2011	00000064545435	IZOD WHOLESALE	2/09/2011	[***]	[***]
2/28/2011	00000064545477	IZOD WHOLESALE	3/09/2011	[***]	[***]
2/28/2011	00000064571355	IZOD WHOLESALE	3/11/2011	[***]	[***]
2/28/2011	00000064571385	IZOD WHOLESALE	3/29/2011	[***]	[***]
2/28/2011	00000064571404	IZOD WHOLESALE	4/06/2011	[***]	[***]
2/28/2011	00000064571443	IZOD WHOLESALE	5/03/2011	[***]	[***]
2/28/2011	00000064571460	IZOD WHOLESALE	4/15/2011	[***]	[***]
2/28/2011	00000064571474	IZOD WHOLESALE	5/11/2011	[***]	[***]
2/28/2011	00000064571497	IZOD WHOLESALE	6/22/2011	[***]	[***]
2/28/2011	00000064571503	IZOD WHOLESALE	4/27/2011	[***]	[***]
2/28/2011	00000064571524	IZOD WHOLESALE	5/04/2011	[***]	[***]
2/28/2011	00000064571525	IZOD WHOLESALE	5/11/2011	[***]	[***]
OUTLET STORES - US Total				[***]
2/28/2011	00000064571446	OUTLET STORES - US	3/23/2011	[***]	[***]
2/28/2011	00000064571452	OUTLET STORES - US	4/20/2011	[***]	[***]
2/28/2011	00000064571508	OUTLET STORES - US	4/20/2011	[***]	[***]
PVH FOOTWEAR Total				[***]
2/28/2011	00000064571375	PVH FOOTWEAR	2/17/2011	[***]	[***]
2/28/2011	00000064571450	PVH FOOTWEAR	3/24/2011	[***]	[***]
TIMBERLAND MENS Total				[***]
2/28/2011	00000064571458	TIMBERLAND MENS	4/13/2011	[***]	[***]
VAN HEUSEN Total				[***]
2/28/2011	00000064545299	VAN HEUSEN	10/16/2010	[***]	[***]
2/28/2011	00000064545441	VAN HEUSEN	2/15/2011	[***]	[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k) - 2

2/28/2011	00000064571353	VAN HEUSEN	3/15/2011	[***]	[***]
2/28/2011	00000064571402	VAN HEUSEN	4/12/2011	[***]	[***]
2/28/2011	00000064571465	VAN HEUSEN	5/10/2011	[***]	[***]
2/28/2011	00000064571531	VAN HEUSEN	6/14/2011	[***]	[***]
VH SPORT Total				[***]
2/28/2011	00000064545331	VH SPORT	3/02/2011	[***]	[***]
2/28/2011	00000064545476	VH SPORT	3/02/2011	[***]	[***]
2/28/2011	00000064571383	VH SPORT	2/16/2011	[***]	[***]
2/28/2011	00000064571491	VH SPORT	4/13/2011	[***]	[***]
2/28/2011	00000064571492	VH SPORT	5/04/2011	[***]	[***]
HK Total				[***]
ARROW SPORT Total				[***]
2/28/2011	64545461	ARROW SPORT	2/14/2011	[***]	[***]
2/28/2011	64571387	ARROW SPORT	2/22/2011	[***]	[***]
2/28/2011	64571424	ARROW SPORT	9/20/2011	[***]	[***]
2/28/2011	64571464	ARROW SPORT	4/27/2011	[***]	[***]
2/28/2011	64571467	ARROW SPORT	5/02/2011	[***]	[***]
BASS APPAREL Total				[***]
2/28/2011	64571397	BASS APPAREL	3/08/2011	[***]	[***]
2/28/2011	64571401	BASS APPAREL	3/23/2011	[***]	[***]
2/28/2011	64571423	BASS APPAREL	4/13/2011	[***]	[***]
2/28/2011	64571437	BASS APPAREL	4107/2011	[***]	[***]
2/28/2011	64571475	BASS APPAREL	5/02/2011	[***]	[***]
2/28/2011	64571486	BASS APPAREL	4/13/2011	[***]	[***]
2/28/2011	64571511	BASS APPAREL	5/02/2011	[***]	[***]
CALVIN KLEIN OUTLET Total				[***]
2/28/2011	64545481	CALVIN KLEIN OUTLET	2/21/2011	[***]	[***]
2/28/2011	64571357	CALVIN KLEIN OUTLET	4/15/2011	[***]	[***]
2/28/2011	64571372	CALVIN KLEIN OUTLET	3/07/2011	[***]	[***]
2/28/2011	64571439	CALVIN KLEIN OUTLET	3/21/2011	[***]	[***]
2/28/2011	64571440	CALVIN KLEIN OUTLET	3/07/2011	[***]	[***]
2/28/2011	64571451	CALVIN KLEIN OUTLET	3/29/2011	[***]	[***]
2/28/2011	64571484	CALVIN KLEIN OUTLET	4/11/2011	[***]	[***]
2/28/2011	64571485	CALVIN KLEIN OUTLET	5/15/2011	[***]	[***]
2/28/2011	64571488	CALVIN KLEIN OUTLET	4/05/2011	[***]	[***]
2/28/2011	64571529	CALVIN KLEIN OUTLET	5/10/2011	[***]	[***]
2/28/2011	64571530	CALVIN KLEIN OUTLET	4/18/2011	[***]	[***]
CK SPORT Total				[***]
2/28/2011	64571454	CK SPORT	4/12/2011	[***]	[***]
2/28/2011	64571456	CK SPORT	3/22/2011	[***]	[***]
2/28/2011	64571483	CK SPORT	4/10/2011	[***]	[***]
2/28/2011	64571494	CK SPORT	5/14/2011	[***]	[***]
CK SPORT CANADA Total				[***]
2/28/2011	64571444	CK SPORT CANADA	3/15/2011	[***]	[***]
2/28/2011	64571495	CK SPORT CANADA	4/09/2011	[***]	[***]
GB SPORT Total				[***]
2/28/2011	64571389	GB SPORT	5/15/2011	[***]	[***]
2/28/2011	64571522	GB SPORT	6/19/2011	[***]	[***]
IZOD Total				[***]
2/28/2011	64545403	IZOD	3/31/2011	[***]	[***]
2/28/2011	64545419	IZOD	2/19/2011	[***]	[***]
2/28/2011	64545480	IZOD	3/05/2011	[***]	[***]
2/28/2011	64571379	IZOD	2/14/2011	[***]	[***]
2/28/2011	64571400	IZOD	5/16/2011	[***]	[***]
2/28/2011	64571427	IZOD	10/11/2011	[***]	[***]
2/28/2011	64571428	IZOD	4/08/2011	[***]	[***]
2/28/2011	64571429	IZOD	3/07/2011	[***]	[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k)-3
| ||

2/28/2011	64571453	IZOD	3/21/2011	[***]	[***]
2/28/2011	64571462	IZOD	4/16/2011	[***]	[***]
2/28/2011	64571502	IZOD	7/24/2011	[***]	[***]
2/28/2011	64571514	IZOD	4/17/2011	[***]	[***]
IZOD RETAIL Total				[***]
2/28/2011	64571368	IZOD RETAIL	3/14/2011	[***]	[***]
2/28/2011	64571408	IZOD RETAIL	4/13/2011	[***]	[***]
2/28/2011	64571411	IZOD RETAIL	2/19/2011	[***]	[***]
2/28/2011	64571418	IZOD RETAIL	2/28/2011	[***]	[***]
2/28/2011	64571442	IZOD RETAIL	4/17/2011	[***]	[***]
2/28/2011	64571479	IZOD RETAIL	4101/2011	[***]	[***]
2/28/2011	64571482	IZOD RETAIL	4/07/2011	[***]	[***]
2/28/2011	64571487	IZOD RETAIL	4/07/2011	[***]	[***]
2/28/2011	64571489	IZOD RETAIL	6/26/2011	[***]	[***]
2/28/2011	64571509	IZOD RETAIL	4/19/2011	[***]	[***]
IZOD SPORT CANADA Total				[***]
2/28/2011	64545420	IZOD SPORT CANADA	2/14/2011	[***]	[***]
2/28/2011	64571378	IZOD SPORT CANADA	2/14/2011	[***]	[***]
2/28/2011	64571384	IZOD SPORT CANADA	3/02/2011	[***]	[***]
2/28/2011	64571425	IZOD SPORT CANADA	5/16/2011	[***]	[***]
2/28/2011	64571435	IZOD SPORT CANADA	6/16/2011	[***]	[***]
2/28/2011	64571512	IZOD SPORT CANADA	4/06/2011	[***]	[***]
IZOD WOMEN Total				[***]
2/28/2011	64571390	IZOD WOMEN	3/02/2011	[***]	[***]
2/28/2011	64571449	IZOD WOMEN	5/18/2011	[***]	[***]
OUTLET STORES Total				[***]
2/28/2011	64545490	OUTLET STORES	3/20/2011	[***]	[***]
2/28/2011	64571367	OUTLET STORES	4/21/2011	[***]	[***]
2/28/2011	64571369	OUTLET STORES	3/04/2011	[***]	[***]
2/28/2011	64571377	OUTLET STORES	5/09/2011	[***]	[***]
2/28/2011	64571393	OUTLET STORES	4/24/2011	[***]	[***]
2/28/2011	64571405	OUTLET STORES	3/08/2011	[***]	[***]
2/28/2011	64571422	OUTLET STORES	4/07/2011	[***]	[***]
2/28/2011	64571471	OUTLET STORES	5/02/2011	[***]	[***]
2/28/2011	64571480	OUTLET STORES	4/01/2011	[***]	[***]
2/28/2011	64571496	OUTLET STORES	5/08/2011	[***]	[***]
2/28/2011	64571504	OUTLET STORES	5/15/2011	[***]	[***]
PRIVATE BRANDS Total				[***]
2/28/2011	64545371	PRIVATE BRANDS	2/17/2011	[***]	[***]
2/28/2011	64571463	PRIVATE BRANDS	5/13/2011	[***]	[***]
PVH FOOTWEAR Total				[***]
2/28/2011	64571394	PVH-FOOTWEAR	2/18/2011	[***]	[***]
2/28/2011	64571432	PVH FOOTWEAR	3/16/2011	[***]	[***]
2/28/2011	64571433	PVH FOOTWEAR	3/20/2011	[***]	[***]
2/28/2011	64571434	PVH FOOTWEAR	2/28/2011	[***]	[***]
2/28/2011	64571519	PVH FOOTWEAR	3/30/2011	[***]	[***]
2/28/2011	64571520	PVH FOOTWEAR	4/20/2011	[***]	[***]
2/28/2011	64571521	PVH FOOTWEAR	4/20/2011	[***]	[***]
PVH PIECE GOODS Total				[***]
2/28/2011	64571414	PVH PIECE GOODS	3/14/2011	[***]	[***]
2/28/2011	64571415	PVH PIECE GOODS	2/17/2011	[***]	[***]
2/28/2011	64571498	PVH PIECE GOODS	5/15/2011	[***]	[***]
2/28/2011	64571501	PVH PIECE GOODS	4/28/2011	[***]	[***]
2/28/2011	64571515	PVH PIECE GOODS	4/14/2011	[***]	[***]
2/28/2011	64571528	PVH PIECE GOODS	3/24/2011	[***]	[***]
RETAIL IZOD CANADA Total				[***]
2/28/2011	64571448	RETAIL IZOD CANADA	4/17/2011	[***]	[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k)-4
| ||

2/28/2011	64571476	RETAIL IZOD CANADA	4107/2011	[***]	[***]
2/28/2011	64571477	RETAIL IZOD CANADA	4/17/2011	[***]	[***]
2/28/2011	64571478	RETAIL IZOD CANADA	4/07/2011	[***]	[***]
2/28/2011	64571481	RETAIL IZOD CANADA	4/01/2011	[***]	[***]
2/28/2011	64571490	RETAIL IZOD CANADA	6/26/2011	[***]	[***]
2/28/2011	64571507	RETAIL IZOD CANADA	4/20/2011	[***]	[***]
2/28/2011	64571510	RETAIL IZOD CANADA	4/19/2011	[***]	[***]
RETAIL VAN HEUSEN CANADA Total				[***]
2/28/2011	64571381	RETAIL VAN HEUSEN CANADA	5/09/2011	[***]	[***]
2/28/2011	64571505	RETAIL VAN HEUSEN CANADA	5/15/2011	[***]	[***]
2/28/2011	64571516	RETAIL VAN HEUSEN CANADA	5/02/2011	[***]	[***]
TIMBERLAND MENS CANADA Total				[***]
2/28/2011	64571469	TIMBERLAND MENS CANADA	3/28/2011	[***]	[***]
TIMBERLAND MENS SPORT Total				[***]
2/28/2011	64571426	TIMBERLAND MENS SPORT	4/17/2011	[***]	[***]
2/28/2011	64571468	TIMBERLAND MENS SPORT	3/28/2011	[***]	[***]
2/28/2011	64571513	TIMBERLAND MENS SPORT	4/18/2011	[***]	[***]
VAN HEUSEN Total				[***]
2/28/2011	64545418	VAN HEUSEN	2/17/2011	[***]	[***]
2/28/2011	64545431	VAN HEUSEN	2/14/2011	[***]	[***]
2/28/2011	64545460	VAN HEUSEN	3/20/2011	[***]	[***]
2/28/2011	64571398	VAN HEUSEN	3/13/2011	[***]	[***]
2/28/2011	64571409	VAN HEUSEN	6/09/2011	[***]	[***]
2/28/2011	64571445	VAN HEUSEN	5/23/2011	[***]	[***]
2/28/2011	64571455	VAN HEUSEN	3/14/2011	[***]	[***]
2/28/2011	64571457	VAN HEUSEN	5/02/2011	[***]	[***]
2/28/2011	64571461	VAN HEUSEN	5/06/2011	[***]	[***]
2/28/2011	64571527	VAN HEUSEN	5/21/2011	[***]	[***]
VH SPORT Total				[***]
2/28/2011	64545383	VH SPORT	2/20/2011	[***]	[***]
2/28/2011	64545463	VH SPORT	2/14/2011	[***]	[***]
2/28/2011	64545468	VH SPORT	3/07/2011	[***]	[***]
2/28/2011	64571362	VH SPORT	4/24/2011	[***]	[***]
2/28/2011	64571365	VH SPORT	2/27/2011	[***]	[***]
2/28/2011	64571386	VH SPORT	5/12/2011	[***]	[***]
2/28/2011	64571388	VH SPORT	4/15/2011	[***]	[***]
2/28/2011	64571392	VH SPORT	3/14/2011	[***]	[***]
2/28/2011	64571403	VH SPORT	3/05/2011	[***]	[***]
2/28/2011	64571420	VH SPORT	8/09/2011	[***]	[***]
2/28/2011	64571430	VH SPORT	3/14/2011	[***]	[***]
2/28/2011	64571470	VH SPORT	4/11/2011	[***]	[***]
2/28/2011	64571493	VH SPORT	6/19/2011	[***]	[***]
2/28/2011	64571517	VH SPORT	9/07/2011	[***]	[***]
2/28/2011	64571518	VH SPORT	4/29/2011	[***]	[***]
2/28/2011	64571532	VH SPORT	3/28/2011	[***]	[***]
VH SPORT CANADA Total				[***]
2/28/2011	64571421	VH SPORT CANADA	6/23/2011	[***]	[***]
2/28/2011	64571436	VH SPORT CANADA	5/10/2011	[***]	[***]
VH SPORT Total				[***]
2/28/2011	64545345	VH SPORT	2/14/2011	[***]	[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k)-5
| ||

Barclay’s Standby Letters of Credit – as of 2/28/2011

LOC No.	LOC BALANCES			EXPIRY	N/R	BENEFICIARY
SB01452	$	[	***]	11/28/--	30	[***]
SB01453	$	[	***]	12/06/--	30	[***]
SB01454	$	[	***]	08/24/--	60	[***]	[***]
SB01497	$	[	***]	10/27/--	60	[***]
SB01498	$	[	***]	10/27/--	60	[***]
SB01499	$	[	***]	10/27/--	30	[***]
SB01505	$	[	***]	10/29/--	30	[***]
TOTAL	$	[	***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k)-6
| ||

JPMORGAN CHASE BANK, N.A. - HONG KONG

PVH - DAILY OUTSTANDING L/C REPORT

OUTSTANDING AS OF: Feb. 28th, 2011

L/C#	Division	Vendor Name	L/C Outstanding Amount	L/C Issue Date	Expiry Date	Sub-Total Outstanding Division	PVH Total Outstanding
HLHI-493467	ARROW SP	[***]	[***]	2/7/11	5/30/11
HLHI-492947	ARROWSPORT	[***]	[***]	10/19/10	3/1/11
HLHI-493050	ARROWSPORT	[***]	[***]	11/17/10	4/4/11
HLHI-493128	ARROWSPORT	[***]	[***]	12/8/10	3/10/11
HLHI-493234	ARROWSPORT	[***]	[***]	12/23/10	9/19/11
HLHI-493322	ARROWSPORT	[***]	[***]	1/7/11	5/2/11
HLHI-493497	ARROWSPORT	[***]	[***]	2/11/11	5/30/11
HLHI-492920	BASS APP	[***]	[***]	10/14/10	10/37/11
HLHI-492993	BASS APP	[***]	[***]	11/3/10	5/9/11
HLHI-493266	BASS APP	[***]	[***]	12/29/10	7/11/11
HLHI-493321	BASS APP	[***]	[***]	1/7/11	5/8/11
HLHI-493026	CK SP CAN	[***]	[***]	11/10/10	5/16/11
HLHI-493267	CK SP CAN	[***]	[***]	12/29/10	4/18/11
HLHI-493465	CK SPCAN	[***]	[***]	2/7/11	5/30/11
HLHI-492992	CK-SPORT	[***]	[***]	11/3/10	4/18/11
HLHI-493314	CK-SPORT	[***]	[***]	1/6/11	6/13/11
HLHI-493348	CK-SPORT	[***]	[***]	1/12/11	4/16/11
HLHI-493238	IZ SP CAN	[***]	[***]	12/23/10	8/14/11
HLHI-493485	IZ SP CAN	[***]	[***]	2/15/11	5/3/11
HLHI-493526	IZ SP CAN	[***]	[***]	2/18/11	5/1/11
HLHI-493151	IZ W SP CAN	[***]	[***]	12/10/10	3/21/11
HLHI-493323	IZ WSPCAN	[***]	[***]	1/7/11	4/26/11
HLHI-493437	IZ W SP CAN	[***]	[***]	12/7/11	4/15/11
HLHI-493231	IZWOMEN	[***]	[***]	12/23/10	9/4/11
HLHI-492896	IZOD	[***]	[***]	10/5/10	3/7/11
HLHI-493136	IZOD	[***]	[***]	12/9/10	3/21/11
HLHI-493324	IZOD	[***]	[***]	1/7/11	5/15/11
HLHI-493527	IZOD	[***]	[***]	2/18/11	5/1/11
HLHI-493570	IZOD	[***]	[***]	2/23/11	9/9/11
HLHI-492798	IZOD RET	[***]	[***]	10/4/10	4/4/11
HLHI-493152	IZOD RET	[***]	[***]	12/10/10	4/12/11
HLHI-493186	IZOD RETAIL	[***]	[***]	12/17/10	4/6/11
HLHI-493473	IZOD RETAIL	[***]	[***]	2/8/11	4/28/11
HLHI-493466	IZOD SP	[***]	[***]	2/7/11	5/23/11
HLHI493391	IZOD WOMENS	[***]	[***]	1/21/11	4/26/11
HLHI-492977	OUTLET	[***]	[***]	10/28/10	3/7/11
HLHI-493131	OUTLET	[***]	[***]	12/8/10	3/13/11
HLHI-493176	OUTLET	[***]	[***]	12/17/10	4/18/11
HLHI-493193	OUTLET	[***]	[***]	12/21/10	4/18/11
HLHI-493252	OUTLET	[***]	[***]	12/24/10	3/13/11
HLHI-493325	OUTLET	[***]	[***]	1/7/11	5/8/11
HLHI-493474	OUTLET	[***]	[***]	2/8/11	4/27/11
HLHI-493549	RTCC	[***]	[***]	2/18/11	5/30/11
HLHI-493157	RTCO	[***]	[***]	12/13/10	3/18/11
HLHI-493163	RTCO	[***]	[***]	12/14/10	4/11/11
HLHI-493251	RTCO	[***]	[***]	12/24/10	4118/11

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k) -7

HLHI-493284	RTCO	[***]	[***]	12/31/10	5/5/11
HLHI-493463	RTCO	[***]	[***]	2/7/11	32011
HLHI-493464	RTCO	[***]	[***]	2/7/11	4/22/11
HLHI-493390	RTIC	[***]	[***]	12/4/11	4/12/11
HLHI-493427	RTIC CANADA	[***]	[***]	1/31/1	428/11
HLHI-493475	RTVC	[***]	[***]	2/8/11	5/8/11
HLHI-493236	SPORT CANADA	[***]	[***]	12/23/10	6/23/11
HLHI-493511	SPORT-CAN	[***]	[***]	2/14/11	6/13/11
HLHI-493572	SPORT-CAN	[***]	[***]	2/23/11	7/15/11
HLHI-493129	TIMB M CAN	[***]	[***]	12/13/10	4/4/11
HLHI-493237	TIMB M CAN	[***]	[***]	12/23/10	7/17/11
HlHI-493130	TIMBER SPM	[***]	[***]	12/20/10	4/18/11
HLHI-493233	TIMBER SPM	[***]	[***]	12/23/10	8/19/11
HLHI-493274	TIMBER SPM	[***]	[***]	12/30/10	4/4/11
HLHI-493510	TIMBER SPM	[***]	[***]	2/14/11	5/30/11
HLHI-493055	VANHEUSEN	[***]	[***]	11/18/10	3/21/11
HLHI-493056	VANHEUSEN	[***]	[***]	11/18/10	5/17/11
HLHI-493119	VANHEUSEN	[***]	[***]	12/2/10	3/21/11
HLHI-493164	VANHEUSEN	[***]	[***]	12/14/10	4/11/11
HLHI-493277	VANHEUSEN	[***]	[***]	12/30/10	4/18/11
HLHI-493355	VANHEUSEN	[***]	[***]	1/13/11	5/2/11
HLHI-493418	VANHEUSEN	[***]	[***]	1/25/11	5/16/11
HLHI-493419	VANHEUSEN	[***]	[***]	1/25/11	5/16/11
HLHI-493486	VANHEUSEN	[***]	[***]	2/9/11	5/30/11
HLHI-493573	VANHEUSEN	[***]	[***]	2/23/11	6/23/11
HLHI-493484	VANHEUSEN	[***]	[***]	2/9/11	5/30/11
HlHI-492994	VH SPORT	[***]	[***]	11/3/10	3/21/11
HLHI-493155	VH SPORT	[***]	[***]	12/13/10	3/17/11
HLHI-493232	VH SPORT	[***]	[***]	12/23/10	6/10/11
HLHI-493268	VH SPORT	[***]	[***]	12/29/10	5/12/11
HLHI-493308	VH SPORT	[***]	[***]	1/5/11	4/18/11
HLHI-493188	VH SPORT	[***]	[***]	1/11/11	3/12/11
HLHI-493392	VH SPORT	[***]	[***]	1/21/11	4/9/11
HLHI-493508	VH SPORT	[***]	[***]	2/14/11	5/30/11
HLHI-493187	VHS CAN	[***]	[***]	12/20/10	4/4/11
HLHI-493235	VHS CAN	[***]	[***]	12/23/10	5/10111
HLHI-493394	VHS CAN	[***]	[***]	1/21/11	5/30/11
HLHI-493436	VHS CAN	[***]	[***]	1/27/11	5/30/11
Chase L/C Total for Feb. 28th, 2011			[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k)-8
| ||

February 28, 2011                                                                                                                     JPMorgan Chase
Standby Letters of Credit Outstanding

by Applicant & Expiry Date

JP Morgan Reference	Client Reference	Beneficiary Name	Beneficiary City	Beneficiary State/ Country	Date LC Open	Expiry Date	Currency	LC Amount	Available Amount In LC Curr	USD Outstanding Liability
Applicant	CALVIN KLEIN TRADEMARK TRUST
226827	T-226827	[***]		GERMANY	06/20/02	06/18/11	EUR	[***]	[***]	[***]
						Grand Total for Applicant:				[***]
Applicant:	PHILLIPS-VAN HEUSEN CORP
236329	T-236329	[***]		UNITED KINGDOM	04/08/03	08/01/11	GBP	[***]	[***]	[***]
						Grand Total for Applicant:				[***]
Applicant:	PH1LLIPS-VAN HEUSEN CORPORATION
TS-302990	TPTS-302990	[***].		UNITED STATES	01/02/07	01/06/12	USD	[***]	[***]	[***]
						Grand Total for Applicant:				[***]
						USD Total All:				[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 1.01(k) - 9

SCHEDULE 3.01(c)

Structure Chart

See Schedule 4.02 for a list of each subsidiary of Phillips-Van Heusen Corporation, along with its parent and the parent's ownership interest.

Schedule 3.01(c) - 1

SCHEDULE 3.01(g)

Closing Date Mortgaged Properties

Phillips-Van Heusen Corporation:

1. 1000 PVH Quality Way, Jonesville, NC 28642-9389, United States

2. 3915 Volunteer Drive, Chattanooga, TN 37416, United States

3. 1062 MacArthur Road, Reading, PA 19605-9404, United States

Schedule 3.01(g) - 1

SCHEDULE 4.02

Equity Interests and Ownership

Existing Equity Purchase Rights:

1.           Stockholders’ Agreement, dated as of December 27, 2007, among ITOCHU Corporation, Novel Sportswear Holdings (Japan) Limited, HHS Investments (Japan) Limited, Loong San Holdings Limited, Tommy Hilfiger Group B.V. and Tommy Hilfiger Japan Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time).

2. There are outstanding stock options, restricted stock units and performance shares issued under employee compensation plans.

3.      On May 6, 2010, Phillips-Van Heusen Corporation issued 8,000 shares of Series A Convertible Preferred Stock, par value $100.00 per share.  The Series A Preferred Stock is be convertible at any time into shares of Common Stock.

4.           Joint Venture Agreement, dated as of September 16, 2010, by and among Phillips-Van Heusen Corporation, Kingdom Holding 2 B.V., Tommy Hilfiger B.V., Tommy Hilfiger Licensing LLC and TH Asia Limited (as amended, amended and restated, supplemented or otherwise modified from time to time).

Subsidiary Equity Ownership:

Owner	Issuer	# of Shares Owned or %of Shares Owned	Total Shares Outstanding
Phillips-Van Heusen Corporation	PVH Puerto Rico, Inc.	100	100
	Phillips-Van Heusen Puerto Rico LLC	100%
	BassNet, Inc.	100	100
	PVH Retail Stores, Inc.	10	10
	izod.com inc.	10	10
	PVH Wholesale Corp.	10	10
	PVH Foreign Holdings Corp.	10	10
	PVH Wholesale New Jersey, Inc.	10	10
	Calvin Klein, Inc.	4,312,500	4,312,500

Schedule 4.02 - 1

	CK Service Corp.	10	10
	Cluett Peabody Resources Corporation	1,000	1,000
	Cluett, Peabody & Co., Inc.	100	100
	PVH Europe, Inc.	10	10
	PVH Realty Corp.	10	10
	PVH Neckwear, Inc.	10	10
	PVH Prince C.V. Holding Corporation	10	10
	Tommy Hilfiger U.S.A., Inc.	100	100
	Phillips-Van Heusen Far East Ltd.	100%
	Camisas Modernas, S.A.1	1000	1000
	Confezioni Moda Italia S.r.l.	10,000	10,000
	Prince Lux 1 S.à r.l.	100%
Prince Lux 1 S.à r.l.	Prince Lux 2 S.à r.l	100%
PVH Prince C.V. Holding Corporation	Trumpet C.V.	99.9% (LP)
BassNet, Inc.	Trumpet C.V.	0.1% (GP)

1 Inactive entity.

Schedule 4.02 - 2

Phillips-Van Heusen Foreign Holdings Corp.	PVH Limited	360	360
	Phillips-Van Heusen Canada, Inc.	10	10
Tommy Hilfiger U.S.A., Inc.	Tommy Hilfiger Wholesale, Inc.	100%	50,000
	Tommy Hilfiger Licensing LLC	100%	n/a
	Tommy Hilfiger Retail, LLC	100%	n/a
	Karl Lagerfeld LLC	100%	n/a
Tommy Hilfiger Canada Inc.	Tommy Hilfiger Canada Retail Inc.	100%	100 common; 3,807,006.31 preferred
Tommy Hilfiger Wholesale, Inc.	Tomcan Investments Inc.	1,000	1,000
Tomcan Investments Inc.	Tommy Hilfiger Canada Inc.	1,000	1,000
Trumpet C.V.	Prince 1 B.V.	100%
Prince 1 B.V.	Prince 2 B.V.	100%
Prince 2 B.V.	Tommy Hilfiger B.V.	100%
Tommy Hilfiger B.V.	HHS Investments (Japan) Ltd.	100%
	Novel Sportswear Holdings (Japan) Ltd.	100%

Schedule 4.02 - 3

	Tommy Hilfiger Japan Holding Godo Kaisha	100%
	Tommy Hilfiger Corporation	100%
	Tommy Hilfiger Japan Corporation	23.6% (common stock)
	TH Monument B.V.	Ordinary shares
	Tommy Hilfiger Europe B.V.	100%
	Tommy Hilfiger (HK) Ltd.	100%
	Tommy Hilfiger Marka Dagitim	0.01%
HHS Investments (Japan) Ltd.	Tommy Hilfiger Japan Corporation	25.4% (common stock)
Tommy Hilfiger Japan Holding Godo Kaisha	Tommy Hilfiger Japan Corporation	51% (common stock)
Tommy Hilfiger Corporation	TH Monument B.V.	Priority share
	Elmira 3 B.V.	100%
	Hilfiger Stores Ltd.	Special Share
TH Monument B.V.	PVH Europe B.V.	100%
	Tommy Hilfiger Marka Dagitim	0.01%
Elmira 3 B.V.	TH 1 Holding (Cyprus) Ltd.	100%
	Tommy Hilfiger Marka Dagitim	0.01%
TH 1 Holding (Cyprus) Ltd.	Tommy Hilfiger (Eastern Hemisphere) Ltd.	100%
	T.H. International N.V.	100%

Schedule 4.02 - 4

	Tommy Hilfiger (India) Ltd.	100%
Tommy Hilfiger (HK) Ltd.	Wellrose Ltd.	100%
Tommy Hilfiger Europe B.V.	Tommy Hilfiger Marka Dagitim	99.96%
	Hilfiger Stores B.V.	100%
	Hilfiger Stores SpZoo	0.1%
	TH Italia S.R.L.	100%
	TH Denmark ApS	100%
	TH Belgium BVBA	100%
	Hilfiger Beteiligungsgesellschaft mbH	100%
	TH Sweden AB	100%
	TH UK Ltd.	100%
	TH France SAS	100%
	Hilfiger Stores SRO	20%
	Tommy Hilfiger Schweiz GmbH	100%
	Tommy Hilfiger Norge AS	100%
	Hilfiger Holdings Germany GmbH & Co. KG	Limited partnership interest
	Tommy Hilfiger Finland Oy	100%
	TH Osterreich Gesmbh	100%

Schedule 4.02 - 5

Hilfiger Beteiligungsgesellschaft mbH	Hilfiger Holdings Germany GmbH & Co. KG	General partnership interest
Hilfiger Holdings Germany GmbH & Co. KG	Tommy Hilfiger Footwear Europe GmbH	100%
	Hilfiger Stores GmbH	100%
	T.H. Deutschland GmbH	100%
Hilfiger Stores B.V.	Hilfiger Stores Gesmbh	100%
	Hilfiger Stores SpZoo	99.9%
	Hilfiger Stores France SAS	100%
	Hilfiger Stores Sweden AB	100%
	Hilfiger Stores BVBA	100%
	Hilfiger Stores Denmark aps	100%
	Hilfiger Stores SRO	80%
	Hilfiger Stores GmbH	100%
	Hilfiger Stores S.R.L.	100%
	Hilfiger Stores Ireland Ltd.	100%
	Tommy Hilfiger Stores Norge AS	100%
	Hilfiger Stores Ltd.	Ordinary shares
	Tommy Hilfiger Marka Dagitim	0.01%

Schedule 4.02 - 6

SCHEDULE 4.12

Real Estate Assets

Owned Properties

Phillips-Van Heusen Corporation:

1. 601 North Grand Avenue, Brinkley, AR 72021-2527, United States

2. 1000 PVH Quality Way, Jonesville, NC 28642-9389, United States

3. 3915 Volunteer Drive, Chattanooga, TN 37416, United States

TH Monument B.V.:

1. Rokin 102/Watersteeg 3, Amsterdam (reg. no. section F no. 5531), The Netherlands

Leased Properties

Phillips-Van Heusen Corporation:

1. 1062 MacArthur Road, Reading, PA 19605-9404, United States (building owned; property leased)

2. 1735 South Santa Fe Avenue, Los Angeles, CA 90021, United States

3. 7507 Kingspointe Parkway, Suite 106A, Orlando, FL 32819, United States

4. 420 Lee Industrial Boulevard, Austell, GA 30168-7408, United States (Buildings 1,2,3,4)

5. 6065 Roswell Road, Suite 510, Atlanta, GA 30328, United States

6. Highway 67, Jonesville, NC 28642, United States

7. The Strateford at Hillcreast, 2442-105 Southmont Drive, Winston-Salem, NC 27103-3047, United States

8. Suite 100, 1001 Frontier Road, Bridgewater, NJ 08807, United States

9. 7300 Westside Avenue, North Bergen, NJ 07047, United States

10. 200 Madison Avenue, New York, NY 10016, United States

11. 205 West 39th Street, New York , NY 10018, United States

12. 99 Park Avenue, New York, NY 10055, United States

13. 218 West 40th Street, 6th & 8th Floors, New York, NY 10018, United States

Schedule 4.12 - 1

14. 3917 Volunteer Drive, Chattanooga, TN 37416, United States

15. 4975 Preston Park Road, Suite 640, Plano, TX 75093, United States

16. World Trade Center, 2050 North Stemmons Freeway, Dallas, TX 75207-3101, United States

17. 7635 Dean Martin Drive, Las Vegas, NV 89139, United States

Tommy Hilfiger U.S.A., Inc.:

1. 200 Liberty Way, Cranbury, NJ 08512, United States

2. 601 West 26th Street, New York, NY 10001, United States (Two leases)

3. 129 Lafayette Street, New York, NY 10013, United States

Tommy Hilfiger Retail, LLC:

1. 7505 Exchange Drive, Orlando, FL 32809, United States

2. 1073 Route 94, Cornwall/New Windsor, NY 12553, United States

3. 950 Pilot Road, Las Vegas, NV 89119, United States

4. 10173 USA Today Way, Miramar, FL 33025, United States

Tommy Hilfiger Canada, Inc.:

1. 7445 Cote de Liesse, St-Laurent, QC H4T 1G2, Canada

Tommy Hilfiger Europe B.V.:

1. Tesselschadest 18-22, Amsterdam, The Netherlands

2. Stadhouderskade 6, 1054 ES, Amsterdam, The Netherlands

3. Trappistenweg 8, Tegelen, The Netherlands

4. Basisweg 59a, 59b, Zotrans 2, Amsterdam, The Netherlands

5. Viejo de Sant Celoni s/n Santa Maria de Palautordera 08460, Spain

T.H. Deutschland GmbH:

1. Speditionstrasse 7, 40221 Düsseldorf, Germany

2. Neue Elbstrasse 277 - 279, 22767 Hamburg, Germany

3. Osterwaldstrasse 9/10, 80805 München, Germany

Schedule 4.12 - 2

SCHEDULE 4.21

Schedule 4.21 consists of over 1,100 pages, listing all of the copyright registrations and applications, patent registrations and applications, trademark registrations and applications and industrial design registrations of Phillips-Van Heusen Corporation, its subsidiaries and the Calvin Klein Trademark Trust, of which Calvin Klein, Inc., a subsidiary Phillips-Van Heusen Corporation, is the beneficial owner of by virtue of its Class A Ownership Interests in the Calvin Klein Trademark Trust.  Phillips-Van Heusen Corporation undertakes to provide supplementally to the Commission, upon request, a copy of Schedule 4.21.

Schedule 4.21 - 1

SCHEDULE 5.12(b)

Excluded Subsidiaries

PVH Limited

Phillips-Van Heusen Canada Inc.

Confezioni Moda Italia S.r.l.

Camisas Modernas S.A.

Phillips-Van Heusen Far East Ltd.

Schedule 5.12(b) - 1

SCHEDULE 6.01

Certain Indebtedness

1.           Guaranty by Phillips-Van Heusen Corporation (“PVH”) of the obligations of PVH Limited under the Concession Agreements between Harvey Nichols and Company Limited ("HN") and PVH Limited relating to PVH Limited's concessions to operate shops within HN's stores in the United Kingdom at Knightsbridge, Edinburgh and Manchester

2. Guaranty by PVH of the obligations of Egypt Clothing Co. to Penfabric Sdn. Berhad

3. Guaranty by PVH to American Express Travel Related Services, Inc. regarding corporate credit cards held by PVH employees

4. Guaranty by PVH to American Express International Inc. regarding corporate credit cards held by PVH employees

5. Guaranty by PVH of Fenwick Limited's obligations to Dolce & Gabanna

6.           Indebtedness with respect to that certain Asset Sale and Transfer Agreement, dated as of February 27, 2009, among Unitim Marka Magazacilik Anonim Sirketi, Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Serketi, Mr. Burchan Cemiloglu and Tommy Hilfiger Europe B.V. (as amended, amended and restated, supplemented or otherwise modified from time to time)

7.           Indebtedness with respect to that certain Amended and Restated Factoring Agreement, dated as of April 1, 2005, between Tommy Hilfiger U.S.A., Inc. and Wells Fargo Century, Inc. (as amended, amended and restated, supplemented or otherwise modified from time to time)

8.           Indebtedness with respect to that certain Facility Letter, dated as of January 26, 2010, among Tommy Hilfiger Canada Inc., Tommy Hilfiger Canada Retail Inc. and HSBC Bank Canada (as amended, amended and restated, supplemented or otherwise modified from time to time), Guaranty, dated as of January 24, 2008, by Tommy Hilfiger Canada Inc. of the obligations of Les Detailllants Tommy Hilfiger Canada Inc. / Tommy Hilfiger Canads Retail Inc. to HSBC Bank Canada (as amended, amended and restated, supplemented or otherwise modified from time to time) and Guaranty, dated as of January 24, 2008, by Les Detailllants Tommy Hilfiger Canada Inc. / Tommy Hilfiger Canads Retail Inc. of the obligations of Tommy Hilfiger Canada Inc.to HSBC Bank Canada (as amended, amended and restated, supplemented or otherwise modified from time to time)

9.	Intercompany loans:

Borrower	Balance	Lender
Confezioni Moda Italia S.R.L.	$34,202,527	Phillips-Van Heusen Corporation
PVH Limited	$8,752,234	Phillips-Van Heusen Corporation
Tommy Hilfiger Group B.V.	$26,000,000 (Up to $50,000,000 available under a revolving credit facility)	Tommy Hilfiger U.S.A., Inc.

Schedule 6.01 - 1

Tommy Hilfiger Group B.V.	€21,470,520	Tommy Hilfiger Europe B.V.
Hilfiger Stores GmbH	€13,500,000	Tommy Hilfiger Europe B.V.
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Serketi	TRY 4,828,000	Tommy Hilfiger Group B.V.
Tommy Hilfiger France SAS	€6,678,000	Tommy Hilfiger Europe B.V.
Hilfiger Stores France SAS	€9,523,000	Tommy Hilfiger Europe B.V.
Trumpet C.V.	€500,000,000	Phillips-Van Heusen Corporation
Trumpet C.V.	€100,000,000	Phillips-Van Heusen Corporation
Prince 2 B.V.	€500,000,000	Trumpet C.V.
Prince 2 B.V.	€100,000,000	Trumpet C.V.
Tommy Hilfiger U.S.A., Inc.	$75,000,000	Tommy Hilfiger B.V.
Tommy Hilfiger Group B.V.	Approx. €399,578,354	Tommy Hilfiger B.V.

10. Outstanding LCs:

Issuer	Issuing Bank	Currency	Amount	Start Date	Maturity
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	4,000.00	3/13/2010	3/12/2011
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	3,500.00	8/16/2009	8/16/2010
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	5,437.50	8/24/2009	8/24/2010
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	1,510.00	11/13/2009	11/13/2010
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	7,230.00	12/24/2009	12/24/2010
Tommy Hilfiger Canada Inc.	HSBC Canada	CAD	100,000.00	1/8/2010	1/8/2011
Tommy Hilfiger U.S.A, Inc.	Citibank		$1,147,000.00	12/5/2006	12/31/2010
Tommy Hilfiger U.S.A, Inc.	Citibank		$100,000.00	12/13/2006	12/31/2010
Tommy Hilfiger U.S.A, Inc.	Citibank		$6,658,362.78	5/4/2009	12/31/2010
Phillips-Van Heusen Corporation	The Bank of New York Mellon		$1,000,000.00	2/17/1995	2/17/2010
Phillips-Van Heusen Corporation	The Bank of New York Mellon		$419,262.00	3/23/1995	3/19/2010
Phillips-Van Heusen Corporation	The Bank of New York Mellon		$440,657.00	5/16/1997	5/9/2010
Phillips-Van Heusen Corporation	The Bank of New York Mellon		$594,357.00	1/30/2003	1/30/2010

Schedule 6.01 - 2

Phillips-Van Heusen Corporation	The Bank of New York Mellon	$4,800,045.00	4/4/2003	3/20/2010

11. Capital Leases (including any and all guaranties given in connection therewith):

Entity	Description	Lessor	Date of Lease
Tommy Hilfiger Canada Inc.	7445 Cote de Liesse, St-Laurent, QC H4T 1G2, Canada	Sun Life Assurance Company of Canada	6/1/2007
Tommy Hilfiger Japan Corporation	Fixtures and furniture for various retail stores

12.	Foreign exchange arrangements identified on Annex to this Schedule 6.01.

Schedule 6.01 - 3

TOMMY HILFIGER CANADA

FORWARD CONTRACTS

AS OF MAY 2, 2010

Month	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Outstanding Total

Date entered into		4-Sep-2009	4.-Sep-2009	4-Sep-2009	14-Oct-2009	9-Nov-2009		6-Jan-2010	18-Feb-2010	2-Mar-2010	20-Apr-2010
Maturity date		30-Jun-2010	30-Jul-2010	31-Aug-2010	30-Sep-2010	29-Oct-2010		31-Dec-2010	31-Jan-2011	28-Feb-2011	31-Mar-2011
Rates		[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
Notional amounts (USD)		[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
Contract value		[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]

Date entered into	4-Aug-2009	16-Sep-2009	16-Sep-2009	16-Sep-2009		1-Dec-2009	1-Dec-2009	11-Jan-2010	19-Feb-2010	3-Mar-2010	21-Apr-2010
Maturity date	28-May-2010	30-Jun-2010	30-Jul-2010	31-Aug-2010		29-Oct-2010	30-Nov-2010	31-Dec-2010	31-Jan-2011	28-Feb-2011	31-Mar-2011
Rates	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
Notional amounts (USD)	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
Contract value	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]

Date entered into	24-Aug-2009	2-Oct-2009	2-Oct-2009	2-Oct-2009			10-Dec-2009	9-Feb-2010	19-Feb-2010	20-Apr-2010
Maturity date	28-May-2010	30-Jun-2010	30-Jul-2010	31-Aug-2010			30-Nov-2010	31-Dec-2010	31-Jan-2011	28-Feb-2011
Rates	[***]	[***]	[***]	[***]			[***]	[***]	[***]	[***]
Notional amounts (USD)	[***]	[***]	[***]	[***]			[***]	[***]	[***]	[***]
Contract value	[***]	[***]	[***]	[***]			[***]	[***]	[***]	[***]

Date entered into		5-Oct-2009	5-Oct-2009	5-Oct-2009		23-Dec-2009	23-Dec-2009		22-Feb-2010
Maturity date		30-Jun-2010	30-Jul-2010	31-Aug-2010		29-Oct-2010	30-Nov-2010		31-Jan-2011
Rates		[***]	[***]	[***]		[***]	[***]		[***]
Notional amounts (USD)		[***]	[***]	[***]		[***]	[***]		[***]
Contract value		[***]	[***]	[***]		[***]	[***]		[***]

Date entered into		7-Oct-2009	7-Oct-2009	7-Oct-2009
Maturity date		30-Jun-2010	30-Jul-2010	31-Aug-2010
Rates		[***]	[***]	[***]
Notional amounts (USD)		[***]	[***]	[***]
Contract value		[***]	[***]	[***]

Date entered into		11-Feb-2010
Maturity date		29-Jun-2010
Rates		[***]
Notional amounts (USD)		[***]
Contract value		[***]

Date entered into		15-Feb-2010
Maturity date		2-Jul-2010
Rates		[***]
Notional amounts (USD)		[***]
Contract value		[***]

TOTALS
Maturity date	31-May-2010	30-Jun-2010	31-Jul-2010	31-Aug-2010	30-Sep-2010	29-Oct-2010	30-Nov-2010	31-Dec-2010	31-Jan-2011	28-Feb-2011	31-Mar-2011
Rates	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Notional amounts (USD)	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Contract value	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Spot rate	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Gain/(loss)	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 6.01 - Annex 1

Season	Counterparty	Trade Date	Product	Buy	Buy Amount	Sell	Sell Amount	Cross	Spot Rate	Forward Points	Forward Rate	Trigger	Exercised	Maturity Date	Buy / Sell	Account	Counterpart Exposure
Fall10	[***]	10/2/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			06/05/2010		TOMMY HILFIGER EUROPE BV
UK	[***]	2/18/2010	FWD	EUR	[***]	GBP	[***]	EURGBP	[***]	[***]	[***]			26/05/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	10/27/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			28/05/2010		TOMMY HILFIGER EUROPE BV
Marketing	[***]	8/27/2009	CF	USD	[***]	EUR	[***]	EURUSD			[***]	[***]		15/06/2010	S	TOMMY HILFIGER EUROPE BV
Fall10	[***]	10/26/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			28/06/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	9/23/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			26/07/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	9/24/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			26/07/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	11/3/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			19/08/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	11/2/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			07/09/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	11/19/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			25/10/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	12/11/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			15/11/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	11/26/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			30/11/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	11/26/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			30/11/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	12/9/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			13/12/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	9/23/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			25/06/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	12/17/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			26/08/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	1/28/2010	FWD	USD	[***]	EUR	[***]	eurusd	[***]	[***]	[***]			02/09/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	1/28/2010	FWD	USD	[***]	EUR	[***]	eurusd	[***]	[***]	[***]			16/09/2010		TOMMY HILFIGER EUROPE BV
Fall10	[***]	10/15/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			20/09/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	11/17/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			19/10/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	11/25/2009	FWD	USD	[***]	EUR	[***]	EURUSD			[***]			29/11/2010		TOMMY HILFIGER EUROPE BV
spring11	[***]	11/30/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			02/12/2010		TOMMY HILFIGER EUROPE BV
spring11	[***]	12/4/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			08/12/2010		TOMMY HILFIGER EUROPE BV
Spring11	[***]	1/28/2010	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			06/01/2011		TOMMY HILFIGER EUROPE BV
Spring11	[***]	12/15/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			18/01/2011		TOMMY HILFIGER EUROPE BV
Spring11	[***]	12/18/2009	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			18/01/2011		TOMMY HILFIGER EUROPE BV
Spring11	[***]	1/15/2010	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			19/01/2011		TOMMY HILFIGER EUROPE BV
spring11	[***]	1/20/2010	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			24/01/2011		TOMMY HILFIGER EUROPE BV
spring11	[***]	1/20/2010	FWD	USD	[***]	EUR	[***]	EURUSD	[***]	[***]	[***]			24/01/2011		TOMMY HILFIGER EUROPE BV
[***] Redacted pursuant to a request for confidential treatment.

Schedule 6.01 - Annex 2

SCHEDULE 6.02

Certain Liens

1.	The following non-IP Liens:

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
Calvin Klein (Europe II), Corp.	Klein, Calvin	All assets	DE	Secretary of State	3/4/2010 #2010 0732432
Calvin Klein (Europe), Inc.	Klein, Calvin	All assets	DE	Secretary of State	3/4/2010 #2010 0732168
Calvin Klein, Inc.	Klein, Calvin	All assets	NY	Secretary of State	3/5/2010 #201003050115583
Calvin Klein, Inc	Union Transport Corp.	Judgment $77,810.11	NY	New York County	5/1/2000 #001276294-02
Calvin Klein, Inc. d/b/a Calvin Klein Jeanswear Company Additional Debtor: Denim Holdings Inc.	Union Transport Corp.	Judgment $77,810.11	NY	New York County Supreme Court	5/1/2000 #603702-1999
CD Group Inc.	Dell Financial Services, L.P.	Leased computer equipment	DE	Secretary of State	5/20/2005 #5157295 8	Continuation filed 4/20/10
CD Group	IOS Capital	Leased equipment	DE	Secretary of State	8/22/2005 #5260078 2
CD Group	IOS Capital	Leased equipment	DE	Secretary of State	8/22/2005 #5260192 1
CD Group Inc	Commissioner of Labor State of New York	Judgment $1,034.78	NY	New York County	4/2/2010 #002679123-01
CK Service Corp.	Klein, Calvin	All assets	DE	Secretary of State	3/4/2010 #2010 0732705
CK Services Inc.	New York State Department of State	State Tax Lien $709.66	NY	Department of State (Queens County)	7/16/2002 #E-019126065-W001-3
CK Service	New York State Department of State	State Tax Lien $627.54	NY	Department of State (New York County)	8/24/2005 #E-024836696-W001-2

Schedule 6.02 - 1

CK Service	NY State Dep't of Taxation and Finance	State Tax Lien $627.54	NY	New York County	8/24/2005 #002036404-01
Cluett, Peabody & Co., Inc.	New York State Department of State	State Tax Lien $1,871.20	NY	Department of State (Albany County)	3/11/2003 #E-002949322-W002-7
Cluett, Peabody & Co Inc	NY State Dep't of Taxation and Finance	State Tax Lien $2,564.90	NY	New York County	3/4/1993 #000522111-01
Cluett, Peabody & Co Inc	NY State Dep't of Taxation and Finance	State Tax Lien $807.74	NY	New York County	12/21/1988 #000131668-01
Mulberry Thai Silks, Inc.	Winthrop Resources Corporation	Leased equipment	CA	Secretary of State	7/6/2005 #05-7033279753
Mulberry Thai Silks, Inc.	Wells Fargo Bank, National Association		CA	Secretary of State	7/17/2006 #06-7077912271	Termination filed 4/25/08
Mulberry Thai Silks, Inc.	The Central Valley Fund, L.P.		CA	Secretary of State	9/5/2006 #06-7083864698	Termination filed 4/25/08
Phillips-Van Heusen Corporation	Cisco Systems Capital Corporation	Leased equipment	DE	Secretary of State	4/9/2001 #1033512 0	Amendment filed 11/14/03 Continuation filed 11/29/05
Phillips-Van Heusen Corporation	Forsythe/McArthur Associates, Inc.	Leased computer, telecommunications equipment	DE	Secretary of State	7/2/2003 #3168392 2	Amendment filed 7/29/03 Continuation filed 1/11/08
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	5/19/2005 #5155620 9	Amendment filed 9/30/05 Assignment filed 9/30/05
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	5/20/2005 #5156076 3
Phillips-Van Heusen Corporation	General Electric Capital Corporation	Leased equipment	DE	Secretary of State	5/27/2005 #5164355 1
Phillips-Van Heusen Corporation	General Electric Capital Corporation	Leased equipment	DE	Secretary of State	5/27/2005 #5164357 7
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	7/11/2005 #5211487 5
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	7/14/2005 #5216268 4

Schedule 6.02 - 2

Phillips-Van Heusen Corporation	Cisco Systems Capital Corporation	In lieu continuation NYSOS 2001 filing/ leased equipment	DE	Secretary of State	11/29/2005 #5366969 5
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	12/15/2005 #5388360 1
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	12/21/2005 #5404820 4
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	1/13/2006 #6015453 4
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	1/27/2006 #6045552 7
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	2/9/2006 #6048273 7
Phillips-Van Heusen Corporation	Bank Financial, F.S.B.	Leased computer equipment	DE	Secretary of State	2/15/2006 #6061660 7	Assignment filed 2/22/06
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	5/3/2006 #6155758 6
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased equipment	DE	Secretary of State	6/26/2006 #6221784 2
Phillips-Van Heusen Corporation	First Bank of Highland Park	Leased computer equipment	DE	Secretary of State	7/25/2006 #6256082 9	Amendment filed 12/13/06 Assignment filed 1/26/07
Phillips-Van Heusen Corporation	CIT Technologies Corporation	Leased computer equipment	DE	Secretary of State	7/26/2006 #6257783 1
Phillips-Van Heusen Corporation	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	11/7/2006 #6388652 0
Phillips-Van Heusen Corporation	First United Bank	Leased computer equipment	DE	Secretary of State	11/6/2006 #6415059 5	Assignment filed 12/12/06
Phillips-Van Heusen Corporation	EMC Corporation		DE	Secretary of State	1/3/2007 #2007 0020999	Termination filed 1/5/07
Phillips-Van Heusen Corporation	General Electric Capital Corporation	Leased equipment	DE	Secretary of State	1/3/2007 #2007 0021096
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	1/4/2007 #2007 0031624

Schedule 6.02 - 3

Phillips-Van Heusen Corporation	Comsource, Inc.	Leased equipment	DE	Secretary of State	1/23/2007 #2007 0276013	Assignments filed 2/6/07 (2x), 3/24/08, 6/9/09, 10/26/09, 4/5/10
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	2/2/2007 #2007 0426063
Phillips-Van Heusen Corporation	First United Bank	Leased computer equipment	DE	Secretary of State	5/24/2007 #2007 1972321	Assignment filed 6/7/07
Phillips Van Heusen	IOS Capital	Leased equipment	DE	Secretary of State	6/5/2007 #2007 2102522
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	7/4/2007 #2007 2530656
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	9/11/2007 #2007 3439030
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	9/11/2007 #2007 3439048
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	9/11/2007 #2007 3439055
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	9/13/2007 #2007 3466165
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	9/22/2007 #2007 3587713
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	10/19/2007 #2007 3942736
Phillips-Van Heusen Corporation	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	10/31/2007 #2007 4139944
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	1/1/2008 #2008 0000669
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	6/24/2008 #2008 2151171
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	6/24/2008 #2008 2151189
Phillips-Van Heusen Corporation	IBM Credit LLC	Leased equipment	DE	Secretary of State	7/1/2008 #2008 2262812
Phillips-Van Heusen Corporation	CSI Leasing, Inc.	Leased equipment	DE	Secretary of State	7/11/2008 #2008 2392056

Schedule 6.02 - 4

Phillips-Van Heusen Corporation	DDI Leasing, Inc.	Leased equipment	DE	Secretary of State	7/14/2008 #2008 2399317
Phillips-Van Heusen Corporation	DDI Leasing, Inc.	Leased equipment	DE	Secretary of State	7/14/2008 #2008 2399440
Phillips-Van Heusen Corporation	BankFinancial F.S.B.	Leased equipment	DE	Secretary of State	8/1/2008 #2008 2636106	Amendment filed 11/19/08 Assignment filed 11/19/08
Phillips Van Heusen Corporation	US Bancorp	Specific equipment	DE	Secretary of State	2/11/2009 #2009 0468261
Phillips-Van Heusen Corporation	Klein, Calvin	All capital stock of Calvin Klien, Inc. Calvin Klein (Europe), Inc. Calvin Klein (Europe II) Corp. and CK Service Corp.and 65% of Calvin Klein Europe S.R.L.	DE	Secretary of State	3/4/2010 #2010 0732002
Phillips-Van Heusen	CSI Leasing, Inc.	Leased computer equipment	DE	Secretary of State	3/17/2010 #2010 0920862
Phillips-Van Heusen Corporation	CSI Leasing, Inc.	Leased equipment	DE	Secretary of State	3/22/2010 #2010 0978522
Phillips Van Heusen	Ikon Financial Svcs	Leased equipment	DE	Secretary of State	4/13/2010 #2010 1265960
Phillips-Van Heusen Corporation	New York State Department of State	State Tax Lien $122,616.00	NY	Department of State (New York County)	4/6/2010 #E-005430632-W003-6
Phillips-Van Heusen Corporation	NY State Dep't of Taxation and Finance	State Tax Lien $122,616.00	NY	New York County	4/6/2010 #002680374-01
PVH Wholesale Corp.	The Chase Manhattan Bank, as Collateral Agent		DE	Secretary of State	2/13/2001 #1012789 9	Termination filed 10/18/02 Continuation filed 11/14/05
PVH Wholesale Corp.	The Chase Manhattan Bank, as Collateral Agent	In lieu continuation of 2001 and 2002 NY & NJ filings Blanket lien	DE	Secretary of State	11/16/2005 #5363517 5
Tommy Hilfiger USA, Inc.	Fidelity Leasing A Division of EAB Leasing Corp	Leased equipment	DE	Secretary of State	2/28/2002 #2071274 9	Continuation filed 1/26/07

Schedule 6.02 - 5

Tommy Hilfiger U.S.A., Inc.	Cisco Systems Capital Corporation	Leased equipment	DE	Secretary of State	3/28/2002 #2094883 0	Continuation filed 3/21/07 Amendment filed 1/27/09
Tommy Hilfiger USA Inc.	Fidelity Leasing A Div of EAB Leasing Corp	Leased equipment	DE	Secretary of State	4/26/2002 #2120619 6	Continuation filed 4/4/07
Tommy Hilfiger USA Inc.	Fidelity Leasing A Div of EAB Leasing Corp	Leased equipment	DE	Secretary of State	4/26/2002 #2121611 2	Continuation filed 4/4/07
Tommy Hilfiger U.S.A., Inc.	Wells Fargo Century, Inc.
All Receivables, all credit balances with Wells Fargo, all claims against Wells Fargo and all property of every kind and description, tangible or intangible, at any time in Wells Fargo’s possession or subject to its control
			DE	Secretary of State	2/11/2005 #5048606 9	Amendments filed 6/20/05, 3/29/06 Continuation filed 8/11/09
Tommy Hilfiger USA Inc	Banc of America Leasing & Capital, LLC	copiers	DE	Secretary of State	8/1/2005 #5235975 1
Tommy Hilfiger U.S.A., Inc.	IBM Credit LLC	Leased IBM equipment	DE	Secretary of State	12/14/2006 #6437504 4
Tommy Hilfiger U.S.A., Inc.	De Lage Landen Financial Services, Inc.	Leased equipment	DE	Secretary of State	8/15/2007 #2007 3110136	Assignment filed 10/15/07 Amendment filed 10/15/07
Tommy Hilfiger U.S.A., Inc.	De Lage Landen Financial Services, Inc.	Leased equipment	DE	Secretary of State	4/25/2008 #2008 1444494	Assignment filed 9/25/08 Amendment filed 9/26/08
Tommy Hilfiger U.S.A., Inc.	Banc of America Leasing & Capital, LLC	copiers	DE	Secretary of State	5/28/2008 #2008 1827821
Tommy Hilfiger U.S.A., Inc.	The Huntington National Bank	Purchase Money Security Interest in attached equipment	DE	Secretary of State	8/7/2008 #2008 2712162
Tommy Hilfiger U.S.A., Inc.	Banc of America Leasing & Capital, LLC	Copier	DE	Secretary of State	10/23/2008 #2008 3574215
Tommy Hilfiger U.S.A., Inc.	Banc of America Leasing & Capital, LLC	Copiers	DE	Secretary of State	10/24/2008 #2008 3592555
Tommy Hilfiger U.S.A., Inc.	Crown Credit Company	Leased equipment	DE	Secretary of State	12/8/2008 #2008 4060354

Schedule 6.02 - 6

Tommy Hilfiger U.S.A., Inc.	Banc of America Leasing & Capital, LLC	Copiers	DE	Secretary of State	12/10/2008 #2008 4097430
Tommy Hilfiger U.S.A., Inc.	Presidio Technology Capital, LLC	Leased equipment	DE	Secretary of State	8/24/2009 #2009 2711247	Amendment filed 10/27/09 Assignment filed 10/28/09
Tommy Hilfiger U.S.A., Inc.	Presidio Technology Capital, LLC and Wells Fargo Financial Leasing, Inc.	Leased equipment	DE	Secretary of State	10/29/2009 #2009 3482947	Amendment filed 11/10/09
Tommy Hilfiger U.S.A., Inc.	Western Finance & Lease Inc	Leased technology equipment or inventory	DE	Secretary of State	3/18/2010 #2010 0946388
Tommy Hilfiger U.S.A. Inc.	New York State Department of State	State Tax Lien $2,760.00	NY	Department of State (Albany County)	2/23/2010 #E-003686029-W005-8
Tommy Hilfiger U.S.A. Inc.	New York State Department of State	State Tax Lien $85,157.35	NY	Department of State (Albany County)	2/23/2010 #E-003686029-W006-3

Schedule 6.02 - 7

Tommy Hilfiger Canada Inc.
142557 Canada Inc.
159050 Canada Inc.
2745-4669 Quebec Inc.
Impex A & L Inc.
Roseland Developments Inc.
Samfish Investment (Canada) Inc.
Jayfish Investments (1987) Inc.
Miland Developments Inc.
Samdev Investments Inc.
Rachro Investments Inc. all carrying on business
under the name:
Place Jean-Talon Enr.

Charged property:  The universality of all movable improvements, equipment, machinery, furniture and trade fixtures of every kind, present and future, located on or upon the leased premises or used directly or indirectly in connection with the business of the tenant carried on at the leased premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such movables.
The universality of all property in stock, raw materials, work in progress and inventory, present and future, situated on or upon the leased premises or used directly or indirectly in connection with the business of the tenant carried on at the additional premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such movables.
The lease premises are located at 7077 Park Avenue, Montreal, Quebec, H3N 1X7 consisting of the following usable area:  1st, 2nd, 3rd, 5th and 6th floors.

Amount:  $500,000 plus interest as stipulated in the lease.

Expiry date:  January 2, 2012
	Canada	January 24, 2002 at 10:38 a.m. 02-0029310-0015

Schedule 6.02 - 8

Tommy Hilfiger Canada Inc.
142557 Canada Inc.
Samfish Investment (Canada) Inc.
159050 Canada Inc.
Impex A&L Incorporated
Samdev Investments Inc.
2745-4669 Quebec Inc.
Roseland Developments Inc.
Miland Developments Inc.
Jayfish Investments (1987) Inc.
Rachro Investments Inc. all carrying on
business under the name:
Place Jean-Talon Enr.

Charged property:  The universality of all movable improvements, equipment, machinery, furniture and trade fixtures of every kind, present and future, located on or upon the leased premises or used directly or indirectly in connection with the business of the tenant carried on at the leased premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such movables.
The leased premises are located at 7077 Park Avenue, Suite 303, Montreal, Quebec, H3N 1X7
.
Amount:  $8,000 plus interest as stipulated in the lease
.
Expiry date:  December 1st, 2014
			Canada	July 13, 2005 at 10:30 a.m. 05-0404402-0001
Tommy Hilfiger Canada Inc.
142557 Canada Inc.
Samfish Investment (Canada) Inc.
159050 Canada Inc.
Impex A&L Incorporated
Samdev Investments Inc.
2745-4669 Quebec Inc.
Roseland Developments Inc.
Jayfish Investments (1987) Inc.
Rachro Investments Inc. all carrying on
business under the name:
Place Jean-Talon Enr.

Charged property:  The universality of all movable improvements, equipment, machinery, furniture and trade fixtures of every kind, present and future, located on or upon the additional premises or used directly or indirectly in connection with the business of the tenant carried on at the additional premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such movables.
The universality of all property in stock, raw materials, work in progress and inventory, present and future, situated on or upon the additional premises or used directly or indirectly in connection with the business of the tenant carried on at the additional premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such movables. The additional premises are located at 7077 Park Avenue, Suite 303, Montreal, Quebec, H3N 1X7.

Amount: $10,000 plus interest as stipulated in the offer.

Expiry date: September 7, 2015
			Canada	September 15, 2005 at 10:30 a.m. 05-0531477-0002
Tommy Hilfiger Canada Inc.	YKK Canada Inc.	Property: Specific equipment . Date of the agreement: – Expiry date: May 20, 2010	Canada	May 24, 2005 at 11:43 a.m. 05-0297442-0002

Schedule 6.02 - 9

Tommy Hilfiger Canada Inc.	Holand Leasing 1995 Ltd.	Property: Specific vehicle (BMW 530XI, 2007). Date of the agreement: February 21, 2007 Expiry date: July 31, 2010	Canada	March 27, 2007 at 10:07 a.m. 07-0155013-0001
Tommy Hilfiger Canada Inc.	Holand Leasing 1995 Ltd.	Property: Specific vehicle (BMW X5 4.81, 2008). Date of the agreement: October 30, 2007 Expiry date: January 31, 2011	Canada	November 5, 2007 at 11:06 a.m. 07-0635469-0031
Tommy Hilfiger Canada Inc.	Holand Leasing 1995 Ltd.	Property: Specific vehicle (Porsche Cayenne S, 2008). Date of the agreement: December 19, 2007 Expiry date: May 31, 2011	Canada	January 10, 2008 at 9:00 a.m. 08-0012410-0017
Tommy Hilfiger Canada Inc.	Holand Leasing 1995 Ltd.	Property: Specific vehicle (Mercedes E350 4Matic, 2008) . Date of the agreement: May 15, 2008 Expiry date: October 31, 2011	Canada	May 20, 2008 at 9:00 a.m. 08-0286676-0009
Tommy Hilfiger Canada Inc.	Prestige Audi; VW Credit Canada Inc.	Property: Specific vehicle (Audi Q7 3.6L PREM, 2009). Date of the agreement: October 23, 2008	Canada	October 28, 2008 at 10:27 a.m. 08-0620776-0032

Schedule 6.02 - 10

Tommy Hilfiger Canada Inc.	Équipements G. N. Johnston Ltée	1 Chariot Raymond Modèle: 7400-R45TT N/S: 740-10-CB20269 1 Batterie Oldham Modèle: 18-125F15 N/S: PL101101705 1 Chargeur Oldham Modèle: PH3R18865 N/S: IB59115	Canada	10-0199538-0001 2010-04-06 10:06 2012-04-01
Tommy Hilfiger Canada Retail Inc. Les Détaillants Tommy Hilfiger Canada Inc.	Canon Canada Inc.
Property:  (image runner) All goods supplied by the Lessor to the Lessee, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing and all proceeds therefrom.

Date of the agreement:  May 29, 2009

Expiry date:  May 29, 2014
			Canada	June 2, 2009 at 9:00 a.m. 09-0318878-0006
Tommy Hilfiger Canada Retail Inc.	CBSC Capital Inc.	Specific photo copies	Ontario	654773256- 20090708 1948 1531 8162 (5 years)

2.
Liens arising under the Guarantee, dated as of January 23, 2008, by Fortis Bank (Nederland) N.V. of certain obligations of Tommy Hilfiger Group B.V. to ITOCHU Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time) and Letter, dated as of January 25, 2008, from Tommy Hilfiger Group B.V. to Fortis Bank (Nederland) N.V. (as amended, amended and restated, supplemented or otherwise modified from time to time)

3.	The following IP liens:

Schedule 6.02 - 11

Mark	Application No. / Filing Date	Registration No. / Registration Date	Liens
Calvin	72379595 12/28/1970	0933999 05/16/1972
Transamerica Business Credit Corporation security interest recorded 08/12/1993 at Reel/Frame No. 1043/0001.

Transamerica Business Credit Corporation security interest recorded 02/08/95 at Reel/Frame No. 1282/0110.

The CIT Group/Commercial Services, Inc. UCC-1 financing statement recorded 12/29/1995 at Reel/Frame No. 1385/0078.

Phillips-Van Heusen Corporation security interest recorded 12/21/2006 at Reel/Frame No. 3449/0151.

Schedule 6.02 - 12

SCHEDULE 6.05

Certain Agreements

1.           Indenture dated as of November 1, 1993, between Phillips-Van Heusen Corporation (“PVH”) and The Bank of New York Mellon, as trustee (as amended, amended and restated, supplemented or otherwise modified from time to time)

2. Indenture, dated as of May 6, 2010, between PVH and U.S. Bank National Association, as trustee (as amended, amended and restated, supplemented or otherwise modified from time to time)

3.           Stock Purchase Agreement dated as of December 17, 2002, among PVH, the CK Companies and the sellers named therein (as amended, amended and restated, supplemented or otherwise modified from time to time)

4.           Amended and Restated Pledge and Security Agreement, dated as of May 6, 2010, among PVH, the CK Companies, Mr. Calvin Klein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time)

5. Pledgor Guarantee, dated as of February 12, 2003, among the CK Companies and Mr. Calvin Klein (as amended, amended and restated, supplemented or otherwise modified from time to time)

6.           CK Intercreditor Agreement, dated as of May 6, 2010, between The Bank of New York Mellon Trust Company, N.A., as first lien collateral agent, and Barclays Bank PLC, as second lien collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time)

7.           Stock Purchase Agreement, dated as of December 27, 2007, between Tommy Hilfiger Group B.V. and ITOCHU Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time)

8.           Stockholders’ Agreement, dated as of December 27, 2007, among ITOCHU Corporation, Novel Sportswear Holdings (Japan) Limited, HHS Investments (Japan) Limited, Loong San Holdings Limited, Tommy Hilfiger Group B.V. and Tommy Hilfiger Japan Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time)

9.           Guarantee, dated as of January 23, 2008, by Fortis Bank (Nederland) N.V. of certain obligations of Tommy Hilfiger Group B.V. to ITOCHU Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time) and Letter, dated as of January 25, 2008, from Tommy Hilfiger Group B.V. to Fortis Bank (Nederland) N.V. (as amended, amended and restated, supplemented or otherwise modified from time to time)

10.           Amended and Restated Factoring Agreement, dated as of April 1, 2005, between Tommy Hilfiger U.S.A., Inc. and Wells Fargo Century, Inc. (as amended, amended and restated, supplemented or otherwise modified from time to time)

Schedule 6.05 - 1

11.           Facility Letter, dated as of January 26, 2010, among Tommy Hilfiger Canada Inc., Tommy Hilfiger Canada Retail Inc. and HSBC Bank Canada, Guaranty, dated as of January 24, 2008, by Tommy Hilfiger Canada Inc. of the obligations of Les Detailllants Tommy Hilfiger Canada Inc. / Tommy Hilfiger Canada Retail Inc. to HSBC Bank Canada and Guaranty, dated as of January 24, 2008, by Les Detailllants Tommy Hilfiger Canada Inc. / Tommy Hilfiger Canada Retail Inc. of the obligations of Tommy Hilfiger Canada Inc. to HSBC Bank Canada

12.
Tommy Hilfiger Japan Corporation is restricted from pledging receivables and inventory. Several department stores and fashion houses have a negative pledge clause in their contracts with Tommy Hilfiger Japan Corporation as security for the payment of rent owing under lease agreements. These restrictions were in place prior to the acquisition of Tommy Hilfiger Japan Corporation.

13.	General Credit Arrangements, dated as of June 17, 2009, among Tommy Hilfiger Group B.V., Tommy Hilfiger Europe B.V., Tommy Hilfiger U.S.A., Inc. and Fortis Bank (Nederland) N.V.

14.	Trust Agreement, dated as of March 14, 1994, between Calvin Klein, Inc. and Wilmington Trust Company, as trustee, and related agreements

15.	Quality Assurance Agreement, dated as of March 14, 1994, among Calvin Klein, Inc., Calvin Klein Trademark Trust and Warnaco Inc.

Schedule 6.05 - 2

SCHEDULE 6.06

Certain Investments

1.	Intercompany loans as described in item 9 on Schedule 6.01 and any capitalization of any such Indebtedness.

2.	Non-Subsidiary Equity Investments

Debtor/Grantor	Issuer	# of Shares Owned or %of Shares Owned
Phillips-Van Heusen Corporation	New Sidney’s, Inc.	81
	EBS Building, L.L.C.	208
	EBS Litigation, L.L.C.	207
	EBS Pension, L.L.C.	208
Calvin Klein, Inc.	Manulife Financial	692
	Calvin Klein Trademark Trust	100% of Class A Interests
Cluett, Peabody & Co., Inc.	Beijing Innovative Garment Co., Ltd.	5%
	Industrias Jatu, S.A.	10.11%

3.
Guaranty by Phillips-Van Heusen Corporation of the obligations of PVH Limited under the Concession Agreements between Harvey Nichols and Company Limited ("HN") and PVH Limited relating to PVH Limited's concessions to operate shops within HN's stores in the United Kingdom at Knightsbridge, Edinburgh and Manchester

4.	Guaranty by Phillips-Van Heusen Corporation of the obligations of Egypt Clothing Co. to Penfabric Sdn. Berhad

5.	Guaranty by Phillips-Van Heusen Corporation to American Express Travel Related Services, Inc. regarding corporate credit cards held by PVH employees

6.	Guaranty by Phillips-Van Heusen Corporation to American Express International Inc. regarding corporate credit cards held by Phillips-Van Heusen Corporation employees

7.	Guaranty by Phillips-Van Heusen Corporation of Fenwick Limited's obligations to Dolce & Gabanna

Schedule 6.06 - 1

8.	Trust Agreement, dated as of March 14, 1994, between Calvin Klein, Inc. and Wilmington Trust Company, as trustee

9.	Worldwide Transfer Agreement, dated as of March 14, 1994, among Calvin Klein, Inc., Calvin Klein Trademark Trust and Warnaco Inc.

10. Foreign exchange arrangements identified in item 12 of Schedule 6.01

Schedule 6.06 - 2

SCHEDULE 6.08(d)

Certain Asset Sale

[***]

[***] Redacted pursuant to a request for confidential treatment.

Schedule 6.08(d) - 1

SCHEDULE 6.11

Certain Affiliate Transactions

1.
Sale and Purchase Agreement of the Entire Interest of Hilfiger Stores Spain, S.L., dated as of May 26, 2008, between Pepe Jeans SL and Hilfiger Stores B.V. (as amended, amended and restated, supplemented or otherwise modified from time to time)

2.	Affiliate Agreement, dated as of June 29, 2009, between Pepe Jeans SL and Hilfiger Stores B.V. (as amended, amended and restated, supplemented or otherwise modified from time to time)

3.	Agency Agreement, effective January 1, 2007, between Tommy Hilfiger Europe B.V. and Pepe Jeans SL (as amended, amended and restated, supplemented or otherwise modified from time to time)

4.
Stock Purchase Agreement, dated as of December 27, 2007, between Tommy Hilfiger Group B.V. and ITOCHU Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time)

5.
Stockholders’ Agreement, dated as of December 27, 2007, among ITOCHU Corporation, Novel Sportswear Holdings (Japan) Limited, HHS Investments (Japan) Limited, Loong San Holdings Limited, Tommy Hilfiger Group B.V. and Tommy Hilfiger Japan Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time)

6.
The shares of Madison Clothing Ltd. are owned 50% by Thomas Rieffel and 50% by Daniel Grieder.  Daniel Grieder stepped down as President of the Board of Madison Clothing Ltd. on July 28, 2004. Since then, Daniel Grieder has not been involved at all in the business of Madison Clothing Ltd.

7.	Insurance policies with Hub International

8.	E-Commerce Agreement, dated as of April 22, 2009, between Tommy Hilfiger Europe B.V. and Heycom (renamed D+S Netrada)

9.	Trust Agreement, dated as of March 14, 1994, between Calvin Klein, Inc. and Wilmington Trust Company, as trustee

10.	Servicing Agreement, dated as of March 14, 1994, between Calvin Klein, Inc. and Calvin Klein Trademark Trust

11.	Quality Assurance Agreement, dated as of March 14, 1994, among Calvin Klein, Inc., Calvin Klein Trademark Trust and Warnaco Inc.

12.	Worldwide Transfer Agreement, dated as of March 14, 1994, among Calvin Klein, Inc., Calvin Klein Trademark Trust and Warnaco Inc.

Schedule 6.11 - 1

13.
Stockholders’ Agreement, dated as of May 6, 2010, among Phillips-Van Heusen Corporation, Tommy Hilfiger Holdings S.a.r.l., Stichting Administratiekantoor Elmira, Apax Europe VI-A, L.P., Apax Europe VI-1, L.P., and certain other parties signatory thereto

14.	Stockholders’ Agreement, dated as of May 6, 2010, among Phillips-Van Heusen Corporation, LNK Partners, L.P. and LNK Partners (Parallel), L.P.

15.	Stockholders’ Agreement, dated as of May 6, 2010, between Phillips-Van Heusen Corporation and MSD Brand Investments, LLC

16.	David Sirkin, the son of Allen E. Sirkin, President and Chief Operating Officer of Phillips-Van Heusen Corporation, has worked for Phillips-Van Heusen Corporation since July 2007

Schedule 6.11 - 2

EXHIBIT A-1

BORROWING NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

Pursuant to Section(s) [2.01] [2.02] [2.03] [2.24]2 of the Credit Agreement, [Borrower Representative] [U.S. Borrower] [Foreign Borrower] desires that Lenders make the following Loans to [U.S. Borrower] [Foreign Borrower] in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

U.S. Tranche A Term Loans □ Base Rate Loans: □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	$ [___,___,___] $ [___,___,___]
Foreign Tranche A Term Loans □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	€ [___,___,___]
U.S. Tranche B Term Loans □ Base Rate Loans: □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	$ [___,___,___] $ [___,___,___]
Foreign Tranche B Term Loans □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	€ [___,___,___]
U.S. Revolving Loans □ Base Rate Loans: □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	$ [___,___,___] $ [___,___,___]
Canadian Revolving Loans □ Base Rate Loans or Canadian Prime Rate Loans: □ Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	[$][CAD] [___,___,___] [$][CAD] [___,___,___]
Foreign Revolving Loans □Eurocurrency Rate Loans, with an initial Interest Period of ________ month(s):	[€] [£] [¥] [___,___,___]

U.S. Swing Line Loans:	$ [___,___,___]
Canadian Swing Line Loans:	[$][CAD] [___,___,___]

2 Indicate below Incremental Term Loan or Incremental Revolving Loan as applicable.
EXHIBIT A-1-1

The proceeds of the Loans under this Borrowing Notice should be credited to [account defaults to be inserted].  This Borrowing Notice is irrevocable with respect to any Revolving Loan that is a Eurocurrency Rate Loan on and after the related Interest Rate Determination Date. [U.S. Borrower] [Foreign Borrower] [Borrower Representative] hereby certifies that:

after making the Loans requested on the Credit Date, (x) the Total Utilization of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect, (y) the Total Utilization of Foreign Revolving Commitments shall not exceed the Foreign Revolving Commitments then in effect and (z) the Total Utilization of Canadian Revolving Commitments shall not exceed the Canadian Revolving Commitments then in effect;

as of the Credit Date, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date, provided that, in each case, to the extent that any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	[PHILLIPS-VAN HEUSEN CORPORATION, as Borrower Representative

By: ___________________________________
Name:

EXHIBIT A-1-2

Title: ]

[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT A-1-3

EXHIBIT A-2

CONVERSION/CONTINUATION NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

Pursuant to Section 2.09 of the Credit Agreement, the Borrower Representative desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1.  U.S. Tranche A Term Loans:

$[___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurocurrency Rate Loans with Interest Period of ____ month(s)

$[___,___,___]	Eurocurrency Rate Loans to be converted to Base Rate Loans

2.  Foreign Tranche A Term Loans:

€ [___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

3.  U.S. Tranche B Term Loans:

$[___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurocurrency Rate Loans with Interest Period of ____ month(s)

$[___,___,___]	Eurocurrency Rate Loans to be converted to Base Rate Loans

4.  Foreign Tranche B Term Loans:

€ [___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

5.  U.S. Revolving Loans

$[___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurocurrency Rate Loans with Interest Period of ____ month(s)

$[___,___,___]	Eurocurrency Rate Loans to be converted to Base Rate Loans

6. Canadian Revolving Loans
[$][CAD] [___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

[$][CAD] [___,___,___]	Base Rate Loans or Canadian Prime Rate Loans to be converted to Eurocurrency Rate Loans with Interest Period of ____ month(s)

[$][CAD] [___,___,___]	Eurocurrency Rate Loans to be converted to Base Rate Loans or Canadian Prime Rate Loans

7.  Foreign Revolving Loans:

[€] [£] [¥] [___,___,___]	Eurocurrency Rate Loans to be continued with Interest Period of [____] month(s)

EXHIBIT A-2-1

This Conversion/Continuation Notice is irrevocable with respect to any conversion to, or continuation of, any Eurocurrency Rate Loan on and after the related Interest Rate Determination Date. Borrower Representative hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	PHILLIPS-VAN HEUSEN CORPORATION, as Borrower Representative

By: __________________________
Name:
Title:

EXHIBIT A-2-2

EXHIBIT A-3

ISSUANCE NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

Pursuant to Section 2.04(a)[(i)][(ii)][(iii)] of the Credit Agreement, the [U.S. Borrower] [Foreign Borrower] or one of its Restricted Subsidiaries desires a [U.S. Letter of Credit] [Canadian Letter of Credit] [Foreign Letter of Credit] to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of [___,___,___]3.

Attached hereto for each such Letter of Credit are the following:

the stated amount of such Letter of Credit;

the name and address of the beneficiary;

the expiration date; and

either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

This Issuance Notice is irrevocable.  [U.S. Borrower] [Foreign Borrower] hereby certifies that:

after issuing such Letter of Credit requested on the Credit Date, (x) the Total Utilization of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect, (y) the Total Utilization of Foreign Revolving Commitments shall not exceed the Foreign Revolving Commitments then in effect and (z) the Total Utilization of Canadian Revolving Commitments shall not exceed the Canadian Revolving Commitments then in effect;

as of the Credit Date, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date, provided that, in each case, to the extent that any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

3 Indicate currency denomination: Dollars for U.S. Letters of Credit; Euros, Japanese Yen or Pounds Sterling for Foreign Letters of Credit; Dollars or Canadian Dollars for Canadian Letters of Credit.

EXHIBIT A-3-1
| ||1

as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]
[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT A-3-2
| ||

EXHIBIT A-4

RESTATEMENT DATE CONVERSION NOTICE

To Be Completed For Each Fund4

Reference is made to the Amended and Restated Credit and Guaranty Agreement, to be dated on or around March 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower as guarantors, the lenders party thereto from time to time, Barclays Bank PLC (“Barclays Bank”), as administrative agent (the “Administrative Agent”) and collateral agent, with Deutsche Bank Securities Inc., as syndication agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as co-documentation agents, which amends and restates that certain Credit and Guaranty Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of July 26, 2010, the “Original Credit Agreement”), by and among the Borrowers, certain subsidiaries of the U.S. Borrower as guarantors, the lenders party thereto from time to time and Barclays Bank, as administrative agent and collateral agent and the other agents party thereto.  Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Amended and Restated Credit Agreement.

The undersigned lender under the Original Credit Agreement (the “Converting Lender”) has been advised by Barclays Capital that such Converting Lender has been allocated a portion of certain of the facilities under the Amended and Restated Credit Agreement (each such amount as advised by Barclays Capital to such Lender for such Facility, a “New Allocation Amount”).   By execution hereof, the Converting Lender requests that its loans and commitments under the Original Credit Agreement be converted into Loans and Commitments under the Amended and Restated Credit Agreement in the amounts indicated on Annex I hereto upon the Restatement Date (subject to the terms and conditions set forth therefor in the Amended and Restated Credit Agreement).  This Restatement Date Conversion Notice and the amounts indicated by the Converting Lender herein are subject to confirmation by the Administrative Agent in its discretion.  To the extent the Converting Lender's New Allocation Amount is less than the Converting Lender's Original Term Loans or Original Revolving Loans, as applicable, of the relevant Class, such Converting Lender will be repaid on the Restatement Date, if and when such date occurs.

By executing this Restatement Date Conversion Notice, the Converting Lender hereby irrevocably and unconditionally consents to the Amended and Restated Credit Agreement and authorizes the Administrative Agent to execute the Amended and Restated Credit Agreement on its behalf.

In addition, by executing this Restatement Date Conversion Notice, the Converting Lender hereby irrevocably and unconditionally agrees to be bound by that certain Debt Allocation Agreement to be dated on or around March 2, 2011 (the “DAM Exchange Agreement”), among the Lenders party thereto and the Administrative Agent, for all purposes thereof on the terms set forth therein, as fully as if the Converting Lender had executed and delivered the DAM Exchange Agreement as of the date thereof.  The provisions of Sections 3.6 (Submission to Jurisdiction; Waivers) and 3.7 (Waiver of Jury Trial) of the DAM Exchange Agreement will apply with like effect to this Restatement Date Conversion Notice.

4
A Restatement Date Conversion Notice must be completed for each fund that has been allocated a portion of the facilities under the Amended and Restated Credit Agreement and desires to convert its Original Loans into analogous Loans under the Amended and Restated Credit Agreement.

EXHIBIT A-4-1

This Restatement Date Conversion Notice and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to conflicts of laws principles that would result in the application of any law other than the law of the state of New York.  Delivery of an executed signature page hereof by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[signature page follows]

EXHIBIT A-4-2

IN WITNESS WHEREOF, the undersigned has caused this Restatement Date Conversion Notice to be duly executed and delivered by its proper and duly authorized officer as of this ____ day of March, 2011.

Lender: ___________________________

By:
Name:
Title:

EXHIBIT A-4-3

A separate Annex I must be completed for each fund.  In no event shall the aggregate amount elected by any Converting Lender and its Related Funds for each Class exceed the aggregate New Allocation Amount for such Converting Lender and its Related Funds with respect to such Class.

___________________________________  elects as follows:

☐	U.S. TRANCHE A TERM LOANS: its Original U.S. Tranche A Term Loans in the amount set forth below be converted to U.S. Tranche A Term Loans: (select one)

☐            100%; or
☐            the lesser amount of $____________;

☐	FOREIGN TRANCHE A TERM LOANS: its Original Foreign Tranche A Term Loans in the amount set forth below be converted to Foreign Tranche A Term Loans; (select one)

☐            100%; or
☐            the lesser amount of €____________;

☐	U.S. TRANCHE B TERM LOANS: its Original U.S. Tranche B Term Loans in the amount set forth below be converted to U.S. Tranche B Term Loans; (select one)

☐            100%; or
☐            the lesser amount of $____________;

☐	FOREIGN TRANCHE B TERM LOANS: its Original Foreign Tranche B Term Loans in the amount set forth below be converted to Foreign Tranche B Term Loans; (select one)

☐            100%; or
☐            the lesser amount of €____________;

☐
U.S. REVOLVER: its Original U.S. Revolving Commitments (and any Original U.S. Revolving Loans, if any) in the amount set forth below be converted to U.S. Revolving Commitments (and U.S. Revolving Loans, as applicable); (select one)

☐            100%; or
☐            the lesser amount of $____________;

☐
FOREIGN REVOLVER: its Original Foreign Revolving Commitments (and any Original Foreign Revolving Loans, if any) be converted to Foreign Revolving Commitments (and Foreign Revolving Loans, as applicable);  (select one)

☐            100%; or
☐            the lesser amount of €____________;

☐
CANADIAN REVOLVER: its Original Canadian Revolving Commitments (and any Original Canadian Revolving Loans, if any) be converted to Canadian Revolving Commitments (and Canadian Revolving Loans, as applicable); (select one)

☐            100%; or
☐            the lesser amount of $____________.

EXHIBIT A-4-4

EXHIBIT B-1

TRANCHE A TERM LOAN NOTE

[$][€][___,___,___]
[______], 2011
New York, New York

[FOR VALUE RECEIVED, Phillips-Van Heusen Corporation, a Delaware corporation (“U.S. Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] ($[___,___,___])  in the installments referred to below.]

[FOR VALUE RECEIVED, Tommy Hilfiger B.V., a Dutch private limited liability company (“Foreign Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] (€[___,___,___])  in the installments referred to below.]

[U.S. Borrower] [Foreign Borrower] also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

[U.S. Borrower] [Foreign Borrower] shall make principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the Tranche A Term Loan Notes for [U.S.] [Foreign] Tranche A Term Loans in the aggregate principal amount of [$640,000,000] [€86,757,741] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in [lawful money of the United States of America] [the single currency of the European Union] in same day funds at the Principal Office of Administrative Agent designated for [U.S. Tranche A Term Loans] [Foreign Tranche A Term Loans] or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, [U.S. Borrower] [Foreign Borrower], each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the [U.S. Borrower] [Foreign Borrower] hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of [U.S. Borrower] [Foreign Borrower], each as provided in the Credit Agreement.

EXHIBIT B-1-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF [U.S. BORROWER] [FOREIGN BORROWER] AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of [U.S. Borrower] [Foreign Borrower], which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The [U.S. Borrower] [Foreign Borrower] promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The [U.S. Borrower] [Foreign Borrower] and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, [U.S. Borrower] [Foreign Borrower] has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT B-1-3

EXHIBIT B-2

TRANCHE B TERM LOAN NOTE

[$][€][___,___,___]
[______], 2011
 New York, New York

[FOR VALUE RECEIVED, Phillips-Van Heusen Corporation, a Delaware corporation (“U.S. Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] ($[___,___,___])  in the installments referred to below.]

[FOR VALUE RECEIVED, Tommy Hilfiger B.V., a Dutch private limited liability company (“Foreign Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] (€[___,___,___])  in the installments referred to below.]

[U.S. Borrower] [Foreign Borrower] also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

[U.S. Borrower] [Foreign Borrower] shall make principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the Tranche B Term Loan Notes for [U.S.] [Foreign] Tranche B Term Loans in the aggregate principal amount of [$400,000,000] [€260,273,223] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in [lawful money of the United States of America] [the single currency of the European Union] in same day funds at the Principal Office of Administrative Agent designated for [U.S. Tranche B Term Loans] [Foreign Tranche B Term Loans] or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, [U.S. Borrower] [Foreign Borrower], each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the [U.S. Borrower] [Foreign Borrower] hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of [U.S. Borrower] [Foreign Borrower], each as provided in the Credit Agreement.

EXHIBIT B-2-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF [U.S. BORROWER] [FOREIGN BORROWER] AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of [U.S. Borrower] [Foreign Borrower], which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The [U.S. Borrower] [Foreign Borrower] promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The [U.S. Borrower] [Foreign Borrower] and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

 [Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, [U.S. Borrower] [Foreign Borrower] has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT B-2-3

EXHIBIT B-3

REVOLVING LOAN NOTE

[$][€][___,___,___]
[______], 2011
New York, New York

[FOR VALUE RECEIVED, Phillips-Van Heusen Corporation, a Delaware corporation (“U.S. Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [_________] ([$][___,___,___]) [(or its Canadian Dollar equivalent, as applicable)] and (b) the unpaid principal amount of all advances made by Payee to the U.S. Borrower as [U.S.] [Canadian] Revolving Loans under the Credit Agreement referred to below.]

[FOR VALUE RECEIVED, Tommy Hilfiger B.V., a Dutch private limited liability company (“Foreign Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [_________] ([€][___,___,___]) (or its equivalent in any Other Foreign Currency, as applicable) and (b) the unpaid principal amount of all advances made by Payee to the Foreign Borrower as Foreign Revolving Loans under the Credit Agreement referred to below.]

[U.S. Borrower] [Foreign Borrower] also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

This Note is one of the Revolving Loan Notes for [U.S.] [Canadian] [Foreign] Revolving Loans in the aggregate principal amount of [$265,000,000] [$10,000,000 (or its Canadian Dollar equivalent)] [€132,275,132 (or its Other Foreign Currency equivalent)] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in [lawful money of the United States of America] [(or lawful money of Canada, as applicable)] [the single currency of the European Union (or the lawful currency of Japan or the United Kingdom, as applicable)] in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, [U.S. Borrower] [Foreign Borrower], each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the [U.S. Borrower] [Foreign Borrower] hereunder with respect to payments of principal of or interest on this Note.

EXHIBIT B-3-1

This Note is subject to mandatory prepayment and to prepayment at the option of [U.S. Borrower] [Foreign Borrower], each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF [U.S. BORROWER] [FOREIGN BORROWER] AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of [U.S. Borrower] [Foreign Borrower], which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The [U.S. Borrower] [Foreign Borrower] promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The [U.S. Borrower] [Foreign Borrower] and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

 [Remainder of page intentionally left blank]

EXHIBIT B-3-2

IN WITNESS WHEREOF, [U.S. Borrower] [Foreign Borrower] has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT B-3-3

TRANSACTIONS ON REVOLVING LOAN NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-3-4

EXHIBIT B-4

SWING LINE NOTE

[$][___,___,___]
[______], 2011
New York, New York

FOR VALUE RECEIVED, Phillips-Van Heusen Corporation, a Delaware corporation (“U.S. Borrower”), promises to pay Barclays Bank PLC, as Swing Line Lender (“Payee”), on or before [mm/dd/yy], the lesser of (a) [_________] ([$][___,___,___]) [(or its Canadian Dollar equivalent, as applicable)] and (b) the unpaid principal amount of all advances made by Payee to U.S. Borrower as Swing Line Loans under the Credit Agreement referred to below.

The U.S. Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

This Note is the “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America [(or lawful money of Canada, as applicable)] in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

This Note is subject to mandatory prepayment and to prepayment at the option of the U.S. Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE U.S. BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the U.S. Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

EXHIBIT B-4-1

The U.S. Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The U.S. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-4-2

IN WITNESS WHEREOF, U.S. Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

PHILLIPS-VAN HEUSEN CORPORATION

By:_______________________________
Name:
Title:

EXHIBIT B-4-3

TRANSACTIONS ON SWING LINE NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-4-4

EXHIBIT B-5 TO
AMENDED AND RESTATED
 CREDIT AND GUARANTY AGREEMENT

INCREMENTAL TERM LOAN NOTE

[$][€][___,___,___]
[_________], 20[_]
New York, New York

[FOR VALUE RECEIVED, Phillips-Van Heusen Corporation, a Delaware corporation (“U.S. Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] ($[___,___,___])  in the installments referred to below.]

[FOR VALUE RECEIVED, Tommy Hilfiger B.V., a Dutch private limited liability company (“Foreign Borrower”), promises to pay [Name of Lender] (“Payee”) or its registered assigns the principal amount of [_________] (€[___,___,___])  in the installments referred to below.]

[U.S. Borrower] [Foreign Borrower] also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

[U.S. Borrower] [Foreign Borrower] shall make principal payments on this Note as set forth in Section 2.24 of the Credit Agreement.

This Note is one of the “Incremental Term Loan Notes” for Incremental Term Loans made to the [U.S. Borrower] [Foreign Borrower] in the aggregate principal amount of [$[___,___,___]][€[___,___,___]] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in [lawful money of the United States of America] [the single currency of the European Union] in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, [U.S. Borrower] [Foreign Borrower], each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the [U.S. Borrower] [Foreign Borrower] hereunder with respect to payments of principal of or interest on this Note.

EXHIBIT B-5-1
| ||

This Note is subject to mandatory prepayment and to prepayment at the option of [U.S. Borrower] [Foreign Borrower], each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF [U.S. BORROWER] [FOREIGN BORROWER] AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of [U.S. Borrower] [Foreign Borrower], which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The [U.S. Borrower] [Foreign Borrower] promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The [U.S. Borrower] [Foreign Borrower] and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

 [Remainder of page intentionally left blank]

EXHIBIT B-5-2
| ||

IN WITNESS WHEREOF, the [U.S. Borrower] [Foreign Borrower] has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[PHILLIPS-VAN HEUSEN CORPORATION

By: ___________________________________
Name:
Title: ]

[TOMMY HILFIGER B.V.

By: ___________________________________
Name:
Title: ]

EXHIBIT B-5-3
| ||

EXHIBIT C-1 TO
AMENDED AND RESTATED
 CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

I am the Principal Financial Officer of the Phillips-Van Heusen Corporation, a Delaware corporation (the “Borrower Representative”).

I have reviewed the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein (including in Annex A hereto) being used herein (and in Annex A hereto) as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.01(c) of the Credit Agreement.

PHILLIPS-VAN HEUSEN CORPORATION, as
Borrower Representative

By: ______________________________
Name:
Title: Principal Financial Officer

EXHIBIT C-1-1

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated Net Income5: (i) - (ii) = $[___,___,___]

(i)           the net income (or loss) of the Group on a consolidated basis for the applicable period taken as a single accounting period determined in conformity with GAAP: $[___,___,___]

(ii)            minus     (a) + (b) + (c) + (d) + (e) + (f) = $[___,___,___]

(a)           the income (or loss) of any Person (other than a Group Member)
in which any other Person (other than a Group Member) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any Group Member by such Person
during the applicable period:                                                                 $[___,___,___]

(b)           to the extent included in net income, the income (or loss)
of any Person accrued prior to the date it becomes a Group Member or is merged into or consolidated with the Group or that Person’s
assets are acquired by any Group Member:                                                                                        $[___,___,___]

 (c)           the income of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary: $[___,___,___]

(d)           any after-tax non-cash gains (or losses) attributable to
Asset Sales or returned surplus assets of any Pension Plan: $[___,___,___]

(e)           the CKI Amount and the Itochu Amount to the extent not already reducing net income; provided that, if during the applicable period, the
U.S. Borrower or any of its Subsidiaries repaid the Itochu Amount in whole, then for the applicable period, this amount shall be calculated to exclude the excess of the amount of such amounts repaid over the regularly scheduled payment of the Itochu Amount for the applicable

5 For the avoidance of doubt, cash amounts used by the Borrowers to make purchases of debt (including purchases of Loans under Section 2.13(c) of the Credit Agreement and purchases of the 2023 Debentures) shall not reduce Consolidated Net Income, nor will any non-cash gain associated with the cancellation of such purchased debt increase Consolidated Net Income.

EXHIBIT C-1-A-1

period: $[___,___,___]

(f)           to the extent not included in clauses (ii)(a) through (ii)(e) above,
any net extraordinary gains or net extraordinary losses:                                                                                        $[___,___,___]

2.  Consolidated Adjusted EBITDA6: (i) + (ii) - (iii) = $[___,___,___]

(i)           Consolidated Net Income (see Section 1 above): $[___,___,___]

(ii)           plus, to the extent reducing Consolidated Net Income,
the sum without duplication, of amounts for:

(a)           consolidated interest expense: $[___,___,___]

(b)           provisions for taxes based on income, profits or capital:$[___,___,___]

(c)           total depreciation expense: $[___,___,___]

(d)           total amortization expense: $[___,___,___]

(e)           other non-cash charges (including, without limitation,
any non-cash charges related to writing up inventory in
           connection with the Acquisition, but excluding any
non-cash charge to the extent that it represents an
accrual of or reserve for cash expenditures in any future period): $[___,___,___]

(f)           net cash charges associated with or related to any contemplated restructurings related to the Acquisition in an aggregate amount not to exceed $90,000,000: $[___,___,___]

(g)           all amounts in respect of extraordinary, unusual or non-recurring losses, expenses or charges (including, without limitation,
(A) restructuring charges (other than those described in clause (ii)(f)),
(B) any fees, expenses or charges relating to plant shutdowns and discontinued operations, (C) acquisition integration costs and (D) any expenses or charges relating to any offering of Equity Interests,
Permitted Acquisition, or any Investment or Indebtedness permitted under the Credit Agreement, in each case under clause (D), whether
or not successful):                                                                                        $[___,___,___]

(h)           any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related
out-of-pocket expenses incurred by any Group Member as a
result of the Acquisition, in an aggregate amount not to
exceed $55,000,000: $[___,___,___]

6 Determined for the Group on a consolidated basis. For the avoidance of doubt, Consolidated Adjusted EBITDA shall be calculated to exclude any gain resulting from any debt repurchase (including, for the avoidance of doubt, repurchases of Loans under Section 2.13(c) of the Credit Agreement or repurchases of the 2023 Debentures).

EXHIBIT C-1-A-2

(i)           with respect to any four-Fiscal Quarter measurement period ending on or prior to the end of the eighth full Fiscal Quarter following the Original Closing Date, the amount of cost savings and other operating improvements and synergies projected
by the U.S. Borrower in good faith to be realized as a result of the Acquisition (calculated on a pro forma basis as though
such cost savings and other operating improvements and
synergies had been realized on the first day of the applicable period), without duplication of the amount of actual benefits realized during the applicable period from such actions to the extent already included in the Consolidated Net Income for the applicable period, in an aggregate amount not to exceed $40,000,000: $[___,___,___]

(j)           losses on agreements with respect to Hedge Agreements
and any related tax gains, in each case incurred in connection with or as a result of the Acquisition: $[___,___,___]

(k)           non-cash losses on agreements with respect to Hedge Agreements: $[___,___,___]

(l)           pro forma adjustments7: $[___,___,___]

(iii)	minus, to the extent included in calculating Consolidated Net Income, the sum of:

(a)           all amounts in respect of extraordinary, unusual or
nonrecurring gains:                                                                                        $[___,___,___]

(b)           gains on agreements with respect to Hedge Agreements
and any related tax gains, in each case incurred in connection with or as a result of the Acquisition: $[___,___,___]

(c)           non-cash gains on agreements with respect to
Hedge Agreements:                                                                                        $[___,___,___]

(d)           cash payments made during the applicable period with respect to non-cash charges that were added back pursuant to

7 For purposes of making the calculation of Consolidated Adjusted EBITDA, acquisitions (including the Acquisition), Investments, dispositions, mergers, consolidations, operational improvements and discontinued operations (as determined in accordance with GAAP) that have been made by any Group Member, including through mergers or consolidations and including any related financing transactions, during the relevant period or subsequent to such period and on or prior to the date of such calculation (the “relevant transaction”), shall be deemed to have occurred on the first day of the relevant period and (without duplication of the pro forma adjustments provided for in the immediately preceding paragraph with respect to the Acquisition) such calculation shall be made giving pro forma effect to any cost savings and other operating improvements and synergies in connection with such relevant transaction (without duplication of actual benefits realized during such period from the same) that are (a) factually supportable and determined in good faith by the U.S. Borrower, as certified in an officer’s certificate signed by an Authorized Officer and (b) do not exceed the actual cost savings expected in good faith to be realized by the Group over the twelve-month period following such relevant transaction.

EXHIBIT C-1-A-3

clause (ii)(e) above in a prior period: $[___,___,___]

(e)           other non-cash gains increasing Consolidated Net Income
for the applicable period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve
for potential cash gain in any prior period): $[___,___,___]

3.  Consolidated Cash Interest Expense:  (i) – (ii) =                                                                                                                        $[___,___,___]

(i)           total interest expense payable in cash in the applicable period (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Group on a consolidated basis with respect to all outstanding Indebtedness of the Group (net of cash
interest income):                                                                                                           $[___,___,___]

(ii)           less, to the extent included in clause (i) for the applicable period, any one
time financing fees:                                                                                                   $[___,___,___]

4.  Consolidated Total Debt8: (i) + (ii) = $[___,___,___]

(i)           the aggregate stated balance sheet amount of all Indebtedness of the Group
(or, if higher, the par value or stated face amount of all such Indebtedness
(other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP, exclusive of any contingent liability in respect of any Letter of Credit: $[___,___,___]

(ii)           plus, to the extent not included in clause (i), Indebtedness relating to securitization of receivables generated by the Group (whether or not such Indebtedness is on the balance sheet of the Group): $[___,___,___]

5.  Interest Coverage Ratio: (i)/(ii) =

(i)	Consolidated Adjusted EBITDA:	$[___,___,___]

(ii)	Consolidated Cash Interest Expense:	$[___,___,___]

Actual:                         _.__:1.00
Required:                         _.__:1.00

6.  Leverage Ratio: (i)/(ii) =

(i)            Consolidated Total Debt: $[___,___,___]

8 For the avoidance of doubt, Consolidated Total Debt will be calculated to exclude all Indebtedness of the Group to ITOCHU Corporation pursuant to the Itochu Agreement or otherwise related to such agreement and all Indebtedness of the Group pursuant to the CKI Documents.

EXHIBIT C-1-A-4

(ii)            Consolidated Adjusted EBITDA:$[___,___,___]

Actual:                         _.__:1.00
Required:                         _.__:1.00

Include the following calculations for the annual Compliance Certificate:

7.  Material Companies:  [to be provided]

8.  Consolidated Capital Expenditures:  (i) – (ii) =                                                                                                                        $[___,___,___]

(i)           aggregate expenditures of the Group during the applicable Fiscal Year determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items
reflected in the consolidated statement of cash flows of the Group:                                                                                                                     $[___,___,___]

(ii)           less, to the extent included in clause (i): (a) + (b) =                                                                                                           $[___,___,___]

(a)           expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Cash Proceeds invested pursuant to Section 2.14(a) or 2.14(b) of the Credit Agreement:$[___,___,___]

(b)           expenditures which constitute a Permitted Acquisition permitted
under Section 6.08 of the Credit Agreement:                                                                                                $[___,___,___]

9.  Maximum Consolidated Capital Expenditures9:
Actual:                         $[___,___,___]

Permitted:10                         $[___,___,___]

(a) Rollover Amount:

the excess, if any, of the scheduled amount for the immediately preceding Fiscal Year (with the amount of any rollover
from the prior Fiscal Year being deemed to be used first)
over the actual amount of Consolidated Capital Expenditures
for such previous Fiscal Year:                                                                                                   $[___,___,___]

(b) Acquired Permitted CapEx Amount:  (i) + (ii) = $[___,___,___]

9 Notwithstanding the foregoing, for purposes of determining compliance with Section 6.07(c) of the Credit Agreement for any given Fiscal Year, the actual amount of Consolidated Capital Expenditures that are made or incurred in such Fiscal Year and that are denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the Original Closing Date.

10 Including Rollover Amount and the Acquired Permitted CapEx Amount calculated below.

EXHIBIT C-1-A-5

(i)           an amount equal to 5% of the Acquisition Consideration
with respect to any Permitted Acquisition  prior to the
applicable Fiscal Year: $[___,___,___]

(ii)           plus, an amount equal to 5% of the Acquisition Consideration with respect to any Permitted Acquisition during the applicable
Fiscal Year, multiplied by the fraction (a) / (b) with respect to such Permitted Acquisition: (ii) x (a) / (b) = $[___,___,___]
(a)           the number of days remaining in such Fiscal Year after
the date such Permitted Acquisition is consummated

(b)           the actual number of days in such Fiscal Year

10.  Consolidated Current Assets:

the total assets of the Group on a consolidated
basis that may properly be classified as current assets in
conformity with GAAP, excluding cash and Cash Equivalents: $[___,___,___]

11.  Consolidated Current Liabilities:

the total liabilities of the Group on a consolidated
basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt:$[___,___,___]

12.  Consolidated Working Capital as of the beginning of the applicable period: (i) - (ii) = $[___,___,___]

(i)           Consolidated Current Assets of the Group: $[___,___,___]

(ii)            Consolidated Current Liabilities of the Group:                                                                                                                     $[___,___,___]

13.  Consolidated Working Capital as of the end of the applicable period: (i) - (ii) = $[___,___,___]

(i)           Consolidated Current Assets of the Group: $[___,___,___]

(ii)            Consolidated Current Liabilities of the Group:                                                                                                                     $[___,___,___]

14.  Consolidated Working Capital Adjustment11: (i) - (ii) =                                                                                                                        $[___,___,___]

11 In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

EXHIBIT C-1-A-6

(i)           Consolidated Working Capital as of the beginning of such period: $[___,___,___]

(ii)            Consolidated Working Capital as of the end of such period:                                                                                                   $[___,___,___]

15.  Consolidated Excess Cash Flow: (i) - (ii) =                                                                                                                        $[___,___,___]

(i)           the sum, without duplication, for the applicable period of (a) + (b) + (c) = $[___,___,___]

(a)           Consolidated Net Income:                                                                                        $[___,___,___]

           (b)           to the extent reducing Consolidated Net Income,
the sum, without duplication, of amounts for non cash
charges reducing Consolidated Net Income, including for
depreciation and amortization (excluding any such non cash
charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period): $[___,___,___]

(c)           Consolidated Working Capital Adjustment: $[___,___,___]

(ii)           less, the sum without duplication, of: (a) + (b) =                                                                                                   $[___,___,___]

(a)           the amounts for the applicable period paid in cash of: (1) + (2) + (3) = $[___,___,___]

(1)            scheduled repayments of Indebtedness to the extent actually made (excluding for the avoidance of doubt, repayments of
revolving loans or swing line loans except to the extent the related revolving commitments are permanently reduced in connection
with such repayments and any purchases (or repayments in
connection therewith) of Loans pursuant to Section 2.13(c) of the Credit Agreement) and scheduled repayments of obligations under Capital Leases (excluding any interest expense
portion thereof):                                                                             $[___,___,___]

(2)           Consolidated Capital Expenditures:                                                                             $[___,___,___]

(3)           to the extent actually declared, Restricted Payments permitted by Section 6.04(d) of the Credit Agreement: $[___,___,___]

(b)            other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period): $[___,___,___]

EXHIBIT C-1-A-7

EXHIBIT C-2

GUARANTOR COVERAGE CERTIFICATE

To: Barclays Bank PLC as Administrative Agent (as defined below)

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.      I am the principal financial officer of the Phillips-Van Heusen Corporation, a Delaware corporation (the “Borrower Representative”).

2.      I have reviewed the terms of the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

3.      Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

4.           Reference is made to Sections 5.01(c) and 5.18 of the Credit Agreement, and in accordance with such sections, pursuant to which the undersigned hereby certifies as follows:

(a)
as at [______], the aggregate (without duplication) Group Member Adjusted EBITDA for the most recently ended Fiscal Year attributable to the Loan Parties as a group is [______], being [__] percent of the Consolidated Adjusted EBITDA for the most recently ended Fiscal Year; and

(b)
as at [______], the aggregate (without duplication) Group Member Assets of the Loan Parties as a group as of the last day of the most recently ended Fiscal Year are [______], being [__] percent of the Consolidated Total Assets as of the last day of the most recently ended Fiscal Year.

The foregoing certifications, are made and delivered [mm/dd/yy] pursuant to Section [5.01(c)] [and] [Section 5.18] of the Credit Agreement.

PHILLIPS-VAN HEUSEN CORPORATION, as
Borrower Representative

By: ______________________________
Name:
Title: Principal Financial Officer

EXHIBIT C-2-1

EXHIBIT D

CERTIFICATE RE NON-BANK STATUS

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents. Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By: ____________________________
Name:
Title:

EXHIBIT D-1

EXHIBIT E-1

RESTATEMENT DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.  I am an Authorized Officer of Phillips-Van Heusen Corporation, a Delaware corporation (the “Borrower Representative”).

2.  I have reviewed the terms of Section 3.01 of the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.  Based upon my review and examination described in paragraph 2 above, I certify, on behalf of each Borrower, that as of the date hereof:

(i)           since the Original Closing Date, with respect to the U.S. Borrower and its Subsidiaries (taken as a whole), no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect; and

(ii)           each of the conditions precedent described in Section 3.01 of the Credit Agreement has been satisfied on the Restatement Date (except that no opinion is hereby expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

The foregoing certifications are made and delivered as of [______], 2011.

PHILLIPS-VAN HEUSEN CORPORATION, asBorrower Representative

_______________________
Name:
Title:

EXHIBIT E-1-1

EXHIBIT E-2

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.  I am the chief financial officer of the U.S. Borrower.

2.  Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

3.  I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.  Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the incurrence of the Obligations on the Restatement Date, the Group Members are, on a consolidated basis, Solvent.

The foregoing certifications are made and delivered as of [______], 2011.

PHILLIPS-VAN HEUSEN CORPORATION

________________________
Name: Michael Shaffer
Title: Chief Financial Officer

EXHIBIT E-2-1

EXHIBIT F-1

COUNTERPART AGREEMENT
(Guarantor)

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

Section 1.  Pursuant to Section 5.12 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)           irrevocably and unconditionally guarantees the due and punctual payment in full of all Obligations (or, in the case of any Foreign Subsidiary party hereto, solely in respect of the Foreign Obligations) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement (subject, in the case of any Foreign Subsidiary party hereto, to the limitations applicable to certain Foreign Guarantors set forth in the Credit Agreement or as set forth below [insert relevant guarantee limitation language for any jurisdictions not referenced in the Credit Agreement]) subject to the terms and conditions of the Credit Agreement; and

(d)           [(i) agrees that this counterpart may be attached to the U.S. Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the U.S. Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the U.S. Pledge and Security Agreement) of the undersigned, subject to the terms of Section 2 of the U.S. Pledge and Security Agreement, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the U.S. Pledge and Security Agreement with respect to assets owned by it.  All such Collateral shall be deemed to be part of the “Collateral” as defined in and hereafter subject to each of the terms and conditions of the U.S. Pledge and Security Agreement.][acknowledges that it has executed and delivered or is, simultaneously with the execution of this Counterpart Agreement, executing and delivering such other Security Documents, if any, as shall be required pursuant to the terms of the Credit Agreement.]

EXHIBIT F-1-1

Section 2.  The undersigned agrees to execute, acknowledge and deliver such further documents as it is required to pursuant to Section 5.16 of the Credit Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided pursuant to the Credit Agreement.  Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Remainder of page intentionally left blank]

EXHIBIT F-1-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:______________________
Name:
Title:

Address for Notices:

______________
______________
______________
Attention:
Telecopier

with a copy to:

______________
______________
______________
Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:_____________________
Name:
Title:

EXHIBIT F-1-1

EXHIBIT F-2

COUNTERPART AGREEMENT
(Ancillary Borrower)

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

Section 1.  Pursuant to Sections 2.26 and 10.26 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Borrower, an Ancillary Borrower [and a Guarantor]12 under the Credit Agreement and agrees to be bound by all of the terms thereof as though it had executed the Credit Agreement as a Borrower [and a Guarantor];

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)           [irrevocably and unconditionally guarantees the due and punctual payment in full of all Foreign Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement (subject to the limitations applicable to certain Foreign Loan Parties set forth in the Credit Agreement or as set forth below [insert relevant guarantee limitation language for any jurisdictions not referenced in the Credit Agreement]);] and

(d)           [acknowledges that it has delivered to the Administrative Agent and, if applicable, executed, or is, simultaneously with the execution of this Counterpart Agreement, delivering to the Administrative Agent and, if applicable, executing (i) all information required by the Administrative Agent or the relevant Ancillary Lender with respect to the regulations described in Sections 10.21 and 10.22 of the Credit Agreement, (ii) documents and certificates similar to those described in Sections 3.01(b), 3.01(i) and 5.12 of the Credit Agreement and such other legal opinions as the Administrative Agent or the relevant Ancillary Lender may request and (iii) such other Security Documents (and such other documents and instruments) as shall be required pursuant to the Credit Agreement.]

Section 2.  The undersigned agrees to execute, acknowledge and deliver such further documents as it is required to pursuant to Section 5.16 of the Credit Agreement. Neither this Counterpart Agreement nor any term

12 To be included if the signing party is not already party to the Credit Agreement as a Guarantor.

EXHIBIT F-2-1

| ||

hereof may be changed, waived, discharged or terminated, except as provided pursuant to the Credit Agreement.  Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Remainder of page intentionally left blank]

EXHIBIT F-2-2

| ||

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF ANCILLARY BORROWER]

By:______________________
Name:
Title:

Address for Notices:

______________
______________
______________
Attention:
Telecopier

with a copy to:

______________
______________
______________
Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:_____________________
Name:
Title:

EXHIBIT F-2-3

| ||

EXHIBIT G

[Intentionally Omitted]

EXHIBIT G-1

| ||

EXHIBIT H

MORTGAGE

RECORDING REQUESTED BY:
Latham &  Watkins LLP

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022-4834
Attn: Shira Bressler, Esq.

Re: [NAME OF MORTGAGOR]

Location: [PROPERTY]

Municipality:

County:

State:

Space above this line for recorder’s use only

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of ______________ ___, 20__, effective as of  ______________ ___, 20__ (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation, with an address at _________________________________________ (“Mortgagor”) to BARCLAYS BANK PLC,  with an address at 200 Park Avenue, New York, NY 10166, as Administrative Agent and Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; all capitalized terms defined therein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), entered into by and among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (“U.S. Borrower”), TOMMY HILFIGER B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, “Borrower”), CERTAIN SUBSIDIARIES OF THE U.S. BORROWER, as Guarantors, the Lenders party thereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and BANC OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC AND ROYAL BANK OF CANADA, as Co-Documentation Agents;

EXHIBIT H-1
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WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements, Cash Management Agreements and Treasury Transactions with one or more Lender Counterparties;

WHEREAS, pursuant to that certain indenture, dated as of November 1, 1993 (the “2023 Debentures Indenture”), by and between the U.S. Borrower and The Bank of New York, as Trustee (the “Debenture Trustee”), the U.S. Borrower issued a series of 7-3/4% Debentures due 2023 (the “2023 Debentures”) and agreed, in certain circumstances, to secure the 2023 Debentures Obligations (as defined herein) equally and ratably with future secured obligations of the U.S. Borrower or any of its Subsidiaries;

WHEREAS, either (a) Mortgagor is the U.S. Borrower or (b) Mortgagor is the wholly owned subsidiary of the U.S. Borrower or (c) the U.S. Borrower directly or indirectly owns a controlling interest in Mortgagor or (d) the U.S. Borrower is the sole member or a member of Mortgagor or (e) the U.S. Borrower is the general or managing partner of Mortgagor, as a result of any of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of Secured Parties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Mortgagor is a party to the Credit Agreement;

WHEREAS, in consideration of the making of the Loans and other accommodations of Secured Parties as set forth in the Credit Agreement and the Hedge Agreements, Cash Management Agreements and Treasury Transactions, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Loan Document and each of the Hedge Agreements, Cash Management Agreements and Treasury Transactions, to secure Mortgagor’s obligations under the Loan Documents (and, to the extent required by the 2023 Indenture, the 2023 Debentures Obligations) and the Hedge Agreements, Cash Management Agreements and Treasury Transactions as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

DEFINITIONS

Definitions

.  Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“2023 Debentures Obligations” shall mean the prompt and complete payment of any unpaid principal amount, any premium, any interest and any other amounts payable in respect of the 2023 Debentures in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)).

“Indebtedness” means (i) with respect to each Borrower, all Obligations (as defined below) and liabilities of every nature of such Borrower (including incremental facilities, if any, that may be advanced on the date hereof or on a later date) now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Hedge Agreement, Cash Management Agreement and Treasury Transaction; and (ii) with respect to each Borrower or Mortgagor, all obligations and liabilities of every nature of such Borrower or Mortgagor now or hereafter existing under or arising out of or in connection with any other Loan Document, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition under any Debtor Relief Law with respect to any Borrower, would accrue on such obligations, whether or not a claim is allowed against such Borrower for such interest in the related proceeding under such Debtor Relief Law), payments for early termination of Hedge Agreements, payments in respect of Cash Management Agreements and Treasury Transactions, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagor, any Lender or Lender Counterparty

EXHIBIT H-2
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as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under the Credit Agreement.

“Mortgaged Property” means all of Mortgagor’s interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and which, in either such case, is now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities used in connection with the Land and the Improvements whether or not situated in easements (the “Fixtures”); (iv) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and which, in either such case, is now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor, in each case, with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (viii) to the extent mortgageable or assignable, all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable, all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor with respect to the foregoing (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”).  As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above.

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Loan Documents (and, to the extent required by the 2023 Indenture, the 2023 Debentures Obligations) or any Hedge Agreement, Cash Management Agreement or Treasury Transaction.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Interpretation

.  References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided.  Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect.  The rules of construction set forth in Section 1.03 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis.  If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

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GRANT

To secure the full and timely payment of the Indebtedness and the full performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS WITH POWER OF SALE (if available under State law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee, subject to Permitted Liens, for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein and in the Credit Agreement.

WARRANTIES, REPRESENTATIONS AND COVENANTS

Title

.  Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

First Lien Status

.  Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents to the extent related to the Mortgaged Property.  If any lien or security interest other than a Permitted Lien ever exists on the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

Payment and Performance

.  Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed as required under the Loan Documents.

Covenants Running with the Land

.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.  In addition, all of the covenants of Mortgagor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

Change in Tax Law

.  Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

Mortgage Tax

.  Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender or Lender Counterparty pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Loan Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

EXHIBIT H-4
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 Reduction Of Secured Amount
.  In the event that the amount secured by the Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property.  So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage.  Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

 Prohibited Transfers

.  Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property if and to the extent same is prohibited under the Credit Agreement.

DEFAULT AND FORECLOSURE

Remedies

.  If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) to the extent provided in the Credit Agreement, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor in accordance with the terms of the Credit Agreement; (c) to the extent provided in the Credit Agreement, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with any relevant provisions of the Credit Agreement; (d) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e)  make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f)  exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Separate Sales

.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Remedies Cumulative, Concurrent and Nonexclusive

.  Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be, except to the extent provided in the Credit Agreement to the contrary, cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents,

EXHIBIT H-5
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or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Release of and Resort to Collateral

.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Waiver of Redemption, Notice and Marshalling of Assets

.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, and (b) any right to a marshalling of assets or a sale in inverse order of alienation.  Borrower waives the statutory right of redemption and equity of redemption.

Discontinuance of Proceedings

.  If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Application of Proceeds

.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with Section 2.15 of the Credit Agreement and Section 7.2 of the U.S. Pledge and Security Agreement.

Occupancy After Foreclosure

.  Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Additional Advances and Disbursements

.  If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement.

No Mortgagee in Possession

.  Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ASSIGNMENT OF RENTS AND LEASES

Assignment

.  In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers

EXHIBIT H-6
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and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

Perfection Upon Recordation

.  Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Bankruptcy Provisions

.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECURITY AGREEMENT

Security Interest

.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Financing Statements

.  Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Mortgagor’s chief executive office is at the address set forth on Schedule 1.01(d) to the Credit Agreement.

Fixture Filing

.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

EXHIBIT H-7
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ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee reasonably deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within thirty (30) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness pursuant to the terms of the Credit Agreement provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties.  Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Required Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements, Cash Management Agreements and Treasury Transactions.  In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of the Secured Parties in accordance with the terms of this Section.  Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

EXHIBIT H-8
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LOCAL LAW PROVISIONS
[to be provided, if any, by local counsel or title company]

MULTI-SITE REAL ESTATE TRANSACTIONS.

Mortgagor acknowledges that this Mortgage is one of a number of Mortgages and other security documents (“Other Mortgages”) that secure the Obligations.  Mortgagor agrees that, subject to the terms of Section 9 hereof, the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of the Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or any collateral security therefor including the Other Mortgages. Subject to the terms of Section 9 hereof,  the lien of this Mortgage shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations or of any of the collateral security therefor, including the Other Mortgages or any guarantee thereof, and, to the fullest extent permitted by applicable law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights and remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgagee’s rights and remedies thereunder.  To the fullest extent permitted by applicable law, Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any right of subrogation.

MISCELLANEOUS

Notices

.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement.  No failure or delay on the part of Mortgagee or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Mortgage and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.  Except as permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.  Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon prepayment of a portion of the Indebtedness equal to the Net Cash Proceeds for the Mortgaged Property in connection with a permitted Asset Sale, subject to and in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor or, at the request of Mortgagor, assign this Mortgage without recourse.  This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Governing Law

.  THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE

EXHIBIT H-9
| ||

MORTGAGED PROPERTY IS LOCATED.  ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

 Conflicts with Credit Agreement

.  In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.

Time of Essence

.  Time is of the essence of this Mortgage.

WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF MORTGAGE OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.5 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

No Waiver

.  Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

 Subrogation

.  To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

Waiver of Stay, Moratorium and Similar Rights

.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

[Remainder of page intentionally left blank]

EXHIBIT H-10
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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

[NAME OF MORTGAGOR]

By:___________________________
Name:
Title:

EXHIBIT H-11
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[APPROPRIATE NOTARY BLOCK]

EXHIBIT H-12
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EXHIBIT A TO
MORTGAGE

Legal Description of Premises

EXHIBIT H-A-1

EXHIBIT I

RECORDING REQUESTED BY: Latham & Watkins LLP AND WHEN RECORDED MAIL TO: Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Attn: Melissa S. Alwang, Esq. Re: Phillips-Van Heusen Corporation
Space above this line for recorder’s use only

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of  [mm/dd/yy] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of BARCLAYS BANK PLC, as collateral agent for Lenders and Lender Counterparties (in such capacity “Collateral Agent”).

RECITALS:

WHEREAS, [NAME OF GRANTOR], a [Type of Person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents, pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

EXHIBIT I-1

WHEREAS, Tenant’s repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory” or the “Collateral”); and

WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

1.  Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof.  Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2.  Landlord consents to the placement of the Collateral on the Premises, and Landlord grants to Collateral Agent a revocable license to enter upon and into the Premises to do any or all of the following with respect to the Collateral:  assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale).  In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral.  Such costs shall include any damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom.

3.  Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral.  In the event that Landlord has the right to, and desires to, obtain possession of the Premises due to the default of Tenant thereunder, Landlord will deliver to Collateral Agent a copy of the notice (the “Landlord’s Notice”) that it delivered to the Tenant to that effect.  Within the 30 day period after Collateral Agent receives the Landlord’s Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises.  During such 30 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent’s actions in removing the Collateral from the Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral.  Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

4.  Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant.

5.  All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

6.  The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that all amounts advanced under the Credit Agreement have been paid in full.

EXHIBIT I-2

7.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

EXHIBIT I-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By: _________________________
Name:
Title:

____________________________
____________________________
____________________________
Attention:
Telecopier:

By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

BARCLAYS BANK PLC,
as Collateral Agent

By: _________________________
Name:
Title:

____________________________
____________________________
____________________________
Attention:
Telecopier:

[APPROPRIATE NOTARY BLOCKS]

EXHIBIT I-4

EXHIBIT A TO
LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

EXHIBIT I-A-1

EXHIBIT B TO
LANDLORD WAIVER AND CONSENT

Description of Lease:

EXHIBIT I-B-1

EXHIBIT J

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [mm/dd/yy] (this “Agreement”), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “U.S. Borrower”), Tommy Hilfiger B.V., a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (the “Foreign Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the U.S. Borrower, as Guarantors, the financial institution[s] party hereto as [Incremental Revolving Lender[s]] [Incremental Term Loan Lender[s]] (the “Incremental Lender[s]”), and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrowers, the Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., Credit Suisse Securities (USA) LLC and Royal Bank of Canada, as Co-Documentation Agents.

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers  may increase the existing Revolving Loan Commitments and/or provide Incremental Term Loan Commitments by entering into one or more Joinder Agreements with the Incremental Term Loan Lenders and/or Incremental Revolving Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Incremental Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXHIBIT J-1

| ||

Each Incremental Lender hereby agrees to make its Commitment on the following terms and conditions13:

1.	Incremental Term Loan Maturity Date. The Incremental Term Loan Maturity Date for the Series [__] Incremental Term Loan shall be [ ].

2.	Applicable Margin.

i.	Base Rate Loans: The Applicable Margin for each Series [__] Incremental Term Loan that is a Base Rate Loan shall mean, as of any date of determination, [___]% per annum.

ii.	Eurodollar Rate Loans: The Applicable Margin for each Series [__] Incremental Term Loan that is a Eurodollar Rate Loan shall mean, as of any date of determination, [___]% per annum.

3.
Principal Payments.  [U.S. Borrower] [Foreign Borrower] shall make principal payments on the Series [__] Incremental Term  Loans in accordance with Section 2.12 of the Credit Agreement in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [__] Incremental Term Loans
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
[$] [€]__________
TOTAL	[$] [€]__________

13 Insert completed items 1-7 as applicable, with respect to Incremental Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.24 of the Credit Agreement.

EXHIBIT J-2

4.
Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [__]] Incremental Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [__]] Incremental Term Loans in accordance with Sections 2.13, 2.14 and 2.15 of the Credit Agreement as applicable.

5.
Other Fees.  [U.S. Borrower] [Foreign Borrower] agrees to pay each [Incremental Term Loan Lender] [Incremental Revolving Lender] party hereto its Pro Rata Share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

6.
Proposed Borrowing.  This Agreement represents [U.S. Borrower’s] [Foreign Borrower’s] request to borrow [Series [__] Incremental Term Loans] from the Incremental Term Loan Lenders party hereto as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ___________, ____

b.	Amount of Proposed Borrowing: [$][€]___________________

c.	Interest rate option:	☐	a. Base Rate Loan(s)
               ☐      b.  Eurocurrency Rate Loans
                                                                        with an initial Interest
                                                                         Period of ____ month(s)

7.
[Incremental Lenders.  Each [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] party hereto acknowledges and agrees that upon its execution of this Agreement [and the making of [Series [__]Incremental Term Loans][ Incremental Revolving Loans]] that such [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]14

8.
Credit Agreement Governs.  Except as set forth in this Agreement, [Series [__] Incremental Term Loans] [Incremental Revolving Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.
[U.S. Borrower’s] [Foreign Borrower’s] Certifications.  By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and [U.S. Borrower] [Foreign Borrower] hereby certifies that:

i.	The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of

14 Insert bracketed language if the lending institution is not already a Lender.

EXHIBIT J-3

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the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects;

ii.
No Default or Event of Default exists on the Increased Amount Date before or after giving effect to the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, provided for hereby; and

10.	[U.S. Borrower] [Foreign Borrower] Covenants. By its execution of this Agreement, [U.S. Borrower] [Foreign Borrower] hereby covenants that:

i.	[[U.S. Borrower] [Foreign Borrower] shall make any payments required pursuant to Section 2.11[(a)][(b)] of the Credit Agreement in connection with the Incremental Revolving Loan Commitments;]15

ii.
[U.S. Borrower] [Foreign Borrower] shall deliver or cause to be delivered the following legal opinions and documents: [___________], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

iii.
Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating that the U.S. Borrower [(x)] is in pro forma compliance with each of the covenants set forth in Section 6.07 of the Credit Agreement [and (y) on a pro forma basis, has a Senior Secured Leverage Ratio of not more than 2.00:1.00, in each case,]16 as of the last day of the most recently ended Fiscal Quarter after giving effect to the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, provided for hereby.

11.	Eligible Assignee. By its execution of this Agreement, each Incremental Lender represents and warrants that it is an Eligible Assignee.

12.	Notice. For purposes of the Credit Agreement, the initial notice address of each [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] shall be as set forth below its signature below.

13.
Non-US Lenders.  For each Incremental Lender that is a Non-U.S. Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

14.
Recordation of the Incremental Loans.  Upon execution and delivery hereof, Administrative Agent will record the  [Series [__] Incremental Term Loans] [Incremental Revolving Loans] made by the Incremental Lenders in the Register.

15 Select this provision in the circumstance where Loans are Incremental Revolving Loans.

16 Include in the circumstance where the Incremental Term Loans and Incremental Revolving Commitments will exceed $500,000,000 in the aggregate.

EXHIBIT J-4

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15.           Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.
Entire Agreement.  This Agreement, the Credit Agreement and  the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.
GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

18.
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT J-5

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________, ______].

[NAME OF INCREMENTAL LENDER]

By:______________________________
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

PHILLIPS-VAN HEUSEN CORPORATION

By: __________________________
Name:
Title:

TOMMY HILFIGER B.V.

By: __________________________
Name:
Title:

[GUARANTORS]

By: __________________________
Name:
Title:

EXHIBIT J-6

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Consented to by:

BARCLAYS BANK PLC
as Administrative Agent

By: _____________________________
Name:
Title:

EXHIBIT J-7

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SCHEDULE A
TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[___________________]	[Incremental Term Loan Commitment] [Incremental Revolving Loan Commitment]	[$][€]____________________

Total: [$][€]_________________

EXHIBIT J-8

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EXHIBIT K

U.S. REAFFIRMATION AGREEMENT

U.S. REAFFIRMATION AGREEMENT, dated as of March 2, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the “U.S. Borrower”), the U.S. Guarantors identified on the signature pages hereto (the U.S. Borrower and the U.S. Guarantors identified on the signature pages hereto, collectively, the “Reaffirming Parties” and each a “Reaffirming Party”) and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

WHEREAS, the U.S. Borrower, Tommy Hilfiger B.V., a Dutch private limited liability company (the “Foreign Borrower”), certain subsidiaries of the U.S. Borrower (including the U.S. Guarantors), as guarantors (the “Guarantors”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto have entered into the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates the Credit and Guaranty Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of July 26, 2010, the “Original Credit Agreement”), among the U.S. Borrower, the Foreign Borrower, the Guarantors, the lenders party thereto (the “Original Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto;

WHEREAS, each Reaffirming Party is party to the Credit Agreement, the U.S. Pledge and Security Agreement and to certain other Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Credit Agreement);

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Credit Agreement becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Credit Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

SECTION 1.01.  Reaffirmation.  Each Reaffirming Party hereby confirms its respective pledges and grants of security interests, as applicable, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Credit Agreement, such pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect.  Each of the Reaffirming Parties acknowledges that the Lenders providing Loans are “Lenders” and “Secured Parties” for all purposes under the Loan Documents.

SECTION 1.02.  Grant of Collateral.  (a) Each Reaffirming Party hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided in Section 7.1 of the U.S. Pledge and Security Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), a security interest in and continuing lien on all of such Reaffirming Party’s right, title and interest in, to and under all personal property of such Reaffirming Party, including, without limitation, the following property, in each case, whether now or hereafter existing or in which any such Reaffirming Party now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance in full when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations and, to the extent

EXHIBIT K-1
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provided in Section 7.1 of the U.S. Pledge and Security Agreement, the 2023 Debentures Obligations (all capitalized terms used and not defined in this Section 1.02 or on the signature pages hereto shall have the meanings set forth in the U.S. Pledge and Security Agreement):

(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Documents;

(iv)	General Intangibles;

(v)	Goods (including, without limitation, Inventory and Equipment);

(vi)	Instruments;

(vii)	Insurance;

(viii)	Intellectual Property (including, without limitation, any Material Registered Exclusive Copyright Licenses)

(ix)	Investment Related Property (including, without limitation, Deposit Accounts);

(x)	Letter-of-Credit Rights;

(xi)	Money;

(xii)	Receivables and Receivable Records;

(xiii)	Commercial Tort Claims now or hereafter described on Schedule 5.2 of the U.S. Pledge and Security Agreement;

(xiv)	to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(xv)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, the Collateral shall be limited to the extent provided in Section 2.2 of the U.S. Pledge and Security Agreement, and such Section is hereby incorporated by reference.

SECTION 1.03.  Continuing Obligations. Notwithstanding anything herein to the contrary, (i) each Reaffirming Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, or any 2023 Debentures Holder or the Debenture Trustee (as such terms are defined in the U.S. Pledge and Security Agreement), (ii) each Reaffirming Party shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests (as such terms are defined in the U.S. Pledge and Security Agreement), to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent, any Secured Party, any 2023 Debentures Holder nor the Debenture Trustee shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent, any Secured Party, any 2023 Debentures Holders nor the Debenture Trustee have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without

EXHIBIT K-2

limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Reaffirming Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 1.04. Authorization.  Pursuant to any applicable law, each Reaffirming Party authorizes the Collateral Agent to file financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, without the signature of such Reaffirming Party, in any jurisdiction and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Reaffirming Party shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 1.05.  Rights and Remedies with Respect to Trademark Collateral.  The rights and remedies of the Collateral Agent with respect to Collateral that is the subject of a Trademark license agreement shall be subject to Section 9.08(d)(iii) of the Credit Agreement.

ARTICLE II

Miscellaneous

SECTION 2.01.  Notices.  All notices hereunder shall be given in accordance with Section 10.01 of the Credit Agreement; provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the U.S. Borrower under the Credit Agreement.

SECTION 2.02.  Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.03.  Effectiveness; Counterparts.  This Agreement shall become effective on the date when (i) copies hereof which, when taken together, bear the signatures of each of the Reaffirming Parties set forth on the signature pages hereto and the Collateral Agent shall have been received by the Administrative Agent and (ii) the Credit Agreement has become effective in accordance with its terms.  This Agreement may not be amended nor may any provision hereof be waived except pursuant to the terms of Section 10.05 of the Credit Agreement.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.04.  No Novation.  This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement, discharge or release the parties thereto from their obligations under any Loan Document or release or terminate any security interest granted pursuant to the U.S. Pledge and Security Agreement or any other Security Document or otherwise in connection with the Credit Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, any security interest granted pursuant to the U.S. Pledge and Security Agreement or any other Security Document or otherwise in connection with the Original Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by other Loan Documents executed concurrently herewith.  Nothing in this Agreement shall be construed as a release or other discharge of the Borrowers or any other Loan Party under any Loan Document from any of its respective obligations and liabilities under the Original Credit Agreement or the Loan Documents.

SECTION 2.05.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

EXHIBIT K-3

NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAW OF THE STATE OF NEW YORK.  THE PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

SECTION 2.06.  No Amendments.  No amendments to any Loan Document are intended hereby.

[Remainder of page intentionally left blank]

EXHIBIT K-4

IN WITNESS WHEREOF, each Reaffirming Party and the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided in Section 7.1 of the U.S. Pledge and Security Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Reaffirming Parties:	PHILLIPS-VAN HEUSEN CORPORATION, as U.S. Borrower

By:
Name:
Title:

TOMMY HILFIGER WHOLESALE, INC.

By:
Name:
Title:

TOMMY HILFIGER LICENSING LLC

By:
Name:
Title:

TOMMY HILFIGER RETAIL, LLC

By:
Name:
Title:

TOMMY HILFIGER U.S.A., INC.

By:
Name:
Title:

BASSNET, INC.

By:
Name:
Title:

CLUETT, PEABODY & CO., INC.

By:
Name:

EXHIBIT K-5

Title:
CLUETT PEABODY RESOURCESCORPORATION

By:
Name:
Title:

IZOD.COM INC.

By:
Name:
Title:

PHILIPS-VAN HEUSEN PUERTO RICO LLC

By:
Name:
Title:

PVH FOREIGN HOLDINGS CORP.

By:
Name:
Title:

PVH EUROPE, INC.

By:
Name:
Title:

PVH PUERTO RICO, INC.

By:
Name:
Title:

PVH REALTY CORP.

By:
Name:
Title:

EXHIBIT K-6

PVH RETAIL STORES, INC. By:
Name:
Title:

PVH NECKWEAR, INC.

By:
Name:
Title:

PVH WHOLESALE CORP.

By:
Name:
Title:

PVH WHOLESALE NEW JERSEY, INC.

By:
Name:
Title:

PVH PRINCE C.V. HOLDINGCORPORATION

By:
Name:
Title:

TOMCAN INVESTMENTS INC.

By:
Name:
Title:

KARL LAGERFELD LLC

By:
Name:
Title:

EXHIBIT K-7

BARCLAYS BANK PLC,
as Collateral Agent

By:           ______________________________
Name:
Title:

EXHIBIT K-8

EXHIBIT L

U.S. PLEDGE REAFFIRMATION AGREEMENT

U.S. PLEDGE REAFFIRMATION AGREEMENT, dated as of March 2, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the “U.S. Borrower”), the other Pledgors identified on the signature pages hereto (the U.S. Borrower and the other Pledgors, collectively, the “Reaffirming Parties” and each a “Reaffirming Party”) and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

WHEREAS, the U.S. Borrower, Tommy Hilfiger B.V., a Dutch private limited liability company (the “Foreign Borrower”), certain subsidiaries of the U.S. Borrower (including the Pledgors identified on the signature page hereto), as guarantors (the “Guarantors”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto have entered into the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates the Credit and Guaranty Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of July 26, 2010, the “Original Credit Agreement”), among the U.S. Borrower, the Foreign Borrower, the Guarantors, the lenders party thereto (the “Original Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto;

WHEREAS, each Reaffirming Party is party to the Credit Agreement, the U.S. Pledge Agreement and to certain other Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Credit Agreement);

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Credit Agreement becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Credit Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

SECTION 1.01.  Reaffirmation.  Each Reaffirming Party hereby confirms its respective pledges and grants of security interests, as applicable, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Credit Agreement, such pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect.  Each of the Reaffirming Parties acknowledges that the Lenders providing Loans are “Lenders” and “Foreign Obligations Secured Parties” for all purposes under the Loan Documents.

SECTION 1.02.  Grant of Security.  (a) Each Reaffirming Party hereby grants to the Collateral Agent, for the benefit of the Foreign Obligations Secured Parties (and, to the extent provided in Section 7.1 of the U.S. Pledge Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), a security interest in and continuing lien on all of such Reaffirming Party’s right, title and interest in, to and under all outstanding Pledged Equity Interests in any Foreign Subsidiary of such Reaffirming Party other than any such interests that are pledged pursuant to the U.S. Pledge and Security Agreement and all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing, in each case whether now or hereafter existing or in which any such Reaffirming Party now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance in full when due (whether at the stated

EXHIBIT L-1

maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations and, to the extent provided in Section 7.1 of the U.S. Pledge Agreement, the 2023 Debentures Obligations (all capitalized terms used and not defined in this Section 1.02 or on the signature pages hereto shall have the meanings set forth in the U.S. Pledge Agreement).

Notwithstanding anything to the contrary in this Agreement, the Collateral shall be limited to the extent provided in Section 2.2 of the U.S. Pledge Agreement, and such Section is hereby incorporated by reference.

SECTION 1.03.  Continuing Obligations. Notwithstanding anything herein to the contrary, (i) each Reaffirming Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Foreign Obligations Secured Party, or any 2023 Debentures Holder or the Debenture Trustee (as such terms are defined in the U.S. Pledge Agreement), (ii) each Reaffirming Party shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests (as such terms are defined in the U.S. Pledge Agreement), to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent, any Foreign Obligations Secured Party, any 2023 Debentures Holder nor the Debenture Trustee shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent, any Foreign Obligations Secured Party, any 2023 Debentures Holders nor the Debenture Trustee have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Reaffirming Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 1.04.  Authorization.  Pursuant to any applicable law, each Reaffirming Party authorizes the Collateral Agent to file financing or continuation statements, and amendments and supplements to any of the foregoing, without the signature of such Reaffirming Party, in any jurisdiction and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Reaffirming Party shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

ARTICLE II

Miscellaneous

SECTION 2.01.  Notices.  All notices hereunder shall be given in accordance with Section 10.01 of the Credit Agreement; provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the U.S. Borrower under the Credit Agreement.

SECTION 2.02.  Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.03.  Effectiveness; Counterparts.  This Agreement shall become effective on the date when (i) copies hereof which, when taken together, bear the signatures of each of the Reaffirming Parties set forth on the signature pages hereto and the Collateral Agent shall have been received by the Administrative Agent and (ii) the Credit Agreement has become effective in accordance with its terms.  This Agreement may not be amended nor may any provision hereof be waived except pursuant to the terms of Section 10.05 of the Credit Agreement.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which

EXHIBIT L-2

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when taken together shall constitute but one contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.04.  No Novation.  This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement, discharge or release the parties thereto from their obligations under any Loan Document or release or terminate any security interest granted pursuant to the U.S. Pledge Agreement or any other Security Document or otherwise in connection with the Credit Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, any security interest granted pursuant to the U.S. Pledge Agreement or any other Security Document or otherwise in connection with the Original Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by other Loan Documents executed concurrently herewith.  Nothing in this Agreement shall be construed as a release or other discharge of the Borrowers or any other Loan Party under any Loan Document from any of its respective obligations and liabilities under the Original Credit Agreement or the Loan Documents.

SECTION 2.05.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAW OF THE STATE OF NEW YORK.  THE PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

SECTION 2.06.  No Amendments.  No amendments to any Loan Document are intended hereby.

[Remainder of page intentionally left blank]

EXHIBIT L-3

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IN WITNESS WHEREOF, each Reaffirming Party and the Collateral Agent, for the benefit of the Foreign Obligations Secured Parties (and, to the extent provided in Section 7.1 of the U.S. Pledge Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Reaffirming Parties:

PHILLIPS-VAN HEUSEN CORPORATION

By: ____________________________
Name:
Title:

PVH FOREIGN HOLDINGS CORP.

By: ____________________________
Name:
Title:

TOMCAN INVESTMENTS INC.

By: ____________________________
Name:
Title:

EXHIBIT L-4

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BARCLAYS BANK PLC,
as Collateral Agent

By:           ________________________
Name:
Title:

EXHIBIT L-5

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EXHIBIT M

CKI REAFFIRMATION AGREEMENT

CKI REAFFIRMATION AGREEMENT, dated as of March 2, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the “U.S. Borrower”), the U.S. Guarantors identified on the signature pages hereto (the U.S. Borrower and the U.S. Guarantors identified on the signature pages hereto, collectively, the “Reaffirming Parties” and each a “Reaffirming Party”) and BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

WHEREAS, the U.S. Borrower, Tommy Hilfiger B.V., a Dutch private limited liability company (the “Foreign Borrower”), certain subsidiaries of the U.S. Borrower (including the U.S. Guarantors), as guarantors (the “Guarantors”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto have entered into the Amended and Restated Credit and Guaranty Agreement, dated as of March 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates the Credit and Guaranty Agreement, dated as of May 6, 2010 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of July 26, 2010, the “Original Credit Agreement”), among the U.S. Borrower, the Foreign Borrower, the Guarantors, the lenders party thereto (the “Original Lenders”), the Administrative Agent, the Collateral Agent and the other agents and arrangers party thereto;

WHEREAS, each Reaffirming Party is party to the Credit Agreement, the CKI Related Assets Pledge and Security Agreement and to certain other Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Credit Agreement);

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Credit Agreement becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Credit Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

SECTION 1.01.  Reaffirmation.  Each Reaffirming Party hereby confirms its respective pledges and grants of security interests, as applicable, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Credit Agreement, such pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect.  Each of the Reaffirming Parties acknowledges that the Lenders providing Loans are “Lenders” and “Secured Parties” for all purposes under the Loan Documents.

SECTION 1.02.  Pledge of PVH Owned CK Equity Interests.  (a) The U.S. Borrower hereby pledges, assigns and grants to the Collateral Agent for the benefit of the Secured Parties (and, solely upon a Discharge of Klein Obligations, to the extent provided in Section 7.1 of the CKI Related Assets Pledge and Security Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), a security interest in and continuing lien on all of the U.S. Borrower’s right, title and interest in and to the PVH Owned CK Equity Interests, whether now or hereafter existing or in which the U.S. Borrower now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “CK Equity Interests Collateral”), as collateral security for, the prompt and complete payment or performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations and, solely upon a

EXHIBIT M-1
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Discharge of Klein Obligations, to the extent provided in Section 7.1 of the CKI Related Assets Pledge and Security Agreement, the 2023 Debentures Obligations (all capitalized terms used and not defined in this Section 1.02 or on the signature pages hereto shall have the meanings set forth in the CKI Related Assets Pledge and Security Agreement).

Notwithstanding anything to the contrary in this Agreement, the CK Equity Interest Collateral shall be limited to the extent provided in Section 2.2(a) of the CKI Related Assets Pledge and Security Agreement and qualified as provided in Section 2.3 of the CKI Related Assets Pledge and Security Agreement, and such Sections are hereby incorporated by reference.

SECTION 1.03.   Grant by CKI Reaffirming Parties.  Each of Calvin Klein, Inc. and CK Service Corp. (collectively, the “CKI Reaffirming Parties” and each a “CKI Reaffirming Party”) hereby grants to the Collateral Agent, for the benefit of the Secured Parties (and, solely upon a Discharge of Klein Obligations, to the extent provided in Section 7.1 of the CKI Related Assets Pledge and Security Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), a security interest in and continuing lien on all of such CKI Reaffirming Party’s right, title and interest in, to and under all personal property of such CKI Reaffirming Party including, but not limited to the following, in each case whether now or hereafter existing or in which any such CKI Reaffirming Party now has or hereafter acquires an interest and wherever the same may be located (collectively the “CK Collateral” and, together with the CK Equity Interests Collateral, the “Collateral”), as collateral security for, the prompt and complete payment or performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations and, solely upon a Discharge of Klein Obligations, to the extent provided in Section 7.1 of the CKI Related Assets Pledge and Security Agreement, the 2023 Debentures Obligations (all capitalized terms used and not defined in this Section 1.03 shall have the meaning set forth in the CKI Related Assets Pledge and Security Agreement):

(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Documents;

(iv)	General Intangibles;

(v)	Goods (including, without limitation, Inventory and Equipment);

(vi)	Instruments;

(vii)	Insurance;

(viii)	Intellectual Property (including, without limitation, any Material Registered Exclusive Copyright Licenses);

(ix)	Investment Related Property (including, without limitation, Deposit Accounts);

(x)	Letter of Credit Rights;

(xi)	Money;

(xii)	Receivables and Receivable Records;

(xiii)	Commercial Tort Claims now or hereafter described on Schedule 5.2 of the CKI Related Assets Pledge and Security Agreement;

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(xiv)	to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(xv)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, the CK Collateral shall be limited to the extent provided in Section 2.2(b) of the CKI Related Assets Pledge and Security Agreement and qualified as provided in Section 2.3 of the CKI Related Assets Pledge and Security Agreement, and such Sections are hereby incorporated by reference.

SECTION 1.04.  Continuing Obligations. Notwithstanding anything herein to the contrary, (i) each Reaffirming Party shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, or any 2023 Debentures Holder or the Debenture Trustee (as such terms are defined in the CKI Related Assets Pledge and Security Agreement), (ii) each Reaffirming Party shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests (as such terms are defined in the CKI Related Assets Pledge and Security Agreement), to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent, any Secured Party, any 2023 Debentures Holder nor the Debenture Trustee shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent, any Secured Party, any 2023 Debentures Holders nor the Debenture Trustee have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Reaffirming Party from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 1.05. Authorization.  Pursuant to any applicable law, each Reaffirming Party authorizes the Collateral Agent to file financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, without the signature of such Reaffirming Party, in any jurisdiction and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Reaffirming Party shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 1.06.  CK Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the subordination priorities and other provisions of the CK Intercreditor Agreement, dated as of May 6, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “CK Intercreditor Agreement”), among The Bank of New York Mellon Trust Company, N.A., as First Lien Agent and the Collateral Agent, as Second Lien Agent and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the CK Intercreditor Agreement and this Agreement, the terms of the CK Intercreditor Agreement shall govern and control.

SECTION 1.07.  Rights and Remedies with Respect to Trademark Collateral.  The rights and remedies of the Collateral Agent with respect to Collateral that is the subject of a Trademark license agreement shall be subject to Section 9.08(d)(iii) of the Credit Agreement.

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ARTICLE II

Miscellaneous

SECTION 2.01.  Notices.  All notices hereunder shall be given in accordance with Section 10.01 of the Credit Agreement; provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the U.S. Borrower under the Credit Agreement.

SECTION 2.02.  Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.03.  Effectiveness; Counterparts.  This Agreement shall become effective on the date when (i) copies hereof which, when taken together, bear the signatures of each of the Reaffirming Parties set forth on the signature pages hereto and the Collateral Agent shall have been received by the Administrative Agent and (ii) the Credit Agreement has become effective in accordance with its terms.  This Agreement may not be amended nor may any provision hereof be waived except pursuant to the terms of Section 10.05 of the Credit Agreement.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.04.  No Novation.  This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement, discharge or release the parties thereto from their obligations under any Loan Document or release or terminate any security interest granted pursuant to the CKI Related Assets Pledge and Security Agreement or any other Security Document or otherwise in connection with the Credit Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, any security interest granted pursuant to the CKI Related Assets Pledge and Security Agreement or any other Security Document or otherwise in connection with the Original Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by other Loan Documents executed concurrently herewith.  Nothing in this Agreement shall be construed as a release or other discharge of the Borrowers or any other Loan Party under any Loan Document from any of its respective obligations and liabilities under the Original Credit Agreement or the Loan Documents.

SECTION 2.05.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAW OF THE STATE OF NEW YORK.  THE PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

SECTION 2.06.  No Amendments.  No amendments to any Loan Document are intended hereby.

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IN WITNESS WHEREOF, each Reaffirming Party and the Collateral Agent, for the benefit of the Secured Parties (and, solely upon a Discharge of Klein Obligations, to the extent provided in Section 7.1 of the CKI Related Assets Pledge and Security Agreement, the Debenture Trustee on behalf of the 2023 Debentures Holders), have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Reaffirming Parties:
PHILLIPS-VAN HEUSEN CORPORATION,
as U.S. Borrower

By:
Name:
Title:
CALVIN KLEIN, INC.

By:
Name:
Title:

CK SERVICE CORP.

By:
Name:
Title:

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BARCLAYS BANK PLC,
as Collateral Agent

By:           _______________________
Name:
Title:

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